                                                                     EXHIBIT 2


                             FAIR MARKET VALUATION

                        OF FALCON CABLE SYSTEMS COMPANY,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1995





                                 Prepared for:

                          Falcon Cable Investors Group
                            Los Angeles, California

[LOGO] - KANE RE]

April 29, 1996




Falcon Cable Investors Group
10900 Wilshire Boulevard
Los Angeles, CA  90024

ATTN:     Mr. Michael K. Menerey

In accordance with your authorization, Kane Reece Associates, Inc. ("Kane Reece" or the "appraisers") has made an investigation and valuation of the cable television system assets of Falcon Cable Systems Company ("FCSC" or the "Partnership"), the Exchange Systems, as designated by the General Partner pursuant to a preliminary proposal to the independent members of the Partnership's advisory committee (the "Preliminary Proposal"); and the Systems, referred to as the Sale Systems, are those Partnership Systems not designated by the General Partner as Exchange Systems.

This valuation study was conducted to determine the fair market value of 100% of the assets described above as of December 31, 1995. The appraisal was conducted pursuant to Section 3.14 of the FCSC Partnership Agreement as Amended and Restated and pursuant to the Preliminary Proposal. This is the sole purpose of this appraisal.

Fair market value, as used herein, is defined as the price, in cash or equivalent, that a buyer could reasonably be expected to pay and a seller could reasonably be expected to accept, if the property were exposed for sale on the open market for a reasonable period of time, both buyer and seller being in possession of the pertinent facts, and neither being under compulsion to act, as of a certain date.

Our methodology for determining the fair market value of any CATV property incorporates an assessment of the potential revenues and cash flows the property will generate over an appropriate investment term and the likely appreciation in value of the property over that term. We confirm this calculated economic valuation with an analysis of recent sales of comparable properties to the extent available and relevant.

As part of the research required for our study, we were furnished materials on historical and prospective operations. We have also consulted recognized sources of financial and industry information; visited each Region to physically inspect facilities and the service area, and interview management.

Kane Reece and this report comply with the appraisal standards set forth in the Uniform Standards of Professional Appraisal Practice and those promulgated by the American Society of Appraisers.


                 Valuation, Management & Technical Consultants
- -------------------------------------------------------------------------------
    399 Thornall Street o Metro Park, New Jersey 08837-2236 o (908) 494-3700
                o Fax (908) 8798 o email: kanereec@ix.netcom.com

Falcon Cable Investors Group
April 29, 1996
Page Two



Based upon our investigation and valuation as described in the accompanying report and subject to the Limiting and General Service Conditions and the Appraisal Certificate contained in the report that follows, it is Kane Reece's opinion that the fair market values of 100% of FCSC's, the Exchange Systems, and the Sale Systems assets as of December 31, 1995 were:

                 FCSC                                             $     245,290,000
                                                                  =================

                 Exchange Systems                                 $      66,070,000
                                                                  =================

                 Sale Systems                                     $     179,220,000
                                                                  =================

Respectfully submitted,

KANE REECE ASSOCIATES, INC.

                    LIMITING AND GENERAL SERVICE CONDITIONS

1) We were provided certain financial and operating data by management and we have relied on this information without independent analysis or verification by Kane Reece Associates, Inc.

2) Kane Reece Associates, Inc. is not responsible for the impact of economic events occurring after the date of this report and we have no obligation to update this report unless subsequently engaged to do so.

3) We have made no investigation of, and assume no responsibility for, the title to the assets appraised nor for any undisclosed liabilities of the subject company.

4) All statements in this appraisal are based on the best knowledge and belief of Kane Reece Associates, Inc.

5) Neither Kane Reece Associates, Inc. nor any of its employees has any present or contemplated financial interest in the appraised entity, and we certify the compensation received for this study is in no way contingent upon the valuation conclusions.

6) Kane Reece Associates, Inc. is not required to give testimony in court, or be in attendance during any hearings or depositions, with reference to the company being appraised, unless previous arrangements have been made.

7) This appraisal is valid only for the purpose(s) stated herein, and no one may rely on the report for any other purpose(s) and is valid only for the appraisal date or dates specified herein. You may show our report in its entirety to those third parties who need to review the information contained therein. You agree to hold Kane Reece Associates, Inc., harmless from any liability, including attorneys' fees, damages or cost which may result from any improper use or reliance by you or third parties. No reference to our name or our report, in whole or in part, in any document you prepare and/or distribute to third parties may be made without our prior written consent. We will maintain the confidentiality of all conversations, documents provided to us, and the contents of our reports, subject to legal or administrative process or proceedings. These conditions can be modified only by written documents executed by both parties.

KANE REECE ASSOCIATES, INC.

399 Thornall Street
Metro Park, NJ  08837-2236
(908)494-3700

                             FAIR MARKET VALUATION

                        OF FALCON CABLE SYSTEMS COMPANY,

                        A CALIFORNIA LIMITED PARTNERSHIP

                            AS OF DECEMBER 31, 1995

                             FAIR MARKET VALUATION
                        OF FALCON CABLE SYSTEMS COMPANY,
                        A CALIFORNIA LIMITED PARTNERSHIP
                            AS OF DECEMBER 31, 1995
                               TABLE OF CONTENTS

              TRANSMITTAL LETTER
              LIMITING AND GENERAL SERVICE CONDITIONS
        I.    INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       II.    INDUSTRY REVIEW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      III.    DESCRIPTION OF THE REGIONS'
                SERVICE AREAS AND SYSTEMS   . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       IV.    BUSINESS ENTERPRISE VALUATION   . . . . . . . . . . . . . . . . . . . . . . . . . .   67
        V.    VALUATION OF EXCHANGE AND SALE SYSTEMS  . . . . . . . . . . . . . . . . . . . . . .   78
APPRAISAL CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
EXHIBIT A:         Photographs
EXHIBIT B:         Region Operating Statistics
EXHIBIT C:         Region Cash Flow Statements
EXHIBIT D          Region Cash Flow Projection Assumptions
EXHIBIT E          Region Cash Flow Projections
EXHIBIT F          Exchange and Sale System Valuation

QUALIFICATIONS OF THE APPRAISERS
APPENDIX:        Glossary of Cable TV Terms

                             FAIR MARKET VALUATION
                        OF FALCON CABLE SYSTEMS COMPANY,
                        A CALIFORNIA LIMITED PARTNERSHIP
                            AS OF DECEMBER 31, 1995

                             PART I - INTRODUCTION

Falcon Cable Investors Group, the General Partner (the "General Partner") of Falcon Cable Systems Company, a California Limited Partnership ("FCSC" or the "Partnership") manages cable television systems located in seven (7) regional clusters in Oregon and California (the "Regions").

Kane Reece Associates, Inc. ("Kane Reece" or the "appraisers") of Metro Park, New Jersey was selected and retained by the General Partner to determine fair market value of 100% of the assets of FCSC and each Region as of December 31, 1995. Kane Reece was retained pursuant to Section 3.14 of the Partnership Agreement as Amended and Restated. The appraisers were also engaged to appraise the Exchange Systems, as designated by the General Partner pursuant to the preliminary proposal to the independent members of the Partnership's advisory committee (the "Preliminary Proposal"); and the Systems referred to as the Sale Systems, i.e., those FCSC Systems not designated by the General Partner as Exchange Systems. System(s) as used herein refers to cable television operating units, as defined by FCSC, which comprise a Region. These are the sole purposes of this report.

Fair market value, as used herein, is defined as the price, in cash or equivalent, that a buyer could reasonably be expected to pay and a seller could reasonably be expected to accept, if the property were exposed for sale in the open market for a reasonable period of time, both buyer and seller being in possession of the pertinent facts, and neither being under compulsion to act, as of a certain date.

The appraisers visited each Region and several System offices and service areas to interview management, inspect facilities, and to determine the growth potential of the service area. Pursuant to information requests, the appraisers was provided various documents. The appraisers were not denied any material information and all requests were handled in a timely manner. Documents provided included but were not limited to the following:

      . Management prepared financial statements at various time periods including the year ending December 31, 1995.

      . Management prepared operating statistics reports -- homes passed, basic subscribers, pay units, etc. for various dates including December 31, 1995.

      .    1996 operating budgets by Region.

      .    Ten year FCSC financial projections.

      .    Various SEC filings, i.e., 10K and 8K filings.

      .    System channel charts and rate cards for various dates.

The appraiser also relied on demographic data and other service area information provided by CACI and various Chambers of Commerce as well as cable industry trade publications and industry analysts' reports in forming the value conclusions contained herein.

GENERAL APPRAISAL CONSIDERATIONS
The following paragraphs discuss some of the pertinent variables which contribute to or detract from the value of a cable system, and provide commentary on how they are considered in this study.

Remaining Life of the Franchise
The terms under which franchises are issued can vary considerably. The term of the acquired franchise represents franchise life because the continued operation of the existing system will terminate at that point. In order to secure a franchise renewal the operator will be required to negotiate a new franchise. Typical system changes agreed to by the incumbent operator in this negotiation process include, but are not limited to, rebuilding the system, adding local origination facilities, adding more channels, and making rate concessions. There are numerous examples of onerous franchise provisions demanded by cities to grant a new franchise. These types of changes materially alter the economic environment for the cable system. Additionally, there are many examples of cities either denying a new franchise or allowing a second franchise when the incumbent operator resists new franchise provisions.

Homes in the Franchise Area
The number of homes and the future growth of households in the franchise area limit the maximum potential for expansion of revenues for a system. The demographics of the franchise area are also important factors. Other important demographics include household income, median age, and projected growth of the employment base.

Net Plant Age and Channel Capacity
A typical cable television system plant is generally believed to have a 10 to 12 year life. A new system plant is obviously more attractive for investment than one which is facing a very near-term major rebuild. The 10 to 12 year life can be longer or shorter depending on preventive maintenance, several environmental factors, e.g., proximity to salt water, and type and quality of initial construction.

Old-fashioned 12-channel systems, or for that matter 36-channel systems, are obsolete when compared to the new or high capacity systems. The greater the channel capacity, the greater the possibility for offering additional pay services and other revenue enhancing services.

Local Political Considerations
Certain areas have been identified as politically difficult for the cable TV operators. In such cases, the anticipated market value or selling price for a cable system will be less than in areas with a cooperative political environment.

Regulatory Environment
In addition to franchises issued by local governmental units, the industry is regulated under the Cable Acts of 1984 and 1992, the Telecommunication Act of 1934 and the Telecommunication Act of 1996. The 1996 Act, the regulations have yet to codified, will have far reaching affects on the cable TV, communications, and broadcast industries. One of the major elements of the 1996 Act is the removal or lessening of barriers of entry for the provision of telephone and multichannel video services by would be competitors. The Industry Review section includes a discussion of the current regulatory environment.

                             FAIR MARKET VALUATION
                        OF FALCON CABLE SYSTEMS COMPANY,
                        A CALIFORNIA LIMITED PARTNERSHIP
                            AS OF DECEMBER 31, 1995

                           PART II - INDUSTRY REVIEW

The cable television ("CATV") industry is currently facing sweeping regulatory and technological changes which offer, on one hand, the potential for new services and growth opportunities and on the other, significant challenges. It is the purpose of this section to provide the reader with a brief historical backdrop and a discussion of various factors and issues that will impact the CATV industry.

Early History
The first cable television system was developed in Mahanoy, Pennsylvania in 1948 as a re-distributor of off-air television broadcast signals. Technical constraints and limited product confined industry growth to areas of limited or no off-air television reception through the mid- 1970s. By that time, 29% of television homes in the United States had cable television service available to them, and approximately 12% to 15% of television households subscribed. Home Box Office, and other satellite delivered cable exclusive programming, developed in the mid-1970s represented a major breakthrough in technology. The number of cable exclusive programming services grew exponentially through the mid-1980s giving consumers a reason to subscribe to cable other than just better television reception.

Historic Growth and Forecasts
During the late 1970s and the 1980s, the cable television industry was characterized by a period of rapid growth as a number of communities granted franchises, systems were built and wired, and subscribers were added. This growth was spawned by an easing of government regulations, the increased availability of capital, more cable-exclusive programming, and improved technology. Following this period of intensive construction, the industry's attention in the latter half of the 1980s turned to new programming, geographic consolidation ("clustering"), new sources of revenues, such as "pay-per-view", increased competition with broadcasters, the development of more dynamic consumer marketing, and improved customer service.

From 1980 to 1994 the number of cable subscribers more than tripled from 18.1 million in 1980 to 59.7 million in 1994, representing a compound annual growth rate ("CAGR") of 8.9%. During the same time period, pay TV units grew from 9 million to 45 million representing a 12.1% CAGR. Basic cable TV is now in 65% of United States television households and is projected by Kagan1 to rise to nearly 70% by 2000. However, in our opinion, these projections of cable subscriber counts do not fully incorporate the impact of competitive delivery systems, e.g., DBS.

As the industry further matures, basic subscribers will continue to grow both in absolute numbers and in percentage of total television households, but at a rate of growth slower than in the past. While basic cable units grew at a CAGR of 8.9% between 1980 - 1994, they are expected to grow only at a 1.2% rate between 1994 and 2004. Pay unit growth patterns exhibit an even more pronounced slowing. Between 1980 and 1994 pay units grew at a CAGR of 12.1%; however, between 1994 and 2004 the growth rate is expected to decline to 1.9%. The growth in pay services appears to have been dampened due to:

         .       Home video - there are more VCR's than cable subscribers;

         .       Increased competition from additional basic cable networks;

         .       Pay-per-view; and

         . Technological advancements such as video-on-demand and direct broadcast satellite delivery systems.





__________________________________

1The Cable TV Financial Databook 1995, published by Paul Kagan Associates, Inc.

Historical and projected subscriber growth rates and industry revenues are shown in Table 1A.

Regulation
The Cable Communications Policy Act of 1984 (the "1984 Act") had a major impact on the CATV industry, the most significant of which was the deregulation of basic cable rates. Effective December 29, 1986 cable operators were able to raise monthly subscription rates on basic service at their own discretion, rather than being limited to rate approval by local and state authorities. The 1984 Act also eased the franchise renewal process by establishing a specific and consistent process for renewal. This "deregulated" cable world came to an end with the passage of the "Cable Television Consumer Protection Act of 1992" (the "1992 Act").

The Congress authorized the FCC to promulgate and enforce the major elements of the 1992 Act.

Some of the key elements and issues addressed by the 1992 Act were:

         . "Retransmission consent" whereby local TV stations were allowed to negotiate with cable operators for consent, for a fee, to retransmit their signals on cable, or local TV stations could opt for "must carry" which requires cable systems to carry the station for no fee.

         . The "anti-buythrough" provision requires cable operators to install expensive new addressable technology over the next ten years so subscribers would no longer be required to buy "full basic", or the "second tier", before being eligible to buy premium and pay-per-view services.

         . Rates of the lowest tier of local broadcast signals are subject to local regulation of most cable systems (97%) under guidelines developed by the FCC; expanded tiers of service may be subject to rate regulation if subscribers complain to the FCC and cable rates are found to be "unreasonable" on a case-by-case basis by the FCC.

                                    TABLE 1A
                      CABLE TELEVISION INDUSTRY STATISTICS


                        CABLE INDUSTRY GROWTH STATISTICS

                                                    Basic Cable                     Pay Cable Units
                                             ---------------------------   ------------------------------------
                            TV Homes                             % of                        % of
            TV Homes          Passed         Subscribers*       Homes         Units         Homes      % of
Yr End      (Millions)      (Millions)       (Millions)         Passed      (Millions)      Passed     Basic
- ------      ----------      ----------       -----------        ------      ----------      ------     -----
1980             79.9           32.8             18.1             55.0%          9.1          27.9%      50.6%
1981             81.3           41.2             22.5             54.7%         15.5          37.5%      68.6%
1982             82.4**         49.1             27.2             55.5%         20.8          42.4%      76.4%
1983             83.3           55.9             31.4             56.1%         26.4          47.3%      84.2%
1984             84.9           60.5             34.2             56.6%         30.0          49.5%      87.5%
1985             86.5           64.7             36.7             56.6%         30.6          47.3%      83.5%
1986             87.7           69.4             39.7             57.2%         32.1          46.2%      80.8%
1987             89.2           73.1             42.6             58.3%         34.8          47.6%      81.6%
1988             90.9           77.2             45.7             59.2%         38.8          50.3%      85.0%
1989             91.6           82.8             49.3             59.5%         41.1          49.6%      83.3%
1990             91.1           86.0             51.7             60.2%         41.5          48.3%      80.2%
1991             92.1           88.4             53.4             60.4%         39.9          45.1%      74.7%
1992             93.1           89.7             55.2             61.5%         40.7          45.4%      73.7%
1993             94.0           90.6             57.2             63.1%         41.5          45.8%      72.6%
1994             94.9           91.6             59.7             65.2%         45.0          49.1%      75.4%
1995 (Est.)      95.9           92.7             61.7             66.6%         47.2          50.9%      76.5%
1999 (Est.)     100.0           97.0             66.1             68.2%         52.9          54.5%      80.0%
2004 (Est.)     105.4          102.8             67.1             65.3%         54.5          53.0%      81.2%



                  COMPOUND AVERAGE ANNUAL GROWTH RATES (CAGR)


1980-1994        1.2%           7.6%             8.9%                          12.1%
1994-1999        1.1%           1.2%             2.1%                           3.3%
1994-2004        1.1%           1.2%             1.2%                           1.9%



*Prior to 1982, basic subscribers and homes passed reflect quantities in those systems offering pay TV.

**Estimate (conflicting data in published reports).

Sources:   Paul Kagan Associates, Inc., The Cable TV Financial Databook, June
           1995.
           Kane Reece Associates, Inc., Compound Average Annual Growth Rates.

                                    TABLE 1B
                CABLE TELEVISION INDUSTRY STATISTICS (CONTINUED)


                            CABLE INDUSTRY REVENUES
                                  ($ Millions)

                                                    Act              F/C              F/C         1994-1999
Year                                                1994             1995             1999          CAGR
                                                    ----             ----             ----          ----
Basic/Exp. Basic Cable Revenue                  $   15,164       $   16,803       $   21,822         7.6%
Pay/Mini-Pay Pay Cable Revenue                       4,522            4,800            5,357         3.4%
PPV Revenue:
  PPV Movie Revenue                                    269              323              642
  PPV Event Revenue                                    215              260              519
                                                ----------       ----------       ----------
  Subtotal PPV Revenue                                 484              583            1,161        19.1%
Other Video Revenue*:
  Advertising (Net)                                  1,077            1,281            2,169
  Home Shopping                                        127              144              201
  Misc.                                              1,412              585            1,071
                                                ----------       ----------       ----------
  Subtotal Other Video Rev                           2,616            2,010            3,441         5.6%

Digital Revenue**:                                     262              422            5,104        81.1%
                                                ----------       ----------       ----------

Total Video Revenues                            $   23,048       $   24,618       $   36,885         9.9%
                                                ==========       ==========       ==========

Video Revenue/Average Sub                       $    32.86       $    33.80       $    46.71         7.3%
                                                ==========       ==========       ==========

Competitive Access Provider Revenue             $      n/a       $      n/a       $      517          n/a
Cable Telephony Revenue***                      $      n/a       $      n/a       $    2,453          n/a
                                                ----------       ----------       ----------

Total Video & Telephony Rev.                    $   23,048       $   24,619       $   39,855        11.6%
                                                ==========       ==========       ==========

Per Sub                                         $    32,86       $    33.80       $    50.47         9.0%
                                                ==========       ==========       ==========


Sources:     Paul Kagan Associates, Inc., The Cable TV Financial Databook, June
             1995.
             Kane Reece Associates, Inc. Growth Rate Calculations.

*1994 from The Cable TV Financial Databook, June 1995.

**Digital Revenue includes: Near video-on-demand/video-on-demand movie and non-movie, digital video tier, cable to business video, cable delivered video games, and on line high speed access revenues.

***Includes cablephone upgrade payments, cable operator share of cablephone revenues and cable to business telephony revenue.

         . New competition is "encouraged" by the bill from new cable operators, municipalities and alternate video distributors, and cable programmers are required to sell their creative products to competitors at justifiable prices.

         . An anti-trafficing provision prohibits cable operators from selling or transferring ownership in a cable system for at least three years after buying or building the system.

         . Other provisions affect channel positioning, customer service standards, and the number of channels that can be occupied by a programmer owned or backed by a cable operator, and the number of cable subscribers any one cable operator may serve.

Some of the provisions of the 1992 Act are still being reviewed in the courts, legislature or at the FCC. It is clear that the ground rules have changed and industry cash flow has been impacted.

Rate regulation became effective with the FCC initial benchmark on September 1, 1993, followed by revised benchmarks effective as of May 15, 1994. In general, the new regulations call for up to a maximum 17% reduction in basic cable service rates and a cost based approach to the pricing of installation and customer premise equipment such as remote control devices, converters and additional outlets. Estimates of the impact of rate regulation on individual companies have ranged from near-term negative impacts of 5% to 15% on revenue and 1% to 8% on margins.

The first major overhaul of the Telecommunications Act of 1934 was passed by Congress in January 1996. The Telecommunications Act of 1996 (the "1996 Act") passed for several reasons including the following:

         .       Congress was desperate to enact any bill.

         .       Election year friendly/voter indifference.

         .       Regain policy authority from the court.

         .       Something for each industry.

         .       Public Relations Spin:  information highway jobs.

The 1996 Act is made up of seven titles:

                 Title I         Telecommunications Services

                 Title II        Broadcast Services

                 Title III       Cable Services

                 Title IV        Regulation Reform

                 Title V         Broadcast Obscenity and Violence

                 Title VI        Effect on Other Laws

                 Title VII       Miscellaneous Provisions

The 1996 Act is voluminous and complex, and as such, we will only deal with a sample of the more significant aspects of the bill as they relate to cable TV. The 1996 Act leaves in place, with certain modifications, most of the 1992 Act provisions.

         Rate Regulation

         .       Upper tier regulations

                 - Only a local franchising authority can file a complaint with the FCC -- the 1992 Act had provisions for individuals.

                 -        All tier rate regulation ends on March 31, 1999.

                 -        Small company relief broadened and better defined v.
                          1992 Act.

                 Effective Competition

                 - Local exchange carriers ("LEC's") added to test criteria.

                 -        Satisfaction of test criteria deregulates all rates.

                 -        Subscriber notice of rate changes are relaxed.

                 - Customer premise equipment rules essentially same as 1992 Act - sunset when FCC determines true competition exists.

         . Must carry stays in place -- Nielsen DMA's ("designated market area") define broadcast market.

         . Telco's can enter cable TV business in their service area in three (3) ways:

                 1.       As a cable system -- regulated under Title III.

                 2.       As a common carrier -- regulated under Title II only.

                 3. As an "open video system" -- cannot discriminate among programmers, do not require a local franchise but must comply with network non-duplication, syndicated exclusivity.

         .       Telephone and Cable Buyouts

                 - No LEC or affiliate can acquire more than 10% of a cable operator providing cable service within the carriers service area.

                 - No cable operator or an affiliate can acquire more than 10% of a LEC providing telephone service within the cable system's service area.

                 - Developing LEC's and cable operators cannot form joint ventures to offer cable or telephone service.

                 - There are several exceptions to the above prohibitions which generally deal with small systems and markets.

         .       Infrastructure Sharing

                 - Requires telcos to provide information about their switched network to any "qualifying carrier". Potential competitors, including cable, need the information in order to connect their network with the telcos' network.

         .       Direct Broadcast Satellite

                 - Gives the FCC exclusive authority over direct-to-home satellite services ("DTH"), including direct broadcast satellite ("DBS"). The bill also bars local jurisdictions from taxing DTH satellite services but does not affect state taxes.

                 - Bars local communities, including homeowner associations, from writing zoning laws that prohibit DBS dishes.

The 1996 Act impact on the cable industry is mixed. The industry will benefit from telco competitive opportunities and eventual rate deregulations. However, the deregulatory windfall is discounted. Competitors are encouraged, telco takeover or investments restricted, and several 1992 Act regulations remain.

According to Research Weekly (Prudential Securities, December 11, 1995) the cable industry has essentially learned to live with the new regulations. Further, it notes that strategically the most important issues are local telephone entry and revenue growth driven by new technologies and services.

Consolidation
The uncertainty of the impact of regulation, the timing and financing of the "information superhighway" and its associated potential new revenue sources, and the advent of a competitive environment have created a market for cable systems driven by a need for consolidation. This is evident in the unprecedented number of large cable operators who have put their cable systems up for sale in 1995, systems serving over 13 million subscribers, almost 20% of the industry. Once all these proposed deals close, the top 20 U.S. cable multiple system operators ("MSOs") will serve about 87% of an estimated 62.5 million cable customers and the top five MSOs will control 65% of the universe.2

The industry consensus is that consolidation is necessary in order to survive the impacts of convergence, regulation, and competition, and to provide operators with greater access to investment capital and greater leverage with suppliers of equipment and programming.

Cable TV companies are also creating joint ventures with companies outside the cable industry. A good example of industry convergence is the Sprint/Cable Alliance. The major players include Sprint with a 40% equity interest in the venture, TCI with a 30% equity interest and Cox Communications and Comcast Corporation each with a 15% equity interest. The total costs have been estimated at around $8 billion. Each of the players in the alliance will bring something different to the table in an attempt to accomplish what is best described as a national digital wireless communications network based on broadband communications services. Sprint brings long-distance and local exchange authority, as well as a marketable and recognizable name. TCI offers a vast broadband wireline network. Comcast brings a wireline network and cellular service expertise to the venture and will look to develop a Sprint branded wireline service in





__________________________________

2Cable TV Investor, December 18, 1995.

Baltimore and Detroit. Cox Communications will provide their wireline network and a wireless service in the large southern California/Las Vegas market.3

Cable Financing
Regardless of the size of current transactions, the ability to complete a transaction requires the use of creative financing. The traditional financing vehicles, i.e., senior debt and mezzanine financing, have become limited as the investment community tries to analyze the potential impact of new telecommunications legislation, as well as the regulatory environment. New areas of financing include strategic alliances, recently increased junk bond activity; seller paper; major pension fund investors, e.g., CalPERs, and increased liquidity from non-traditional investors, e.g., US West's acquisition of the Bass Atlanta systems.

Industry Trends
Cable TV historically has provided competitively priced entertainment compared with movie theaters and other away-from-home leisure activities. Cable revenues continue to exhibit stability over the business cycle relative to many other discretionary consumer expenditures.

The latter half of the nineties is expected to bring continued growth in both cable television subscriptions and revenues, albeit at a somewhat slower growth rate, reflecting a maturing of the traditional basic cable industry. The industry will focus on new programming and alternative viewing selections, such as staggered starting times on alternative channels for entertainment events, increased pay-per-view options, video on demand, etc. Technology will play a major role in the continued growth and profitability of the industry. The use of fiber optic technology for 750 MHz systems with 500-2,000 households per node is now standard for industry rebuilds in high density areas. This,





__________________________________

3Cablevision Magazine, November 13, 1995, "Sprinting Into Telecommunications".

along with developments in digital television signal compression technologies, will allow cable systems to offer more channels by orders of magnitude at cost effective rates. Additionally, this distribution network architecture should position the cable operator to offer new interactive services in competition with other service providers as the new services approach viability. High speed cable modem services offering extremely rapid access to the internet and other data services, telecommunications, and information services, such as Personal Communications Networks, are expected to offer additional revenue sources.

Programming and Services: The next five to ten years will see additional growth of CATV revenues from other revenue categories (other than basic and pay cable subscription revenue) such as advertising, pay-per-view ("PPV"), home shopping, digital audio, telephony, and potential new technology oriented services such as interactive games and computer related services. In 1994 other revenues (see Table 1B) were approximately $3.4 billion, or 14.6%, of the industry's $23.0 billion in revenues. As depicted in Table 1B, between 1994 and 1999 other revenues are projected to grow to $12.7 billion, representing 31.8% of total industry revenue and a CAGR of approximately 30%. Basic cable subscription revenue is expected to grow at a 7.6% CAGR and pay services revenue increasing by 3.4% CAGR.

As of December 31, 1994, over 65% of United States TV households had basic cable television. In addition to providing broadcast stations, basic cable offers the availability of program alternatives in the form of basic cable networks. Each of the ten largest basic service networks (the top five being:
Cable News Network, ESPN, TBS Superstation, USA Network, and The Discovery Channel) have over 60 million subscribers.4 Other widely distributed basic cable networks include The Learning Channel, Headline News, Lifetime, The Travel Channel, The Family Channel, C-Span, MTV, TNT, Arts &





__________________________________

4Cablevision Magazine, September 18, 1995.

Entertainment, The Weather Channel, WWOR-TV, QVC, The Nashville Network, CNBC, and Comedy Channel.

Pay television services include channels for which an optional additional fee is paid to the CATV operator. According to CableVision Magazine, September 18, 1995, the top five movie oriented pay channels served over 53 million subscribers. The top five movie entertainment services are Home Box Office (19.2 million subscribers), Disney Channel, Showtime, Cinemax, and Encore.5 In addition to these services, regional and local sport networks are sometimes offered as pay services.

New programming services are anticipated as cable industry capacity constraints and regulatory "disincentives" are eased. New sources of competition are expected from the Regional Bell Operating Companies ("RBOCs") and Hollywood. Examples include the formation of Tele-TV in 1994 by Bell Atlantic, Nynex, and Pacific Telesis to develop programming content and distribution networks. Another video programming and interactive services venture will be known as Americast and includes Ameritech, BellSouth, SBC Communications and Disney, which has acquired Capital Cities/ABC.6

According to Veronis, Suhler & Associates Communications Industry Forecast, 1995 the three networks' audience levels, which were declining, have now stabilized, although their share of advertising dollars have continued to decline. In 1995, the three networks' portion of total TV advertising dollars are projected to be about 32.4%, compared with an estimated 44.7% in 1980. Much of this market share loss has come to cable television, which has offered advertisers both growing overall audiences and opportunities to reach niche audiences attracted by specialized programming.





__________________________________

5Cablevision Magazine, September 18, 1995.
6Standard & Poor's Telecommunications Industry Survey, December 7, 1995.

This increase in cable viewership is summarized in the following report in the November 1995 Cable Avails:

         For the first three weeks of the 1995-1996 broadcast season that officially began on September 18, ad-supported cable posted significant gains in primetime viewership, while the four broadcast networks continued to lose audience despite heavy promotion of their fall program lineups. The average number of aggregate households watching primetime basic cable during the launch of the new season increased by more than 3 million -- up 26 percent from the same period last year. Cable's average collective primetime share jumped 26 percent (to 29 from 23) and average rating rose 21 percent (to 17.4 from 14).

         A growing number of viewers, on the other hand, continued to tune out ABC, CBS, NBC and Fox. The debut of their 1995-1996 primetime program schedules was met by an average collective loss of more than 2.7 million households, 6 share points and more than 3 rating points. These shifts in TV viewership seem to confirm that basic cable's audience is growing at the expense of broadcasters.

Cable advertising revenues have begun to play a significant role in the industry's profitability. According to Veronis, Suhler & Associates Communications Industry Forecast, 1995, the audience share for all cable increased from 13.7% in 1984 to 30.1% in 1994. This has attracted the attention of both local and national advertisers. 1994 net national and local spot spending totalled $2.9 billion, a 14% increase over 1993, with 1995 advertising spending projected to be $3.3 billion, an increase of 13% over 1994. 1994 cable advertising represented 8.7% of total TV advertising. Cable advertising is forecasted to grow to $4.9 billion in 1999 which represents 11.0% of total forecasted TV advertising.

Due to the niche nature of cable television programming, cable advertising offers an attractive, cost effective advertising medium to target specific consumer demographics. Additionally, cable advertising interconnects, serving broad metropolitan areas, have developed to facilitate the booking of advertising time at multiple cable systems time by national and regional advertisers.

PPV, and in fact all pay services, have not achieved the levels of penetration and profitability that were anticipated in the mid-1980s. The flourishing home video business is a major factor in the lack of performance in this segment of the cable industry. Additionally, in recent years there were fewer big events, e.g., boxing, to draw viewers. Veronis, Suhler & Associates Communications Industry Forecast, 1995 summarizes the recent performances of and projection for PPV as follows,

         .       A total of $269 million was spent on PPV movies in 1994.

         . Buy rates have been disappointing with only 2.9 movies per household bought by 21.7 million PPV households in 1994. By contrast the average VCR household rented nearly 1 movie per week.

         . Total spending on PPV movies will rise to $1.0 billion in 1999 representing a CAGR of 28.7% from 1994, based on the following assumptions:

                 - Increased channel capacity will increase selection and allow multiplexing.

                 - PPV cable buy rates will increase to 4.3 movies per year and PPV capable homes will increase to 29.0 million homes, 34% over 1994 levels.

                 - PPV price will drop from an average of $4.25 in 1994 to $3.75 in 1999, narrowing the gap with video rentals.

                 - PPV spending from DBS, backyard satellite dish and Telco video dial tone services will increase from virtually nothing presently to $581 million in 1999.

In the future, PPV may become a significant source of revenues as the technology improves and the acquisition of movies and event programming becomes more aggressive, thereby improving their availability on cable relative to theatrical and videocassette releases. A number of the large MSOs as well as both cable and broadcast networks have recently shown significant interest in both acquiring and developing new programming. Examples include cable programmers purchase of the rights to numerous professional sporting events including football, baseball, basketball, hockey, and boxing. In addition, MSO's have purchased sports teams and venues, such as Comcast's purchase of the Philadelphia Flyers and 76ers, and the Spectrum Sports Arena. These purchases will lock-in cable television broadcast rights.

PPV services can be looked at as event oriented and movie oriented. According to Kagan, 1994 PPV gross revenues were $484 million and are estimated to total $583 million in 1995, an increase of 20% from 1994. It is anticipated that events will continue to increase in number and create an increased audience for PPV, i.e., more homes with fully addressable converters, and improved subscriber awareness of events and available movies will greatly accelerate the growth of PPV revenue. Kagan estimates cable PPV gross revenues to be $1.2 billion in 1999, representing a CAGR of 19%.

Another source of incremental revenues has been the growth of home shopping services on cable TV. Paul Kagan Associates reported these services to generate 1994 revenue for CATV operators of $127 million and projects these revenues to grow to $201 million by 1999 (a 9% CAGR). These services can be very profitable for cable system operators who generally receive 5%-10% of gross sales.

Technology Developments
New revenue sources will be dependent upon new delivery systems. Emerging technologies which will influence the new delivery systems are briefly described below.

Interactive Digital Technology
A major factor in the growth in cable video revenues and related service revenues such as telephony will be dependent upon the cable industry's implementation of interactive digital technology into their delivery system. These technical architectural changes include both digital and switched technologies.

Fiber Optics: Optical fiber technology is rapidly being deployed in cable television systems and is projected to grow at an annual rate of 25% in the 1990s. It's use provides several advantages over traditional coaxial copper cable:

         . Cost effective upgrades of channel capacity by replacing "trunk" without the high cost of replacing all cable to each individual home, resulting in the "hybrid" fiber-coaxial system commonly in use today;

         . Improved reliability, by reducing the number of electronics required between the headend and the consumer;

         . The addition of two-way services for consumers or business at cost effective rates.

         . Reduced operating costs due to fewer electronics which need periodic "balancing" or fine-tuning;

         . Improved signal quality, due to fewer electronics and less possibility of static or electrical interference.

HDTV: High Definition Television has been in development for over fifteen years, but has yet to prove itself as a cost-effective consumer option, though the technology has been successfully demonstrated on existing cable systems in the United States and Canada. Basically, the term HDTV represents a variety of technological approaches to improved clarity and quality. Recommendations regarding the technology have been made to the FCC, but the future of HDTV is yet to be determined.

The current broadcast television transmission format was developed based upon engineering and technology available in the late 1940s and early 1950s. The FCC is in the process of "adopting a series of standards for HDTV transmission, designed by the Grand Alliance, a consortium of seven TV and cable equipment vendors."7 The original objective of HDTV was to achieve TV pictures that are more like movie screens than current TV sets. However, the capabilities that digital TV technology offers are beyond that originally contemplated and provide some issues to the television industry as outlined in the above referenced article.





__________________________________

7Cablevision Magazine, November 13, 1995, "The Digital TV Showdown".

         . Broadcasters would like to use the 6 MHz additional channel any way they want. For example, does HDTV programming have to be aired exclusively or could broadcasts, using digital compression, offer multiple programs and if so, do CATV systems have to carry all of them under the "must carry" rules?

         . The computer industry is making a case before the FCC to use progressive scanning versus current interlace scanning. Progressive scanning is more legible for computer applications.

         . Digital channel capacity could be used by broadcasters for new telecommunications services such as paging and personal communications services ("PCS"). The issue before the FCC, and possibly Congress, is whether the award of the additional bandwidth to broadcasters should be paid for, now or in the future in a manner analogous to auctions used for recent PCS licenses.

Video Compression: The purpose of video compression is to achieve more efficient use of expensive bandwidth and power. Currently, each television channel on a cable system occupies 6 MHz of spectrum space which is the same amount of bandwidth as a broadcast television channel. Hence the number of channels that a cable system can deliver to subscribers at any one time is limited by the bandwidth of the system. For example, an operator may currently carry 60-channels in a 450 MHz system, and 76-channels in a 550 MHz system.

The use of video compression permits a greater number of channels to be transmitted in a given bandwidth then an analog signal. Most satellite signals that are delivered to cable headends occupy one satellite transponder or channel each. This transmission is in the analog mode. By digitizing and compressing a television signal it is possible to carry several programs on one satellite transponder. This is exactly the method that direct broadcast satellites use to make more than one hundred channels available to their customers. Similar technologies can be applied to a cable system. For example, a cable operator might dedicate four standard TV channels (24 MHz of bandwidth) to services to be delivered in a compressed mode. The compression technology might accommodate 8 to 12 video signals in this bandwidth. Hence, viewers would have four to eight additional program choices available to them. The application of compression technology should make additional services available to some subscribers without being a burden to those not ordering such services.

Digital Storage and Switching: One of the major elements of an interactive services delivery system will be the amount of digital storage and switching technology installed at or accessible to either a cable headend or a telephone switching office. Interactive services will require capabilities that are new to cable headends and telephone switching centers. Historically, cable headends do not have any significant switching requirements and telephone central offices do not handle television services. Digital technology is beginning to place increased demands on each of these facilities as the role of cable operators and telephone companies change. A major new element that is common to most interactive experiments is a file server, which can store gigabits of information. This information could include movies in a compressed video format, games that could be downloaded simultaneously by several customers of a service, or data bases for use by local subscribers.

The emergence of digital technology threatens to revolutionize home entertainment, education, and business into the next century. Interactive or two-way cable television is likely to become increasingly commonplace as it proves to be increasingly cost efficient in linking schools for special courses like it does in Enfield, Connecticut, connecting hospitals for training and videoconferences as it does at Portland, Oregon, providing municipal fire, police, prison, and utilities with discreet video connections as it does in many communities or providing data transmission for businesses as it does in New York City; Dearborn, Michigan; Kansas City; and elsewhere.

Competition
These technological developments will, dramatically alter the way households, businesses, and schools "connect" with informational, educational, entertainment, telecommunications and transactional services. The cable television industry is well positioned to take advantage of the new competitive marketplace brought about by the 1996 Act. Future competition to cable operators is expected to come from three industries; direct broadcast satellite services, telephone companies, and wireless cable. It appears that all three competitors are adequately financed to compete with cable operators. Briefly, here are some of the strengths and weaknesses of the most frequently mentioned competitive threats to cable television in the years ahead.

DBS: Direct Broadcast Satellite, is a satellite-to-home service by utilizing a "backyard dish" or receiver. Historically, most DBS customers have been in lightly populated rural areas which are not served by cable companies due to cable's self-imposed guidelines for "cost-effective" densities of 20-30 households per mile.

In late June 1994, G. M. Hughes Electronics (DirecTV) and U.S. Satellite Broadcasting ("USSB") began offering a DBS system utilizing high-tech, high cost Ku-Band satellites for multichannel reception. The Hughes and USSB systems is currently available nationally, and had 1.4 million subscribers at the end of the first quarter 1996.

PrimeStar, a direct satellite broadcast system owned by Time Warner, Comcast, TCI, Cox, and GE also began service in June 1994 with 70-channels in the first all digital television signal delivery system. At the end of the first quarter 1996, Primestar served approximately 1.0 million customers. Echo Star has successfully launched its DBS satellite in December 1995 and plans to begin service in early 1996.

Advantages of DBS to consumers are the prospect of satellite signals at competitive monthly prices and additional program services. Disadvantages are requirements for an unimpeded line of sight for the antenna, a high initial cost to subscribers for DirecTV (approximately $500 for a single TV set, $700 for two, plus installation fees of up to

$150), no carriage of local broadcast signals or locally originated programming, and currently the inability to provide practical interactive services. Cable systems in rural, low density areas with limited channel capacity (35 or less) and poor service, or areas without wired cable service are the most vulnerable to DBS competition. Telephone companies and cable operators themselves may also market DBS services as a entree to cable services. In fact, AT&T has made an investment in DirecTV and will begin marketing the service to its 95 million customers.

According to Morgan Stanley's US Investment Research8 "direct-to-home satellites will become the largest competitors to the CATV industry with 12 -
12.5 million subscribers by the end of the decade." The forecast assumes that DBS reception equipment for a single TV set will decline to just under $500 within five years and that PPV movie buy rates will improve due to the growth in video store rental rates.

Wireless: Wireless cable (officially referred to as multichannel multipoint distribution system, "MMDS") provides multichannel television service via a local microwave distribution system and microwave receive equipment at the consumer location. Wireless requires less capital than cable, is easier to construct, and provides service to an area faster than it takes to build a cable system. Disadvantages include line of sight requirements, a lack of interactivity and local content limitations, similar to those stated above for DBS. In addition there are current limitations to a maximum of 33-channels of capacity for an MMDS system. However, digital compression techniques will increase the number of programs delivered.

Support for this technology is offered by recent acquisitions of MMDS providers by Pacific Telesis and Nynex. Bell Atlantic has also formed an alliance with Cellular Vision of New York which provides a similar wireless service but at an even higher frequency.





__________________________________

8Cable Television Metamorphism - The Arrival of DBS and RBOC Competition, September 15, 1995.

Though a true competitive service to cable, the growth of wireless seems limited to an average of 2-3% of the marketplace. This is supported by Veronis, Suhler & Associates Communications Industry Forecast, 1995 which projects wireless cable subscribers increasing from 0.5 million in 1994 to 2.0 million in 1999 representing a 28% CAGR and 2.7% of the total subscription video subscribers.

Telephone Companies: When talking about cable competition, "telephone" usually means RBOCs, GTE, Sprint, MCI, because their lobbying and public campaign for rights to provide video in their service areas has been highly visible. Telephone companies view cable as a great new source of revenue and a way to finance fiber optic cable throughout their areas. The RBOC's have the financial resources, technical expertise and consumer experience to be real competitive threats. However, serious barriers to their entry remain. They have been prohibited from offering video services by the court and the Cable Act of 1984; their drops to households would all need to be replaced and new coax/fiber plant built at a huge cost in order to provide a broadband video service comparable to what cable already has in place; Public Utility Commissions would be unlikely to tolerate any cross-ownership of subsidiaries by a regulated utility for an entry into a new, competitive field dominated by an experienced incumbent; telephone companies have little experience in providing video, much less in a complicated, multi-tiered, menu-driven post 1992 Act era. The 1996 Act creates a competitive marketplace for telephone and cable serves by allowing phone and cable companies to compete in each others businesses while prohibiting combinations of companies serving overlapping areas. This is the so-called "two (2) wire" model. This is a situation that cable is far better situated to take advantage of from both a technological and regulatory standpoint with its broadband network in place. The telephone companies would face heavier costs, and time delays.

Many analysts give the competitive advantage to cable due to:

         . Cable's national broadband fiber/coaxial networks can be expanded for telephone services with an estimated cost of $20 billion while telephone's limited fiber/twisted pair network would require an investment of an estimated $400 billion to enable it to provide high capacity video services;

         . Cable companies are likely to react to market opportunities more quickly, having an opportunistic entrepreneurial history, rather than that of a large, bureaucratic, utility monopoly which has only recently ventured into competitive business;

         . Cable is expected to "out-market" telephone companies, having experienced some competition and several large cable companies having managed cable-telco combined systems in the U.K. for several years; and

         . Cable will probably have an initial window of opportunity in the "open marketplace" of 2-3 years due to the RBOC's focus on first entering the long distance market, as well as normal lapsed time required for telephone companies to work their way through Public Utility Commission ("PUC") and regulatory procedures.

Standard & Poor's Telecommunications Industry Survey, December 7, 1995 provides a synopsis of the issues facing the CATV industry as it prepares to enter the telecommunications market:

         . Cable networks are generally one way and operators must upgrade their networks with appropriate switching capabilities.

         . The cable industry must overcome the reliability of its service.

         . The United Kingdom market provides some insight into the ability of U.K. cable companies to capture as much as 25% of the U.K. Telephony market. However, the telephony market in the U.K. does not provide the same level of reliability as in the U.S.; thus the analogy may not correlate.

Summary
In summary, the cable TV industry is well positioned to participate in the growth of the information highway. It has a broadband cable plant in place, is entrepreneurial in nature, has outstanding companies and management talent to compete with the entrenched telephone and broadcast players in the marketplace. Additional services and corresponding sources of revenue will continue to develop and the consolidation of players in the CATV industry and telecommunications industry, e.g., SBC's proposed purchase of Pacific Telesis and Bell Atlantic's proposed merger with NYNEX, will continue so that economies of scale and sufficient resources, both capital and management, are available.

                             FAIR MARKET VALUATION
                        OF FALCON CABLE SYSTEMS COMPANY,
                        A CALIFORNIA LIMITED PARTNERSHIP
                            AS OF DECEMBER 31, 1995

                     PART III - DESCRIPTION OF THE REGIONS'
                           SERVICE AREAS AND SYSTEMS

Description of Service Areas
FCSC is made up of seven (7) operating Regions as follows:

         1.      Gilroy, California

         2.      Hesperia, California

         3.      San Luis Obispo, California

         4.      Tulare, California

         5.      Central, Oregon

         6.      Dallas, Oregon

         7.      Coos Bay/Florence, Oregon

Figures 1 - 7 are maps showing the location of each Region and certain systems, i.e., systems serving communities that are in the "Maplinx" database, within each Region. Exhibits A and B contain photographs and detailed operating statistics as of the valuation date respectively. Tables 2A through 2G depict various relevant demographic factors, available at the valuation date, for each Region's service areas. The reader should note that the demographic data in the Tables were compiled by postal zip codes. The zip codes served were provided by Falcon management. Also, the place names are associated with zip codes and will not necessarily be the same as the Region's franchise areas. However, Kane Reece's research indicates that the Tables' footprints reasonably match each Region's service area. The Tables contain population and household statistics, beginning with 1990 census data, show CACI projections for 1995 and 2000. Kane Reece computed the various compound annual growth rates ("CAGR"). Median ages are shown for 1990 and 1995. Median household income for 1995 and the

                                   FIGURE 1
                               GILROY REGION
                          FALCON CABLE SYSTEMS COMPANY


Map of Gilroy region showing the location of certain systems in the region.

Gilroy
Gonzales
Soledad
Greenfield
King City

                                  FIGURE 2
                               HESPERIA REGION
                          FALCON CABLE SYSTEMS COMPANY


Map of Hesperia region showing the location of certain systems in the region.

Hesperia
Adelanto
Boron
North Edwards
Mojave
Rosamond

                                    FIGURE 3
                             SAN LUIS OBISPO REGION
                          FALCON CABLE SYSTEMS COMPANY


Map of San Luis Obispo region showing the location of certain systems in the region.

Atascadero
San Luis Obispo
Guadalupe
Los Alamos

                                   FIGURE 4
                                TULARE REGION
                          FALCON CABLE SYSTEMS COMPANY


Map of Tulare region showing the location of certain systems in the region.



Tulare
Porterville
California Hot Springs
Posey

                                    FIGURE 5
                             CENTRAL OREGON REGION
                          FALCON CABLE SYSTEMS COMPANY


Map of Central Oregon region showing the location of certain systems in the region.


Brownsville
Veneta
Drain
Cottage Grove
Oakland
Sutherlin
Cave Junction

                                    FIGURE 6
                                 DALLAS REGION
                          FALCON CABLE SYSTEMS COMPANY


Map of Dallas region showing the location of certain systems in the region.



Nehalem
Tillamook
Dallas
Silverton

                                    FIGURE 7
                          COOS BAY & FLORENCE REGIONS
                          FALCON CABLE SYSTEMS COMPANY



Map of Coos Bay and Florence region showing the location of certain systems in the region.



Florence
Mapleton
Gardiner
Reedsport
Coos Bay
Coquille
Bandon
Myrtle Point
Powers

                                    TABLE 2A
                               GILROY, CA REGION
                                  DEMOGRAPHICS


                                                      Population
                                ------------------------------------------------------
                                                                            CAGR
Zip Code   Location                    1990         1995         2000   90-95   95-00
- --------   --------                 -------      -------      -------   -----   -----
   93908   Salinas                   12,030       12,389       12,369    0.6%   -0.0%
   93925   Chualar                       12           12           12    0.0%    0.0%
   93926   Gonzales                  12,842       11,941       11,858   -1.4%   -0.1%
   93927   Greenfield                 8,728        8,555        8,457   -0.4%   -0.2%
   93930   King City                 11,299       12,372       12,513    1.8%    0.2%
   93940   Monterey                  35,335       33,013       32,390   -1.4%   -0.4%
   93960   Soledad                    9,046        9,464        9,478    0.9%    0.0%
   95004   Aromas                     2,713        2,930        3,086    1.6%    1.0%
   95012   Castroville                7,168        7,088        7,015   -0.2%   -0.2%
   95020   Gilroy                    39,878       42,638       44,921    1.3%    1.0%
   95023   Hollister                 31,212       36,096       40,678    3.0%    2.4%
   95037   Morgan Hill               31,482       34,550       36,846    1.9%    1.3%
   95039   N/A
   95045   San Juan Bautista          3,688        4,093        4,516    2.1%    2.0%
   95046   San Martin                 5,477        5,750        6,005    1.0%    0.9%
   95075   N/A
   99396   N/A
                                    -------      -------      -------
           Total/Avg                210,910      220,891      230,144    0.9%    0.8%
           Wtd. Avg.

                   California    29,760,021   31,754,305   33,660,583    1.3%    1.2%
                United States   248,709,873  263,006,245  277,083,635    1.1%    1.0%

                                                      Households
                                -----------------------------------------------------
                                                                            CAGR          Median Age   Median HH  National   State
Zip Code   Location                    1990         1995         2000   90-95   90-00    1990    1995   Income     Centile  Centile
- --------   --------                 -------      -------      -------   -----   -----   -----   -----  ---------  --------  -------
   93908   Salinas                    3,920        4,025        4,011    0.5%   -0.1%    35.2      36     60,294     97%      93%
   93925   Chualar                        3            3            3    0.0%    0.0%       0       0          0      0%       0%
   93926   Gonzales                   1,578        1,529        1,505   -0.6%   -0.3%    28.7    32.1     28,121     50%      29%
   93927   Greenfield                 2,105        2,053        2,023   -0.5%   -0.3%    24.9    24.3     30,911     60%      39%
   93930   King City                  3,144        3,429        3,459    1.8%    0.2%    26.7    26.7     32,509     65%      44%
   93940   Monterey                  14,071       13,122       12,811   -1.4%   -0.5%    32.3      34     38,025     79%      59%
   93960   Soledad                    2,186        2,269        2,265    0.7%   -0.0%      25    25.6     30,483     59%      38%
   95004   Aromas                       872          938          987    1.5%    1.0%      30    30.3     38,863     81%      62%
   95012   Castroville                1,919        1,888        1,864   -0.3%   -0.3%    26.8    26.9     32,729     66%      45%
   95020   Gilroy                    11,926       12,708       13,373    1.3%    1.0%    29.3    30.4     45,687     89%      77%
   95023   Hollister                  9,636       11,058       12,425    2.8%    2.4%    29.8    30.2     38,900     81%      62%
   95037   Morgan Hill               10,153       11,103       11,827    1.8%    1.3%    32.2    33.2     57,278     96%      91%
   95039   N/A
   95045   San Juan Bautista          1,152        1,273        1,404    2.0%    2.0%      33    33.3     39,234     81%      62%
   95046   San Martin                 1,587        1,658        1,729    0.9%    0.8%    32.7    33.5     56,046     96%      90%
   95075   N/A
   99396   N/A
                                    -------      -------      -------
           Total/Avg                 64,252       67,056       69,686    0.9%    0.8%    27.6    28.3     37,791     71%      57%
           Wtd. Avg.                                                                     30.2    31.1     43,494

                   California    10,381,206   10,995,431   11,624,997    1.2%    1.1%    31.5    32.6     38,099     15 *
                United States    91,947,410   97,069,804  102,201,641    1.1%    1.0%    32.9    34.0     33,610

         *National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2B
                              HESPERIA, CA REGION
                                  DEMOGRAPHICS


                                                  Population
                           ------------------------------------------------------
                                                                        CAGR
Zip Code  Location                1990         1995         2000   90-95    95-00
- --------  --------         -----------  -----------  -----------   -----    -----
   92301  Adelanto               7,479       12,436       16,197   10.7%     5.4%
   92342  Helendale              3,612        4,032        4,417    2.2%     1.8%
   92345  Hesperia              52,078       62,401       70,640    3.7%     2.5%
                           -----------  -----------  -----------
          Total/Avg             63,169       78,869       91,254    4.5%     3.0%
                           ===========  ===========  ===========   =====     ====

               California   29,760,021   31,754,305   33,660,583    1.3%     1.2%
            United States  248,709,873  263,006,245  277,083,635    1.1%     1.0%

                                                 Households
                           ------------------------------------------------------
                                                                        CAGR         Median Age   Median HH   National   State
Zip Code  Location                1990         1995         2000   90-95    95-00   1990    1995   Income     Centile   Centile
- --------  --------         -----------  -----------  -----------   -----    -----   ----    ----  ---------   --------  -------
   92301  Adelanto               2,671        4,406        5,720   10.5%     5.4%   26.7    23.7   $20,708      18%        7%
   92342  Helendale              1,356        1,529        1,683    2.4%     1.9%   36.3    38.6    31,331      62%       41%
   92345  Hesperia              17,046       20,270       22,876    3.5%     2.4%   30.7    31.3    33,205      67%       45%
                           -----------  -----------  -----------
          Total/Avg             21,073       26,205       30,279    4.5%     2.9%   31.2    31.2    28,415      49%       31%
                           ===========  ===========  ===========   =====     ====   ====    ====   =======      ===       ===

               California   10,381,206   10,995,431   11,624,997    1.2%     1.1%   31.5    32.6    38,099      15 *
            United States   91,947,410   97,069,804  102,201,641    1.1%     1.0%   32.9    34.0    33,610


         *National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2C
                           SAN LUIS OBISPO, CA REGION
                                  DEMOGRAPHICS



                                                   Population
                            -------------------------------------------------------
                                                                          CAGR
Zip Code  Location                  1990         1995         2000   90-95    95-00
- --------  --------          ------------  -----------  -----------   -----    -----
   93401  San Luis Obispo         24,451       24,181       24,434   -0.2%     0.2%
   93402  Los Osos                14,648       14,448       14,587   -0.3%     0.2%
   93422  Atascadero              27,722       28,730       29,692    0.7%     0.7%
   93428  Cambria                  5,607        5,915        6,167    1.1%     0.8%
   93434  Guadalupe                6,064        6,598        6,978    1.7%     1.1%
   93440  N/A
   93446  Paso Robles             29,114       31,437       33,140    1.5%     1.1%
   93453  Santa Margarita          1,187        1,242        1,289    0.9%     0.7%
   93465  Templeton                5,793        6,084        6,330    1.0%     0.8%
                            ------------  -----------  -----------
          Total/Avg              114,586      118,635      122,617    0.7%     0.7%
                            ============  ===========  ===========    ====     ====

                California    29,760,021   31,754,305   33,660,583    1.3%     1.2%
             United States   248,709,873  263,006,245  277,083,635    1.1%     1.0%

                                                 Households
                             ------------------------------------------------------
                                                                          CAGR          Median Age   Median HH  National   State
Zip Code  Location                  1990         1995         2000   90-95    95-00    1990    1995    Income    Centile  Centile
- --------  --------           -----------  -----------  -----------   -----    -----    ------------  ---------  --------  -------
   93401  San Luis Obispo         10,380       10,221       10,319   -0.3%     0.2%     29.9   31.9    $28,708     53%      32%
   93402  Los Osos                 5,857        5,741        5,781   -0.4%     0.1%     36.5   38.1     37,980     79%      59%
   93422  Atascadero               9,863       10,175       10,504    0.6%     0.6%       33   34.1     36,945     76%      55%
   93428  Cambria                  2,465        2,584        2,688    0.9%     0.8%     44.4   46.8     37,937     79%      58%
   93434  Guadalupe                1,517        1,639        1,729    1.6%     1.1%     25.4   24.8     24,140     31%      16%
   93440  N/A
   93446  Paso Robles             10,359       11,113       11,689    1.4%     1.0%     31.9   32.3     33,952     69%      47%
   93453  Santa Margarita            451          469          486    0.8%     0.7%     34.9     36     39,617     82%      64%
   93465  Templeton                2,193        2,290        2,377    0.9%     0.7%     36.2   38.1     42,500     86%      70%
                              ----------   ----------  -----------
          Total/Avg               43,085       44,232       45,573    0.5%     0.6%   34.025 35.263     35,222     69%      50%
                              ==========   ==========  ===========    ====     ====   ====== ======     ======     ===      ===

                California    10,381,206   10,995,431   11,624,997    1.2%     1.1%     31.5   32.6     38,099     15 *
             United States    91,947,410   97,069,804  102,201,641    1.1%     1.0%     32.9   34.0     33,610

        *National Rank

Source: The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2D
                               TULARE, CA TULARE
                                  DEMOGRAPHICS


                                                      Population
                                -----------------------------------------------------
                                                                             CAGR
Zip Code  Location                     1990          1995         2000   90-95  95-00
- --------  --------              -----------   -----------  -----------   -----  -----
   93207  California Hot Sprin          149           163          178    1.8%   1.8%
   93208  N/A
   93209  N/A
   93218  N/A
   93219  Earlimart                  11,963        13,426       14,824    2.3%   2.0%
   93221  Exeter                     10,919        12,397       13,744    2.6%   2.1%
   93223  Farmersville                6,432         7,234        7,984    2.4%   2.0%
   93235  Ivanhoe                     3,326         3,592        3,889    1.6%   1.6%
   93244  Lemon Cove                     64            72           80    2.4%   2.1%
   93247  Lindsay                    12,983        13,965       15,085    1.5%   1.6%
   93256  Pixley                      4,768         5,137        5,554    1.5%   1.6%
   93257  Porterville                53,982        60,020       65,936    2.1%   1.9%
   93258  N/A
   93260  Posey                         243           266          290    1.8%   1.7%
   93265  Springville                 3,058         3,351        3,652    1.8%   1.7%
   93267  Strathmore                  4,774         5,228        5,697    1.8%   1.7%
   93270  Terra Bella                 5,066         5,728        6,339    2.5%   2.0%
   93271  Three Rivers                2,166         2,446        2,705    2.5%   2.0%
   93272  Tipton                      2,365         2,725        3,043    2.9%   2.2%
   93286  Woodlake                    8,857        10,320       11,582    3.1%   2.3%
   93291  Visalia                    32,369        36,821       40,922    2.6%   2.1%
   93292  Visalia                    25,275        29,161       32,591    2.9%   2.2%
   93615  Cutler                      4,901         5,448        5,979    2.1%   1.9%
   93646  Orange Cove                 6,374         6,764        7,242    1.2%   1.4%
   93647  Orosi                       7,545         8,138        8,802    1.5%   1.6%
   93666  N/A
                                -----------   -----------  -----------
          Total/Avg                 207,579       232,402      256,118    2.3%   2.0%
                                ===========   ===========  ===========   =====  =====

                    California   29,760,021    31,754,305   33,660,583    1.3%   1.2%
                 United States  248,709,873   263,006,245  277,083,635    1.1%   1.0%

                                                      Households
                                -----------------------------------------------------
                                                                             CAGR         Median Age   Median HH  National   State
Zip Code  Location                     1990          1995         2000   90-95  95-00    1990    1995   Income     Centile  Centile
- --------   --------             -----------   -----------  -----------   -----  -----    ----    ----  ---------  --------  -------
   93207  California Hot Sprin          61             67           72    1.9%   1.4%    38.5    39.5    $28,737     53%      32%
   93208  N/A
   93209  N/A
   93218  N/A
   93219  Earlimart                  2,914          3,246        3,573    2.2%   1.9%    23.6      23     18,077      9%       3%
   93221  Exeter                     3,767          4,255        4,707    2.5%   2.0%    32.4    33.2     25,334     36%      19%
   93223  Farmersville               1,745          1,948        2,144    2.2%   1.9%    25.5    24.2     20,376     17%       7%
   93235  Ivanhoe                      955          1,024        1,105    1.4%   1.5%    28.5    27.3     23,356     28%      14%
   93244  Lemon Cove                    22             25           28    2.6%   2.3%    40.4    40.4     29,167     54%      33%
   93247  Lindsay                    3,981          4,257        4,589    1.3%   1.5%      28    27.5     25,353     36%      20%
   93256  Pixley                     1,451          1,553        1,674    1.4%   1.5%    27.6      26     18,969     12%       4%
   93257  Porterville               17,099         18,889       20,696    2.0%   1.8%    29.7    28.7     25,124     34%      19%
   93258  N/A
   93260  Posey                         92            100          109    1.7%   1.7%    38.8    40.4     28,882     53%      32%
   93265  Springville                1,291          1,408        1,533    1.8%   1.7%    38.7    40.1     28,816     53%      32%
   93267  Strathmore                 1,391          1,512        1,643    1.7%   1.7%    30.1    27.8     23,987     30%      16%
   93270  Terra Bella                1,378          1,551        1,714    2.4%   2.0%    28.3    27.7     25,562     37%      20%
   93271  Three Rivers                 918          1,039        1,151    2.5%   2.1%    37.9    40.5     30,822     60%      39%
   93272  Tipton                       684            784          873    2.8%   2.2%    24.5    23.4     19,749     14%       6%
   93286  Woodlake                   2,534          2,935        3,285    3.0%   2.3%    28.6    28.3     22,232     24%      11%
   93291  Visalia                    9,435         10,803       12,042    2.7%   2.2%    27.5    27.7     26,028     40%      22%
   93292  Visalia                    8,286          9,538       10,652    2.9%   2.2%    29.7    30.5     30,357     59%      38%
   93615  Cutler                     1,033          1,145        1,256    2.1%   1.9%    22.8    23.4     20,207     16%       6%
   93646  Orange Cove                1,547          1,631        1,741    1.1%   1.3%    24.4    24.3     17,675      8%       2%
   93647  Orosi                      1,930          2,069        2,233    1.4%   1.5%    26.4    26.4     21,484     21%       9%
   93666  N/A
                                ----------     ----------  -----------
          Total/Avg                 62,514         69,779       76,820    2.2%   1.9%    30.1    30.0     24,078     32%      18%
                                ==========     ==========  ===========   =====  =====    ====    ====    =======     ===      ===

                   California   10,381,206     10,995,431   11,624,997    1.2%   1.1%    31.5    32.6     38,099     15 *
                United States   91,947,410     97,069,804  102,201,641    1.1%   1.0%    32.9    34.0     33,610



          *National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2E
                               CENTRAL, OR REGION
                                  DEMOGRAPHICS

                                                 Population                                           Households
                           ---------------------------------------------------    -------------------------------------------------
                                                                      CAGR                                                 CAGR
Zip Code  Location                1990         1995         2000  90-95  95-00          1990        1995         2000  90-95  95-00
- --------  --------                ----         ----         ----  -----  -----          ----        ----         ----  -----  -----
   97327  Brownsville            3,249        3,620        3,946   2.2%   1.7%         1,176       1,303        1,419   2.1%   1.7%
   97336  N/A
   97377  Shedd                  1,067        1,184        1,288   2.1%   1.7%           378         417          453   2.0%   1.7%
   97386  Sweet Home            11,182       12,163       13,113   1.7%   1.5%         4,284       4,642        4,998   1.6%   1.5%
   97401  Eugene                29,217       31,255       33,181   1.4%   1.2%         13227      14,115       14,995   1.3%   1.2%
   97408  Eugene                 6,997        7,630        8,181   1.7%   1.4%         2,717       2,952        3,161   1.7%   1.4%
   97413  Blue River             1,090        1,138        1,195   0.9%   1.0%           451         469          491   0.8%   0.9%
   97424  Cottage Grove         15,067       16,080       17,067   1.3%   1.2%         5,670       6,027        6,387   1.2%   1.2%
   97426  Creswell               6,332        6,762        7,177   1.3%   1.2%         2,295       2,440        2,586   1.2%   1.2%
   97431  Dexter                 2,980        3,183        3,379   1.3%   1.2%         1,038       1,104        1,169   1.2%   1.2%
   97435  Drain                  2,337        2,411        2,498   0.6%   0.7%           857         881          911   0.6%   0.7%
   97437  Elmira                 2,424        2,576        2,729   1.2%   1.2%           869         919          971   1.1%   1.1%
   97438  Fall Creek             1,570        1,684        1,792   1.4%   1.3%           563         601          638   1.3%   1.2%
   97452  Lowell                   793          851          905   1.4%   1.2%           274         293          311   1.3%   1.2%
   97454  Marcola                1,442        1,551        1,652   1.5%   1.3%           527         564          600   1.4%   1.2%
   97455  Pleasant Hill          2,218        2,347        2,480   1.1%   1.1%           752         792          836   1.0%   1.1%
   97461  Noti                   1,189        1,268        1,346   1.3%   1.2%           427         453          480   1.2%   1.2%
   97462  Oakland                3,315        3,499        3,666   1.1%   0.9%         1,217       1,281        1,341   1.0%   0.9%
   97463  Oakridge               3,992        4,155        4,356   0.8%   0.9%         1,596       1,654        1,730   0.7%   0.9%
   97477  Springfield           32,447       34,410       36,433   1.2%   1.1%        13,208      13,980       14,797   1.1%   1.1%
   97478  Springfield           27,521       30,088       32,320   1.8%   1.4%         9,905      10,775       11,550   1.7%   1.4%
   97479  Sutherlin              7,304        8,002        8,529   1.8%   1.3%         2,753       3,005        3,198   1.8%   1.3%
   97487  Veneta                 6,004        6,376        6,750   1.2%   1.1%         2,115       2,237        2,365   1.1%   1.1%
   97488  Vida                     909          949          997   0.9%   1.0%           363         377          396   0.8%   1.0%
   97489  Walterville              432          451          474   0.9%   1.0%           174         181          190   0.8%   1.0%
   97492  West Fir                 514          535          561   0.8%   1.0%           195         202          211   0.7%   0.9%
   97499  Yoncalla               2,255        2,407        2,535   1.3%   1.0%           856         910          956   1.2%   1.0%
   97523  Cave Junction          5,500        6,197        6,877   2.4%   2.1%         2,305       2,588        2,867   2.3%   2.1%
   97531  Kerby                     78           88           98   2.4%   2.2%            31          35           39   2.5%   2.2%
   97534  O'Brien                  247          278          309   2.4%   2.1%            93         104          116   2.3%   2.2%
                                   ---          ---          ---                          --         ---          ---
          Total/Avg            179,672      193,138      205,834   1.5%   1.3%        70,316      75,301       80,162   1.4%   1.3%
          Wtd. Avg.             18,381       19,716       20,984   1.4%   1.3%         7,661       8,181        8,695   1.3%   1.2%

                  Oregon     2,842,321    3,141,979    3,427,386   2.0%   1.8%     1,103,313   1,214,202    1,322,298   1.9%   1.7%
           United States   248,709,873  263,006,245  277,083,635   1.1%   1.0%    91,947,410  97,069,804  102,201,641   1.1%   1.0%



                                 Median Age       Median HH     National   State
Zip Code  Location            1990        1995      Income      Centile   Centile
- --------  --------            ----        ----      ------      -------   -------
   97327  Brownsville         35.9        37.4      $36,154        74%      76%
   97336  N/A
   97377  Shedd               33.8        35.1       34,121        69%      68%
   97386  Sweet Home          35.7        36.2       26,041        40%      16%
   97401  Eugene              30.9        32.5       28,157        50%      30%
   97408  Eugene              37.9        39.8       41,570        85%      89%
   97413  Blue River          39.7        42.1       37,959        79%      82%
   97424  Cottage Grove       35.6        36.5       29,765        57%      44%
   97426  Creswell              35        35.3       29,186        54%      38%
   97431  Dexter              35.3        37.2       33,621        68%      66%
   97435  Drain               36.7        37.8       25,892        39%      16%
   97437  Elmira              36.6          39       35,209        71%      72%
   97438  Fall Creek          33.9        36.1       32,616        65%      59%
   97452  Lowell                34        36.1       32,630        65%      59%
   97454  Marcola             37.8        40.4       38,379        80%      83%
   97455  Pleasant Hill         38          40       35,359        72%      73%
   97461  Noti                36.4        38.8       36,155        74%      77%
   97462  Oakland             36.9          38       27,400        47%      23%
   97463  Oakridge            36.3        37.2       25,027        34%      10%
   97477  Springfield           32        32.1       27,250        46%      21%
   97478  Springfield         32.3        33.7       33,116        66%      61%
   97479  Sutherlin           35.5        36.2       25,646        38%      13%
   97487  Veneta              34.1        35.8       29,973        57%      45%
   97488  Vida                39.7        42.1       37,944        79%      82%
   97489  Walterville         39.7        42.3       37,849        78%      81%
   97492  West Fir            36.0        37.2       24,835        33%       9%
   97499  Yoncalla            36.9          38       26,185        41%      18%
   97523  Cave Junction       39.9        41.2       17,977         9%       1%
   97531  Kerby               40.8        41.3       18,215         9%       2%
   97534  O'Brien             39.3        41.0       18,022         9%       2%

          Total/Avg           36.3        37.8       30,423        55%      45%
          Wtd. Avg.           34.0        35.1       29,424

                  Oregon      34.5        35.6       35,077        21 *
           United States      32.9        34.0       33,610

         *National Rank

Source:  The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2F
                               DALLAS, OR REGION
                                  DEMOGRAPHICS

                                                Population                                         Households
                            ---------------------------------------------------  -------------------------------------------------
                                                                       CAGR                                               CAGR
Zip Code   Location                1990         1995         2000  90-95  95-00        1990        1995         2000  90-95  95-00
- --------   --------                ----         ----         ----  -----  -----        ----        ----         ----  -----  -----
    97102  N/A
    97107  Bay City               1,483        1,684        1,858   2.6%   2.0%         639         724          799   2.5%   2.0%
    97110  N/A
    97118  N/A
    97130  N/A
    97131  Nehalem                2,118        2,352        2,568   2.1%   1.8%         981       1,087        1,186   2.1%   1.8%
    97134  N/A
    97136  Rockaway               3,164        3,435        3,712   1.7%   1.6%       1,426       1,537        1,657   1.5%   1.5%
    97141  Tillamook             11,010       12,043       13,052   1.8%   1.6%       4,245       4,638        5,027   1.8%   1.6%
    97143  N/A
    97145  Tolovana Park          1,114        1,168        1,227   1.0%   1.0%         495         516          542   0.8%   1.0%
    97147  N/A
    97338  Dallas                14,525       16,618       18,640   2.7%   2.3%       5,313       6,066        6,803   2.7%   2.3%
    97344  Falls City               879          997        1,114   2.6%   2.2%         326         368          410   2.5%   2.2%
    97351  Independence           5,944        6,680        7,429   2.4%   2.1%       2,007       2,251        2,503   2.3%   2.1%
    97352  Jefferson              5,829        6,456        7,063   2.1%   1.8%       1,994       2,197        2,397   2.0%   1.8%
    97361  Monmouth               8,082        9,061       10,050   2.3%   2.1%       2,794       3,167        3,538   2.5%   2.2%
    97362  Mount Angel            4,747        5,084        5,477   1.4%   1.5%       1,329       1,447        1,570   1.7%   1.6%
    97371  Rickreall                266          309          349   3.0%   2.5%          99         114          129   2.9%   2.5%
    97381  Silverton             10,399       11,657       12,828   2.3%   1.9%       3,749       4,186        4,599   2.2%   1.9%
                                 ------       ------       ------                     -----       -----        -----
           Total/Avg             69,560       77,544       85,367   2.2%   1.9%      25,397      28,298       31,160   2.2%   1.9%
           Wtd. Avg.              8,860        9,981       11,071   2.4%   2.1%       3,215       3,616        4,010   2.4%   2.1%

                   Oregon     2,842,321    3,141,979    3,427,386   2.0%   1.8%   1,103,313   1,214,202    1,322,298   1.9%   1.7%
            United States   248,709,873  263,006,245  277,083,635   1.1%   1.0%  91,947,410  97,069,804  102,201,641   1.1%   1.0%



                             Median Age       Median HH  National    State
Zip Code   Location         1990    1995       Income    Centile    Centile
- --------   --------         ----    ----       ------    -------    -------
    97102  N/A
    97107  Bay City         42.4    43.1       27,097      46%        21%
    97110  N/A
    97118  N/A
    97130  N/A
    97131  Nehalem          50.9    51.6       27,363      47%        23%
    97134  N/A
    97136  Rockaway         49.8    49.6       26,792      44%        20%
    97141  Tillamook        36.7    38.1       29,018      54%        36%
    97143  N/A
    97145  Tolovana Park    40.2    42.2       30,422      59%        46%
    97147  N/A
    97338  Dallas           36.5    36.3       32,269      64%        57%
    97344  Falls City       36.1    37.5       30,350      59%        46%
    97351  Independence     31.1    31.7       29,692      56%        43%
    97352  Jefferson        32.6    34.3       36,152      74%        76%
    97361  Monmouth         24.6    25.2       25,717      38%        15%
    97362  Mount Angel      31.5    31.8       33,479      67%        64%
    97371  Rickreall        36.6    37.6       35,601      72%        74%
    97381  Silverton        34.5    35.7       35,452      72%        74%

           Total/Avg        37.2    38.1       30,723      58%        46%
           Wtd. Avg.        34.9    35.6       30,969

                   Oregon   34.5    35.6       35,077      21 *
            United States   32.9    34.0       33,610

          *National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995

                                    TABLE 2G
                          COOS BAY/FLORENCE, OR REGION
                                  DEMOGRAPHICS

                                                 Population                                          Households
                            ----------------------------------------------------  -------------------------------------------------
                                                                        CAGR                                               CAGR
Zip Code   Location                1990          1995        2000   90-95  95-00        1990        1995         2000  90-95  95-00
- --------   --------                ----          ----        ----   -----  -----        ----        ----         ----  -----  -----
    97411  Bandon                 4,852         5,051       5,255    0.8%   0.8%       2,098       2,175        2,261   0.7%   0.8%
    97420  Coos Bay              24,330        25,146      26,077    0.7%   0.7%       9,929      10,211       10,577   0.6%   0.7%
    97423  Coquille               8,374         8,959       9,436    1.4%   1.0%       3,267       3,483        3,668   1.3%   1.0%
    97439  Florence               9,986        11,007      11,861    2.0%   1.5%       4,321       4,750        5,115   1.9%   1.5%
    97441  Gardiner                  14            14          15    0.0%   1.4%           5           5            5   0.0%   0.0%
    97449  Lakeside                 994         1,097       1,174    2.0%   1.4%         420         462          494   1.9%   1.3%
    97453  Mapleton               1,052         1,088       1,137    0.7%   0.9%         415         427          446   0.6%   0.9%
    97458  Myrtle Point           5,246         5,566       5,844    1.2%   1.0%       1,985       2,098        2,201   1.1%   1.0%
    97459  North Bend            15,269        16,072      16,802    1.0%   0.9%       5,933       6,217        6,494   0.9%   0.9%
    97466  Powers                   953         1,012       1,062    1.2%   1.0%         412         436          457   1.1%   0.9%
    97467  Reedsport              6,723         6,941       7,192    0.6%   0.7%       2,742       2,820        2,918   0.6%   0.7%
    97493  Westlake                 272           283         297    0.8%   1.0%         100         104          109   0.8%   0.9%
                                    ---           ---         ---                        ---         ---          ---
           Total/Avg             78,065        82,236      86,152    1.0%   0.9%      31,627      33,188       34,745   1.0%   0.9%
           Wtd. Avg.             14,017        14,595      15,199    0.8%   0.8%       5,676       5,884        6,125   0.7%   0.8%

                   Oregon     2,842,321     3,141,979   3,427,386    2.0%   1.8%   1,103,313   1,214,202    1,322,298   1.9%   1.7%
            United States   248,709,873   263,006,245 277,083,635    1.1%   1.0%  91,947,410  97,069,804  102,201,641   1.1%   1.0%



                                Median Age       Median HH   National   State
Zip Code   Location          1990        1995     Income     Centile   Centile
- --------   --------          ----        ----     ------     -------   -------
    97411  Bandon            44.0        44.7     $21,899      23%        4%
    97420  Coos Bay          37.1        38.1      25,674      38%       14%
    97423  Coquille            38        38.9      25,480      37%       12%
    97439  Florence          44.9        45.7      25,218      35%       11%
    97441  Gardiner           n/a         n/a         n/a      n/a       n/a
    97449  Lakeside            40          42      29,234      55%       39%
    97453  Mapleton          35.5        37.7      28,075      50%       29%
    97458  Myrtle Point      36.7        37.7      23,997      30%        7%
    97459  North Bend        36.8        38.7      28,907      53%       36%
    97466  Powers            36.6        37.6      24,075      30%        7%
    97467  Reedsport         39.1        40.3      28,423      52%       33%
    97493  Westlake          44.4        47.2      28,168      50%       31%

           Total/Avg         39.4        40.8      26,286      41%       20%
           Wtd. Avg.         38.7        40.0      26,138

                   Oregon    34.5        35.6      35,077      21 *
            United States    32.9        34.0      33,610

          *National Rank

Source:   The Sourcebook of Zip Code Demographics, 1995
corresponding national income centiles are also included. Statistics for California or Oregon and the U.S. are included for comparative purposes.

Area Description
GILROY, CALIFORNIA - Table 2A depicts various relevant demographic statistics for the service area which encompasses several communities lying along Route 101 beginning to the south of San Jose (see Figure 1). Household growth between 1990 and 1995 of 0.9% was below that of the state and the nation. However, the northern portion of the service area which includes Morgan Hill, Hollister, and San Martin has experienced higher household growth rates and is expected to continue to experience growth rates higher than the State and the U.S. The northern portion benefits from being within commuting distance of Silicon Valley while the south depends upon agriculture which is becoming more mechanized, offering fewer jobs. Actual declines in households have occurred in the southern portion. The service area's median household income on a weighted average basis (weighted on households) exceeds California and the U.S. by 14% and 29% respectively. As with household growth, communities in the northern portion of the service area have higher income. The demographics of the northern portion (Salinas northward) are favorable for continued growth of the cable TV business, the southern portion is much less so.

HESPERIA, CALIFORNIA - Table 2B depicts various relevant demographic statistics for the service area which consists of several communities lying 50 to 100 miles north of San Bernardino (see Figure 2). Annual household growth between 1990 and 1995 (4.5%) was almost four times that of the State and slightly more than four times higher than the U.S. The high growth rate is projected to decline somewhat through 2000 (2.8%) but is still almost triple the State and U.S. average. The service area's 1995 median household income is below the State and U.S. averages. According to Regional management, a significant portion (over 20%) of the subscriber base is unemployed.

SAN LUIS OBISPO, CALIFORNIA - Table 2C depicts various relevant demographic statistics for the service area which consists of several communities along the California coast, north of Santa Barbara (see Figure 3). Annual household growth between 1990 and 1995 was slightly less than half (0.5%) that of the State and the U.S. This annual growth rate pattern (0.6%) is expected to continue between 1995 and 2000. The service area's 1995 median household income is slightly below the State (8%) and slightly above the U.S. average (5%).

According to the San Luis Obispo Chamber of Commerce, County unemployment was 5.9% in 1994. The economy of the County is stabilized by virtue of the fact that approximately 21% of the work force are government employees. These include prisons, nuclear power plant, and university employees.

TULARE, CALIFORNIA - Table 2D depicts various relevant demographic statistics for the service area which consists of numerous communities between Fresno and Bakersfield (see Figure 4). Annual household growth between 1990 and 1995 was 2.2% which is approximately 80% higher than that of the State and double the U.S. average. This annual growth rate is expected to moderate somewhat between 1995 and 2000 (1.9%) but it is still about double both State and U.S. projections. The service area's 1995 median household income is significantly below the State average (37%) and U.S. average (28%).

The Region's economic base is largely agricultural with a growing manufacturing base. A number of poor weather years, particularly 1991 have adversely affected the area, reducing employment. In recent years, a number of distribution and manufacturing concerns have relocated or added additional facilities in the area.

CENTRAL REGION, OREGON - Table 2E depicts various demographics for the service area which encompasses a number of communities around Eugene and running well to the south along Interstate 5 (see Figure 5). Household growth rates, both historical and projected, are slightly above the U.S. but below the State. Median age is above the U.S. and about equal to the State's. Median household income us well-below both the State and the U.S. On net the service area is below average.

The area of the Region near Eugene benefits from a thriving economy which has attracted high-tech firms. Hyundai and Sony have located there and will employ approximately 2,200 people in computer chip manufacturing. In fact, this area has been referred to as the Silicon Forrest. The number of high-tech jobs has surpassed the number of jobs in the timber industry.

DALLAS REGION, OREGON - The Dallas Region includes cable systems located around the city of Salem in Polk and Marion Counties and systems located along the coast in Tillamook County, which lies west of Portland (see Figure 6). These two areas within the Region are widely separated geographically and somewhat different demographically. The Region's coastal area is a resort/retirement area. The other portion of the Region is located on both sides of I5, a major interstate which runs north to Portland and south to Eugene. This area is largely suburban to rural.

Table 2F depicts the demographics for the Region. Between 1990 and 1995 households grew at an annual compound rate of 2.4%, higher than the state and U.S. Between 1995 and 2000 the area's growth rate will moderate slightly, while households are projected to grow at a rate higher than the State and more than twice that of the U.S.

Median household income is below that for the State and U.S. and the median age is above that of the State and the U.S. However, if the coastal systems are excluded both income and the median age will approximate that of the state.

COOS BAY/FLORENCE, OREGON - The Region lies along the Oregon coast in Coos, Douglas and Lane counties (see Figure 7). Coos Bay, a port city, is industrial while the other communities in the Region are resort/retirement areas. Table 2G depicts the demographic statistics for the Region. Households have grown at a lower rate then the State and U.S. and are expected to grow at lower rates through 2000. Florence, which is the northern most community in the Region is the fastest growing area in the Region primarily due to an influx of retirees. As can be seen from the Table median age is higher than the State and U.S., while household income in much lower, again reflecting the large population of retirees. Older subscribers tend to subscribe to basic services only and not subscribe to pay TV and other services. Coos Bay is home to a Coast Guard base, commercial fishing, timber, and export operations. Timber is exported primarily to Japan; and Weyerhaeuser and Georgia Pacific both have a plant there. These plants produce plywood, linerboard, and wood chips for paper manufacturers. Multichannel video competition exists especially in Florence where the electric cooperative is selling DirecTV and TCI is selling Primestar from Eugene via an 800 number.

The demographics of this Region are generally less favorable to growing a cable TV business than the average market.

The following paragraphs describe the physical plant, revenue and cash flow generating capacity of the Regions. Tables 3A through 3G delineate the revenue per subscriber from various services on the 1994 and 1995 historical time periods, as well as budgeted 1996. These revenues per subscriber by revenue category have been used in our discounted cash

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY     TABLE 3A     REVENUE ANALYSIS
GILROY REGION, CALIFORNIA                     VALUATION DATE: DECEMBER 31, 1995
- -------------------------------------------------------------------------------

                                     1996 BUDGET       DEC MO 1995 ACTUAL         1995 ACTUAL           1994 ACTUAL
                                 ------------------   -------------------     ------------------    ------------------
                                   ($000)   /EBU/MO    ($000)      /EBU         ($000)   /EBU/MO      ($000)   /EBU/MO
                                 ---------  -------   --------    -------     ---------  -------    ---------  -------
REVENUES:
 Primary / Commercial             $8,272.2   $20.25     $672.4    $20.12       $7,827.0   $19.84     $8,859.4   $23.06
 Expanded Tier                     1,929.2     4.72      152.8      4.57        1,839.2     4.66        961.0     2.50
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------
   Total Reg. Prog.               10,201.5    24.98      825.2     24.69        9,666.2    24.50      9,820.3    25.57
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------

 Radio Services                       44.5     0.11        3.6      0.11           48.1     0.12         51.2     0.13
 Pay Cable                         1,246.8     3.05      103.6      3.10        1,228.4     3.11      1,209.3     3.15
 New Product Tier                    788.2     1.93       58.8      1.76          655.1     1.66        603.7     1.57
 Mini-Pay                             17.6     0.04        1.1      0.03           14.2     0.04         16.0     0.04
 Pay Per View                        169.8     0.42        4.5      0.13          133.7     0.34        173.9     0.45
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------
   Total Unreg. Prog.              2,266.9     5.55      171.7      5.14        2,079.3     5.27      2,054.0     5.35
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------

 Remote Control                        8.4     0.02        0.7      0.02           18.9     0.05         26.8     0.07
 Converter Rental                    193.2     0.47       17.5      0.52          205.6     0.52        230.3     0.60
 Other - VCR                           3.4     0.01        0.3      0.01            3.4     0.01          3.4     0.01
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------
   Total Equipment                   205.0     0.50       18.4      0.55          227.9     0.58        260.5     0.68
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------

Wire Maint. Agreements                49.9     0.12        4.1      0.12           41.1     0.10         24.6     0.06
 Installation                        195.2     0.48       12.3      0.37          191.9     0.49        201.9     0.53
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------
   Total Install / Service           245.1     0.60       16.4      0.49          233.0     0.59        226.5     0.59
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------

 Guide Revenue                         6.2     0.02        0.3      0.01            3.8     0.01          3.3     0.01
 Late Charges                        202.5     0.50       14.7      0.44          194.7     0.49        179.5     0.47
 Home Shopping                       112.2     0.27        6.5      0.19           98.9     0.25        100.5     0.26
 FCC User Fee Pass Thru               16.5     0.04        1.4      0.04           15.4     0.04          0.8     0.00
 Franchise Pass Thru                 323.1     0.79       28.5      0.85          308.8     0.78        310.7     0.81
 Miscellaneous/Rent                  21.16     0.05        1.7      0.05           20.9     0.05         42.3     0.11
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------
    Total Non-Service / Misc.        681.6     1.67       53.1      1.59          642.5     1.63        637.1     1.66
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------

 Advertising                         390.0     0.95       26.1      0.78          296.8     0.75        252.0     0.66
                                 ---------   ------   --------    ------      ---------   ------    ---------   ------

Total Revenues                   $13,990.1   $34.25   $1,110.8    $33.23      $13,145.7   $33.32    $13,250.4   $34.50
                                 =========   ======   ========    ======      =========   ======    =========   ======

% Change From Prior Yr.                6.4%     2.8%                               -0.8%    -3.4%
                                 =========   ======                           =========   ======

Revenue / Pay Unit / Mo.                      $7.81                $7.95                   $7.37                 $6.56
                                             ======               ======                  ======                ======

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY    TABLE 3B     REVENUE ANALYSIS
HESPERIA REGION, CALIFORNIA                  VALUATION DATE:  DECEMBER 31, 1995
- -------------------------------------------------------------------------------

                                            1996 BUDGET        DEC MO 1995 ACTUAL        1995 ACTUAL              1994 ACTUAL
                                       --------------------    -------------------    --------------------    -------------------
                                        ($000S)      EBU/MO    ($000S)      EBU/MO     ($000S)     EBU/MO     ($000S)      EBU/MO
                                        -------      ------    -------      ------     -------     ------     -------      ------
REVENUES:
  Primary / Commercial                 $4,278.6      $18.28     $353.9      $18.33    $4,166.4      $18.42    $4,608.4     $21.60
  Expanded Tier                         1,556.1        6.65      125.7        6.51     1,520.8        6.73       764.6       3.58
                                        -------        ----      -----        ----     -------        ----       -----       ----
     Total Regulated Programming        5,834.7       24.93      479.6       24.84     5,687.2       25.15     5,373.0      25.18
                                        -------       -----      -----       -----     -------       -----     -------      -----

  Radio Services                           37.4        0.16        3.1        0.16        40.9        0.18        51.2       0.24
  Pay Cable                               709.0        3.03       59.7        3.09       710.6        3.14       616.6       2.89
  New Product Tier                        389.6        1.66       30.5        1.58       335.2        1.48       287.1       1.35
  Mini-Pay                                  7.3        0.03        0.5        0.03         5.8        0.03         7.6       0.04
  Pay Per View                            131.1        0.56        3.7        0.19       102.9        0.46       105.5       0.49
                                          -----        ----        ---        ----       -----        ----       -----       ----
     Total Unregulated Programming      1,274.4        5.45       97.5        5.05     1,195.4        5.29     1,068.0       5.00
                                        -------        ----       ----        ----     -------        ----     -------       ----

  Remote Control                           22.6        0.10        4.0        0.21        42.4        0.19        37.3       0.17
  Converter Rental                        363.1        1.55       27.9        1.45       326.2        1.44       323.3       1.52
  Other - VCR                               0.0        0.00        0.1        0.01         0.0        0.00         2.0       0.01
                                            ---        ----        ---        ----         ---        ----         ---       ----
     Total Equipment                      385.7        1.65       32.0        1.66       368.6        1.63       362.6       1.70
                                          -----        ----       ----        ----       -----        ----       -----       ----

  Wire Maintenance Agreements              55.4        0.24        4.5        0.23        52.6        0.23        34.2       0.16
  Installation                            168.8        0.72        9.3        0.48       158.2        0.70       148.7       0.70
                                          -----        ----        ---        ----       -----        ----       -----       ----
     Total Installation / Service         224.2        0.96       13.8        0.71       210.8        0.93       182.9       0.86
                                          -----        ----       ----        ----       -----        ----       -----       ----

  Guide Revenue                             3.4        0.01        0.0        0.00         0.0        0.00         0.0       0.00
  Late Charges                             65.7        0.28        5.8        0.30        63.2        0.28        58.8       0.28
  Home Shopping                            67.4        0.29        5.8        0.30        67.4        0.30        38.5       0.18
  FCC User Fee Pass Thru                    9.2        0.04        0.8        0.04         8.6        0.04         0.4       0.00
  Franchise Pass Thru                      68.5        0.29        5.5        0.28        65.5        0.29        63.2       0.30
  Miscellaneous / Rent                      9.1        0.04        0.9        0.05         9.1        0.04         8.6       0.04
                                            ---        ----        ---        ----         ---        ----         ---       ----
     Total Non-Service / Misc.            223.3        0.95       18.8        0.97       213.8        0.95       169.5       0.79
                                          -----        ----       ----        ----       -----        ----       -----       ----

  Advertising                             239.6        1.02       16.8        0.87       170.8        0.76       164.5       0.77
                                          -----        ----       ----        ----       -----        ----       -----       ----

Total Revenues                         $8,181.9      $34.96     $658.5      $34.11    $7,846.6      $34.70    $7,320.5     $34.31
                                       ========      ======     ======      ======    ========      ======    ========     ======


% Change From Prior Year                   4.27%       0.76%                              7.19%       1.15%
                                           ====        ====                               ====        ====

Revenue / Pay Unit / Month                            $6.99                  $7.19                   $6.86                  $6.29
                                                      =====                  =====                   =====                  =====

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY        TABLE 3C  REVENUE ANALYSIS
SAN LUIS OBISPO REGION, CALIFORNIA            VALUATION DATE: DECEMBER 31, 1995
- -------------------------------------------------------------------------------

                                            1996 BUDGET         DEC MO 1995 ACTUAL         1995 ACTUAL            1994 ACTUAL
                                       --------------------    -------------------    --------------------    -------------------
                                        ($000S)      EBU/MO    ($000S)      EBU/MO     ($000S)      EBU/MO     ($000S)     EBU/MO
                                        -------      ------    -------      ------     -------      ------     -------     ------
REVENUES:
  Primary / Commercial                 $3,235.2      $16.63     $254.5      $15.92    $2,974.1      $15.52    $3,803.4     $19.83
  Expanded Tier                         1,334.1        6.86      102.6        6.42     1,198.2        6.25       676.8       3.53
                                        -------        ----      -----        ----     -------        ----       -----       ----
     Total Regulated Programming        4,569.3       23.48      357.1       22.33     4,172.3       21.78     4,480.2      23.36
                                        -------       -----      -----       -----     -------       -----       -----      -----

  Radio Services                           28.5        0.15        2.4        0.15        30.8        0.16        36.4       0.19
  Pay Cable                               375.4        1.93       32.1        2.01       415.7        2.17       395.1       2.06
  New Product Tier                        201.3        1.03       15.1        0.94       177.4        0.93       192.9       1.01
  Mini-Pay                                  0.0        0.00        0.0        0.00         0.0        0.00         0.0       0.00
  Pay Per View                             69.1        0.36        2.2        0.14        29.8        0.16        36.5       0.19
                                           ----        ----        ---        ----        ----        ----        ----       ----
     Total Unregulated Programming        674.3        3.47       51.8        3.24       653.7        3.41       660.9       3.45
                                          -----        ----       ----        ----       -----        ----       -----       ----

  Remote Control                            8.2        0.04        0.7        0.04        14.6        0.08        22.3       0.12
  Converter Rental                        187.8        0.97       14.3        0.89       215.9        1.13       300.7       1.57
  Other - VCR                               0.7        0.00        0.1        0.01         0.7        0.00         0.8       0.00
                                            ---        ----        ---        ----         ---        ----         ---       ----
     Total Equipment                      196.7        1.01       15.1        0.94       231.2        1.21       323.8       1.69
                                          -----        ----       ----        ----       -----        ----       -----       ----

  Wire Maintenance Agreements              21.8        0.11        1.8        0.11        21.4        0.11        16.0       0.08
  Installation                             45.4        0.23        3.9        0.24        42.9        0.22        53.6       0.28
                                           ----        ----        ---        ----        ----        ----        ----       ----
     Total Installation / Service          67.2        0.35        5.7        0.36        64.3        0.34        69.6       0.36
                                           ----        ----        ---        ----        ----        ----        ----       ----

  Guide Revenue                             3.0        0.02        0.0        0.00         0.1        0.00         0.1       0.00
  Late Charges                             51.4        0.26        3.9        0.24        49.5        0.26        42.1       0.22
  Home Shopping                            54.0        0.28       12.0        0.75        80.8        0.42        41.5       0.22
  FCC User Fee Pass Thru                    7.7        0.04        0.6        0.04         7.3        0.04         0.3       0.00
  Franchise Pass Thru                     256.4        1.32       19.6        1.23       235.4        1.23       251.9       1.31
  Miscellaneous / Rent                      0.0        0.00        0.0        0.00         0.0        0.00         0.0       0.00
                                            ---        ----        ---        ----         ---        ----         ---       ----
     Total Non-Service / Misc.            372.5        1.91       36.1        2.26       373.1        1.95       335.9       1.75
                                          -----        ----       ----        ----       -----        ----       -----       ----

  Advertising                             271.6        1.40       23.8        1.49       233.9        1.22       264.1       1.38
                                          -----        ----       ----        ----       -----        ----       -----       ----

Total Revenues                         $6,151.6      $31.62     $489.6      $30.62    $5,728.5      $29.90    $6,134.5     $31.99
                                       ========      ======     ======      ======    ========      ======    ========     ======


% Change From Prior Year                   7.39%       5.74%                             -6.62%      -6.52%
                                           ====        ====                              =====       =====

Revenue / Pay Unit / Month                            $8.25                  $8.58                   $7.74                  $6.34
                                                      =====                  =====                   =====                  =====

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY    TABLE 3D     REVENUE ANALYSIS
TULARE REGION, CALIFORNIA                    VALUATION DATE:  DECEMBER 31, 1995
- -------------------------------------------------------------------------------

                                            1996 BUDGET         DEC MO 1995 ACTUAL         1995 ACTUAL             1994 ACTUAL
                                       --------------------    -------------------    --------------------    -------------------
                                        ($000S)      EBU/MO    ($000S)      EBU/MO     ($000S)      EBU/MO     ($000S)     EBU/MO
                                        -------      ------    -------      ------     -------      ------     -------     ------
REVENUES:
  Primary / Commercial                 $3,223.6      $16.88     $254.3      $16.35    $3,151.2      $16.67    $3,707.8     $18.84
  Expanded Tier                           975.5        5.11       74.0        4.76       883.2        4.67       451.7       2.29
                                          -----        ----       ----        ----       -----        ----       -----       ----
     Total Regulated Programming        4,199.1       21.99      328.3       21.11     4,034.4       21.34     4,159.5      21.13
                                        -------       -----      -----       -----     -------       -----     -------      -----

  Radio Services                            1.7        0.01        0.1        0.01         1.8        0.01         1.8       0.01
  Pay Cable                               601.8        3.15       48.6        3.12       603.1        3.19       695.0       3.53
  New Product Tier                        503.2        2.63       35.7        2.30       459.5        2.43       552.5       2.81
  Mini-Pay                                  0.0        0.00        0.0        0.00         0.0        0.00         0.0       0.00
  Pay Per View                            123.7        0.65        3.1        0.20        87.7        0.46       126.2       0.64
                                          -----        ----        ---        ----        ----        ----       -----       ----
     Total Unregulated Programming      1,230.4        6.44       87.5        5.63     1,152.1        6.09     1,375.5       6.99
                                        -------        ----       ----        ----     -------        ----     -------       ----

  Remote Control                           25.4        0.13        2.1        0.14        26.4        0.14        27.9       0.14
  Converter Rental                        361.9        1.89       29.2        1.88       368.4        1.95       400.2       2.03
  Other - VCR                               0.9        0.00        0.1        0.01         1.1        0.01         1.3       0.01
                                            ---        ----        ---        ----         ---        ----         ---       ----
     Total Equipment                      388.2        2.03       31.4        2.02       395.9        2.09       429.4       2.18
                                          -----        ----       ----        ----       -----        ----       -----       ----

  Wire Maintenance Agreements              47.7        0.25        3.8        0.24        44.6        0.24        28.2       0.14
  Installation                             73.9        0.39        1.4        0.09        72.3        0.38        67.1       0.34
                                           ----        ----        ---        ----        ----        ----        ----       ----
     Total Installation / Service         121.6        0.64        5.2        0.33       116.9        0.62        95.3       0.48
                                          -----        ----        ---        ----       -----        ----        ----       ----

  Guide Revenue                            91.0        0.48        4.0        0.26        53.0        0.28        70.8       0.36
  Late Charges                            227.2        1.19       18.0        1.16       218.5        1.16       193.1       0.98
  Home Shopping                            26.9        0.14        4.0        0.26        27.9        0.15        26.5       0.13
  FCC User Fee Pass Thru                    7.6        0.04        0.6        0.04         7.2        0.04         0.4       0.00
  Franchise Pass Thru                     254.4        1.33       19.6        1.26       242.3        1.28       254.8       1.29
  Miscellaneous / Rent                      6.6        0.03        0.7        0.05         7.2        0.04         5.5       0.03
                                            ---        ----        ---        ----         ---        ----         ---       ----
     Total Non-Service / Misc.            613.7        3.21       46.9        3.02       556.1        2.94       551.1       2.80
                                          -----        ----       ----        ----       -----        ----       -----       ----

  Advertising                             282.0        1.48       22.0        1.41       250.6        1.33       191.5       0.97
                                          -----        ----       ----        ----       -----        ----       -----       ----

Total Revenues                         $6,835.0      $35.79     $521.3      $33.51    $6,506.0      $34.42    $6,802.3     $34.56
                                       ========      ======     ======      ======    ========      ======    ========     ======


% Change From Prior Year                   5.06%       3.98%                             -4.36%      -0.40%
                                           ====        ====                              =====       =====

Revenue / Pay Unit / Month                            $6.89                  $6.82                   $6.15                  $5.71
                                                      =====                  =====                   =====                  =====

FALCON CABLE SYSTEMS COMPANY                      TABLE 3E
REVENUE ANALYSIS
CENTRAL REGION, OREGON
VALUATION DATE: DECEMBER 31, 1995


                                 1996 BUDGET      DEC MO 1995 ACTUAL       1995 ACTUAL         1994 ACTUAL
                             -----------------    ------------------   -----------------    -----------------
                              ($000)   /EBU/MO     ($000)    /EBU       ($000)   /EBU/MO     ($000)   /EBU/MO
                              ------   -------     ------    ----       ------   -------     ------   -------
REVENUES:
 Primary                     $2,941.4   $16.53      $235.6   $16.14    $2,822.6   $16.13    $3,212.3   $18.64
 Expanded Tier                  830.6     4.67        64.4     4.35       788.3     4.50       454.7     2.64
                                -----     ----        ----     ----       -----     ----       -----     ----
   Total Reg. Prog.           3,772.0    21.20       300.0    20.48     3,610.9    20.63     3,666.9    21.28
                              -------    -----       -----    -----     -------    -----     -------    -----

 Radio Services                   0.9     0.00         0.1     0.00         0.8     0.00         0.9     0.01
 Pay Cable                      467.9     2.63        45.4     3.11       527.6     3.01       485.5     2.82
 New Product Tier               585.0     3.29        40.8     2.80       468.1     2.67       443.7     2.57
 Mini-Pay                         1.2     0.01         0.1     0.00         0.7     0.00         0.6     0.00
 Pay Per View                     0.0     0.00         0.1     0.01        11.9     0.07         9.6     0.06
                                  ---     ----         ---     ----        ----     ----         ---     ----
   Total Unreg. Prog.         1,054.9     5.93        86.4     5.92     1,009.0     5.77       940.3     5.46
                              -------     ----        ----     ----     -------     ----       -----     ----

 Primary Add'l Outlet             0.0     0.00         0.0     0.00         0.0     0.00         2.7     0.02
 Remote Control                   7.9     0.04         1.4     0.09        20.3     0.12        29.8     0.17
 Converter Rental                45.8     0.26         3.3     0.23        83.4     0.48       149.3     0.87
 Other - VCR                      0.8     0.00         0.1     0.00         0.8     0.00         0.5     0.00
                                  ---     ----         ---     ----         ---     ----         ---     ----
   Total Equipment               54.5     0.31         4.7     0.33       104.5     0.60       182.3     1.06
                                 ----     ----         ---     ----       -----     ----       -----     ----

Wire Maint. Agreements           41.3     0.23         3.4     0.23        36.8     0.21        23.0     0.13
Installation                     95.7     0.54         5.4     0.37        90.8     0.52        71.2     0.41
                                 ----     ----         ---     ----        ----     ----        ----     ----
   Total Install/Service        137.0     0.77         8.8     0.60       127.6     0.73        94.2     0.55
                                -----     ----         ---     ----       -----     ----        ----     ----

 Guide Revenue                    2.7     0.01         0.0     0.00         0.1     0.00         0.0     0.00
 Late Charges                    78.6     0.44         6.0     0.41        75.6     0.43        91.4     0.53
 Home Shopping                   43.4     0.24         5.7     0.39        41.3     0.24        24.1     0.14
 FCC User Fee Pass Thru           7.0     0.04         0.6     0.04         6.6     0.04         0.3     0.00
 Franchise Pass Thru             21.4     0.12         1.9     0.13        20.9     0.12        21.6     0.13
 Miscellaneous/Rent               2.6     0.01         0.0     0.00         1.8     0.01         4.1     0.02
                                  ---     ----         ---     ----         ---     ----         ---     ----
    Total Non-Service/Misc.     155.7     0.88        14.2     0.97       146.2     0.84       141.5     0.82
                                -----     ----        ----     ----       -----     ----       -----     ----

 Advertising                      0.0     0.00         0.0     0.00         2.8     0.02         3.8     0.02
                                  ---     ----         ---     ----         ---     ----         ---     ----

Total Revenues               $5,174.1   $29.08      $414.2    28.37    $5,001.0   $28.11    $5,029.0   $29.18
                             ========   ======      ======    =====    ========   ======    ========   ======

% Change From Prior Yr.           3.5%     3.5%                            -0.6%    -3.7%
                                  ====     ====                            =====    =====

Revenue/ Pay Unit/ Mo.                   $6.98                $8.26                $8.06                $7.56
                                         =====                =====                =====                =====

FALCON CABLE SYSTEMS COMPANY                      TABLE 3F
REVENUE ANALYSIS
DALLAS REGION, OREGON
VALUATION DATE: DECEMBER 31, 1995


                                 1996 BUDGET      DEC MO 1995 ACTUAL       1995 ACTUAL          1994 ACTUAL
                             -----------------    ------------------   -----------------    -----------------
                              ($000)   /EBU/MO      ($000)    /EBU      ($000)   /EBU/MO     ($000)   /EBU/MO
                              ------   -------      ------    ----      ------   -------     ------   -------
REVENUES:
 Primary                     $3,622.0   $16.86      $295.8   $16.70    $3,497.9   $16.70    $3,955.0   $20.32
 Expanded Tier                  989.2     4.61        74.2     4.14       920.8     4.40       482.8     2.48
                                -----     ----        ----     ----       -----     ----       -----     ----
   Total Reg. Prog.           4,611.2    21.47       369.9    20.85     4,418.6    21.10     4,437.7    22.80
                              -------    -----       -----    -----     -------    -----     -------    -----

 Radio Services                  24.7     0.12         2.1     0.12        25.8     0.12        29.0     0.15
 Pay Cable                      668.9     3.11        57.5     3.25       654.0     3.12       576.4     2.96
 New Product Tier               441.8     2.06        32.4     1.83       349.0     1.67       314.6     1.62
 Mini-Pay                        12.0     0.06         0.7     0.04         8.9     0.04         9.7     0.05
 Pay Per View                    49.6     0.23         2.0     0.11        43.0     0.21        39.1     0.20
                                 ----     ----         ---     ----        ----     ----        ----     ----
   Total Unreg. Prog.         1,197.0     5.57        94.8     5.35     1,080.7     5.16       968.8     4.98
                              -------     ----        ----     ----     -------     ----       -----     ----

 Primary Add'l Outlet             0.0     0.00         0.1     0.00         0.6     0.00         0.7     0.00
 Remote Control                   5.3     0.02         0.4     0.02         6.5     0.03        10.2     0.05
 Converter Rental                66.5     0.31         5.6     0.32       110.0     0.53       192.1     0.99
 Other - VCR                      1.6     0.01         0.1     0.01         1.5     0.01         1.7     0.01
                                  ---     ----         ---     ----         ---     ----         ---     ----
   Total Equipment               73.4     0.34         6.2     0.35       118.7     0.57       204.7     1.05
                                 ----     ----         ---     ----       -----     ----       -----     ----

Wire Maint. Agreements           39.5     0.18         3.3     0.19        29.9     0.14        21.4     0.11
Installation                     85.4     0.40         2.6     0.15        78.6     0.38        74.8     0.38
                                 ----     ----         ---     ----        ----     ----        ----     ----
   Total Install/Service        124.9     0.58         5.9     0.33       108.5     0.52        96.2     0.49
                                -----     ----         ---     ----       -----     ----        ----     ----

 Guide Revenue                    3.2     0.01         0.0     0.00         0.0     0.00         0.0     0.00
 Late Charges                   116.5     0.54         9.8     0.56       112.1     0.53       103.5     0.53
 Home Shopping                   40.6     0.19         7.1     0.40        35.1     0.17        23.2     0.12
 FCC User Fee Pass Thru           8.3     0.04         0.7     0.04         7.7     0.04         0.2     0.00
 Franchise Pass Thru              0.0     0.00         0.0     0.00         0.0     0.00         0.0     0.00
 Miscellaneous/Rent               2.7     0.01         0.1     0.00         2.6     0.01         2.8     0.01
                                  ---     ----         ---     ----         ---     ----         ---     ----
    Total Non-Service/Misc.     171.3     0.80        17.7     1.00       157.4     0.75       129.7     0.67
                                -----     ----        ----     ----       -----     ----       -----     ----

 Advertising                    227.0     1.06        22.9     1.30       190.2     0.91       168.5     0.87
                                -----     ----        ----     ----       -----     ----       -----     ----

Total Revenues               $6,404.8   $29.82      $517.3   $29.22    $6,074.2   $28.28    $6,005.6   $30.86
                             ========   ======      ======   ======    ========   ======    ========   ======

% Change From Prior Yr.           5.4%     5.4%                             1.1%    -8.4%
                                  ====     ====                             ====    =====

Revenue/ Pay Unit/ Mo.                   $7.73                $8.18                $7.41                $6.65
                                         =====                =====                =====                =====

FALCON CABLE SYSTEMS COMPANY                              TABLE 3G
REVENUE ANALYSIS
COOS BAY/FLORENCE REGION, OREGON
VALUATION DATE: DECEMBER 31, 1995


                               1996 BUDGET      DEC MO 1995 ACTUAL       1995 ACTUAL         1994 ACTUAL
                            -----------------   ------------------    -----------------    -----------------
                             ($000)   /EBU/MO     ($000)    /EBU       ($000)   /EBU/MO     ($000)   /EBU/MO
                             ------   -------     ------    ----       ------   -------     ------   -------
REVENUES:
 Primary                    $5,267.3   $19.01      $423.9   $19.41    $5,044.9   $18.39    $5,313.9   $19.57
 Expanded Tier               1,035.6     3.74        79.8     3.46       961.0     3.50       576.8     2.12
                             -------    -----       -----    -----     -------    -----     -------    -----
   Total Reg. Prog.          6,302.9    22.75       503.8    22.87     6,005.9    21.89     5,890.7    21.69
                             -------    -----       -----    -----     -------    -----     -------    -----

 Radio Services                 11.4     0.04         0.9     0.04        12.3     0.04        13.6     0.05
 Pay Cable                     688.5     2.48        57.3     2.63       688.0     2.51       680.4     2.51
 New Product Tier              761.1     2.75        57.4     2.63       548.5     2.00       477.2     1.76
 Mini-Pay                       15.8     0.06         0.8     0.04        13.2     0.05        15.6     0.06
 Video Games                    24.5     0.09         2.6     0.12         8.3     0.03         0.0     0.00
 Pay Per View                  172.5     0.62        10.9     0.50       140.0     0.51       126.6     0.47
                             -------     ----        ----     ----       -----     ----       -----     ----
   Total Unreg. Prog.        1,673.7     6.04       130.0     5.95     1,410.2     5.14     1,313.3     4.84
                             -------     ----       -----     ----     -------     ----     -------     ----

 Primary Add'l Outlet            0.0     0.00         0.0     0.00         0.0     0.00         3.3     0.01
 Remote Control                 20.4     0.07         1.8     0.08        20.6     0.08        19.5     0.07
 Converter Rental              290.9     1.05        24.7     1.13       275.8     1.01       264.1     0.97
 Other - VCR                     0.0     0.00         0.0     0.00         0.0     0.00         0.0     0.00
                                 ---     ----         ---     ----         ---     ----         ---     ----
   Total Equipment             311.4     1.12        26.5     1.21       296.4     1.08       286.9     1.06
                               -----     ----        ----     ----       -----     ----       -----     ----

Wire Maint. Agreements          78.1     0.28         6.4     0.29        73.8     0.27        46.5     0.17
Installation                   146.7     0.53        10.5     0.48       140.8     0.51       177.9     0.66
                               -----     ----        ----     ----       -----     ----       -----     ----
   Total Install/Service       224.8     0.81        16.9     0.78       214.6     0.78       224.4     0.83
                               -----     ----        ----     ----       -----     ----       -----     ----

 Guide Revenue                   5.3     0.02         0.2     0.01         0.9     0.00         0.6     0.00
 Late Charges                   94.1     0.34         9.6     0.44        90.4     0.33        87.3     0.32
 Home Shopping                  96.7     0.35        12.7     0.58       124.8     0.45        57.4     0.21
 FCC User Fee Pass Thru         10.7     0.04         0.9     0.04        10.2     0.04         0.3     0.00
 Franchise Pass Thru           143.5     0.52        11.7     0.53       134.5     0.49       130.3     0.48
 Video Game Activation           1.8     0.01         0.7     0.03         5.4     0.02         0.0     0.00
 Miscellaneous/Rent             42.7     0.15         3.0     0.14        38.1     0.14        10.5     0.04
                                ----     ----         ---     ----        ----     ----        ----     ----
    Total Non-Service/Misc.    394.8     1.42        38.7     1.77       404.3     1.47       286.4     1.05
                               -----     ----        ----     ----       -----     ----       -----     ----

 Advertising                   330.4     1.19        37.0     1.69       301.4     1.10       352.2     1.30
                               -----     ----        ----     ----       -----     ----       -----     ----

Total Revenues              $9,237.9   $33.34      $752.9   $34.48    $8,632.8   $31.47    $8,354.0   $30.76
                            ========   ======      ======   ======    ========   ======    ========   ======

% Change From Prior Yr.          7.0%     5.9%                             3.3%     2.3%
                                 ====     ====                             ====     ====

Revenue/ Pay Unit/ Mo.                  $7.32                $7.48                $6.75                $7.01
                                        =====                =====                =====                =====

flow analysis methodology to determine each Region's fair market value at December 31, 1995.

System Description
GILROY, CALIFORNIA - The Gilroy Region serves subscribers from four (4) headends, namely: Gilroy, Soledad Peak (Gilroy 2), Greenfield, and King City. The current plant which dates back to the early 1980s is built to 300 MHz with the exception of a small portion of the plant served by the Soledad Peak headend which was rebuilt to 400 MHz in 1989. Certain areas of the plant are not meeting FCC specifications and the Company is installing fiber optics to reduce amplifier cascades to improve picture quality. According to management, a large portion of the plant, serving approximately 75% of subscribers, is scheduled for a complete rebuild in the 1997-2000 time frame. The rebuild corresponds to expiration dates of the key Gilroy franchise.

In addition to the Gilroy office (see Exhibit A) the Region has customer service offices in King City (see Exhibit A) and part time offices in Greenfield and Soledad.

Gilroy's operating statistics as of the valuation date follow;

                                                                                 December 31, 1995
                                                                                 -----------------
         Homes passed                                                                  56,219
         Equivalent Billing Units (EBU's)                                              33,427
         Penetration %                                                                  59.5%
         Pay Units                                                                     13,070
         Pay-to-EBU's %                                                                 39.1%
         Plant Miles:     Aerial                                                          324
                          Underground                                                     341
                                                                                          ---
           Total                                                                          665
                                                                                          ===
         Density (Homes/Miles)                                                           84.6
                                                                                         ====

EBU and pay unit penetrations are well-below industry averages of 66.6% and 76.5% respectively. This is in spite of the areas relatively high median household income and the fact that certain portions of the service area have poor off-air reception. The planned plant rebuild coupled with increased marketing efforts should result in improved subscriber growth and revenues per subscriber particularly from ancillary revenue sources. The Region's average density of 84.6 homes/mile is below the industry average of 105 homes/mile. The higher the density the more efficient the use of capital, thus the higher the return on investment.

Table 3A details the Gilroy's actual revenues for 1994 and the month of December and year 1995; and the budget for 1996. The Table shows the impact of FCC rate regulation and FCSC's efforts to minimize its impact.
Primary/Commercial (Basic) revenue declined 14% on an EBU basis between 1994 and 1995 offset by retiering and increasing the rates for expanded basic service. Total 1995 revenue/EBU declined 3.4% and total revenues remained essentially flat as compared to 1994.

Total 1996 budgeted revenues are expected to increase 6.4% while revenues/EBU are expected to increase 2.8%. The largest year-to-year increases are expected to come from non-regulated services such as pay-per-view and advertising.

Exhibit C1 presents operating cash flow statements for time periods comparable to Table 3A. Cash flow margins after an allocation of corporate expenses were 54.5% of revenues for 1994 and 1995. The 1996 Budget reflect a margin increase to 57.6%. These margins are quite high based upon our experience and discussion with management. Factors which contribute to these high margins are very lean staffing, sometimes at the expense of customer service; low marketing and advertising expenses; and an aggressive in-house labor capitalization policy, i.e., moving labor costs to capital expenditures ("capex") accounts which increased cash flow margins. However, net cash flow, i.e., cash flow minus capex negates the effect of this expense capitalization policy.

HESPERIA, CALIFORNIA - The Hesperia Region serves its subscribers from five headends that offer between 28 and 43 channels. The Hesperia and Adelanto plant was originally built in 1972 and rebuilt in 1988 to 330 MHz. The Boron plant was originally built in 1967 and 60% rebuilt in 1991 with 300 MHz trunk and 270 MHz feeder. North Edwards was built in 1990 at 450 MHz and the Rosamond/Mojave plant was built in the mid- 1970s at 300 MHz. All are addressable except for Boron and Rosamond/Mojave.

According to Falcon management, the Hesperia and Adelanto plant will be rebuilt in the next few years.

Hesperia's operating statistics as of the valuation date follow:

                                                                                 December 31, 1995
                                                                                 -----------------
         Homes passed                                                                  28,280
         EBU's                                                                         19,130
         Penetration %                                                                  68.3%
         Pay Units                                                                      8,366
         Pay-to-EBU's %                                                                 43.3%
         Plant Miles:     Aerial                                                        478.3
                          Underground                                                   199.7
                                                                                        -----
           Total                                                                        678.0
                                                                                        =====
         Density (Homes/Miles)                                                           41.7
                                                                                         ====

EBU penetration of 68.3% is approximately equal to the industry average of 66.6% while pay unit penetration of 43.3% is well-below the industry average of 76.5%. This is in part due to the relatively low median household income of the service area which ranks in the 31 centile in California. In addition, there is a large Hispanic population with a dearth of Spanish language programming, as well as an overall high unemployment rate.

The Regions average density of 41.7 homes/mile is well-below the industry average of 105 homes/mile.

Table 3B details Hesperia's actual revenues for 1994, and the month of December and year 1995, as well as the 1996 budget. The Table shows the impact of FCC rate regulation and FCSC's efforts to minimize its impact. Primary/Commercial (Basic) revenue declined almost 15% on an EBU basis between 1994 and 1995, offset by retiering and rate increase for expanded basic service. Total 1995 revenue/EBU rose by only 1% and total revenue increased by 7% as compared to 1994.

Total budgeted 1996 revenues are expected to increase by only 4%, while revenue/EBU are expected to increase by less than 1%.

Exhibit C2 presents operating cash flow statements for time periods comparable to Table 3B. Cash flow margins after allocated corporate expense (3.7% less than before allocated corporate expenses) were 52.5% in 1994 and 40.0% in 1995. The 1996 budget reflects a margin increase to 52.3%. These margins are on the high end based upon our experience. Factors which contribute to these high margins are very lean staffing, low marketing and administrative expenses, and an aggressive in-house labor capitalization policy. However, net cash flow, i.e., cash flow minus capex, negates the effect of this expense capitalization policy.

SAN LUIS OBISPO, CALIFORNIA - The San Luis Obispo Region serves its subscribers from two separate headends (see Exhibit A) and three AML microwave hub sites that offer between 37 and 95 channels. The plant ranges from 330 MHz to 750 MHz in capacity.

The County portion of San Luis Obispo that is served by Falcon was rebuilt in 1995 to 750 MHz. It is projected that the Atascadero area will be rebuilt in the next few years. Atascadero comprises approximately 204 miles or 50% of the total of 409 plant miles.

San Luis Obispo operating statistics as of the valuation date follows:

                                                                                 December 31, 1995
                                                                                 -----------------
         Homes Passed                                                                  26,138
         EBU's                                                                         15,973
         Penetration %                                                                  61.1%
         Pay Units                                                                      3,733
         Pay-to-EBU's %                                                                 23.4%
         Plant Miles:     Aerial                                                        341.1
                          Underground                                                    67.8
                                                                                       ------
           Total                                                                        408.9
                                                                                        =====
         Density (Homes/Mile)                                                            63.9
                                                                                         ====

This area of California has suffered along with most of the State from a long and severe downtown in the economy, therefore keeping both basic and pay-to-EBU penetration below average.

EBU and pay unit penetration of 61.1% and 23.4% respectively are below industry averages of 66.6% and 76.5% respectively. This is in spite of the areas relatively high median household income and the fact that most of the service area has poor off-air reception. The planned rebuild and the continued rebound in the California economy should result in improved subscriber growth and revenue per subscriber, particularly from pay and ancillary revenue sources. The Region's average density of 63.9 homes/miles is well-below the industry average of 105 homes/mile. The higher the density the more efficient the use of capital, thus the higher the return on investment.

Table 3C details San Luis Obispo's actual revenues for 1994 and the month of December and year 1995, and the budget for 1996. The Table shows the impact of FCC rate regulation and FCSC's efforts to minimize its impact. Primary/Commercial (Basic) revenue declined almost 22% on an EBU basis between 1994 and 1995, partially offset by an retiering and increasing the rates for expanded basic service. Total 1995 revenue/EBU declined 6.5% and total revenues declined 6.6% as compared to 1994.

Total 1996 budgeted revenues are expected to increase 7.4% while revenue/EBU are expected to increase 5.8%. The largest year-to-year increases are expected to come from regulated services.

Exhibit C3 presents operating cash flow statements for time periods comparable to Table 3C. Cash flow margins after allocated corporate expenses (3.7% less than before allocated corporate expenses) were 47.9% in 1994 and 40.8% in 1995. The 1996 budget reflects a margin increase to 44.9% These margins are approximately at levels that other cable systems with these characteristics would exhibit.

TULARE, CALIFORNIA - The Tulare Region serves its subscribers from three headends that offer between 32 and 42 channels. The plant ranges between 300 MHz to 400 MHz. Almost the entire Region is served from the Porterville headend. The Porterville plant was built in 1975 and rebuilt in 1981. Plant bandwidth ranges between 300 MHz and 400 MHz with a fiber overlay at 750 MHz put in place in 1995. The California Hot Springs and Posey/Jack Ranch areas were built in 1963 and upgraded in 1986 to 400 MHz. The Porterville area is the only one with addressable converters. The Region has been scheduled for a rebuild in the next few years.

Tulare's operating statistics as of the valuation date follows:

                                                                                 December 31, 1995
                                                                                 -----------------
         Homes Passed                                                                  41,053
         EBU's                                                                         15,563
         Penetration %                                                                  37.9%
         Pay Units                                                                      7,110
         Pay-to-EBU's %                                                                 45.7%
         Plant Miles:     Aerial                                                        532.8
                          Underground                                                   143.0
                                                                                       ------
           Total                                                                        675.8
                                                                                        =====
         Density (Homes/Mile)                                                            60.7
                                                                                         ====

The Tulare Region has been losing both basic and pay units in recent years due to a poor economy caused mostly by bad weather which has affected the agricultural economy of the areas. An additional factor is a large Hispanic population, and a dearth of Spanish language programming.

This has led to EBU and pay unit penetration of 37.9% and 45.7% respectively, well-below the industry average of 66.6% and 76.5% respectively. The planned rebuild combined with increased marketing and an improved economy should result in improved subscriber growth. The Region's average density of 60.7 homes/mile is well-below the industry average of 105 homes/mile. The higher the density the more efficient the use of capital, thus the higher the return on investment.

Table 3D details Tulare's actual revenues for 1994 and the month of December and year 1995, and the budget for 1996. The Table shows the impact of FCC rate regulation and FCSC's efforts to minimize its impact. Primary/Commercial (Basic) revenue declined 11.5% on an EBU basis between 1994 and 1995, offset by retiering and increasing the rates for expanded basic service. Total 1995 revenue/EBU declined approximately 0.4% and total revenues declined 4.4% as compared to 1994.

Total 1996 budgeted revenues are expected to increase 5.1% while revenues/EBU are expected to increase 4.0%.

Exhibit C4 presents operating cash flow statements for time periods comparable to Table 3D. Cash flow margins after allocated corporate expense were 45.3% and 45.1% in 1994 and 1995 respectively after a reduction of 3.7% from before allocation margins. The 1996 budget reflects a margin of 44.9%, virtually, identical to 1995. These margins are high based upon our experience. Factors which contribute to these high margins are very lean staffing, low marketing and advertising expense and an aggressive in-house labor capitalization policy, which increases cash flow margin. However, net cash flow, i.e., cash flow minus capital expenditures, negates the effect of this expense capitalization policy.

CENTRAL REGION, OREGON - The Central Region serves subscribers from six (6) headends; namely, Bear Mountain which feeds eight (8) areas via AML microwave, Veneta (see Exhibit A), Cottage Grove, Brownsville, Sutherlin and Cave Junction. The plant served by the Bear Mountain headend has a capacity ranging between 300 MHz and 450 MHz. The headend itself was built in 1988 and upgraded in 1992 and 1995. The Veneta area was built in 1980 and upgraded in 1995. The upgrade included the use of fiber to replace coax trunk. Cottage Grove and Cave Junction operate at 450 MHz while Brownsville operates at 300 MHz.

The Sutherlin area has the oldest plant in the Region. Originally built in 1971 it was upgraded from 12 to 21-channels in 1981. The plant suffers from considerable physical, economic and functional obsolesence. Management plans to complete the rebuild of the system in 1998. Given the location of these properties, other than the Sutherlin rebuild, significant capital would not need to be expended for plant replacement. Also, as can be seen in Exhibit B5 the Region has a number of long lived franchises which should serve to lessen the pressure to upgrade the facilities.

Central Region's operating statistics as of the valuation date follows:

                                                                                 December 31, 1995
                                                                                 -----------------
         Homes Passed                                                                  26,355
         EBU's                                                                         14,609
         Penetration %                                                                  55.4%
         Pay Units                                                                      5,505
         Pay-to-EBU's %                                                                 37.7%
         Plant Miles:     Aerial                                                          605
                          Underground                                                      55
                                                                                         ----
           Total                                                                          660
                                                                                          ===
         Density (Homes/Mile)                                                            39.9
                                                                                         ====

EBU and pay unit penetration are well-below industry averages of 66.6% and 76.5% respectively. Density of 39.9 homes/mile is extremely low. The Region is below average with respect to penetrations and density.

Table 3E details Central's actual revenue for 1994 and the month of December and year 1995; and the 1996 budget. The Table shows the impact of FCC rate regulation and FCSC's response to it. Primary (Basic) revenue/EBU and total revenues/EBU declined 13% and near 4% respectively from 1994. FCSC responded by retiering. Total 1996 budgeted revenues/EBU are expected to be below 1994s. Total 1996 revenues are expected to be 2.9% higher than 1994. The appraisers believe advertising could represent an important new revenue source for the Region. Currently, there are no advertising revenues primarily due to technical difficulties associated with inserting spots at the Bear

Mountain headend. We have included the capital in our projections to facilitate for ad insertion and have projected advertising revenues. Pay-per-view represents another opportunity and we have projected revenues beginning in year three of our projections.

Exhibit B5 presents operating cash flow statements for time periods comparable to Table E. Cash flow margins after allocation of corporate expenses were 50.5% and 52.2% for 1995 and 1994 respectively. The capitalization of in-house labor and overhead increased margins by 2.2% and 3.9% in 1995 and 1994 respectively. This reflects a margin of 50.2% and we believe this to be reasonable.

DALLAS REGION, OREGON - The Dallas Region serves subscribers from six (6) headends, namely: Dallas, Brickyard, Netarts, Tillamook (see Exhibit A), Silverton, and Nehalem. The plant with the exception of Dallas (330 MHz), which was built in 1987, is quite old and capacity ranges between 270 MHz and 330 MHz. Wilson River with 175 homes passed offers five off-air channels and while it has an off-air receive site it was not considered a headend. Exhibit B6 depicts various operating statistics.

The plant suffers from functional and economic obsolescence as well as physical depreciation. Management plans to or has begun rebuilds of Brickyard, Nehalem, Netarts, and Tillamook and has added fiber to the Dallas plant during 1995.

Dallas' operating statistics as of the valuation date follows:

                                                                                 December 31, 1995
                                                                                 -----------------
         Homes Passed                                                                  23,770
         EBU's                                                                         17,736
         Penetration %                                                                  74.6%
         Pay Units                                                                      7,139
         Pay-to-EBU's %                                                                 40.3%

         Plant Miles:     Aerial                                                          380
                          Underground                                                      87
                                                                                        -----
           Total                                                                          467
                                                                                          ===
         Density (Homes/Mile)                                                              51
                                                                                           ==

EBU penetration is well-above industry average due in part to the classic nature of the Tillamook County systems, i.e., the coastal systems. The systems surrounding Salem have good to poor receptions of Portland and Eugene TV stations. This is a positive factor for the cable TV business. The pay-to-EBU ratio of 40.3% is well-below the industry.

The Region's average density is less than one-half the industry's. However, the Region has a relatively high growth rate and home growth will likely occur behind existing plant. Therefore over time density should increase.

Table 3F details Dallas' actual revenues for 1994; and the month of December and year 1995; and the 1996 budget. The Table shows the impact of FCC rate regulation and FCSC's response. Basic (Primary) revenue/EBU for 1995 declined nearly 18% and total revenue/EBU declined 8% for 1994. Budgeted 1996 basic revenue/EBU and total revenues/EBU have set to recover to 1994 levels. FCSC mitigated the impact of the regulation somewhat by retiering, raising rates of unregulated programming, and marketing unregulated ancillary services, e.g., advertising.

Exhibit B6 presents operating cash flow statements for time periods comparable to Table 3F. Cash flow margins after the allocation of corporate expenses were 56.6% and 56.4% for 1995 and 1994 respectively. These margins are expected to decline to 52.2% in 1996. The 1994 and 1995 margins are high princially due to FCSC's aggressive capitalization policy. Capitalization of in-house labor and overhead added 7.5% and 5.9% to 1995 and 1994 margins. The appraiser adjusted the margins going forward reflecting a reduced in-house capitalization policy.

COOS BAY/FLORENCE, OREGON - Subscribers are served from seven (7) headends located in Coos Bay, Coquille, Reedsport, Florence, Powers, Bandon and Mapleton. The Region has 576 miles of plant of which about 85% is aerial. Areas served by the Coos Bay headend were rebuilt with fiber- to-feeder architecture to 450 MHz in 1993. Florence was rebuilt to 450 MHz with fiber trunk between 1991 and 1993. Together these two areas make up about 62% of the Region's total plant. Complete rebuilds are projected by management in Powers and Coquille in 1997. A plant upgrade is projected in Coos Bay in 1998.

Coos Bay/Florence operating statistics as of the valuation date follow:

                                                                                 December 31, 1995
                                                                                 -----------------
         Homes Passed                                                                  31,489
         EBU's                                                                         22,898
         Penetration %                                                                  72.7%
         Pay Units                                                                      7,771
         Pay-to-EBU's %                                                                 33.9%
         Plant Miles:     Aerial                                                          482
                          Underground                                                      94
                                                                                        -----
           Total                                                                          576
                                                                                          ===
         Density (Homes/Mile)                                                            54.7
                                                                                         ====

The EBU penetration rate of 72.7% is well-above the industry penetration rate of 66.6%. This reflects the near classic nature of the market. The area can get five channels off-air. There are stations from other cities, e.g., Eugene, which are received via translators. Reception because of the terrain and low power nature of the translators is quite spotty. The pay-to-EBU ratio of 33.9% is well-below the industry's 76.5%.

Plant density is 54.7 home per mile which is about half the national average. The Region has many long dead runs, i.e., plant miles without homes to pass. The low density greatly reduces capital efficiency and increases plant maintenance on a per subscriber basis.

Table 3G details the Regions actual revenues for 1994 and the month of December and year 1995; and the 1996 budget. Primary (basic) revenues/EBU for 1995 declined 6% from 1994 due to rate regulation. This decline was offset by an increase in expanded tier revenues/EBU. Total revenues grew by 3.3% in 1995 as compared to 1994. Management expects 1996 revenues to increase by 7% and revenues/EBU to increase nearly 6%. Thus, the vast majority of the revenue increase is due to rate changes and existing customers buying more services. The largest 1996 revenue increases are expected from the new product tier and pay-per-view revenues.

Exhibit C7 presents operating cash flow statements for the same time periods as Table 3G. Cash flow margins after an allocation of headquarters services were 51.3% and 51.9% for 1995 and 1994 respectively.

                             FAIR MARKET VALUATION
                        OF FALCON CABLE SYSTEMS COMPANY,
                        A CALIFORNIA LIMITED PARTNERSHIP
                            AS OF DECEMBER 31, 1995

                    PART IV - BUSINESS ENTERPRISE VALUATION

The purpose of developing a business enterprise value ("BEV") is to determine the fair market value for a going concern entity. The business enterprise value includes the additional value that all the assets generate together as a going concern. This additional value is estimated from the returns achieved by the operating assets (both tangible and intangible) of FCSC.

There are several possible approaches to value for any cable television system. The three classical approaches to value, based upon cost, market, and income, may all have relevance and validity in the valuation of a cable system. However, approaches that are based on cost would be the least meaningful and most subjective because a major element of value is the intangible assets, such as franchises, licenses, and subscriber relationships which permit a system to operate, and the cost of directly obtaining these assets usually bears little relation to the value of those intangible assets. Consequently, the best approaches to value are those which rely on estimates of future income to be realized from operating the system, and to a lesser extent, on market data from the sales of other systems.

                             THE VALUATION OF FCSC

We have utilized the two most commonly employed methods for valuing a CATV business namely: income approach and market approach. The cost approach was considered, but rejected as inappropriate.

INCOME APPROACH
There are several adaptions, or versions, of the income approach. The method most applicable to valuing properties like the subject is the Discounted Cash Flow Method ("DCF"). In this method, the anticipated future cash flows of the Region are discounted at a rate commensurate with the property's risk characteristics.

The DCF approach is standard investor and appraisal industry practice. The appraiser determined system operating cash flow, defined as income before depreciation, amortization, debt retirement, interest on funds invested in the property, and taxes, in arriving at a value indicator for each Region.

In determining each Region's operating cash flows, the appraiser derived average annual revenue per subscriber, number of homes passed, operating margin, and market penetration as a percent of homes passed. This data, along with historical financial statements and other information obtained from Region management and industry sources, are reflected in our projections as of the valuation date. Exhibit D details the assumptions made and methodology employed in developing the cash flow projections in Exhibit E.

In using the DCF, value results from the sum of two sources: the present value of the annual cash flows of the projection period and the present value of the property's residual value at the end of the projection period. The reliability of this method rests directly with the accuracy of the revenue forecast, the income-expense relationship, and other assumptions required to produce the yearly cash flows.

In any analysis of future cash flows, a critical factor is the selection of the discount rate which will be utilized in the calculation of the present value of these future values. The investment's discount rate, also referred to as a return requirement, is the overall return which an investor expects to achieve on an investment. The development of the discount rate starts with the determination of a weighted average cost of capital.

The weighted average cost of capital is made up of two components: debt and equity.(9) The cost of equity is arrived at by using the widely accepted Capital Asset Pricing Model ("CAPM"). The derivation of the cost of equity and its formula are shown in Table 4 and are consistent with the general form of the CAPM.

The derived equity rate represents the return expected on equity capital by an investor and is consistent with our experience with respect to equity investor expectations in today's CATV marketplace. Briefly, this method begins with the risk free rate of return, generally the rate on U.S. government debt instruments of appropriate duration, and then applies an equity risk premium, a small stock premium, and a unsystematic or company specific premium that an equity investor requires in order to invest. The appraiser considered various factors, such as competition, demographics, geography, clustering, etc. in arriving at FCSC's unsystematic risk of 5%. In addition to these factors, the unsystematic risk must consider the single system as opposed to the portfolio of systems implicit in the CAPM. To determine the total equity return requirement, these components are summed.





__________________________________

(9) Stocks, Bonds, Bills and Inflation 1995 Yearbook, Ibbotson Associates Weighted Average Cost of Capital
________________________________

      r   =    (re x we) + (rd x wd)
               _____________________

                        we + wd

      r   =    weighted average cost of capital
      re  =    expected rate or return on equity
      rd  =    expected rate of return on debt
      we  =    appropriate weight of equity
      wd  =    appropriate weight of debt

Equity Cost of Capital
______________________

      rs  =    rf + (B x rp)
      rs  =    the equity cost of capital
      rf  =    the current riskless rate
      B   =    the beta or market risk of the stock
      rp  =    the arithmetic equity risk (or market) premium
      sp  =    small stock premium is added if appropriate

                                    TABLE 4
                        WEIGHTED AVERAGE COST OF CAPITAL
                          FALCON CABLE SYSTEMS COMPANY
                            AS OF DECEMBER 31, 1995

Cost of Equity
- --------------
         Risk Free Rate
         (10-Year Treasury Securities Composite; December 27, 1995;
           Source: Value Line)                                                                     5.65%
                                                                                                --------
         Equity Risk Premium Intermediate-Term (Entire Market)                   7.40%
         (Ibbotson Associates, 1995)
         Market Beta CATV Stocks                                               x 1.40
                                                                               ------

         Adjusted Equity Risk Premium                                                             10.36%
                                                                                                --------

         Small Stock Premium
         (Ibbotson Associates, 1995)                                                               4.00%
         Unsystematic Risk - Company Specific                                                      5.00%
                                                                                                --------
                         Cost of Equity =                                                         25.01%
                                                                                                ========

Cost of Debt
- ------------
         Kagan High Yield Media Bonds                                                             10.18%
         Less Tax Effect (at 35%)                                                                  3.56%
                                                                                                --------
                                             After Tax Cost of Debt                                6.62%
                                                                                                ========

Weighting

                                      %                       % of Capital                    Weighted Cost
                                    Return                      Structure                      of Capital
                                    ------                      ---------                      ----------
         Equity                       25.01%                       40%                            10.00%
         Debt                          6.62%                       60%                             3.97%
                                                                                                --------
                                             Weighted Average Cost of Capital                     13.97%
                                                                                                ========
                                             Rounded to                                           14.00%
                                                                                                ========

The next step is to determine the cost of debt capital. This rate is principally affected by the credit worthiness of the borrower and the general risk associated with the industry. To estimate the cost of debt as of the valuation date, we looked to the cable television debt market. Paul Kagan, in his Cable TV Investor of December 18, 1995, reported a yield to maturity for high yield cable bonds of 10.18%. Cable TV Investor tracked 47 cable bonds providing a cable high-yield bond average. The appraiser then tax effected this cost of debt, taking into consideration statutory federal tax rates.

The final step is to determine the mixture of debt and equity in the capital structure. The capital structure percentages were derived based upon a review of the industry lending practices as of the valuation date. Senior debt lending limits are typically discussed in terms of cash flow multiples. The debt-to-equity ratio is derived by comparing the debt lending limit multiples to the valuation cash flow multiples. The calculation for the weighted average cost of capital for FCSC is shown in Table 4. The weighted average cost of capital for FCSC was 14% (rounded).

Beyond the projection horizon, the Regions will still have value. This residual value is based upon the theory that the investor would sell the property at the end of the projection period. The present value of this hypothetical sale (residual) is then added to the present value of annual cash flows to arrive at a value indication under this approach. The appraiser selected a residual multiple of 8.0 for all Regions except Gilroy. This 8.0 multiple was derived based on the appraisers opinion that due to increased risk over time, competition, and maturity of markets that the multiples ten years in the future generally should be equal to or lower, but not higher than today's multiple. For Gilroy a multiple of 9.0 was used, reflecting its more attractive long-term growth prospects.

The value indications, under the income approach from Exhibit E, for 100% of the assets for each Region and FCSC as of December 31, 1995 were as follows:

                 Gilroy                                                  $      67,670,000
                 Hesperia                                                       34,740,000
                 San Luis Obispo                                                22,480,000
                 Tulare                                                         25,280,000
                 Central                                                        25,080,000
                 Dallas                                                         25,740,000
                 Coos Bay/Florence                                              41,550,000
                                                                         -----------------
                   Total Income Approach Value Indication                $     242,540,000
                                                                         =================

MARKET APPROACH
Another approach to be considered in the valuation of CATV businesses is known as the market approach or comparable sales approach. The market approach requires the appraiser to collect and analyze recent comparable market transactions and then make value adjustments based on a comparative analysis between the market transactions and the subject property. It is important to use transactions which are on or about the valuation date and which, if possible, straddle that date.

The application of the market approach is most commonly found in the appraisal of real estate. The market for real estate is characterized by frequent sales within a geographic area, reliably known sale prices, and readily discernable attributes of properties sold. This is not the case for sales of cable television businesses. The businesses are comprised of a number of types of tangible and intangible assets, and data on these transactions are available only through the press and trade publications. The quality of this reported data is suspect and quite incomplete. The appraiser's experience in the cable industry has been that the publicly available data is at best an approximation. The buyers and sellers in this market are under no obligation to report the information.

The application of a classic market approach to cable television business would be extremely difficult and unreliable due to the lack of comparative data and the subjectivity of any comparative value adjustments. Due to the unique nature of each cable property, to complete a valid comparative analysis the following variables would needed to be collected and analyzed for each market transaction:

         -       Homes in Franchise Area

         -       Homes Passed by Cable

         -       Subscriber Penetration

         -       Revenues Per Subscriber

         -       Current Cash Flow

         -       Operating Margin

         -       System/Size Configuration

         -       Location

         -       Service Area Demographics

         -       Physical Plant Condition

         -       Required Capital Expenditures

         -       Regulatory Environment

         -       Competition

         -       Specific Buyer and Seller Motivations

         -       Liabilities Assumed

Even if all the necessary information was available, the quantification of value adjustments to reflect differences between market transaction comparative indicators and the subject property's comparative indicators would be extremely difficult. As such, the classic market approach was not given a great deal of weight in arriving at a value conclusion for each Region.

Industry practice is to describe market transactions for cable systems in terms of subscriber (Price/Number of Subscribers) and cash flow multiples (Price/Cash
Flow). The appraiser reviewed the cable television transaction market, as reported in Cable TV Investor (Paul Kagan Associates) and selected the transactions, between 10,000 and 50,000 subscribers, announced between August 31, 1995 and January 31, 1996 (Table 5). The weighted average multiples and standard deviations are as follows:

                                    TABLE 5
                          FALCON CABLE SYSTEMS COMPANY
                         MARKET APPROACH VALUATION DATA
           1995 ANNOUNCED/PROPOSED CABLE SYSTEM SALES (10K-50K SUBS)
                          ANNOUNCED 8/31/95 - 1/31/96

                                                                        PRICE    BASIC    HOMES     %               CASH       PROJ
LOCATION               STATE   SELLER              BUYER                ($MIL)   SUBS     PASSED   PEN.    VPS      FLOW       CFx
- --------               -----   ------              -----                ------   ----     ------   ----    ---      ----       ---
                                                                                 (000s)   (000s)                    ($000s)
REEDLEY                CA      CONSOLIDATED        CONTINENTAL          $15.2    12.2     37.0     33.0%   $1,252   $1,809.5    8.4
FT. COLLINS            CO      JOURNAL WORLD       TCI                   59.6    30.0     42.3     71.0%    1,986    5,843.1   10.2
MS BASED SYS           AZ      TIME WARNER         POST-NEWSWEEK         70.0    41.0     51.3     80.0%    1,707    6,862.7   10.2
TEXARKANA              AR/TX   COX                 POST-NEWSWEEK         50.0    24.0     34.3     70.0%    2,083    4,065.0   12.3
ATLANTA                GA      PREMIERE CABLE      CHARTER               36.0    18.0     25.7     70.0%    2,000    3,750.0    9.6
CA, IL BASED SYS               POST-NEWSWEEK       TCI                   89.0    39.4     61.6     64.0%    2,258    8,396.2   10.6
NC, SC BASED SYS               TCA (STAR)          TW-AN                 59.1    29.0     38.2     76.0%    2,038    5,851.5   10.1
ALEXANDRIA/PINEVILLE   LA      TW-AN               TCA                   61.0    29.0     38.2     76.0%    2,103    5,809.5   10.5
NC, SC-BASED SYSTEMS           STAR CABLE          TCA CABLE             59.1    29.0     38.2     76.0%    2,038    5,851.5   10.1
RI, EAST PROVIDENCE            SUSQUEHANA          COX                   36.4    15.5     23.5     66.0%    2,346    3,956.5    9.2
TN, KNOXVILLE                  MID TENN. CATV      E.W. SCRIPPS          62.5    34.0     42.5     80.0%    1,838    6,944.4    9.0
TX, OK                         MISSION CABLE       CLASSIC CABLE         57.5    42.6     63.6     67.0%    1,351    7,666.7    7.5
TX, AR, NM, CO                 UNITED VIDEO        CLASSIC CABLE         37.4    22.4     35.0     64.0%    1,672    4,250.0    8.8
SC-BASED SYS.                  PREMIERE            CHARTER COMM.         36.0    21.3     38.0     56.0%    1,690    3,956.0    9.1
TRONA/RDGCRST/KERN             BENCHMARK CVISION   MEDIACOM, LLC         20.8    11.0     17.5     62.9%    1,891    2,773.3    7.5
IA, IL, KS, MO, NE             DOUGLAS COMM.       ANDERSON PAC. GRP.    17.1    16.0     28.9     55.4%    1,067    2,111.1    8.1
                                                                         ----    ----     ----     -----    -----    -------    ---
                               TOTALS / SIMPLE AVERAGES                $766.7   414.4    615.5     66.7%   $1,833    $79,897    9.5
                                                                       ------   -----    -----     -----   ------    -------    ---
                               WEIGHTED AVERAGES                                                   67.3%   $1,850               9.6
                                                                                                   -----   ------               ---
                               STANDARD DEVIATION                                                            $359               1.3
                                                                                                             ----               ---
                               SIMPLE AVERAGE RANGE WITHIN 1 STANDARD DEVIATION - HIGH                     $2,192              10.7
                                                                                                           ------              ----
                               SIMPLE AVERAGE RANGE WITHIN 1 STANDARD DEVIATION - LOW                      $1,473               8.2
                                                                                                           ------               ---

                                                                                      Std. Dev.
                                                                                      ---------
                 Price/Subscriber                                  $1,850               $359
                                                                   ======               ====
                 Price/Cash Flow                                      9.6                1.3
                                                                      ===                ===

The standard deviations for the subscriber and cash flow multiples indicate that the multiples can vary between 19% and 14% respectively, above and below the mean. The subscriber multiple has greater variation and hence is less useful as a value indicator than the cash flow multiple. The weighted average multiples yield the following value indicators.

                                                 San Luis                                          Coos Bay/
Multiple       Base      Gilroy      Hesperia     Obispo      Tulare       Central      Dallas      Florence
- --------       ----      ------      --------     ------      ------       -------      ------      --------
                                                                     ($000s)
Price/EBU        $1,850/EBU
12/31/95 EBU's           33,941      19,310        15,973     15,563       14,609      17,736         22,898
                       --------    --------      --------   --------     --------    --------       --------
Price/EBU
 Value Indicator        $61,958     $35,724       $29,550    $28,792      $27,027      $32,812       $42,361
                        =======     =======       =======    =======      =======      =======       =======
Price/Cash Flow 9.6x
1996 or Year One
 Cash Flow               $7,700      $4,267        $2,768     $3,082       $2,594      $3,332         $4,791
                         ------      ------        ------     ------       ------      ------         ------
Price/Cash Flow
 Value
 Indicator              $73,916     $40,964       $26,575    $29,586      $24,902      $31,987       $45,996
                        =======     =======       =======    =======      =======      =======       =======

In arriving at the value indicator under the market approach the appraiser weighted the subscriber multiple value indication 25% and the cash flow value indication 75%. This weighting considers investors' preference for the cash flow multiple and the variability, as described above, of the subscriber multiple.

Therefore, the value indicator for 100% of each Region's assets under the market approach as of December 31, 1995 was (rounded):

                 Gilroy                                                  $      70,927,000
                 Hesperia                                                       39,654,000
                 San Luis Obispo                                                27,319,000
                 Tulare                                                         29,388,000
                 Central                                                        25,433,000
                 Dallas                                                         32,193,000
                 Coos Bay/Florence                                              45,087,000
                                                                         -----------------
                   Total Market Approach Value Indication                $     270,000,000    (Rounded)
                                                                         =================

CORRELATION AND CONCLUSION
The valuation indicators, as of the valuation date, under the income and market approaches follow as of December 31, 1995:

                                          San Luis                                                   Coos Bay/
              Gilroy       Hesperia        Obispo        Tulare           Central       Dallas        Florence
              ------       --------        ------        ------           -------       ------        --------
Income      $67,670,000   $34,740,000   $22,480,000   $25,280,000      $25,080,000   $25,740,000     $41,550,000
            ===========   ===========   ===========   ===========      ===========   ===========     ===========
Market      $70,927,000   $39,654,000   $27,319,000   $29,388,000      $25,433,000   $32,193,000     $45,087,000
            ===========   ===========   ===========   ===========      ===========   ===========     ===========

The appraiser considered the approaches used in light of the strengths and weaknesses inherent in each. The market approach is generally much weaker than the income approach for at least two reasons:

         1. Our experience has shown that seasoned cable system investors only use the market approach to "get a feel for value" and rely heavily on the income approach before making system purchases.

         2. In spite of the large number of transactions occurring around the valuation date, it is an almost impossible task to find "truly" comparable properties where all or most of the key parameters, such as date of sale, location, character, size, and situation are similar. General appraisal practice would hold that when reliable market or cost data is not available for like properties, greater emphasis falls on the capitalization of net income method of appraisal.

The market approach, using market derived multiples, is a much less reliable method to value the System for the reasons stated above, and those discussed in the previous section of this report. However, the market approach does provide corroborative information. We have therefore weighted the market approach at 10% and the income approach at 90%.

It is the appraiser's opinion that the fair market value of 100% of the assets of each of the Regions and FCSC as of December 31 1995 were (rounded):

                 Gilroy                                  $       68,000,000
                 Hesperia                                        35,230,000
                 San Luis Obispo                                 22,960,000
                 Tulare                                          25,690,000
                 Central                                         25,120,000
                 Dallas                                          26,390,000
                 Coos Bay/Florence                               41,900,000
                                                         ------------------
                   Total                                 $      245,290,000
                                                         ==================

                             FAIR MARKET VALUATION
                        OF FALCON CABLE SYSTEMS COMPANY,
                        A CALIFORNIA LIMITED PARTNERSHIP
                            AS OF DECEMBER 31, 1995

                PART V - VALUATION OF EXCHANGE AND SALE SYSTEMS

This section briefly discusses the valuation of the Exchange and Sale Systems pursuant to the Preliminary Proposal as defined in the transmittal letter and
Part I of this report. The attributes and valuation of these systems have been discussed in Parts III and IV, augmented by Exhibits A through E. Valuation methodology employed was also discussed. The methodology employed by the appraisers to value the Exchange Systems is consistent with the methodology employed to value the Regions. The appraisers analyzed revenue, operating statistics, capital expenditures, demographics and qualitative factors in arriving at input variables for the Exchange System projections. Exhibit F presents the detailed operating statistics and lists the Exchange Systems in the Dallas and Central Regions and includes the cash flow projections. The Hesperia Region, whose systems are all Exchange Systems, are valued in Part IV and are not repeated here.

The appraisers' valuation conclusions for the Exchange and Sale Systems are presented, along with summarized operating statistics and financial projections, in Tables 6 and 7 respectively.

It is Kane Reece's opinion that the fair market value of the Exchange and Sale Systems as of December 31, 1995 were:

                 Exchange Systems                            $ 66,070,000
                                                             ============
                 Sale Systems                                $179,220,000
                                                             ============

                                    TABLE 6
                FALCON CABLE SYSTEMS COMPANY (EXCHANGE SYSTEMS)
                               VALUATION SUMMARY
                       VALUATION DATE:  DECEMBER 31, 1995



($000 EXCEPT WHERE INDICATED)
                                                   COOS BAY/
                               HESPERIA   DALLAS   FLORENCE   TOTAL
                               --------  --------  --------  --------
Homes Passed                     28,280    14,561    13,392    56,233

EBU's                            19,310    10,823     8,706    38,839
   %                               68.3%     74.3%     65.0%     69.1%

Pay Units                         8,366     3,871     1,937    14,174
   Pay/EBU                         43.3%     35.8%     22.2%     36.5%

Plant Miles                         678       304       249     1,231
   Density                           42        48        54        46

1996 Cash Flow                   $4,267  $2,027.6  $1,718.7  $8,013.4

Franchise Exp.                   2006-8   99-2002   96-2004       n/a

CapEx Total (10 yr)             $18,187    $7,594    $3,743   $29,524
    Per Home ($)                   $643      $522      $280      $525

Income Approach:                $34,740   $14,710   $15,560   $65,010
  Per EBU ($)                    $1,799    $1,359    $1,787    $1,674
  CF Multiple                       8.1       7.3       9.1       8.1

Market Approach:
    Sub Multiple:      $1,850   $35,724   $20,023   $16,106   $71,852
    CF Multiple:          9.6    40,964    19,465    16,500    76,929

Conclusions:
  Market Approach               $39,654   $19,604   $16,401   $75,660

  Income Approach               $34,740   $14,710   $15,560   $65,010

  CONCLUSION                    $35,231   $15,199   $15,644   $66,075
                Rounded         $35,230   $15,200   $15,640   $66,070
                               --------  --------  --------  --------
  Per EBU ($)                    $1,824    $1,404    $1,796    $1,701
  CF Multiple                       8.3       7.5       9.1       8.2

                                    TABLE 7
                  FALCON CABLE SYSTEMS COMPANY (SALE SYSTEMS)
                               VALUATION SUMMARY
                       VALUATION DATE:  DECEMBER 31, 1995


($000 EXCEPT WHERE INDICATED)
                                                                                   COOS BAY/
       REGION:                GILROY  HESPERIA    SLO    TULARE   CENTRAL  DALLAS  FLORENCE   TOTAL
       -------                ------  --------  -------  ------- --------- ------- --------  -------
Homes Passed                   56,219            26,138   41,053   26,355    9,209   18,097  177,071

EBU's                          33,491            15,973   15,563   14,609    6,913   14,192  100,741
   %                             59.6%             61.1%    37.9%    55.4%    75.1%    78.4%    56.9%

Pay Units                      13,070             3,773    7,110    5,505    3,268    5,834   38,560
   Pay/EBU                       39.0%             23.6%    45.7%    37.7%    47.3%    41.1%    38.3%

Plant Miles                     664.7               409      676      660      163      327    2,900
   Density                       84.6                64       61       40       57       55       61

1996 Cash Flow                 $7,700            $2,768   $3,082   $2,594   $1,304   $3,072  $20,520

Franchise Exp.                  97-98           99-2006    95-98 2005-2007 99-2002     2004      n/a

CapEx Total (10 yr)           $20,083            $8,995  $15,882   $6,233   $3,508   $5,529  $60,229
    Per Home ($)                 $357              $344     $387     $236     $381     $306     $340

Income Approach:              $67,670           $22,480  $25,280  $25,080  $11,030  $25,990 $177,530
  Per EBU ($)                  $2,021            $1,407   $1,624   $1,717   $1,596   $1,831   $1,762
  CF Multiple                     8.8               8.1      8.2      9.7      8.5      8.5      8.7

Market Approach:
    Sub Multiple:     $1,850  $61,958           $29,550  $28,792  $27,027  $12,789  $26,255 $186,371
    CF Multiple:         9.6   73,916            26,575   29,586   24,902   12,522   29,496  196,996

Conclusions:
  Market Approach             $70,927           $27,319  $29,388  $25,433  $12,589  $28,686 $194,340

  Income Approach             $67,670           $22,480  $25,280  $25,080  $11,030  $25,990 $177,530

  CONCLUSION                  $67,996           $22,964  $25,691  $25,115  $11,186  $26,260 $179,211
                Rounded       $68,000           $22,960  $25,690  $25,120  $11,190  $26,260 $179,220
                              -------           -------  ------- --------  -------  ------- --------
  Per EBU ($)                  $2,030            $1,437   $1,651   $1,719   $1,619   $1,850   $1,779
  CF Multiple                     8.8               8.3      8.3      9.7      8.6      8.5      8.7

                             APPRAISAL CERTIFICATE
The determination of the fair market value of 100% of the assets of Falcon Cable Systems Company serving Regions in California and Oregon has been appraised by John E. Kane and Henry E. Sherman of Kane Reece Associates, Inc., Metro Park, New Jersey. The effective date of the appraisal is December 31, 1995.

We certify that, to the best of our knowledge and belief:

      - The statements of fact contained in this report are true and correct.

      - The reported analysis, opinions, and conclusions, are limited only by the reported assumptions and limiting conditions and are our personal, unbiased professional analyses, opinions, and conclusions.

      - Neither Kane Reece Associates, Inc., nor we have any present or prospective interest in the property that is subject of this report, and we have no personal interest or bias with respect to the parties involved.

      - Kane Reece Associates, Inc.'s compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

      - Our analyses, opinions, and conclusions were developed, and this report has been prepared in conformity with the Uniform Standards of Professional Appraisal Practice.

      - No one provided significant professional assistance to the person(s) signing this report.

The appraisers personally interviewed management and inspected the Regions' service areas between January 15 and 19, 1996.

No investigation has been made of the title to or the liabilities against the assets which have been appraised.

It is understood that this report is provided for the purpose(s) described in the transmittal letter and introduction of this report. It is not to be quoted in whole or in part or otherwise referred to or disseminated to any other person, entity or government agency without the prior written consent of Kane Reece Associates, Inc.



KANE REECE ASSOCIATES, INC.




/s/ JOHN E. KANE
- -----------------------------------
John E. Kane
Principal




/s/ HENRY E. SHERMAN
- -----------------------------------
Henry E. Sherman
Vice President


399 Thornall Street
Metro Park, NJ  08837-2236


April 29, 1996

                                   EXHIBIT A
                                  PHOTOGRAPHS

                                  [PHOTOGRAPH]
                             Gilroy Regional Office



                                  [PHOTOGRAPH]
                                 Gilroy Region
                          King City Office and Headend

                                  [PHOTOGRAPH]
                                Hesperia Region
                          Hesperia AML Microwave Tower


                                  [PHOTOGRAPH]
                                Hesperia Region
                       Adelanto Earth Station Facilities

                                  [PHOTOGRAPH]
                             San Luis Obispo Region
                 Atascadero Headend Receivers, Modulators, etc.

                                  [PHOTOGRAPH]
                                 Tulare Region
                      Porterville AML Microwave Equipment

                                  [PHOTOGRAPH]
                                 Central Region
              Veneta Earth Station Facilities and Headend Building


                                  [PHOTOGRAPH]
                                 Dallas Region
                               Tillamook Headend

                                  [PHOTOGRAPH]
                            Coos Bay/Florence Region
                Coos Bay Office-Customer Service Representatives


                                  [PHOTOGRAPH]
                            Coos Bay/Florence Region
              Bandon Headend Building and Earth Station Facilities

                                   EXHIBIT B
                          REGION OPERATING STATISTICS

                                                                      EXHIBIT B1

FALCON CABLE SYSTEMS COMPANY                                 OPERATING STATISICS
GILROY, CALIFORNIA                             VALUATION DATE: DECEMBER 31, 1995

                                      Homes Passed            Basic Subscribers                                            Pay Units
                               ------------------------   ------------------------  1995 EBU's   EBU     1995                % Chg
                                 1995     1994   % Chg.     1995     1994   % Chg.  FCC Method   Pene  Pay Units  Pay/EBUs   v. 94
                                 ----     ----   ------     ----     ----   ------  ----------   ----  ---------  --------   -----
Soledad                         2,531    2,475    2.3%     1,648    1,612     2.2%     1,676     66.2%      462     27.6%    -11.7%
Gonzales                        1,804    1,752    3.0%     1,109    1,116    -0.6%     1,116     61.9%      292     26.2%     -0.3%
Monterey Cty.                      55       60   -8.3%        20       19     5.3%        20     36.4%        1      5.0%    -66.7%
Gilroy                         11,664   11,392    2.4%     7,157    6,881     4.0%     7,220     61.9%    3,147     43.6%     -9.4%
Hollister                      10,434    9,631    8.3%     5,223    4,834     8.0%     5,243     50.3%    1,653     31.5%     -7.1%
Santa Clara Cty. (San Martin)     569      556    2.3%       258      231    11.7%       258     45.3%      135     52.3%     -9.4%
Morgan Hill                    10,237   10,090    1.5%     6,765    6,260     8.1%     6,810     66.5%    3,262     47.9%     -5.9%
San Benito Cty.                 1,231    1,203    2.3%       899      863     4.2%       899     73.0%      239     26.6%    -27.8%
San Juan Bautista                 690      682    1.2%       386      385     0.3%       397     57.6%      156     39.3%    -12.4%
Monterey Cty. (Castorville)     2,094    2,066    1.4%       851      966   -11.9%       856     40.9%      305     35.6%    -37.9%
Monterey Cty. (Oak Hills)         610      614   -0.7%       471      489    -3.7%       476     78.1%      226     47.5%    -16.3%
Monterey Cty. (Salinas)         3,292    3,208    2.6%     2,031    2,048    -0.8%     2,031     61.7%      989     48.7%    -11.5%
Monterey Cty. (Los Lomas)       2,426    2,376    2.1%       970    1,016    -4.5%       975     40.2%      479     49.1%    -22.9%
Monterey Cty. (Chualar)           162      159    1.9%        28       24    16.7%        28     17.3%        6     21.4%    -33.3%
Monterey Cty. (Moss Landing)      117      115    1.7%        48       55   -12.7%        48     41.0%       19     39.6%    -24.0%
King City                       2,972    2,847    4.4%     2,033    2,001     1.6%     2,102     70.7%      527     25.1%     -8.7%
Monterey Cty. (King City)         561      559    0.4%       469      473    -0.8%       469     83.6%      212     45.2%    -11.7%
Greenfield                      2,660    2,621    1.5%     1,470    1,448     1.5%     1,483     55.7%      322     21.7%    -15.5%
Monterey Cty. (Greenfield)         28       27    3.7%        11        9    22.2%        11     39.3%        5     45.5%     25.0%
Monterey Cty. (Laguna Seca)       491      481    2.1%       232      240    -3.3%       281     57.2%      161     57.3%    -24.4%
Monterey Cty. (Carmel High.)      474      464    2.2%       321      322    -0.3%       348     73.4%      180     51.7%     -8.2%
Monterey Cty. (R.T. Grande)       220      220    0.0%       175      176    -0.6%       175     79.5%       75     42.9%    -15.7%
La Mesa Navy Base                 897      898   -0.1%       503      528    -4.7%       503     56.1%      217     43.1%    -17.2%
                                  ---                        ---      ---                ---                ---
                  Total Gilroy 56,219   54,496    3.2%    33,078   31,996     3.4%    33,427     59.5%   13,070     39.1%    -11.0%
                               ------   ------    ----    ------   ------             ------     -----   ------     -----    ------

                                                   Plant Miles
                                 ------------------------------------------------   1995    Channel  Address-
                                 Aerial    UG      Total '95      1994     % Chg.  Density  Capacity   able   Rebuild*
                                 ------    --      ---------      ----     ------  -------  --------   ----   --------
Soledad                           11.79     7.32       19.11      18.51      3.2%   132.4     35        Yes
Gonzales                           7.00     6.52       13.52      13.52      0.0%   133.4     35        Yes
Monterey Cty.                      0.00     0.34        0.34       0.34      0.0%   161.8     35        Yes
Gilroy (Two H/E)                  32.44    80.28      112.72     110.38      2.1%   103.5     35        Yes   100%/97-99
Hollister                         33.70    68.34      102.04      96.87      5.3%   102.3     35        Yes
Santa Clara Cty. (San Martin)      7.30     2.19        9.49       9.49      0.0%    60.0     35        Yes
Morgan Hill                       27.47    76.78      104.25     102.45      1.8%    98.2     35        Yes
San Benito Cty.                    1.13     9.67       10.80      10.80      0.0%   114.0     35        Yes
San Juan Bautista                  7.50     1.25        8.75       8.75      0.0%    78.9     35        Yes
Monterey Cty. (Castorville)       13.14     1.54       14.68      14.47      1.5%   142.6     35        Yes
Monterey Cty. (Oak Hills)          0.00     7.54        7.54       7.54      0.0%    80.9     35        Yes
Monterey Cty. (Salinas)           65.98    10.95       76.93      76.53      0.5%    42.8     35        Yes
Monterey Cty. (Los Lomas)         28.25     2.02       30.27      29.39      3.0%    80.1     35        Yes
Monterey Cty. (Chualar)            1.23     0.00        1.23       1.23      0.0%   131.7     35        Yes
Monterey Cty. (Moss Landing)       2.57     0.00        2.57       2.57      0.0%    45.5     35        Yes
King City                         44.34    15.11       59.45      59.18      0.5%    50.0     35        No
Monterey Cty. (King City)          1.60     1.54        3.14       3.14     -0.0%   178.7     35        No
Greenfield                        19.16    21.48       40.64      39.56      2.7%    65.5     35        No
Monterey Cty. (Greenfield)         0.00     0.00        0.00       0.00      n/a      n/a     35        No
Monterey Cty. (Laguna Seca)        0.00     4.24        4.24       4.24      0.0%   115.8     35        Yes   100%/97-99
Monterey Cty. (Carmel High.)      12.40     0.70       13.10      13.10     -0.0%    36.2     35        Yes
Monterey Cty. (R.T. Grande)        5.40    12.10       17.50      17.50      0.0%    12.6     35        Yes
La Mesa Navy Base                  1.36    11.00       12.36      12.36      0.0%    72.6     35        Yes
                                   ----    -----       -----      -----
                  Total Gilroy   323.76   340.91      664.67     651.92      2.0%    84.6
                                 ------   ------      ------     ------      ----    ----

                                                 Franchise
                                   -------------------------------------
                                     Fee       Expiration     Life (Yrs)
                                     ---       ----------     ----------
Soledad                                    5%   Jun-2002          6.4
Gonzales                                   5%   Jul-2002          6.5
Monterey Cty.                              3%     Aug-97          1.6
Gilroy (Two H/E)                           3%     May-99          3.4
Hollister                                  5%     Dec-97          2.0
Santa Clara Cty. (San Martin)              2%   Apr-2002          6.3
Morgan Hill                        3% sub+net     May-96          0.4
San Benito Cty.                        5% sub     Dec-94         (1.0)
San Juan Bautista                    3% basic     Aug-95         (0.4)
Monterey Cty. (Castorville)                3%     Aug-97          1.6
Monterey Cty. (Oak Hills)                  3%     Aug-97          1.6
Monterey Cty. (Salinas)                    3%     Aug-97          1.6
Monterey Cty. (Los Lomas)                  3%     Aug-97          1.6
Monterey Cty. (Chualar)                    3%     Aug-97          1.6
Monterey Cty. (Moss Landing)               3%     Aug-97          1.6
King City                                  5%   Mar-2003          7.2
Monterey Cty. (King City)                  3%     Oct-98          2.8
Greenfield                                 5%   Nov-2003          7.8
Monterey Cty. (Greenfield)                 3%     Oct-98          2.8
Monterey Cty. (Laguna Seca)                3%     Oct-98          2.8
Monterey Cty. (Carmel High.)               3%     Oct-98          2.8
Monterey Cty. (R.T. Grande)                3%     Oct-98          2.8
La Mesa Navy Base                          0%     Mar-94         (1.8)
                  Total Gilroy

  * Rebuild per FCSC 10 Yr. Plan.  Portion of H/E service area to be rebuilt/
                              Yr.(s) of rebuild.

FALCON CABLE SYSTEMS COMPANY                                EXHIBIT B2
HESPERIA, CALIFORNIA
OPERATING STATISICS
VALUATION DATE: DECEMBER 31, 1995

                                          Homes Passed               Basic Subscribers
                                   --------------------------    --------------------------   1995 EBU's   EBU
                                     1995      1994    % Chg.     1995      1994     % Chg.   FCC Method   Pene
                                   ------    ------    ------    ------    ------    ------   ----------   -----
Hesperia                           16,948    16,850     0.6%     10,708    10,188     5.1%     11,207      66.1%
Adelanto                            2,626     2,526     4.0%      2,264     2,023    11.9%      2,418      92.1%
San Bernardino Cty. (Slvr Lk)       1,802     1,800     0.1%      1,251     1,197     4.5%      1,262      70.0%
Kern Co. (Boron)                    1,256     1,255     0.1%        704       714    -1.4%        738      58.7%
Kern Co. (N. Edwards)                 235       235     0.0%        212       227    -6.6%        219      93.0%
Kern Co. (Rosamond)                 4,313     4,265     1.1%      2,696     2,621     2.9%      2,761      64.0%
Kern Co. (Mojave)                   1,100     1,100     0.0%        678       641     5.8%        707      64.3%
                                   ------    ------     ----     ------    ------              ------      -----
                 Total Hesperia    28,280    28,031     0.9%     18,513    17,611     5.1%     19,310      68.3%
                                   ======    ======     ====     ======    ======              ======      =====


                                        1995                 Pay Units
                                     Pay Units   Pay/EBUs   % Chg v. 94
                                     ---------   --------   -----------
Hesperia                               4,999      44.6%         -6.7%
Adelanto                               1,138      47.1%         -6.0%
San Bernardino Cty. (Slvr Lk)            478      37.9%          1.9%
Kern Co. (Boron)                         102      13.8%        -13.6%
Kern Co. (N. Edwards)                    142      65.0%         -5.3%
Kern Co. (Rosamond)                    1,119      40.5%         -7.6%
Kern Co. (Mojave)                        388      54.9%         -1.0%
                                       -----      -----        ------
                  Total Hesperia       8,366      43.3%         -6.1%
                                       =====      =====        ======

                                                   Plant Miles
                                  -------------------------------------------    1995    Channel    Address-
                                  Aerial      UG    Total '95  1994    % Chg.   Density  Capacity     able       Rebuild
                                  -------   ------  --------- ------   ------   -------  --------   -------     ---------
Hesperia                           351.07    64.92   415.99   399.78    4.1%     40.7      43         Yes       '97 - '98
Adelanto                            28.66    33.63    62.29    56.19   10.9%     42.2      43         Yes       '97 - '98
San Bernardino Cty. (Slvr Lk)        0.00    41.25    41.25    41.25    0.0%     43.7      35         Yes
Kern Co. (Boron)                    26.78     1.18    27.96    27.96    0.0%     44.9      28          No       1991 (60%)
Kern Co. (N. Edwards)                7.00     0.00     7.00     7.00    0.0%     33.6      42         Yes
Kern Co. (Rosamond)                 27.80    47.21    75.01    69.82    7.4%     57.5      42          No
Kern Co. (Mojave)                   37.00    11.50    48.50    42.00   15.5%     22.7      42          No
                                   ------   ------   ------   ------   -----     ----
                  Total Hesperia   478.31   199.69   678.00   644.00    5.3%     41.7
                                   ======   ======   ======   ======    ====     ====



                                                  Franchise
                                       -------------------------------
                                        Fee    Expiration   Life (Yrs)
                                       ----    ----------   ----------
Hesperia                                 5%     Jun-2006       10.4
Adelanto                                 3%          n/a
San Bernardino Cty. (Slvr Lk)            5%     Apr-2008       12.3
Kern Co. (Boron)                         5%     Jan-2007       11.1
Kern Co. (N. Edwards)                    5%     Jan-2007       11.1
Kern Co. (Rosamond)                      5%     Jan-2007       11.1
Kern Co. (Mojave)                        5%     Jan-2007       11.1
                                                               ----
                  Total Hesperia

FALCON CABLE SYSTEMS COMPANY                          EXHIBIT B3
SAN LUIS OBISPO, CALIFORNIA
OPERATING STATISICS
VALUATION DATE: DECEMBER 31, 1995

                                   Homes Passed              Basic Subscribers
                         -------------------------      --------------------------        1995 EBU's     EBU
                          1995      1994    % Chg.        1995      1994    % Chg.        FCC Method     Pene
                        ------    ------    ------      ------    ------    ------        ----------     -----
Atascadero              10,214    10,145     0.7%        5,746     5,945     -3.3%           5,814       56.9%
SLO County              13,676    13,332     2.6%        8,809     8,649      1.8%           9,054       66.2%
Guadalupe                1,802     1,791     0.6%          823       813      1.2%             823       45.7%
Los Alamos                 446       431     3.5%          257       262     -1.9%             281       63.1%
                        ------    ------     ----       ------    ------     -----          ------       -----
Total San Luis Obispo   26,138    25,699     1.7%       15,635    15,669     -0.2%          15,973       61.1%
                        ======    ======     ====       ======    ======                    ======       =====


                             1995                 Pay Units
                          Pay Units   Pay/EBUs   % Chg v. 94
                          ---------   --------   -----------
Atascadero                  1,391      23.9%        -32.4%
SLO County                  1,983      21.9%        -27.0%
Guadalupe                     190      23.1%        -20.2%
Los Alamos                    169      60.1%        -20.7%
                            -----      -----        ------
Total San Luis Obispo       3,733      23.4%        -28.5%
                            =====      =====        ======

                                           Plant Miles
                        -------------------------------------------------         1995      Channel    Address-
                        Aerial      UG     Total '95     1994      % Chg.       Density     Capacity     able     Rebuild
                        ------    -----    ---------    ------     ------       -------     --------   --------  ----------
Atascadero              183.87    20.50      204.37     204.29      0.0%           50.0       37        Yes      '98 - 2000
SLO County              144.00    42.00      186.00     175.71      5.9%           73.5       95        Yes            1995
Guadalupe                 7.90     4.20       12.10      12.10      0.0%          148.9       37        Yes
Los Alamos                5.34     1.08        6.42       6.38      0.6%           69.5       54         No
                        ------    -----      ------     ------      ----          -----
Total San Luis Obispo   341.11    67.78      408.89     398.48      2.6%           63.9
                        ======    =====      ======     ======      ====          =====



                                     Franchise
                          -------------------------------
                          Fee    Expiration    Life (Yrs)
                          ---    ----------    ----------
Atascadero                 5%     Jul-2001         5.5
SLO County                 5%     Jun-2006        10.4
Guadalupe                  5%     Aug-2006        10.6
Los Alamos                 5%       Feb-99         3.1

Total San Luis Obispo

- ------------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                                    EXHIBIT B4                                       OPERATING STATISICS
TULARE, CALIFORNIA                                                                                 VALUATION DATE: DECEMBER 31, 1995
- ------------------------------------------------------------------------------------------------------------------------------------
                                    Homes Passed          Basic Subscribers
                               ----------------------  -----------------------  1995 EBU's    EBU      1995               Pay Units
                                 1995    1994  % Chg.     1995    1994  % Chg.  FCC Method   Pene   Pay Units  Pay/EBUs  % Chg v. 94
                               ------  ------  ------  ------- -------  ------  ----------  -----   ---------  --------  -----------
Tulare Cty. (Jack Ranch)          316     309    2.3%     119     130   -8.5%       129     40.9%        7       5.4%        75.0%
Tulare Cty. (Springville)       1,386   1,344    3.1%     770     767    0.4%       782     56.4%      384      49.1%       -13.1%
Tulare Cty. (Cal. Hot Springs)    483     479    0.8%     161     188  -14.4%       161     33.3%       12       7.5%       -45.5%
Tulare Cty. (Camp Nelson)         539     527    2.3%     261     266   -1.9%       353     65.5%       93      26.3%         0.0%
Tulare Cty. (Three Rivers)      1,349   1,333    1.2%     670     680   -1.5%       670     49.7%      315      47.0%       -18.2%
Woodlake                        1,875   1,845    1.6%     799     763    4.7%       810     43.2%      249      30.8%       -18.4%
Tulare Cty. (Woodlake)            637     627    1.6%     276     285   -3.2%       276     43.3%      170      61.6%       -19.0%
Tulare Cty. (T. Bella / Ducor)    858     852    0.7%     110     126  -12.7%       110     12.8%       63      57.3%       -27.6%
Tulare Cty. (Woodville/Pop      1,164   1,152    1.0%     129     128    0.8%       129     11.1%       64      49.6%       -21.0%
Tulare Cty. (Strat/Plview)      1,254   1,250    0.3%     263     304  -13.5%       390     31.1%      112      28.7%       -34.5%
Porterville                    11,090  10,718    3.5%   5,206   5,133    1.4%     5,217     47.0%    2,247      43.1%       -21.8%
Tulare Cty (Porterville)        6,910   6,809    1.5%   3,243   3,308   -2.0%     3,253     47.1%    1,367      42.0%       -23.6%
Tulare Cty (Tip/Pix/Earl)       1,982   1,723   15.0%     214     264  -18.9%       224     11.3%      172      76.7%       -38.4%
Exeter                          2,533   2,419    4.7%     773     810   -4.6%       773     30.5%      492      63.6%       -18.5%
Farmersville                    1,566   1,501    4.3%     294     326   -9.8%       294     18.8%      195      66.3%       -30.1%
Tulare Cty (Ivanhoe)            1,393   1,271    9.6%     295     315   -6.3%       295     21.2%      213      72.2%       -23.9%
Tulare Cty (Cutler/Orosi)       1,817   1,705    6.6%     306     396  -22.7%       306     16.8%      225      73.5%       -42.2%
Orange Cove                       982     813   20.8%     246     224    9.8%       246     25.1%      217      88.2%         1.9%
Tulare Cty (Oak Ranch)            173     172    0.6%     112     128  -12.5%       143     82.8%       71      49.6%       -19.3%
Lindsay                         2,218   2,146    3.4%     778     856   -9.1%       778     35.1%      328      42.2%       -34.4%
Tulare Cty (Lindsay)              528     519    1.7%     224     231   -3.0%       224     42.4%      114      50.9%       -13.6%
                               ------  ------   -----  ------  ------  ------    ------     -----    -----      -----       ------
                Total Tulare   41,053  39,514    3.9%  15,249  15,628   -2.4%    15,563     37.9%    7,110      45.7%       -23.0%
                               ======  ======   =====  ======  ======  ======    ======     =====    =====      =====       ======

                                            Plant Miles                                                           Franchise
                              --------------------------------------  1995   Channel  Address-            --------------------------
                              Aerial     UG  Total '95  1994  % Chg. Density Capacity   able    Rebuild   Fee  Expiration Life (Yrs)
                              ------   ----- --------- -----  ------ ------- -------- -------- ---------  ---  ---------- ----------
Tulare Cty. (Jack Ranch)       12.15    0.00   12.15   12.15   0.0%   26.0      32       No    Assuming    5%    Feb-98      2.1
Tulare Cty. (Springville)      34.82    2.72   37.54   37.54   0.0%   36.9      42       Yes   a rebuild   5%    Feb-98      2.1
Tulare Cty. (Cal. Hot Springs) 18.01    0.57   18.58   18.58   0.0%   26.0      32       No    of entire   5%    Feb-98      2.1
Tulare Cty. (Camp Nelson)      13.16    0.93   14.09   14.09   0.0%   38.3      42       Yes   system @    5%    Feb-98      2.1
Tulare Cty. (Three Rivers)     38.71    5.63   44.34   44.34   0.0%   30.4      42       Yes   75% of      5%    Feb-98      2.1
Woodlake                       14.69    5.77   20.46   20.46   0.0%   91.6      42       Yes   existing    5%  Sep-2009     13.7
Tulare Cty. (Woodlake)         31.69    5.23   36.92   36.92   0.0%   17.3      42       Yes   miles       5%    Feb-98      2.1
Tulare Cty. (T. Bella / Ducor) 15.75    0.32   16.07   16.07   0.0%   53.4      42       Yes   in '97-'98  5%    Feb-98      2.1
Tulare Cty. (Woodville/Pop)    15.25    0.25   15.50   15.50   0.0%   75.1      42       Yes               5%    Feb-98      2.1
Tulare Cty. (Strat/Plview)     14.64    1.15   15.79   15.79   0.0%   79.4      42       Yes               5%    Feb-98      2.1
Porterville                    78.20   56.44  134.64  130.79   2.9%   82.4      42       Yes   Fiber OL '  5%    May-95     (0.7)
Tulare Cty (Porterville)       52.89   11.85   64.74   61.13   5.9%  106.7      42       Yes               5%    Feb-98      2.1
Tulare Cty (Tip/Pix/Earl)      17.40    4.27   21.67   21.28   1.8%   91.5      42       Yes               5%    Feb-98      2.1
Exeter                         32.65   10.28   42.93   42.95  -0.0%   59.0      42       Yes               5%    Jan-97      1.1
Farmersville                   21.80    5.21   27.01   26.80   0.8%   58.0      42       Yes               5%    Jan-97      1.1
Tulare Cty (Ivanhoe)           37.56    9.85   47.41   44.01   7.7%   29.4      42       Yes               5%    Feb-98      2.1
Tulare Cty (Cutler/Orosi)      25.96    5.79   31.75   31.19   1.8%   57.2      42       Yes               5%    Feb-98      2.1
Orange Grove                   21.74    3.08   24.82   24.32   2.1%   39.6      42       Yes               5%  May-2002      6.3
Tulare Cty (Oak Ranch)          3.00    2.45    5.45    5.45   0.0%   31.7      42       Yes               5%    Feb-98      2.1
Lindsay                        25.12    8.89   34.01   33.36   1.9%   65.2      42       Yes               5%    Sep-99      3.7
Tulare Cty (Lindsay)            7.65    2.33    9.98    9.98   0.0%   52.9      42       Yes               5%    Feb-98      2.1
                              ------  ------  ------  ------  -----  -----               ---                                -----
                Total Tulare  532.84  143.01  675.85  662.70   2.0%   60.7
                              ======  ======  ======  ======  =====  =====

- -----------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                                    EXHIBIT B5                       OPERATING STATISICS
CENTRAL REGION, OREGON                                                                           VALUATION DATE: DECEMBER 31, 1995.
- -----------------------------------------------------------------------------------------------------------------------------------
                                       Homes Passed         Basic Subscribers
                                -----------------------  ----------------------  1995 EBU's  EBU     1995                Pay Units
                                  1995    1994   % Chg.   1995    1994     Chg.  FCC Method  Pene  Pay Units  Pay/EBUs  % Chg v. 94
                                ------  ------   ------  -----   -----    -----  ---------- -----  ---------  --------  -----------
Creswell                         1,195   1,195    0.0%     556     539     3.2%     578     48.4%      234     40.5%        -8.6%
Lane Cty. (Creswell)               564     564    0.0%     323     324    -0.3%     330     58.6%      151     45.7%         2.7%
Drain                              601     601    0.0%     328     330    -0.6%     335     55.8%      128     38.2%       -10.5%
Yoncalla                           483     483    0.0%     289     267     8.2%     289     59.8%      109     37.7%         1.9%
Douglas Cty. (Drain/Yoncalla)      320     320    0.0%     164     168    -2.4%     171     53.6%       53     30.9%        -1.9%
Lane Cty.                        1,058   1,058    0.0%     431     431     0.0%     431     40.7%      199     46.2%        -2.9%
Brownsville                        723     723    0.0%     386     392    -1.5%     400     55.3%      163     40.8%        -6.3%
Coburg                             361     361    0.0%     145     148    -2.0%     160     44.3%       72     45.0%         4.3%
Lane Cty. (Coburg)                 304     304    0.0%     150     146     2.7%     165     54.4%       80     48.4%         0.0%
Lowell                             345     345    0.0%     224     201    11.4%     224     64.9%       77     34.4%        16.7%
Lane Cty. (McKenzie)             4,026   4,026    0.0%   2,507   2,489     0.7%   2,522     62.6%    1,022     40.5%        -0.7%
Cave Junction                      982     982    0.0%     469     478    -1.9%     477     48.5%      141     29.6%         2.2%
Josephine Cty. (Kerby/CJ)          783     783    0.0%     346     367    -5.7%     369     47.1%      132     35.8%        -1.5%
Lane Cty. (Whitewater)           1,747   1,747    0.0%     954     952     0.2%   1,038     59.4%      329     31.7%       -13.4%
Oakridge                         1,955   1,955    0.0%   1,100   1,080     1.9%   1,156     59.1%      412     35.6%         7.9%
West Fir                           243     243    0.0%     160     170    -5.9%     160     65.8%       57     35.6%         5.6%
Lane Cty. (Oakridge/W. Fir)        374     374    0.0%     192     186     3.2%     192     51.3%       56     29.2%        -8.2%
Sutherlin                        2,445   2,445    0.0%   1,502   1,531    -1.9%   1,556     63.6%      564     36.3%         5.2%
Oakland                            496     496    0.0%     259     279    -7.2%     259     52.2%      104     40.2%         9.5%
Douglas Cty. (Sutherlin/Oklnd)     718     718    0.0%     262     273    -4.0%     270     37.6%      103     38.2%        14.4%
Cottage Grove                    3,046   3,046    0.0%   1,683   1,591     5.8%   1,723     56.6%      508     29.5%        -2.9%
Lane Cty. (Cottage Grove)          366     366    0.0%     198     214    -7.5%     198     54.1%       72     36.4%         1.4%
Veneta                           1,283   1,283    0.0%     661     646     2.3%     670     52.2%      318     47.5%        10.8%
Lane Cty. (Veneta)                 634     634    0.0%     360     381    -5.5%     360     56.8%      156     43.3%         2.6%
Lane Cty. (Noti/Elmira)            863     863    0.0%     413     466   -11.4%     413     47.9%      184     44.6%        -8.5%
Linn Cty. (Brown./Craw.)           440     440    0.0%     163     149     9.4%     163     37.0%       81     49.7%        88.4%
                                ------  ------          ------  ------           ------              -----
                 Total Central  26,355  26,355    0.0%  14,225  14,198     0.2%  14,609     55.4%    5,505     37.7%         0.5%
                                ======  ======    ====  ======  ======     ====  ======     =====    =====     =====         ====

                                               Plant Miles
                                ----------------------------------------
                                                                            1995    Channel  Address-
                                 Aerial   UG   Total '95   1994   % Chg.  Density  Capacity    able      Rebuild*
                                -------  ----  --------- ------   ------  -------  --------  --------  ----------
Creswell                         19.80   9.00    28.80    28.80    0.0%     41.5    40        Yes
Lane Cty. (Creswell)              9.00   3.20    12.20    12.20    0.0%     46.2    40        Yes
Drain                            17.00   1.00    18.00    18.00    0.0%     33.4    40        Yes
Yoncalla                          7.00   2.00     9.00     9.00    0.0%     53.7    40        Yes
Douglas Cty. (Drain/Yoncalla)     3.00   1.00     4.00     4.00    0.0%     80.0    40        Yes
Lane Cty.                        19.50   0.50    20.00    20.00    0.0%     52.9    40        Yes
Brownsville                      25.50   1.00    26.50    26.50    0.0%     27.3    40        Yes
Coburg                           19.00   1.00    20.00    20.00    0.0%     18.1    40        Yes
Lane Cty. (Coburg)               10.00   2.00    12.00    12.00    0.0%     25.3    40        Yes
Lowell                            5.00   0.50     5.50     5.50    0.0%     62.7    40        Yes
Lane Cty. (McKenzie)            110.00   9.40   119.40   119.40    0.0%     33.7    40        Yes
Cave Junction                    15.00   0.75    15.75    15.75    0.0%     62.3    26        No
Josephine Cty. (Kerby/CJ)        10.50   0.25    10.75    10.75    0.0%     72.8    26        No
Lane Cty. (Whitewater)           79.00   2.30    81.30    81.30    0.0%     21.5    40        Yes
Oakridge                         55.00   1.50    56.50    56.50    0.0%     34.6    40        Yes
West Fir                          4.00   0.25     4.25     4.25    0.0%     57.2    40        Yes
Lane Cty. (Oakridge/W. Fir)      17.00   0.25    17.25    17.25    0.0%     21.7    40        Yes
Sutherlin                        35.00   2.50    37.50    37.50    0.0%     65.2    28        No        100%/98
Oakland                           7.00   1.00     8.00     8.00    0.0%     62.0    28        No
Douglas Cty. (Sutherlin/Oklnd)    6.00   0.50     6.50     6.50    0.0%    110.5    28        No
Cottage Grove                    38.00   7.00    45.00    45.00    0.0%     67.7    52        Yes
Lane Cty. (Cottage Grove)        10.40   0.90    11.30    11.30   -0.0%     32.4    52        Yes
Veneta                           30.00   5.00    35.00    35.00    0.0%     36.7    25        No
Lane Cty. (Veneta)               20.00   1.00    21.00    21.00    0.0%     30.2    25        No
Lane Cty. (Noti/Elmira)          10.00   1.00    11.00    11.00    0.0%     78.5    25        No
Linn Cty. (Brown./Craw.)         23.80   0.00    23.80    23.80    0.0%     18.5    40        Yes
                                ------  -----   ------   ------
                 Total Central  605.50  54.80   660.30   660.30    0.0%     39.9
                                ======  =====   ======   ======   =====    =====
                                                  Franchise
                                 ---------------------------------------
                                      Fee        Expiration   Life (Yrs)
                                 -------------   ----------   ----------
Creswell                                    5%    Nov-2005       9.9
Lane Cty. (Creswell)                        5%    Jun-2007      11.5
Drain                                       5%    Sep-2009      13.7
Yoncalla                                    5%    Nov-2007      11.9
Douglas Cty. (Drain/Yoncalla)
Lane Cty.                                   5%    Jun-2007      11.5
Brownsville                                 5%    Jul-2002       6.5
Coburg                                      5%    Feb-2008      12.1
Lane Cty. (Coburg)                          5%    Jun-2007      11.5
Lowell                                      3%      May-91      (4.6)
Lane Cty. (McKenzie)                        5%    Jun-2007      11.5
Cave Junction                               3%    Aug-2007      11.7
Josephine Cty. (Kerby/CJ)
Lane Cty. (Whitewater)                      5%    Jun-2007      11.5
Oakridge                           5%, net pay    Jun-2005       9.5
West Fir                           5%, net pay    Jun-2005       9.5
Lane Cty. (Oakridge/W. Fir)                 5%    Jun-2007      11.5
Sutherlin                          3%,-install      Nov-99       3.8
Oakland                                     3%      Nov-99       3.9
Douglas Cty. (Sutherlin/Oklnd)
Cottage Grove                               5%      Nov-98       2.9
Lane Cty. (Cottage Grove)                   5%    Jun-2007      11.5
Veneta                                      3%    Nov-2005       9.9
Lane Cty. (Veneta)                          5%    Jun-2007      11.5
Lane Cty. (Noti/Elmira)                     5%    Jun-2007      11.5
Linn Cty. (Brown./Craw.)


  * Rebuild per FCSC 10 Yr. Plan.  Portion of H/E service area to be rebuilt/
                              Yr.(s) of rebuild.

- -----------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                          EXHIBIT B6               OPERATING STATISICS
DALLAS REGION, OREGON                                                          VALUATION DATE: DECEMBER 31, 1995.
- -----------------------------------------------------------------------------------------------------------------
                                        Homes Passed               Basic Subscribers
                                                                                               1995 EBU's   EBU
                                 1995     1994     % Chg.       1995     1994     % Chg.      FCC Method    Pene
                               ------   ------     ------      ------   ------    ------      -----------  ------
Dallas                          3,902    3,737      4.4%        2,728    2,608      4.6%          2,802     71.8%
Polk Cty. (Dallas)                225      225      0.0%          135      140     -3.6%            135     60.0%
Independence                    1,798    1,744      3.1%        1,237    1,151      7.5%          1,249     69.5%
Monmouth                        1,782    1,700      4.8%        1,688    1,545      9.3%          1,725     96.8%
Silverton                       2,951    2,927      0.8%        1,434    1,327      8.1%          1,464     49.6%
Mt. Angel                         577      577      0.0%          276      270      2.2%            282     48.9%
Marion Cty. (Sliverton)           286      286      0.0%           43       44     -2.3%             43     15.0%
Jefferson                         931      899      3.6%          511      478      6.9%            511     54.9%
Marion Cty. (Jefferson)            46       46      0.0%          154      139     10.8%            154    334.8%
Cannon Beach                    1,221    1,221      0.0%        1,109    1,082      2.5%          1,305    106.9%
Clatsop Cty. (Cannon Beach)       250      250      0.0%          254      244      4.1%            260    103.9%
Bay City                          584      558      4.7%          458      473     -3.2%            458     78.4%
Garibaldi                         573      573      0.0%          383      417     -8.2%            426     74.4%
Rockaway Beach                  1,352    1,352      0.0%          873      836      4.4%            998     73.8%
Tillamook Cty. (Nehalem)          522      522      0.0%          307      311     -1.3%            325     62.3%
Manzanita                         916      898      2.0%          537      521      3.1%            572     62.5%
Nehalem                           300      292      2.7%          132      114     15.8%            132     44.0%
Wheeler                           219      207      5.8%           88       91     -3.3%            106     48.3%
Tillamook Cty. (Nehalem)          260      260      0.0%          467      478     -2.3%            478    183.9%
Falls City                        310      310      0.0%          194      185      4.9%            194     62.6%
Polk Cty. (Falls City)             40       40      0.0%           37       34      8.8%             37     92.5%
Tillamook                       1,425    1,425      0.0%        1,502    1,534     -2.1%          1,547    108.5%
Tillamook Cty. (Tillamook)      1,800    1,800      0.0%          976      952      2.5%            987     54.8%
Netarts/Oceanside                 850      850      0.0%          830      829      0.1%            933    109.8%
Brickyard Road                    475      475      0.0%          484      480      0.8%            508    106.9%
Wilson River                      175      175      0.0%           91       97     -6.2%            105     59.8%
                               ------   ------                 ------   ------                   ------
                Total Dallas   23,770   23,349      1.8%       16,928   16,380      3.3%         17,736     74.6%
                               ======   ======      ====       ======   ======     =====         ======    ======


                                                           Pay Units
                                   Pay Units   Pay/EBUs   % Chg v. 94
                                   ---------   --------   -----------
Dallas                               1,306      46.6%         -4.3%
Polk Cty. (Dallas)                      55      40.7%        -22.5%
Independence                           650      52.0%          7.6%
Monmouth                               746      43.2%          5.2%
Silverton                              698      47.7%         -7.5%
Mt. Angel                              158      56.0%          1.9%
Marion Cty. (Sliverton)                 45     104.7%          2.3%
Jefferson                              308      60.3%         -2.2%
Marion Cty. (Jefferson)                 87      56.5%         14.5%
Cannon Beach                           433      33.2%        -12.2%
Clatsop Cty. (Cannon Beach)             53      20.4%          0.0%
Bay City                               184      40.2%         -4.7%
Garibaldi                              168      39.4%         -6.1%
Rockaway Beach                         390      39.1%         -4.2%
Tillamook Cty. (Nehalem)               125      38.5%          1.6%
Manzanita                              116      20.3%        -12.8%
Nehalem                                 51      38.6%          6.3%
Wheeler                                 27      25.5%        -46.0%
Tillamook Cty. (Nehalem)               169      35.3%         -9.6%
Falls City                             103      53.1%         -8.8%
Polk Cty. (Falls City)                  13      35.1%         18.2%
Tillamook                              526      34.0%        -20.4%
Tillamook Cty. (Tillamook)             375      38.0%        -12.0%
Netarts/Oceanside                      177      19.0%        -10.2%
Brickyard Road                         176      34.7%        -16.6%
Wilson River                             0       0.0%          n/a
                                     -----      -----        ------
                Total Dallas         7,139      40.3%         -5.8%
                                     =====      =====        ======

                                                  Plant Miles
                              --------------------------------------------------    1995       Channel  Address-
                              Aerial       UG      Total '95    1994      % Chg.   Density     Capacity   able     Rebuild*
                              -------    -----     ---------   ------     ------   -------     -------- -------  -------------
Dallas                          42.40    20.70       63.10      57.40      9.9%      62           40       Yes
Polk Cty. (Dallas)              11.30     0.40       11.70       8.60     36.0%      19           40       Yes
Independence                    20.00     3.70       23.70      22.50      5.3%      76           40       Yes
Monmouth                        15.20     7.50       22.70      20.90      8.6%      79           40       Yes
Silverton                       20.60     9.60       30.20      29.00      4.1%      98           37       Yes
Mt. Angel                        6.50     1.50        8.00       8.00      0.0%      72           37       Yes
Marion Cty. (Sliverton)         13.80     0.50       14.30      14.30      0.0%      20           37       Yes
Jefferson                       10.50     3.20       13.70      13.00      5.4%      68           40       Yes
Marion Cty. (Jefferson)          2.30     0.00        2.30       2.30      0.0%      20           40       Yes
Cannon Beach                    10.20     5.50       15.70      15.70      0.0%      78           34       Yes
Clatsop Cty. (Cannon Beach)      5.60     4.00        9.60       9.60      0.0%      26           34       Yes
Bay City                        11.30     0.50       11.80      11.30      4.4%      49           34       Yes
Garibaldi                        7.40     0.50        7.90       7.90      0.0%      73           34       Yes
Rockaway Beach                  16.00     4.30       20.30      20.30      0.0%      67           34       Yes
Tillamook Cty. (Nehalem)        24.00     1.80       25.80      25.80      0.0%      20           34       Yes
Manzanita                        9.50     3.50       13.00      12.70      2.4%      70           34       Yes
Nehalem                          3.10     0.70        3.80       3.60      5.6%      79           34       Yes   50%,50%/97,98
Wheeler                          4.00     0.70        4.70       4.50      4.4%      47           34       Yes
Tillamook Cty. (Nehalem)        11.00     6.30       17.30      17.30      0.0%      15           34       Yes
Falls City                      16.00     0.00       16.00      16.00      0.0%      19           39       Yes
Polk Cty. (Falls City)           2.50     2.00        4.50       4.50      0.0%       9           39       Yes
Tillamook                       21.70     1.50       23.20      23.20      0.0%      61           29       No    50%,50%/97,98
Tillamook Cty. (Tillamook)      50.70     5.60       56.30      56.30      0.0%      32           29       No
Netarts/Oceanside               15.00     2.00       17.00      17.00      0.0%      50           22       No    75%,25%/95,96
Brickyard Road                  24.00     1.00       25.00      25.00      0.0%      19           22       No    75%,25%/95,96
Wilson River                     5.00     0.00        5.00       5.00      0.0%      35            5       No
                               ------    -----      ------     ------
                Total Dallas   379.60    87.00      466.60     451.70      3.3%      51
                               ======    =====      ======     ======      ====      ==



                                                          Franchise
                                 Fee       Expiration     Life (Yrs)
                              ---------    ----------     ----------
Dallas                               5%     Oct-2002          6.8
Polk Cty. (Dallas)
Independence                         5%     Aug-2002          6.7
Monmouth                             5%     Aug-2002          6.6
Silverton                            5%     Jan-2000          4.0
Mt. Angel                            3%       Oct-95         (0.2)
Marion Cty. (Sliverton)              5%       Aug-96          0.6
Jefferson                     5% Basic      Jan-2002          6.0
Marion Cty. (Jefferson)              5%       Aug-96          0.6
Cannon Beach                         5%     Jul-2002          6.5
Clatsop Cty. (Cannon Beach)
Bay City                             3%     May-2000          4.4
Garibaldi                            5%       Sep-97          1.7
Rockaway Beach                       5%     Dec-2002          6.9
Tillamook Cty. (Nehalem)
Manzanita                            3%       Feb-97          1.1
Nehalem                       3% Basic      Aug-2001          5.6
Wheeler                              5%     Nov-2013         17.9
Tillamook Cty. (Nehalem)
Falls City                           5%       Mar-99          3.2
Polk Cty. (Falls City)
Tillamook                     5% Local        Dec-99          4.0
Tillamook Cty. (Tillamook)
Netarts/Oceanside
Brickyard Road
Wilson River
                Total Dallas

  * Rebuild per FCSC 10 Yr. Plan.  Portion of H/E service area to be rebuilt/
                              Yr.(s) of rebuild.

- -----------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                                 EXHIBIT B7                          OPERATING STATISICS
COOS BAY/FLORENCE REGION, OREGON                                                                 VALUATION DATE: DECEMBER 31, 1995.
- -----------------------------------------------------------------------------------------------------------------------------------
                                      Homes Passed         Basic Subscribers                                               Pay Units
                                    ----------------       -----------------        1995 EBU's   EBU                         % Chg
                                      1995    1994  % Chg.    1995    1994  % Chg.  FCC Method   Pene  Pay Units  Pay/EBUs   v. 94
                                      ----    ----  ------    ----    ----  ------  ----------   ----  ---------  --------   -----
Coos Bay                             6,454   6,454   0.0%    4,665   4,638    0.6%     4,808     74.5%   2,177      45.3%     -9.6%
North Bend                           3,640   3,640   0.0%    2,958   2,940    0.6%     3,025     83.1%   1,193      39.4%    -13.5%
Coos Cty. (Coos Bay/North Bend)      3,551   3,551   0.0%    2,762   2,774   -0.4%     2,853     80.4%   1,430      50.1%    -11.5%
Myrtle Point                         1,108   1,108   0.0%      726     745   -2.6%       741     66.9%     123      16.6%    -10.9%
Coos Cty. (Myrtle Point)                48      48   0.0%       48      54  -11.1%        48    100.0%       8      16.7%    -11.1%
Powers                                 315     315   0.0%      201     212   -5.2%       209     66.5%      19       9.1%    -36.7%
Coos Cty. (Powers)                       4       4   0.0%        2       2    0.0%         2     50.0%       1      50.0%      0.0%
Reedsport                            1,980   1,980   0.0%    1,687   1,729   -2.4%     1,732     87.5%     465      26.8%     -8.3%
Winchester Bay                         325     325   0.0%      235     247   -4.9%       267     82.1%      86      32.2%      0.0%
Douglas Cty. (Reedsport)               100     100   0.0%       70      70    0.0%        70     70.0%      18      25.7%    -35.7%
Coos Cty. (Lakeside)                   300     300   0.0%       97     105   -7.6%        97     32.3%      18      18.6%     -5.3%
Lakeside                               784     784   0.0%      511     526   -2.9%       524     66.8%     105      20.0%     -7.1%
Gardiner                               145     145   0.0%      102     108   -5.6%       102     70.3%      42      41.2%    -17.6%
Coquille                             1,301   1,301   0.0%    1,418   1,443   -1.7%     1,449    111.4%     291      20.1%    -17.1%
Coos Cty. (Coquille)                 1,012   1,012   0.0%      378     391   -3.3%       378     37.4%      82      21.7%    -12.8%
Bandon                               1,381   1,283   7.6%    1,099   1,044    5.3%     1,247     90.3%     359      28.8%     35.5%
Coos Cty. (Brandon)                    740     718   3.1%      450     455   -1.1%       465     62.8%     100      21.5%    -21.3%
Hauser                                 475     475   0.0%      491     489    0.4%       499    105.0%     239      47.9%     -1.6%
                                       ---     ---             ---     ---               ---               ---
                   Total Coos Bay   23,663  23,543   0.5%   17,900  17,972   -0.4%    18,516     78.3%   6,756      36.5%     -9.5%
                                    ------  ------   ----   ------  ------   -----    ------     -----   -----      -----     -----

Florence                             4,286   4,113   4.2%    2,053   1,952    5.2%     2,253     52.6%     520      23.1%     -6.8%
Dunes City                             843     818   3.1%      465     478   -2.7%       543     64.4%     139      25.6%    -12.0%
Mapleton                               343     336   2.1%      196     194    1.0%       216     62.8%      61      28.3%    -14.1%
Lane Cty. (Florence)                 2,354   2,268   3.8%    1,233   1,171    5.3%     1,370     58.2%     295      21.5%    -20.9%
                                     -----   -----           -----   -----             -----               ---
                   Total Florence    7,826   7,535   3.9%    3,947   3,795    4.0%     4,382     56.0%   1,015      23.2%    -12.5%
                                     -----   -----   ----    -----   -----    ----     -----     -----   -----      -----    ------

          Total Coos Bay/Florence   31,489  31,078   1.3%   21,847  21,767    0.4%    22,898     72.7%   7,771      33.9%     -9.9%
                                    ------  ------   ----   ------  ------    ----    ------     -----   -----      -----     -----


                                                    Plant Miles
                                    -----------------------------------------   1995    Channel   Address-
                                    Aerial     UG    Total '95  1994   % Chg.  Density  Capacity    able    Rebuild*
                                    ------     --    ---------  ----   ------  -------  --------    ----    --------
Coos Bay                             67.75     7.17    74.92    74.80   0.2%     86.1      34       Yes     100%/95
North Bend                           33.43     3.69    37.12    37.00   0.3%     98.1      34       Yes
Coos Cty. (Coos Bay/North Bend)     104.56    11.57   116.13   116.13   0.0%     30.6      34       Yes
Myrtle Point                         13.81     2.08    15.89    15.89   0.0%     69.7      37       No
Coos Cty. (Myrtle Point)             11.72     0.00    11.72    11.72   0.0%      4.1      37       No
Powers                                5.00     1.00     6.00     6.00   0.0%     52.5      37       No      100%/97
Coos Cty. (Powers)                    0.53     0.00     0.53     0.53   0.0%      7.5      37       No
Reedsport                            17.20     3.50    20.70    20.70   0.0%     95.7      34       No      100%/99
Winchester Bay                        6.25     3.18     9.43     9.30   1.4%     34.5      34       No
Douglas Cty. (Reedsport)             12.50     0.00    12.50    12.50   0.0%      8.0      34       No
Coos Cty. (Lakeside)                  4.50     1.00     5.50     5.50   0.0%     54.5      34       No
Lakeside                             14.00     2.24    16.24    15.00   8.3%     48.3      34       No
Gardiner                              1.60     0.30     1.90     1.90   0.0%     76.3       0       No
Coquille                             23.79     1.50    25.29    25.29   0.0%     51.4      61       No      100%/97
Coos Cty. (Coquille)                 19.51     0.00    19.51    19.51   0.0%     51.9      61       No
Bandon                               15.51     9.07    24.58    24.17   1.7%     56.2      61       No      100%/97
Coos Cty. (Brandon)                  10.95     4.80    15.75    14.65   7.5%     47.0      61       No
Hauser                               16.36     9.70    26.06    26.06   0.0%     18.2      61       Yes
                                     -----     ----    -----    -----
                   Total Coos Bay   378.97    60.80   439.77   436.64   0.7%     53.8
                                    ------    -----   ------   ------   ----     ----

Florence                             29.70    18.95    48.65    48.65   0.0%     88.1      62       Yes
Dunes City                           25.30     4.00    29.30    29.20   0.3%     28.8      62       Yes
Mapleton                              6.50     0.00     6.50     6.50   0.0%     52.8      17       No
Lane Cty. (Florence)                 41.14    10.80    51.94    51.79   0.3%     45.3      62       Yes
                                     -----    -----    -----    -----
                   Total Florence   102.64    33.75   136.39   136.14   0.2%     57.4
                                    ------    -----   ------   ------   ----     ----

          Total Coos Bay/Florence   481.61    94.55   576.16   572.78   0.6%     54.7
                                    ------    -----   ------   ------   ----     ----
                      Fiber Miles    84.33     0.98    85.31      n/a    n/a
                                     -----     ----    -----      ---    ---

                                                  Franchises
                                     ---------------------------------
                                        Fee     Expiration  Life (Yrs)
                                        ---     ----------  ----------
Coos Bay                                   5%    Jun-2004      8.5
North Bend                                 5%    Jun-2004      8.5
Coos Cty. (Coos Bay/North Bend)
Myrtle Point                               5%    Jun-2001      5.4
Coos Cty. (Myrtle Point)
Powers                                     3%      Mar-96      0.2
Coos Cty. (Powers)
Reedsport                                  3%      Oct-98      2.8
Winchester Bay
Douglas Cty. (Reedsport)
Coos Cty. (Lakeside)
Lakeside                                   3%    Dec-2004      9.0
Gardiner
Coquille                                   5%      Jun-96      0.5
Coos Cty. (Coquille)
Bandon                               3% Basic      Jun-94     (1.6)
Coos Cty. (Brandon)
Hauser
                   Total Coos Bay

Florence                                   3%    Sep-2003      7.7
Dunes City                                 5%    Sep-2003      7.7
Mapleton
Lane Cty. (Florence)                       5%    Jun-2007     11.5
                   Total Florence

          Total Coos Bay/Florence
                      Fiber Miles

  * Rebuild per FCSC 10 Yr. Plan.  Portion of H/E service area to be rebuilt/
                              Yr.(s) of rebuild.

                                   EXHIBIT C
                          REGION CASH FLOW STATEMENTS

FALCON CABLE SYSTEMS COMPANY                                    EXHIBIT C1
GILROY REGION, CALIFORNIA
OPERATING CASH FLOW: ACTUAL & BUDGET

                                         1996 Budget          Dec Mo 1995 Actual        1995 Actual              1994 Actual
                                    ---------------------     ------------------    ------------------       ------------------
                                     ($000)     % to Rev.     ($000)   % to Rev.     ($000)  % to Rev.        ($000)  % to Rev.
                                     ------     ---------     ------   ---------     ------  ---------        ------  ---------
REVENUES:
 Primary                             8,174.5       58.4%       $664.0    59.8%      $7,728.2     58.8%       $8,762.5     66.1%
 Commercial                             97.6        0.7%          8.3     0.7%          98.8      0.8%           96.1      0.7%
 Expanded Tier                       1,929.2       13.8%        152.8    13.8%       1,839.2     14.0%          961.0      7.3%
                                     -------       -----        -----    -----       -------     -----          -----      ----
   Total Reg. Prog.                 10,201.4       72.9%        825.0    74.3%       9,666.2     73.5%        9,819.6     74.1%
                                    --------       -----        -----    -----       -------     -----        -------     -----

 Radio Services                         44.5        0.3%          3.6     0.3%          48.1      0.4%           51.2      0.4%
 Pay Cable - 1st Outlet              1,246.8        8.9%         96.6     8.7%       1,146.2      8.7%        1,129.2      8.5%
 Pay Cable - Add'l Outlet                                         4.2     0.4%          48.1      0.4%           45.6      0.3%
 New Product Tier                      788.2        5.6%         58.8     5.3%         655.1      5.0%          603.7      4.6%
 Commercial Pay                                                   2.8     0.3%          34.1      0.3%           34.5      0.3%
 Mini-Pay                               17.6        0.1%          1.0     0.1%          13.4      0.1%           15.2      0.1%
 Mini-Pay - Add'l Outlet                                          0.1     0.0%           0.8      0.0%            0.8      0.0%
 Pay Per View                          169.8        1.2%          4.5     0.4%         133.7      1.0%          173.9      1.3%
                                       -----        ----          ---     ----         -----      ----          -----      ----
   Total Unreg. Prog.                2,266.9       16.2%        171.7    15.5%       2,079.3     15.8%        2,054.0     15.5%
                                     -------       -----        -----    -----       -------     -----        -------     -----

 Primary Add'l Outlet                                             0.0     0.0%           0.1      0.0%            0.7      0.0%
 Remote Control                          8.4        0.1%          0.7     0.1%          18.9      0.1%           26.8      0.2%
 Converter Rental                      193.2        1.4%         17.5     1.6%         205.6      1.6%          230.3      1.7%
 Other - VCR                             3.4        0.0%          0.3     0.0%           3.4      0.0%            3.4      0.0%
                                         ---        ----          ---     ----           ---      ----            ---      ----
   Total Equipment                     205.0        1.5%         18.4     1.7%         227.9      1.7%          261.2      2.0%
                                       -----        ----         ----     ----         -----      ----          -----      ----

Wire Maint. Agreements                  49.9        0.4%          4.1     0.4%          41.1      0.3%           24.6      0.2%
 New Cust. - Pay Installs                                         0.0     0.0%           0.0      0.0%            0.7      0.0%
 New Cust. - Basic  Installs           195.2        1.4%          3.7     0.3%          41.2      0.3%           69.6      0.5%
 Install Mat'l Charge                                             0.0     0.0%           0.7      0.0%            0.0      0.0%
 Installs - Non New Cust.                                         8.6     0.8%         149.9      1.1%          131.6      1.0%
                                                                  ---     ----         -----      ----          -----      ----
   Total Install/Service               245.1        1.8%         16.4     1.5%         233.0      1.8%          226.5      1.7%
                                       -----        ----         ----     ----         -----      ----          -----      ----

 Guide Revenue                           6.2        0.0%          0.3     0.0%           3.8      0.0%            3.3      0.0%
 Late Charges                          202.5        1.4%         14.7     1.3%         194.7      1.5%          179.5      1.4%
 Rent                                   21.2        0.2%          1.7     0.2%          20.9      0.2%           14.0      0.1%
 Franchise Pass Thru                   323.1        2.3%         28.5     2.6%         308.8      2.3%          310.7      2.3%
 Miscellaneous                           0.0        0.0%          0.0     0.0%           0.0      0.0%           28.3      0.2%
 Shopping Net Car. Fee                   0.0        0.0%          0.0     0.0%           0.0      0.0%            0.0      0.0%
 FCC User Fee Pass Thru                 16.5        0.1%          1.4     0.1%          15.4      0.1%            0.8      0.0%
 QVC Monthly Comm.                      84.1        0.6%          6.0     0.5%          89.4      0.7%           71.0      0.5%
 QVC Carriage Payment                   16.6        0.1%          0.0     0.0%          (1.5)    -0.0%           29.5      0.2%
 HSN Monthly Comm.                       5.3        0.0%          0.0     0.0%           4.8      0.0%            0.0      0.0%
 HSN Carriage Payment                    6.2        0.0%          0.5     0.0%           6.2      0.0%            0.0      0.0%
                                         ---        ----          ---     ----           ---      ----            ---      ----
    Total Non-Service/Misc.            681.6        4.9%         53.1     4.8%         642.4      4.9%          637.1      4.8%
                                       -----        ----         ----     ----         -----      ----          -----      ----

 Advertising                           390.0        2.8%         26.1     2.3%         296.8      2.3%          252.0      1.9%
                                       -----                     ----                  -----                    -----

Total Revenues                      13,990.1      100.0%      1,110.8   100.0%      13,145.7    100.0%       13,250.4    100.0%
                                    --------      ------      -------   ------      --------    ------       --------    ------

Operating Expenses:
 Technical
   Personnel                         1,172.3                     21.7     2.0%         474.7      3.6%          485.5      3.7%
   Other                                                         79.3     7.1%         756.7      5.8%          608.8      4.6%
   Programming                       1,966.8                    169.5    15.3%       1,999.9     15.2%        1,989.2     15.0%
   Capitalized Labor & O/H                                       (1.8)   -0.2%        (161.4)    -1.2%         (250.5)    -1.9%
                                                                 ----    -----        ------     -----         ------     -----
    Total Technical                  3,139.1      22.44%        268.6    24.2%       3,069.9     23.4%        2,832.9     21.4%
                                     -------      ------        -----    -----       -------     -----        -------     -----

 Ad Sales
   Personnel                                                      5.4     0.5%          66.2      0.5%           50.8      0.4%
   Other                                                          6.8     0.6%          23.0      0.2%           20.7      0.2%
                                                                  ---     ----          ----      ----           ----      ----
    Total Ad Sales                     133.2       0.95%         12.1     1.1%          89.2      0.7%           71.5      0.5%
                                       -----       -----         ----     ----          ----      ----           ----      ----

 Marketing
   Commissions                                                    0.2     0.0%           5.2      0.0%            9.4      0.1%
   Other                                                         19.1     1.7%         279.8      2.1%          370.5      2.8%
                                                                 ----     ----         -----      ----          -----      ----
    Total Marketing                    218.6       1.56%         19.3     1.7%         284.9      2.2%          379.9      2.9%
                                       -----       -----         ----     ----         -----      ----          -----      ----
                                                                                                                           0.0%
 General & Administrative
   Personnel                                                     26.3     2.4%         367.1      2.8%          359.2      2.7%
   Other                                                        162.7    14.7%       1,683.8     12.8%        1,893.2     14.3%
                                                                -----    -----       -------     -----        -------     -----
    Total G & A                      1,954.5      13.97%        189.0    17.0%       2,050.9     15.6%        2,252.4     17.0%
                                     -------      ------        -----    -----       -------     -----        -------     -----

Total Operating Expense
   Before Alloc. Corp. Exp.          5,445.4      38.92%        489.1    44.0%       5,494.8     41.8%        5,536.7     41.8%
                                     -------      ------        -----    -----       -------     -----        -------     -----

Total Oper. Cash Flow
   Before Alloc. Corp. Exp.          8,544.7       61.1%        621.7    56.0%       7,650.9     58.2%        7,713.7     58.2%
                                     -------       -----        -----    -----       -------     -----        -------     -----

Allocated Corporate Exp.
                 Expenses              492.4        3.5%         40.8     3.7%         489.7      3.7%          496.1      3.7%
                                       -----        ----         ----     ----         -----      ----          -----      ----

Total Oper. Cash Flow
   After Alloc. Corp. Exp.          $8,052.3       57.6%       $580.9    52.3%      $7,161.2     54.5%       $7,217.6     54.5%
                                    --------       -----       ------    -----      --------     -----       --------     -----

FALCON CABLE SYSTEMS COMPANY                                          EXHIBIT C2
HESPERIA REGION, CALIFORNIA
OPERATING CASH FLOW: BUDGET & ACTUAL


                                             1996 Budget       Dec Mo 1995 Actual        1995 Actual           1994 Actual
                                        -------------------    ------------------    --------------------   ------------------
                                         ($000s)  % to Rev.    ($000s)  % to Rev.    ($000s)    % to Rev.   ($000s)  % to Rev.
                                         -------  ---------    -------  ---------    -------    ---------   -------  ---------
REVENUES:
  Primary / Commercial                  $4,278.6     52.29%     $353.9     53.74%   $4,166.4     53.10%    $4,608.4     62.95%
  Expanded Tier                          1,556.1     19.02%      125.7     19.09%    1,520.8     19.38%       764.6     10.44%
                                         -------     ------      -----     ------    -------     ------       -----     ------
     Total Regulated Programming         5,834.7     71.31%      479.6     72.83%    5,687.2     72.48%     5,373.0     73.40%
                                         -------     ------      -----     ------    -------     ------     -------     ------

  Radio Services                            37.4      0.46%        3.1      0.47%       40.9      0.52%        51.2      0.70%
  Pay Cable                                709.0      8.67%       59.7      9.07%      710.6      9.06%       616.6      8.42%
  New Product Tier                         389.6      4.76%       30.5      4.63%      335.2      4.27%       287.1      3.92%
  Mini-Pay                                   7.3      0.09%        0.5      0.08%        5.8      0.07%         7.6      0.10%
  Pay Per View                             131.1      1.60%        3.7      0.56%      102.9      1.31%       105.5      1.44%
                                           -----      -----        ---      -----      -----      -----       -----      -----
     Total Unregulated Programming       1,274.4     15.58%       97.5     14.81%    1,195.4     15.23%     1,068.0     14.59%
                                         -------     ------       ----     ------    -------     ------     -------     ------

  Remote Control                            22.6      0.28%        4.0      0.61%       42.4      0.54%        37.3      0.51%
  Converter Rental                         363.1      4.44%       27.9      4.24%      326.2      4.16%       323.3      4.42%
  Other - VCR                                0.0      0.00%        0.1      0.02%        0.0      0.00%         2.0      0.03%
                                             ---      -----        ---      -----        ---      -----         ---      -----
     Total Equipment                       385.7      4.71%       32.0      4.86%      368.6      4.70%       362.6      4.95%
                                           -----      -----       ----      -----      -----      -----       -----      -----

  Wire Maintenance Agreements               55.4      0.68%        4.5      0.68%       52.6      0.67%        34.2      0.47%
  Installation                             168.8      2.06%        9.3      1.41%      158.2      2.02%       148.7      2.03%
                                           -----      -----        ---      -----      -----      -----       -----      -----
     Total Installation / Service          224.2      2.74%       13.8      2.10%      210.8      2.69%       182.9      2.50%
                                           -----      -----       ----      -----      -----      -----       -----      -----

  Guide Revenue                              3.4      0.04%        0.0      0.00%        0.0      0.00%         0.0      0.00%
  Late Charges                              65.7      0.80%        5.8      0.88%       63.2      0.81%        58.8      0.80%
  Home Shopping                             67.4      0.82%        5.8      0.88%       67.4      0.86%        38.5      0.53%
  FCC User Fee Pass Thru                     9.2      0.11%        0.8      0.12%        8.6      0.11%         0.4      0.01%
  Franchise Pass Thru                       68.5      0.84%        5.5      0.84%       65.5      0.83%        63.2      0.86%
  Miscellaneous / Rent                       9.1      0.11%        0.9      0.14%        9.1      0.12%         8.6      0.12%
                                             ---      -----        ---      -----        ---      -----         ---      -----
     Total Non-Service / Misc.             223.3      2.73%       18.8      2.85%      213.8      2.72%       169.5      2.32%
                                           -----      -----       ----      -----      -----      -----       -----      -----

  Advertising                              239.6      2.93%       16.8      2.55%      170.8      2.18%       164.5      2.25%
                                           -----      -----       ----      -----      -----      -----       -----      -----

Total Revenues                           8,181.9    100.00%      658.5    100.00%    7,846.6    100.00%     7,320.5    100.00%
                                         -------    -------      -----    -------    -------    -------     -------    -------

Operating Expenses:
 Technical
   Personnel                               770.7      9.42%       18.4      2.79%      254.9      3.25%       242.7      3.32%
   Other                                                          43.9      6.67%      469.7      5.99%       412.4      5.63%
   Programming                           1,299.8     15.89%      113.2     17.19%    1,384.3     17.64%     1,202.3     16.42%
                                         -------     ------
   Capitalized Labor & O/H                                        (8.4)    -1.28%      (89.0)    -1.13%      (190.5)    -2.60%
                                                                  ----     ------      -----     ------      ------     ------
    Total Technical                      2,070.5     25.31%      167.1     25.38%    2,019.9     25.74%     1,666.9     22.77%
                                         -------     ------      -----     ------    -------     ------     -------     ------

 Ad Sales
   Personnel                                                       7.1      1.08%       60.9      0.78%        50.1      0.68%
   Other                                                           4.8      0.73%       12.3      0.16%         5.9      0.08%
                                                                   ---      -----       ----      -----        ----      -----
    Total Ad Sales                          77.8      0.95%       11.9      1.81%       73.2      0.93%        56.0      0.76%
                                            ----      -----       ----      -----       ----      -----        ----      -----

 Marketing
   Commissions                                                     0.1      0.02%        2.3      0.03%         2.4      0.03%
   Other                                                          14.9      2.26%      273.9      3.49%       234.7      3.21%
                                                                  ----      -----      -----      -----       -----      -----
    Total Marketing                        125.3      1.53%       15.0      2.28%      276.2      3.52%       237.1      3.24%
                                           -----      -----       ----      -----      -----      -----       -----      -----

 General & Administrative
   Personnel                                                      11.4      1.73%      233.7      2.98%       198.3      2.71%
   Other                                                          86.7     13.17%    1,026.8     13.09%     1,045.7     14.28%
                                                                  ----     ------    -------     ------     -------     ------
    Total G & A                          1,330.5     16.26%       98.1     14.90%    1,260.5     16.06%     1,244.0     16.99%
                                         -------     ------       ----     ------    -------     ------     -------     ------

Total Operating Expense
   Before Alloc. Corp. Expenses*         3,604.1     44.05%      292.1     44.36%    3,629.8     46.26%     3,204.0     43.77%
                                         -------     ------      -----     ------    -------     ------     -------     ------

Total Oper. Cash Flow
   Before Alloc. Corp. Expenses*        $4,577.8     55.95%     $366.4     55.64%   $4,216.8     53.74%    $4,116.5     56.23%
                                        ========     ======     ======     ======   ========     ======    ========     ======

*Allocated Corporate Expenses are approximately 3.7%.

- ----------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                                         EXHIBIT C3
SAN LUIS OBISPO REGION, CALIFORNIA
OPERATING CASH FLOW: BUDGET & ACTUAL
- ----------------------------------------------------------------------------------------------------------------------------
                                            1996 Budget       Dec Mo 1995 Actual       1995 Actual           1994 Actual
                                       -------------------   -------------------   -------------------   -------------------
                                        ($000s)  % to Rev.    ($000s)  % to Rev.    ($000s)  % to Rev.    ($000s)  % to Rev.
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
REVENUES:
  Primary / Commercial                 $3,235.2     52.59%     $254.5     51.98%   $2,974.1     51.92%   $3,803.4     62.00%
  Expanded Tier                         1,334.1     21.69%      102.6     20.96%    1,198.2     20.92%      676.8     11.03%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
     Total Regulated Programming        4,569.3     74.28%      357.1     72.94%    4,172.3     72.83%    4,480.2     73.03%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
  Radio Services                           28.5      0.46%        2.4      0.49%       30.8      0.54%       36.4      0.59%
  Pay Cable                               375.4      6.10%       32.1      6.56%      415.7      7.26%      395.1      6.44%
  New Product Tier                        201.3      3.27%       15.1      3.08%      177.4      3.10%      192.9      3.14%
  Mini-Pay                                  0.0      0.00%        0.0      0.00%        0.0      0.00%        0.0      0.00%
  Pay Per View                             69.1      1.12%        2.2      0.45%       29.8      0.52%       36.5      0.59%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
     Total Unregulated Programming        674.3     10.96%       51.8     10.58%      653.7     11.41%      660.9     10.77%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
  Remote Control                            8.2      0.13%        0.7      0.14%       14.6      0.25%       22.3      0.36%
  Converter Rental                        187.8      3.05%       14.3      2.92%      215.9      3.77%      300.7      4.90%
  Other - VCR                               0.7      0.01%        0.1      0.02%        0.7      0.01%        0.8      0.01%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
     Total Equipment                      196.7      3.20%       15.1      3.08%      231.2      4.04%      323.8      5.28%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
  Wire Maintenance Agreements              21.8      0.35%        1.8      0.37%       21.4      0.37%       16.0      0.26%
  Installation                             45.4      0.74%        3.9      0.80%       42.9      0.75%       53.6      0.87%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
     Total Installation / Service          67.2      1.09%        5.7      1.16%       64.3      1.12%       69.6      1.13%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
  Guide Revenue                             3.0      0.05%        0.0      0.00%        0.1      0.00%        0.1      0.00%
  Late Charges                             51.4      0.84%        3.9      0.80%       49.5      0.86%       42.1      0.69%
  Home Shopping                            54.0      0.88%       12.0      2.45%       80.8      1.41%       41.5      0.68%
  FCC User Fee Pass Thru                    7.7      0.13%        0.6      0.12%        7.3      0.13%        0.3      0.00%
  Franchise Pass Thru                     256.4      4.17%       19.6      4.00%      235.4      4.11%      251.9      4.11%
  Miscellaneous / Rent                      0.0      0.00%        0.0      0.00%        0.0      0.00%        0.0      0.00%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
     Total Non-Service / Misc.            372.5      6.06%       36.1      7.37%      373.1      6.51%      335.9      5.48%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
  Advertising                             271.6      4.42%       23.8      4.86%      233.9      4.08%      264.1      4.31%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
Total Revenues                          6,151.6    100.00%      489.6    100.00%    5,728.5    100.00%    6,134.5    100.00%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
Operating Expenses:
 Technical
   Personnel                              787.3     12.80%       19.5      3.98%      262.5      4.58%      230.4      3.76%
   Other                                                         17.2      3.51%      433.4      7.57%      437.3      7.13%
   Programming                          1,046.8     17.02%       95.6     19.53%    1,138.1     19.87%    1,058.0     17.25%
   Capitalized Labor & O/H             --------  ---------       (5.8)    -1.18%      (68.6)    -1.20%      (90.3)    -1.47%
                                                             --------  ---------   --------  ---------   --------  ---------
    Total Technical                     1,834.1     29.82%      126.5     25.84%    1,765.4     30.82%    1,635.4     26.66%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
 Ad Sales
   Personnel                                                      5.4      1.10%       51.8      0.90%       58.3      0.95%
   Other                                                          6.3      1.29%       35.8      0.62%       17.8      0.29%
                                                             --------  ---------   --------  ---------   --------  ---------
    Total Ad Sales                         89.7      1.46%       11.7      2.39%       87.6      1.53%       76.1      1.24%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
 Marketing
   Commissions                                                    0.0      0.00%        0.0      0.00%        0.0      0.00%
   Other                                                         38.4      7.84%      227.0      3.96%      198.8      3.24%
                                                             --------  ---------   --------  ---------   --------  ---------
    Total Marketing                       173.3      2.82%       38.4      7.84%      227.0      3.96%      198.8      3.24%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
 General & Administrative
   Personnel                                                     16.3      3.33%      193.5      3.38%      173.4      2.83%
   Other                                                        110.5     22.57%      906.2     15.82%      883.0     14.39%
                                                             --------  ---------   --------  ---------   --------  ---------
    Total G & A                         1,068.0     17.36%      126.8     25.90%    1,099.7     19.20%    1,056.4     17.22%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
Total Operating Expense
   Before Alloc. Corp. Expenses*        3,165.1     51.45%      303.4     61.97%    3,179.7     55.51%    2,966.7     48.36%
                                       --------  ---------   --------  ---------   --------  ---------   --------  ---------
Total Oper. Cash Flow
   Before Alloc. Corp. Expenses*       $2,986.5     48.55%     $186.2     38.03%   $2,548.8     44.49%   $3,167.8     51.64%
                                       ========  =========   ========  =========   ========  =========   ========  =========

*Allocated Corporate Expenses are approximately 3.7%.

FALCON CABLE SYSTEMS COMPANY                            EXHIBIT C4
TULARE REGION, CALIFORNIA
OPERATING CASH FLOW: BUDGET & ACTUAL



                                         1996 Budget     Dec Mo 1995 Actual       1995 Actual            1994 Actual
                                         -----------     ------------------       -----------            -----------
                                      ($000s) % to Rev.   ($000s) % to Rev.   ($000s)    % to Rev.    ($000s) % to Rev.
                                      ------- ---------   ------- ---------   -------    ---------    ------- ---------
REVENUES:
  Primary / Commercial               $3,223.6    47.16%    $254.3    48.78%    $3,151.2    48.44%    $3,707.8    54.51%
  Expanded Tier                         975.5    14.27%      74.0    14.20%       883.2    13.58%       451.7     6.64%
                                     --------    -----     ------    -----     --------    -----     --------   ------
     Total Regulated Programming      4,199.1    61.44%     328.3    62.98%     4,034.4    62.01%     4,159.5    61.15%
                                     --------    -----     ------    -----     --------    -----     --------   ------

  Radio Services                          1.7     0.02%       0.1     0.02%         1.8     0.03%         1.8     0.03%
  Pay Cable                             601.8     8.80%      48.6     9.32%       603.1     9.27%       695.0    10.22%
  New Product Tier                      503.2     7.36%      35.7     6.85%       459.5     7.06%       552.5     8.12%
  Mini-Pay                                0.0     0.00%       0.0     0.00%         0.0     0.00%         0.0     0.00%
  Pay Per View                          123.7     1.81%       3.1     0.59%        87.7     1.35%       126.2     1.86%
                                     --------    -----     ------    -----     --------    -----     --------   ------
     Total Unregulated Programming    1,230.4    18.00%      87.5    16.78%     1,152.1    17.71%     1,375.5    20.22%
                                     --------    -----     ------    -----     --------    -----     --------   ------

  Remote Control                         25.4     0.37%       2.1     0.40%        26.4     0.41%        27.9     0.41%
  Converter Rental                      361.9     5.29%      29.2     5.60%       368.4     5.66%       400.2     5.88%
  Other - VCR                             0.9     0.01%       0.1     0.02%         1.1     0.02%         1.3     0.02%
                                     --------    -----     ------    -----     --------    -----     --------   ------
     Total Equipment                    388.2     5.68%      31.4     6.02%       395.9     6.09%       429.4     6.31%
                                     --------    -----     ------    -----     --------    -----     --------   ------

  Wire Maintenance Agreements            47.7     0.70%       3.8     0.73%        44.6     0.69%        28.2     0.41%
  Installation                           73.9     1.08%       1.4     0.27%        72.3     1.11%        67.1     0.99%
                                     --------    -----     ------    -----     --------    -----     --------   ------
     Total Installation / Service       121.6     1.78%       5.2     1.00%       116.9     1.80%        95.3     1.40%
                                     --------    -----     ------    -----     --------    -----     --------   ------

  Guide Revenue                          91.0     1.33%       4.0     0.77%        53.0     0.81%        70.8     1.04%
  Late Charges                          227.2     3.32%      18.0     3.45%       218.5     3.36%       193.1     2.84%
  Home Shopping                          26.9     0.39%       4.0     0.77%        27.9     0.43%        26.5     0.39%
  FCC User Fee Pass Thru                  7.6     0.11%       0.6     0.12%         7.2     0.11%         0.4     0.01%
  Franchise Pass Thru                   254.4     3.72%      19.6     3.76%       242.3     3.72%       254.8     3.75%
  Miscellaneous / Rent                    6.6     0.10%       0.7     0.13%         7.2     0.11%         5.5     0.08%
                                     --------    -----     ------    -----     --------    -----     --------   ------
     Total Non-Service / Misc.          613.7     8.98%      46.9     9.00%       556.1     8.55%       551.1     8.10%
                                     --------    -----     ------    -----     --------    -----     --------   ------

  Advertising                           282.0     4.13%      22.0     4.22%       250.6     3.85%       191.5     2.82%
                                     --------    -----     ------    -----     --------    -----     --------   ------

Total Revenues                        6,835.0   100.00%     521.3   100.00%     6,506.0   100.00%     6,802.3   100.00%
                                     --------    -----     ------    -----     --------    -----     --------   ------

Operating Expenses:
 Technical
   Personnel                            804.5    11.77%      23.1     4.43%       334.2     5.14%       309.0     4.54%
   Other                                                     40.7     7.81%       505.1     7.76%       469.9     6.91%
   Programming                        1,283.8    18.78%       100    19.18%     1,279.2    19.66%     1,320.7    19.42%
                                     --------    -----     ------    -----     --------    -----     --------    -----
   Capitalized Labor & O/H                                   (0.7)   -0.13%      (204.4    -3.14%      (223.0)   -3.28%
                                                           ------    -----     --------    -----     --------    -----
    Total Technical                   2,088.3    30.55%     163.1    31.29%     1,914.1    29.42%     1,876.6    27.59%
                                     --------    -----     ------    -----     --------    -----     --------    -----

 Ad Sales
   Personnel                                                  8.5     1.63%        80.7     1.24%        72.8     1.07%
   Other                                                      6.6     1.27%        41.8     0.64%        38.6     0.57%
                                                           ------    -----     --------    -----     --------    -----
    Total Ad Sales                      121.2     1.77%      15.1     2.90%       122.5     1.88%       111.4     1.64%
                                     --------    -----     ------    -----     --------    -----     --------    -----

 Marketing
   Commissions                                                0.0     0.00%         0.0     0.00%         0.0     0.00%
   Other                                                     20.5     3.93%       184.3     2.83%       278.3     4.09%
                                                           ------    -----     --------    -----     --------    -----
    Total Marketing                     150.4     2.20%      20.5     3.93%       184.3     2.83%       278.3     4.09%
                                     --------    -----     ------    -----     --------    -----     --------    -----

 General & Administrative
   Personnel                                                 16.2     3.11%       215.9     3.32%       195.8     2.88%
   Other                                                     76.8    14.73%       891.4    13.70%     1,006.7    14.80%
                                                           ------    -----     --------    -----     --------    -----
    Total G & A                       1,151.9    16.85%      93.0    17.84%     1,107.3    17.02%     1,202.5    17.68%
                                     --------    -----     ------    -----     --------    -----     --------    -----

Total Operating Expense
   Before Alloc. Corp. Expenses*      3,511.8    51.38%     291.7    55.96%     3,328.2    51.16%     3,468.8    50.99%
                                     --------    -----     ------    -----     --------    -----     --------    -----

Total Oper. Cash Flow
   Before Alloc. Corp. Expenses*     $3,323.2    48.62%    $229.6    44.04%    $3,177.8    48.84%    $3,333.5    49.01%
                                     ========    =====     ======    =====     ========    =====     ========    =====

*Allocated Corporate Expenses are approximately 3.7%.

FALCON CABLE SYSTEMS COMPANY                              EXHIBIT C5
CENTRAL REGION, OREGON
OPERATING CASH FLOW: ACTUAL & BUDGET


                                  1996 Budget     Dec Mo 1995 Actual         1995 Actual            1994 Actual
                               ($000)  % to Rev.  ($000)    % to Rev.    ($000)    % to Rev.     ($000)  % to Rev.
REVENUES:
 Primary                       2,842.2     54.9%     $227.4    54.9%     $2,726.3    54.5%     $3,118.0    62.0%
 Commercial                       99.1      1.9%        8.2     2.0%         96.3     1.9%         94.3     1.9%
 Expanded Tier                   830.6     16.1%       64.4    15.6%        788.3    15.8%        454.7     9.0%
                              --------    -----      ------   -----      --------   -----      --------   -----
   Total Reg. Prog.            3,772.0     72.9%      300.0    72.4%      3,610.9    72.2%      3,666.9    72.9%
                              --------    -----      ------   -----      --------   -----      --------   -----

 Radio Services                    0.9      0.0%        0.1     0.0%          0.8     0.0%          0.9     0.0%
 Pay Cable - 1st Outlet          467.9      9.0%       43.9    10.6%        511.0    10.2%        467.3     9.3%
 Pay Cable - Add'l Outlet                               1.1     0.3%         11.7     0.2%          8.8     0.2%
 New Product Tier                585.0     11.3%       40.8     9.9%        468.1     9.4%        443.7     8.8%
 Commercial Pay                                         0.4     0.1%          4.9     0.1%          9.4     0.2%
 Mini-Pay                          1.2      0.0%        0.1     0.0%          0.7     0.0%          0.6     0.0%
 Mini-Pay - Add'l Outlet                                0.0     0.0%          0.0     0.0%          0.0     0.0%
 Pay Per View                      0.0      0.0%        0.1     0.0%         11.9     0.2%          9.6     0.2%
                              --------    -----      ------   -----      --------   -----      --------   -----
   Total Unreg. Prog.          1,054.9     20.4%       86.4    20.9%      1,009.0    20.2%        940.3    18.7%
                              --------    -----      ------   -----      --------   -----      --------   -----

 Primary Add'l Outlet              0.0      0.0%        0.0     0.0%          0.0     0.0%          2.7     0.1%
 Remote Control                    7.9      0.2%        1.4     0.3%         20.3     0.4%         29.8     0.6%
 Converter Rental                 45.8      0.9%        3.3     0.8%         83.4     1.7%        149.3     3.0%
 Other - VCR                       0.8      0.0%        0.1     0.0%          0.8     0.0%          0.5     0.0%
                              --------    -----      ------   -----      --------   -----      --------   -----
   Total Equipment                54.5      1.1%        4.7     1.1%        104.5     2.1%        182.3     3.6%
                              --------    -----      ------   -----      --------   -----      --------   -----

Wire Maint. Agreements            41.3      0.8%        3.4     0.8%         36.8     0.7%         23.0     0.5%
 New Cust. - Pay Installs                               0.1     0.0%          0.2     0.0%          3.3     0.1%
 New Cust. - Basic  Installs      95.7      1.8%        1.4     0.3%         38.1     0.8%         22.8     0.5%
 Install Mat'l Charge                                   0.5     0.1%          3.9     0.1%          0.0     0.0%
 Installs - Non New Cust.                               3.3     0.8%         48.6     1.0%         45.1     0.9%
                                                     ------    ----      --------    ----      --------    ----
   Total Install/Service         137.0      2.6%        8.8     2.1%        127.6     2.6%         94.2     1.9%
                              --------    -----      ------   -----      --------   -----      --------   -----

 Guide Revenue                     2.7      0.1%        0.0     0.0%          0.1     1.5%          0.0     0.0%
 Late Charges                     78.6      1.5%        6.0     1.5%         75.6     0.0%         91.4     1.8%
 Rent                              2.6      0.1%        0.0     0.0%          1.8     0.0%          4.1     0.1%
 Franchise Pass Thru              21.4      0.4%        1.9     0.5%         20.9     0.4%         21.6     0.4%
 Miscellaneous                     0.0      0.0%        0.0     0.0%          0.0     0.0%          0.0     0.0%
 Shopping Net Car. Fee             0.0      0.0%        0.0     0.0%          0.0     0.0%          0.0     0.0%
 FCC User Fee Pass Thru            7.0      0.1%        0.6     0.1%          6.6     0.1%          0.3     0.0%
 QVC Monthly Comm.                26.3      0.5%        4.5     1.1%         27.3     0.5%         20.0     0.4%
 QVC Carriage Payment              3.1      0.1%        0.0     0.0%          1.1     0.0%          4.1     0.1%
 HSN Monthly Comm.                 5.1      0.1%        0.5     0.1%          4.6     0.1%          0.0     0.0%
 HSN Carriage Payment              9.0      0.2%        0.7     0.2%          8.3     0.2%          0.0     0.0%
                              --------    -----      ------   -----      --------   -----      --------   -----
    Total Non-Service/Misc.      155.7      3.0%       14.2     3.4%        146.1     2.9%        141.5     2.8%
                              --------    -----      ------   -----      --------   -----      --------   -----

 Advertising                       0.0      0.0%        0.0     0.0%          2.8     0.1%          3.8     0.1%
                              --------    -----      ------   -----      --------   -----      --------   -----

Total Revenues                 5,174.1    100.0%      414.2   100.0%      5,001.0   100.0%      5,029.0   100.0%
                              --------    -----      ------   -----      --------   -----      --------   -----

Operating Expenses:
 Technical
   Personnel                     624.1                 35.9     8.7%        310.4     6.2%        277.3     5.5%
   Other                                               20.1     4.9%        244.8     4.9%        203.8     4.1%
   Programming                   759.0                169.5    40.9%        868.0    17.4%        812.7    16.2%
   Capitalized Labor & O/H                             (4.2)   -1.0%       (111.8)   -2.2%       (197.8)   -3.9%
                              --------    -----      ------   -----      --------   -----      --------   -----
    Total Technical            1,383.2     26.7%      221.3    53.4%      1,311.5    26.2%      1,096.0    21.8%
                              --------    -----      ------   -----      --------   -----      --------   -----

 Ad Sales
   Personnel                                            0.0     0.0%          0.0     0.0%          0.0     0.0%
   Other                                                0.0     0.0%          0.0     0.0%          0.0     0.0%
                              --------    -----      ------   -----      --------   -----      --------   -----
    Total Ad Sales                 0.0      0.0%        0.0     0.0%          0.0     0.0%          0.0     0.0%
                              --------    -----      ------   -----      --------   -----      --------   -----

 Marketing
   Commissions                                          0.0     0.0%          0.0     0.0%          0.0     0.0%
   Other                                               14.9     3.6%        120.3     2.4%        113.2     2.3%
    Total Marketing              101.1      2.0%       14.9     3.6%        120.3     2.4%        113.2     2.3%
                                                                                                            0.0%
 General & Administrative
   Personnel                                           10.0     2.4%        141.4     2.8%        147.7     2.9%
   Other                                               61.1    14.7%        715.3    14.3%        860.6    17.1%
                              --------    -----      ------   -----      --------   -----      --------   -----
    Total G & A                  911.0     17.6%       71.0    17.1%        856.8    17.1%      1,008.2    20.0%
                              --------    -----      ------   -----      --------   -----      --------   -----

Total Operating Expense
   Before Alloc. Corp. Exp.    2,395.3     46.3%      307.3    74.2%      2,288.6    45.8%      2,217.4    44.1%
                              --------    -----      ------   -----      --------   -----      --------   -----

Total Oper. Cash Flow
   Before Alloc. Corp. Exp.    2,778.8     53.7%      106.9    25.8%      2,712.4    54.2%      2,811.6    55.9%
                              --------    -----      ------   -----      --------   -----      --------   -----

Reimbursable Allocated
        Corporate Expenses       182.1      3.5%       15.5     3.7%        186.3     3.7%        188.3     3.7%
                              --------    -----      ------   -----      --------   -----      --------   -----

Total Oper. Cash Flow
   After  Alloc. Corp. Exp.   $2,596.7     50.2%      $91.4    22.1%     $2,526.1    50.5%     $2,623.3    52.2%
                              ========    =====      ======   =====      ========   =====      ========   =====

FALCON CABLE SYSTEMS COMPANY                             EXHIBIT C6
DALLAS REGION, OREGON
OPERATING CASH FLOW: ACTUAL & BUDGET


                                 1996 Budget        Dec Mo 1995 Actual       1995 Actual             1994 Actual
                              ------------------    ------------------    --------------------    ------------------
                              ($000)   % to Rev.    ($000)   % to Rev.    ($000)    % to Rev.     ($000)   % to Rev.
                              ------   ---------    ------   ---------    ------    ---------     ------   ---------
REVENUES:
 Primary                      3,412.7      53.3%     $278.9      53.9%    $3,296.4      54.3%     $3,761.1     62.6%
 Commercial                     209.3       3.3%       16.9       3.3%       201.4       3.3%        193.9      3.2%
 Expanded Tier                  989.2      15.4%       74.2      14.3%       920.8      15.2%        482.8      8.0%
                                -----      -----       ----      -----       -----      -----        -----      ----
   Total Reg. Prog.           4,611.2      72.0%      369.9      71.5%     4,418.6      72.7%      4,437.7     73.9%
                              -------      -----      -----      -----     -------      -----      -------     -----

 Radio Services                  24.7       0.4%        2.1       0.4%        25.8       0.4%         29.0      0.5%
 Pay Cable - 1st Outlet         668.9      10.4%       53.9      10.4%       610.6      10.1%        535.6      8.9%
 Pay Cable - Add'l Outlet                               1.5       0.3%        15.4       0.3%         12.5      0.2%
 New Product Tier               441.8       6.9%       32.4       6.3%       349.0       5.7%        314.6      5.2%
 Commercial Pay                                         2.1       0.4%        28.0       0.5%         28.4      0.5%
 Mini-Pay                        12.0       0.2%        0.7       0.1%         8.6       0.1%          9.5      0.2%
 Mini-Pay - Add'l Outlet                                0.0       0.0%         0.3       0.0%          0.2      0.0%
 Pay Per View                    49.6       0.8%        2.0       0.4%        43.0       0.7%         39.1      0.7%
                                 ----       ----        ---       ----        ----       ----         ----      ----
   Total Unreg. Prog.         1,197.0      18.7%       94.8      18.3%     1,080.7      17.8%        968.8     16.1%
                              -------      -----       ----      -----     -------      -----        -----     -----

 Primary Add'l Outlet             0.0       0.0%        0.1       0.0%         0.6       0.0%          0.7      0.0%
 Remote Control                   5.3       0.1%        0.4       0.1%         6.5       0.1%         10.2      0.2%
 Converter Rental                66.5       1.0%        5.6       1.1%       110.0       1.8%        192.1      3.2%
 Other - VCR                      1.6       0.0%        0.1       0.0%         1.5       0.0%          1.7      0.0%
                                  ---       ----        ---       ----         ---       ----          ---      ----
   Total Equipment               73.4       1.1%        6.2       1.2%       118.7       2.0%        204.7      3.4%
                                 ----       ----        ---       ----       -----       ----        -----      ----

Wire Maint. Agreements           39.5       0.6%        3.3       0.6%        29.9       0.5%         21.4      0.4%
 New Cust. - Pay Installs                               0.0       0.0%         0.5       0.0%          0.0      0.0%
 New Cust. - Basic  Installs     85.4       1.3%        0.5       0.1%        17.2       0.3%         22.1      0.4%
 Install Mat'l Charge                                   0.0       0.0%         0.0       0.0%          0.0      0.0%
 Installs - Non New Cust.                               2.1       0.4%        60.9       1.0%         52.7      0.9%
                                -----                   ---       ----        ----       ----         ----      ----
   Total Install/Service        124.9       2.0%        5.9       1.1%       108.5       1.8%         96.2      1.6%
                                -----       ----        ---       ----       -----       ----         ----      ----

 Guide Revenue                    3.2       0.0%        0.0       0.0%         0.0       1.8%          0.0      0.0%
 Late Charges                   116.5       1.8%        9.8       1.9%       112.1       0.0%        103.5      1.7%
 Rent                             2.7       0.0%        0.1       0.0%         2.6       0.0%          2.8      0.0%
 Franchise Pass Thru              0.0       0.0%        0.0       0.0%         0.0       0.0%          0.0      0.0%
 Miscellaneous                    0.0       0.0%        0.0       0.0%         0.0       0.0%          0.0      0.0%
 Shopping Net Car. Fee            0.0       0.0%        0.0       0.0%         0.0       0.0%          0.0      0.0%
 FCC User Fee Pass Thru           8.3       0.1%        0.7       0.1%         7.7       0.1%          0.2      0.0%
 QVC Monthly Comm.               24.4       0.4%        6.5       1.3%        27.3       0.4%         22.8      0.4%
 QVC Carriage Payment             0.0       0.0%        0.0       0.0%         0.0       0.0%          0.0      0.0%
 HSN Monthly Comm.                7.0       0.1%        0.5       0.1%         6.4       0.1%          0.0      0.0%
 HSN Carriage Payment             9.2       0.1%        0.1       0.0%         1.5       0.0%          0.4      0.0%
                                  ---       ----        ---       ----         ---       ----          ---      ----
    Total Non-Service/Misc.     171.3       2.7%       17.7       3.4%       157.4       2.6%        129.7      2.2%
                                -----       ----       ----       ----       -----       ----        -----      ----

 Advertising                    227.0       3.5%       22.9       4.4%       190.2       3.1%        168.5      2.8%
                                -----       ----       ----       ----       -----       ----        -----      ----

Total Revenues                6,404.8     100.0%      517.4      00.0%     6,074.2      00.0%      6,005.6    100.0%
                              -------     ------      -----      -----     -------      -----      -------    ------

Operating Expenses:
 Technical
   Personnel                    594.5                  32.3       6.2%       338.7       5.6%        301.7      5.0%
   Other                         29.9                   1.7       0.3%       256.9       4.2%        184.3      3.1%
   Programming                  989.2                  91.5      17.7%     1,067.4      17.6%      1,033.0     17.2%
   Capitalized Labor & O/H                            (22.5)     -4.3%      (345.5)     -5.7%       (282.6 )   -4.7%
                              -------      -----      -----      -----     -------      -----      -------     -----
    Total Technical           1,613.6      25.2%      103.0      19.9%     1,317.6      21.7%      1,236.3     20.6%
                              -------      -----      -----      -----     -------      -----      -------     -----

 Ad Sales
   Personnel                                            4.5       0.9%        42.4       0.7%         36.7      0.6%
   Other                                                2.3       0.4%        30.2       0.5%         22.5      0.4%
                                                        ---       ----        ----       ----         ----      ----
    Total Ad Sales               92.0       1.4%        6.8       1.3%        72.6       1.2%         59.2      1.0%
                                 ----       ----        ---       ----        ----       ----         ----      ----

 Marketing
   Commissions                                          0.1       0.0%         3.6       0.1%          0.1      0.0%
   Other                                               20.7       4.0%        84.3       1.4%         98.3      1.6%
                                                       ----       ----        ----       ----         ----      ----
    Total Marketing              92.9       1.5%       20.8       4.0%        87.9       1.4%         98.5      1.6%
                                 ----       ----       ----       ----        ----       ----         ----      ----

 General & Administrative
   Personnel                                           16.2       3.1%       226.1       3.7%        210.9      3.5%
   Other                                               71.0      13.7%       813.4      13.4%        859.5     14.3%
   Capitalized Labor & O/H                            (12.7)     -2.5%      (107.4)     -1.8%        (70.8 )   -1.2%
                                                      -----      -----      ------      -----        -----     -----
    Total G & A               1,038.2      16.2%       74.6      14.4%       932.1      15.3%        999.5     16.6%
                              -------      -----       ----      -----       -----      -----        -----     -----

Total Operating Expense
   Before Alloc. Corp. Exp.   2,836.7      44.3%      205.1      39.6%     2,410.2      39.7%      2,393.5     39.9%

Total Oper. Cash Flow
   Before Alloc. Corp. Exp.   3,568.1      55.7%      312.3      60.4%     3,664.0      60.3%      3,612.0     60.1%
                              -------      -----      -----      -----     -------      -----      -------     -----

Reimbursable Allocated
        Corporate Expenses      225.4       3.5%       18.9       3.6%       226.3       3.7%        224.9      3.7%
                                -----       ----       ----       ----       -----       ----        -----      ----

Total Oper. Cash Flow
   After Alloc. Corp. Exp.   $3,342.7      52.2%     $293.4      56.7%    $3,437.7      56.6%     $3,387.1     56.4%
                             --------      -----     ------      -----    --------      -----     --------     -----

FALCON CABLE SYSTEMS COMPANY                                   EXHIBIT C7
COOS BAY/FLORENCE REGION, OREGON
OPERATING CASH FLOW: ACTUAL & BUDGET


                                   1996 Budget        Dec Mo 1995 Actual       1995 Actual             1994 Actual
                                ------------------    ------------------    --------------------    ------------------
                                ($000)   % to Rev.    ($000)   % to Rev.    ($000)    % to Rev.     ($000)   % to Rev.
                                ------   ---------    ------   ---------    ------    ---------     ------   ---------
REVENUES:
 Primary                      $4,958.6      53.7%      $400.9      53.2%    $4,771.0      55.3%     $5,025.2     60.2%
 Commercial                      308.8       3.3%        23.1       3.1%       273.9       3.2%        288.7      3.5%
 Expanded Tier                 1,035.6      11.2%        79.8      10.6%       961.0      11.1%        576.8      6.9%
                               -------      -----        ----      -----       -----      -----        -----      ----
   Total Reg. Prog.            6,302.9      68.2%       503.8      66.9%     6,005.9      69.6%      5,890.7     70.5%
                               -------      -----       -----      -----     -------      -----      -------     -----

 Radio Services                   11.4       0.1%         0.9       0.1%        12.3       0.1%         13.6      0.2%
 Pay Cable - 1st Outlet          688.5       7.5%        54.0       7.2%       647.2       7.5%        642.4      7.7%
 Pay Cable - Add'l Outlet                                 1.2       0.2%        13.6       0.2%         12.1      0.1%
 New Product Tier                761.1       8.2%        57.4       7.6%       548.5       6.4%        477.2      5.7%
 Commercial Pay                                           2.2       0.3%        27.2       0.3%         25.9      0.3%
 Mini-Pay                         15.8       0.2%         0.8       0.1%        12.3       0.1%         14.7      0.2%
 Mini-Pay - Add'l Outlet                                  0.1       0.0%         0.9       0.0%          0.9      0.0%
 Video Games                      24.5       0.3%         2.6       0.3%         8.3       0.1%          0.0      0.0%
 Pay Per View                    172.5       1.9%        10.9       1.4%       140.0       1.6%        126.6      1.5%
                               -------       ----        ----       ----       -----       ----        -----      ----
   Total Unreg. Prog.          1,673.7      18.1%       130.0      17.3%     1,410.2      16.3%      1,313.3     15.7%
                               -------      -----       -----      -----     -------      -----      -------     -----

 Primary Add'l Outlet              0.0       0.0%         0.0       0.0%         0.0       0.0%          3.3      0.0%
 Remote Control                   20.4       0.2%         1.8       0.2%        20.6       0.2%         19.5      0.2%
 Converter Rental                290.9       3.1%        24.7       3.3%       275.8       3.2%        264.1      3.2%
 Other - VCR                       0.0       0.0%         0.0       0.0%         0.0       0.0%          0.0      0.0%
                                   ---       ----         ---       ----         ---       ----          ---      ----
   Total Equipment               311.4       3.4%        26.5       3.5%       296.4       3.4%        286.9      3.4%
                                 -----       ----        ----       ----       -----       ----        -----      ----

Wire Maint. Agreements            78.1       0.8%         6.4       0.9%        73.8       0.9%         46.5      0.6%
 New Cust. - Pay Installs                                 0.0       0.0%         0.3       0.0%          6.0      0.1%
 New Cust. - Basic  Installs     146.7       1.6%         3.7       0.5%        36.0       0.4%         94.4      1.1%
 Install Mat'l Charge                                     0.0       0.0%         0.1       0.0%          0.0      0.0%
 Installs - Non New Cust.                                 6.7       0.9%       104.5       1.2%         77.5      0.9%
                                 -----                    ---       ----       -----       ----         ----      ----
   Total Install/Service         224.8       2.4%        16.9       2.2%       214.6       2.5%        224.4      2.7%
                                 -----       ----        ----       ----       -----       ----        -----      ----

 Guide Revenue                     5.3       0.1%         0.2       0.0%         0.9       1.0%          0.6      0.0%
 Late Charges                     94.1       1.0%         9.6       1.3%        90.4       0.4%         87.3      1.0%
 Rent                             42.4       0.5%         3.0       0.4%        37.8       0.4%         10.4      0.1%
 Franchise Pass Thru             143.5       1.6%        11.7       1.6%       134.5       1.6%        130.3      1.6%
 Miscellaneous                     0.3       0.0%         0.0       0.0%         0.3       0.0%          0.2      0.0%
 Shopping Net Car. Fee             0.0       0.0%         0.0       0.0%         0.0       0.0%          0.0      0.0%
 FCC User Fee Pass Thru           10.7       0.1%         0.9       0.1%        10.2       0.1%          0.3      0.0%
 Video Game Activation             1.8       0.0%         0.7       0.1%         5.4       0.1%          0.0      0.0%
 QVC Monthly Comm.                54.0       0.6%        10.0       1.3%        57.2       0.7%         53.0      0.6%
 QVC Carriage Payment              2.5       0.0%         0.0       0.0%        29.3       0.3%          4.4      0.1%
 HSN Monthly Comm.                21.3       0.2%         1.1       0.1%        19.3       0.2%          0.0      0.0%
 HSN Carriage Payment             19.0       0.2%         1.6       0.2%        19.0       0.2%          0.0      0.0%
                                  ----       ----         ---       ----        ----       ----          ---      ----
    Total Non-Service/Misc.      394.8       4.3%        38.7       5.1%       404.3       4.7%        286.5      3.4%
                                 -----       ----        ----       ----       -----       ----        -----      ----

 Advertising                     330.4       3.6%        37.0       4.9%       301.4       3.5%        352.2      4.2%
                                 -----       ----        ----       ----       -----       ----        -----      ----

Total Revenues                 9,237.9     100.0%       752.9     100.0%     8,632.8     100.0%      8,354.0    100.0%
                               -------     ------       -----     ------     -------     ------      -------    ------

Operating Expenses:
 Technical
   Personnel                     908.1       9.8%        47.4       6.3%       479.4       5.6%        416.5      5.0%
   Other                                                  7.6       1.0%       376.1       4.4%        357.4      4.3%
   Programming                 1,504.9      16.3%       140.4      18.7%     1,576.6      18.3%      1,378.5     16.5%
   Capitalized Labor & O/H                              (28.3)     -3.8%      (161.3 )    -1.9%       (157.7)    -1.9%
                               -------      -----       -----      -----     -------      -----      -------     -----
    Total Technical            2,413.0      26.1%       167.2      22.2%     2,270.8      26.3%      1,994.7     23.9%
                               -------      -----       -----      -----     -------      -----      -------     -----

 Ad Sales
   Personnel                                              9.6       1.3%        77.5       0.9%         80.3      1.0%
   Other                                                  3.1       0.4%        32.6       0.4%         32.6      0.4%
                                                         ----       ----        ----       ----         ----      ----
    Total Ad Sales               135.4       1.5%        12.7       1.7%       110.1       1.3%        113.0      1.4%
                                 -----       ----        ----       ----       -----       ----        -----      ----

 Marketing
   Commissions                                            0.1       0.0%         3.4       0.0%          2.5      0.0%
   Other                                                 28.9       3.8%       228.1       2.6%        182.0      2.2%
                                                         ----       ----       -----       ----        -----      ----
    Total Marketing              174.6       1.9%        28.9       3.8%       231.6       2.7%        184.5      2.2%
                                 -----       ----        ----       ----       -----       ----        -----      ----

 General & Administrative
   Personnel                                             17.5       2.3%       285.5       3.3%        312.4      3.7%
   Other                                                 99.5      13.2%     1,032.7      12.0%      1,139.5     13.6%
   Capitalized Labor & O/H                               (2.8)     -0.4%       (44.1)     -0.5%        (41.3)    -0.5%
                                                        -----      -----     -------      -----      -------     -----
    Total G & A                1,378.6      14.9%       114.2      15.2%     1,274.1      14.8%      1,410.6     16.9%
                               -------      -----       -----      -----     -------      -----      -------     -----

Total Operating Expense
   Before Alloc. Corp. Exp.    4,101.7      44.4%       323.0      42.9%     3,886.6      45.0%      3,702.7     44.3%
                               -------      -----       -----      -----     -------      -----      -------     -----

Total Oper. Cash Flow
   Before Alloc. Corp. Exp.    5,136.2      55.6%       429.9      57.1%     4,746.2      55.0%      4,651.3     55.7%
                               -------      -----       -----      -----     -------      -----      -------     -----

Reimbursable Allocated
        Corporate Expenses       325.1       3.5%        26.8       3.6%       321.6       3.7%        312.8      3.7%
                               -------      -----       -----      -----     -------      -----      -------     -----

Total Oper. Cash Flow
   After Alloc. Corp. Exp.    $4,811.1      52.1%      $403.1      53.5%    $4,424.6      51.3%     $4,338.5     51.9%
                               -------      -----       -----      -----     -------      -----      -------     -----

                                   EXHIBIT D
                    REGION CASH FLOW PROJECTION ASSUMPTIONS

                                   EXHIBIT D
                    REGION CASH FLOW PROJECTION ASSUMPTIONS
                          BEGINNING DECEMBER 31, 1995

INTRODUCTION

A cash flow projection has been developed for each Region. These projections are shown in Exhibit E.

HOMES PASSED

Homes passed are based upon current passings and projection of growth provided by CACI (see Tables 2A-2G). According to CACI, households are projected to grow at the following annual rates during the projection period.

                                                       Years 1-5                 Years 6-10
                                                        Annual                     Annual
            Region                                    Growth Rate               Growth Rate
            ------                                    -----------               -----------
            Gilroy                                        2.00%                     1.00%
            Hesperia                                      2.90%                     1.45%
            San Luis Obispo                               0.60%                     0.30%
            Tulare                                        1.94%                     0.97%
            Central                                       1.30%                     0.65%
            Dallas                                        2.10%                     1.05%
            Coos Bay/Florence                             1.00%                     0.50%

EBU PENETRATION

Current penetrations are shown below. The national average basic penetration is 66.6%. Penetration is increased as shown in the table below. This growth considers the relatively poor off-air reception in the areas and increased System channel offerings after projected rebuilds.

                                       Current                  Projected                Projected
      Region                         Penetration           Year 1 Penetration       Year 10 Penetration
      ------                         -----------           ------------------       -------------------
      Gilroy                            59.6%                    59.5%                      65.0%
      Hesperia                          68.3%                    68.6%                      73.1%
      San Luis Obispo                   61.1%                    61.0%                      65.5%
      Tulare                            37.9%                    38.4%                      47.4%
      Central                           55.4%                    56.0%                      65.0%
      Dallas                            74.6%                    74.7%                      75.0%
      Coos Bay/Florence                 72.7%                    73.0%                      78.0%

EBU'S

This is the product of homes passed times EBU penetration.

AVERAGE EBU REVENUE

Tables 3A-3G analyze Regional revenues for 1994, 1995 and projected 1996. This analysis provides a baseline for the projections. The first page of Exhibit E shows the revenue projection assumptions by service. Many of these assumptions are compared to projections prepared by Paul Kagan Associates, Inc. and published in The Cable TV Financial Databook (1995). Revenues for digital and telephony services have not been projected as they were too speculative, nor were the capital expenditures needed to implement these services forecasted.

TOTAL REVENUE

This is the product of EBU's times average EBU revenue. Page 2 of Exhibit E-1 details the revenue projections by service.

OPERATING CASH FLOW MARGIN (%)

The operating margin is a function of the average revenue per EBU and the cost of providing services. The operating performance of each Region was reviewed for prior years and for 1995. The 1995 cash flow margin, before corporate expense allocation is shown below. Including the corporate expense allocation reduces the margins by approximately 3.75%. The appraiser understands that this allocation accounts for the System's use of corporate legal, finance and tax services. The appraisers believe it is appropriate to use the lower margin. Kane Reece assumed that the likely buyer would be a large MSO and the allocated services provided would require approximately an equivalent reduction in margin.

The following table delineates the 1995 margin, the year one projected margin, the ultimate margin, and the year achieved.

                                                                                 Ultimate Margin
                                                                                 ---------------
                                1995                  Year One                                    Year
Region                     Actual Margin               Margin                  %                Achieved
- ------                     -------------               ------                  -                --------
Gilroy                          54.5%                   55.0%                52.0%                  7
Hesperia                        50.0%                   52.2%                52.0%                  5
San Luis Obispo                 40.8%                   45.0%                46.0%                  3
Tulare                          45.1%                   45.0%                46.0%                  3
Central                         50.5%                   50.0%                51.0%                  4
Dallas                          56.6%                   52.0%                50.0%                  5
Coos Bay/Florence               51.3%                   52.0%                51.0%                  3

Year one margin is based upon appraisers review of the FCSC management prepared 1996 budget.

OPERATING CASH FLOW

This is the computational result of Total Revenue times Operating Margin.

CAPITAL EXPENDITURES

Capital expenditures were incorporated into the projections based upon the appraisers physical inspection of each Region, the appraisers determination of various components of customer and replacement capital, and the FCSC management prepared ten year plan.

For modelling purposes, capital expenditures were separated into two components; rebuild capital and recurring capital. Recurring capital includes subscriber capital (drops and converters), new build, both fill-in and line extension capital, pre and post wire of multiple dwelling units, headend equipment, furniture, vehicles, etc.

The following table outlines the ten year projected capital expenditure requirements by Region ($000s).

       Region                           Rebuild                    Recurring                   Total
       ------                           -------                    ---------                   -----
       Gilroy                          $14,883                       $5,201                  $20,084
       Hesperia                         14,129                        4,058                   18,187
       San Luis Obispo                   5,831                        3,165                    8,996
       Tulare                           12,001                        3,879                   15,880
       Central                           2,845                        3,385                    6,230
       Dallas                            7,476                        3,625                   11,101
       Coos Bay/Florence                 5,766                        3,506                    9,272
                                      --------                     --------                 --------
       Total                           $62,931                      $26,819                  $89,750
                                       =======                      =======                  =======

NET CASH FLOW

This is the computational result of operating cash flow minus capital expenditures.

PRESENT VALUE FACTOR

A 14% mid-year convention. The reader is referred to the text for a discussion of the discount rate.

PRESENT VALUE CASH FLOW

This is the result of multiplying the net cash flow times the present value factor. The sum of the yearly "present valued" cash flows is shown as an element of the value indication.

RESIDUAL VALUE

A multiple of eight times (Gilroy at nine times) year 11 cash flow was used. The reader is referred to the text for a discussion of the residual multiple.

Taxes, adjusted for an estimated remaining tax basis in the assets (calculations shown on the next page), are deducted and the after tax proceeds are then discounted to present value. The discounted residual is then added to the present value of the annual cash flows to yield the value indication.

                                                                      San Luis                                            Coos Bay/
                                             Gilory      Hesperia      Obispo       Tulare       Central      Dallas      Florence
                                             ------      --------      ------       ------       -------      ------      --------
Estimated Tax Basis for Residual
  Calculation
- --------------------------------------
Business Enterprise Value                  $67,670,000  $34,740,000  $22,480,000  $25,280,000  $25,080,000  $25,740,000  $41,550,000
Unamortized Basis:
  Tangible @ 25% life less than 10 yrs               0            0            0            0            0            0            0
  Amortizable intangibles at 75%            16,900,583    8,676,315    5,614,380    6,313,680    6,263,730    6,428,565   10,377,113
  Capital Expenditures                       2,071,938    2,346,031    1,388,342    2,088,721    1,348,152    1,349,371    1,381,426
                                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
         Tax Basis                          18,972,521   11,022,346    7,002,722    8,402,401    7,611,882    7,777,936   11,758,539
  Year 10 "Sales Price"                    136,017,704   72,092,529   41,907,660   56,929,729   45,409,400   50,026,717   71,542,268
  Percent of "Sales Price" not Taxable           13.9%        15.3%        16.7%        14.8%        16.8%        15.5%        16.4%
  Net Capital Gains Tax                          29.3%        28.8%        28.3%        29.0%        28.3%        28.7%        28.4%
                                                 =====        =====        =====        =====        =====        =====        =====

                                   EXHIBIT E
                          REGION CASH FLOW PROJECTIONS

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY        KANE REECE ASSOCIATES, INC.
GILROY REGION, CALIFORNIA           CATV SYSTEM VALUATION MODEL    EXHIBIT E-1A
VALUATION DATE:  DECEMBER 31, 1995
- -------------------------------------------------------------------------------

Growth Rate in Homes Passed              2.0% Thru Yr 5
Homes Passed @ 12/31/95               56,219
Equivalent Billing Units @ 12/31/95   33,491     59.6%   EBU's/HP
Pay Units @ 12/31/95                  13,070     39.0%   Pay Units/EBU's
Operating Margin for 95 Yr.             54.5% After reimbursable expenses.
Operating Margin for 94 Yr.             54.5% After reimbursable expenses.
Weighted average discount rate          14.0%

                                  Year         1         2        3        4        5        6        7        8        9       10
                                  -----   -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
            Basic Rev/EBU  (now $24.69)    $24.98   $26.00   $27.00   $28.10   $29.20   $30.40   $31.60   $32.90   $34.20   $35.60
                            Growth rate       1.2%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
                       Kagan Projection    $24.58   $25.56   $26.57   $27.64   $28.74   $29.87   $31.07   $32.33   $33.62    n/a
                            Growth rate       6.5%     4.0%     4.0%     4.0%     4.0%     3.9%     4.0%     4.1%     4.0%

          Pay Rev/Pay Unit  (now $7.95)     $7.81    $7.81    $8.04    $8.04    $8.29    $8.29    $8.53    $8.53    $8.79    $8.79
                            Growth rate      -1.8%       0%       3%       0%       3%       0%       3%       0%       3%       0%
                       Kagan Projection     $8.20    $8.12    $8.04    $7.96    $7.88    $7.80    $7.80    $7.80    $7.80    n/a
                            Growth rate      -1.1%    -1.0%    -1.0%    -1.0%    -1.0%    -1.0%     0.0%     0.0%     0.0%

           New Product Tier (now $1.66)     $1.93    $2.03    $2.13    $2.23    $2.35    $2.46    $2.59    $2.72    $2.85    $2.99
                            Growth rate      16.3%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

               Mini-Pay/EBU (now $0.03)     $0.04    $0.05    $0.06    $0.08    $0.10    $0.12    $0.15    $0.19    $0.24    $0.30
                            Growth rate      33.3%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%


       Pay-Per-View Rev/EBU (now $0.34)     $0.42    $0.53    $0.68    $0.82    $0.94    $1.08    $1.25    $1.37    $1.51    $1.66
                            Growth rate      23.5%    25.0%    30.0%    20.0%    15.0%    15.0%    15.0%    10.0%    10.0%    10.0%
                       Kagan Projection     $0.74    $1.01    $1.27    $1.65    $2.01    $2.36    $2.81    $3.25    $3.66    n/a
                            Growth rate      22.0%    36.5%    25.7%    29.9%    21.8%    17.4%    19.1%    15.7%    12.6%

              Equipment/EBU (now $0.55)     $0.50    $0.52    $0.53    $0.55    $0.56    $0.58    $0.60    $0.61    $0.63    $0.65
                            Growth rate      -9.1%       3%       3%       3%       3%       3%       3%       3%       3%       3%

           Advertising/EBU  (now $0.75)     $0.95    $1.14    $1.37    $1.64    $1.89    $2.17    $2.39    $2.63    $2.89    $3.18
                            Growth rate      26.7%    20.0%    20.0%    20.0%    15.0%    15.0%    10.0%    10.0%    10.0%    10.0%
                       Kagan Projection     $2.00    $2.24    $2.49    $2.75    $3.08    $3.47    $3.87    $4.28    $4.69    n/a
                            Growth rate      14.0%    12.0%    11.2%    10.4%    12.0%    12.7%    11.5%    10.6%     9.6%

          Home Shopping/EBU (now $0.25)     $0.27    $0.34    $0.42    $0.53    $0.63    $0.76    $0.87    $1.00    $1.15    $1.33
                            Growth rate       8.0%      25%      25%      25%      20%      20%      15%      15%      15%      15%

         Install/Service/EBU (now $.59)     $0.60    $0.63    $0.66    $0.69    $0.73    $0.77    $0.80    $0.84    $0.89    $0.93
                            Growth rate       1.7%       5%       5%       5%       5%       5%       5%       5%       5%       5%

Franchise Fee Pass-thru/EBU (now $0.82)     $0.83    $0.87    $1.11    $1.36    $1.63    $1.71    $1.79    $1.88    $1.97    $2.07
                            Growth rate       n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a

      Late Fees & Other/EBU (now $0.67)     $0.69    $0.70    $0.72    $0.73    $0.75    $0.76    $0.78    $0.79    $0.81    $0.82
                            growth rate       3.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%

                Pay-to-EBU  (now 39.5%)      39.0%    40.0%    41.0%    42.0%    43.0%    44.0%    45.0%    46.0%    47.0%    48.0%
                       Kagan Projection      77.5%    78.5%    79.5%    80.0%    80.3%    80.5%    80.8%    81.0%    81.3%     n/a

                   Total Annual EBU Rev   $411.02  $431.01  $455.72  $481.30  $508.03  $533.54  $559.91  $586.38  $615.28  $645.01
                   monthly (now $33.32)    $34.25   $35.92   $37.98   $40.11   $42.34   $44.46   $46.66   $48.86   $51.27   $53.75
                        Compound growth       5.1%
                       Kagan Projection    $33.72   $35.22   $36.85   $38.70   $40.62   $42.60   $44.74   $46.91   $49.15
                        Compound growth       4.8%

- -----------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                  K A N E   R E E C E   A S S O C I A T E S,   I N C.                      EXHIBIT E-1B
GILROY REGION, CALIFORNIA                                CATV SYSTEM VALUATION MODEL
- -----------------------------------------------------------------------------------------------------------------------------------
                                       Year                 1               2                3               4               5
                                       ----       -----------      -----------     -----------     -----------     -----------
Homes Passed                                           57,215           58,359          59,526          60,717          61,931

EBU Penetration                                         59.5%            60.0%           60.5%           61.0%           62.5%
  Kagan Penetration Projection                          67.5%            68.0%           68.3%           68.2%           67.7%

Equivalent Billing Units                               34,060           35,033          36,031          37,055          38,707

Basic Revenue/EBU                                      $24.98           $26.00          $27.00          $28.10          $29.20

Basic Revenue                                      10,209,826       10,930,295      11,674,138      12,495,115      13,562,967
                                                  -----------      -----------     -----------     -----------     -----------

Pay-to-Basic Ratio                                      39.0%            40.0%           41.0%           42.0%           43.0%
Pay Units                                              13,283           14,013          14,773          15,563          16,644

Pay Revenue/Pay Unit                                    $7.81            $7.81           $8.04           $8.04           $8.29

Pay Revenue                                         1,244,920        1,313,317       1,426,045       1,502,351       1,654,877
                                                  -----------      -----------     -----------     -----------     -----------

New Product Tier/EBU                                    $1.93            $2.03           $2.13           $2.23           $2.35

New Product Tier Revenue                              788,830          851,932         920,019         993,480       1,089,648
                                                  -----------      -----------     -----------     -----------     -----------

Mini-Pay Revenue/EBU                                    $0.04            $0.05           $0.06           $0.08           $0.10

Mini-Pay Revenue/EBU                                   16,349           21,020          27,023          34,740          45,360
                                                  -----------      -----------     -----------     -----------     -----------

Pay-Per-View Revenue/EBU                                $0.42            $0.53           $0.68           $0.82           $0.94

Pay-Per-View Revenue                                  171,662          220,708         295,096         364,181         437,475
                                                  -----------      -----------     -----------     -----------     -----------

Equipment Revenue/EBU                                   $0.50            $0.52           $0.53           $0.55           $0.56

Equipment Revenue                                     204,360          216,504         229,354         242,949         261,391
                                                  -----------      -----------     -----------     -----------     -----------

Advertising Revenue/EBU                                 $0.95            $1.14           $1.37           $1.64           $1.89

Advertising Revenue/EBU                               388,284          479,251         591,490         729,964         876,874
                                                  -----------      -----------     -----------     -----------     -----------

Home Shopping/EBU                                       $0.27            $0.34           $0.42           $0.53           $0.63

HomeShopping Revenue                                  110,354          141,884         182,408         234,492         293,932
                                                  -----------      -----------     -----------     -----------     -----------

Installation Revenue/EBU                                $0.60            $0.63           $0.66           $0.69           $0.73

Installation Revenue                                  245,232          264,849         286,016         308,854         338,751
                                                  -----------      -----------     -----------     -----------     -----------

Franchise Fee Pass-thru Revenue/EBU                     $0.83            $0.87           $1.11           $1.36           $1.63

Franchise Fee Pass-thru Revenue                       337,447          363,970         478,259         603,110         756,328
                                                  -----------      -----------     -----------     -----------     -----------

Late Fees & Other Revenue/EBU                           $0.69            $0.70           $0.72           $0.73           $0.75

Late Fees & Other Revenue                             282,017          295,875         310,392         325,599         346,914
                                                  -----------      -----------     -----------     -----------     -----------

                      Total Revenue               $13,999,281      $15,099,605     $16,420,241     $17,834,835     $19,664,517
                                                  ===========      ===========     ===========     ===========     ===========
                                        Year                6                7               8               9              10
                                       ----       -----------      -----------     -----------     -----------     -----------
Homes Passed                                           62,551           63,176          63,808          64,446          65,090

EBU Penetration                                         63.0%            63.5%           64.0%           64.5%           65.0%
  Kagan Penetration Projection                          67.1%            66.5%           65.9%           65.3%

Equivalent Billing Units                               39,407           40,117          40,837          41,568          42,309

Basic Revenue/EBU                                      $30.40           $31.60          $32.90          $34.20          $35.60

Basic Revenue                                      14,375,645       15,212,318      16,122,479      17,059,376      18,074,324
                                                  -----------      -----------     -----------     -----------     -----------

Pay-to-Basic Ratio                                      44.0%            45.0%           46.0%           47.0%           48.0%
Pay Units                                              17,339           18,053          18,785          19,537          20,308

Pay Revenue/Pay Unit                                    $8.29            $8.53           $8.53           $8.79           $8.79

Pay Revenue                                         1,723,979        1,848,773       1,923,785       2,060,795       2,142,167
                                                  -----------      -----------     -----------     -----------     -----------

New Product Tier/EBU                                    $2.46            $2.59           $2.72           $2.85           $2.99

New Product Tier Revenue                            1,164,817        1,245,092       1,330,817       1,422,357       1,520,103
                                                  -----------      -----------     -----------     -----------     -----------

Mini-Pay Revenue/EBU                                    $0.12            $0.15           $0.19           $0.24           $0.30

Mini-Pay Revenue/EBU                                   57,725           73,456          93,469         118,926         151,308
                                                  -----------      -----------     -----------     -----------     -----------

Pay-Per-View Revenue/EBU                                $1.08            $1.25           $1.37           $1.51           $1.66

Pay-Per-View Revenue                                  512,193          599,633         671,438         751,796         841,720
                                                  -----------      -----------     -----------     -----------     -----------

Equipment Revenue/EBU                                   $0.58            $0.60           $0.61           $0.63           $0.65

Equipment Revenue                                     274,101          287,410         301,347         315,940         331,220
                                                  -----------      -----------     -----------     -----------     -----------

Advertising Revenue/EBU                                 $2.17            $2.39           $2.63           $2.89           $3.18

Advertising Revenue/EBU                             1,026,637        1,149,646       1,287,314       1,441,379       1,613,786
                                                  -----------      -----------     -----------     -----------     -----------

Home Shopping/EBU                                       $0.76            $0.87           $1.00           $1.15           $1.33

Home Shopping Revenue                                 359,096          420,400         492,139         576,085         674,310
                                                  -----------      -----------     -----------     -----------     -----------

Installation Revenue/EBU                                $0.77            $0.80           $0.84           $0.89           $0.93

Installation Revenue                                  362,119          387,075         413,725         442,184         472,571
                                                  -----------      -----------     -----------     -----------     -----------

Franchise Fee Pass-thru Revenue/EBU                     $1.71            $1.79           $1.88           $1.97           $2.07

Franchise Fee Pass-thru Revenue                       808,662          863,915         920,997         983,684       1,049,607
                                                  -----------      -----------     -----------     -----------     -----------

Late Fees & Other Revenue/EBU                           $0.76            $0.78           $0.79           $0.81           $0.82

Late Fees & Other Revenue                             360,250          374,075         388,406         403,262         418,661
                                                  -----------      -----------     -----------     -----------     -----------

                       Total Revenue              $21,025,222      $22,461,792     $23,945,916     $25,575,785     $27,289,776
                                                  ===========      ===========     ===========     ===========     ===========

- ----------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY              K A N E   R E E C E   A S S O C I A T E S,  I N C.                          EXHIBIT E-1C
GILROY REGION, CALIFORNIA                            CATV SYSTEM VALUATION MODEL
- ----------------------------------------------------------------------------------------------------------------------------------
                                    Year               1             2             3             4             5
                                    ----     -----------   -----------   -----------   -----------   -----------
Total Revenue                                $13,999,281   $15,099,605   $16,420,241   $17,834,835   $19,664,517

Margin % to Revenue                                55.0%         54.0%         54.0%         53.0%         53.0%

Operating Cash Flow                            7,699,605     8,153,787     8,866,930     9,452,463    10,422,194

Captal Expenditures:
              - Rebuild/Extensions               759,000     5,764,000     6,226,000       384,000       399,000
              - Recurring                        682,000       464,000       479,000       495,000       613,000
                                             -----------   -----------   -----------   -----------   -----------
                        Total                  1,441,000     6,228,000     6,705,000       879,000     1,012,000
                                             ===========   ===========   ===========   ===========   ===========
Net Cash Flow                                  6,258,605     1,925,787     2,161,930     8,573,463     9,410,194

 Present Value Factor @ 14.0%                    0.93659       0.82157       0.72067       0.63217       0.55453

PV Net Cash Flow                               5,861,720     1,582,162     1,558,043     5,419,875     5,218,272
                                             ===========   ===========   ===========   ===========   ===========


                                    Year               6             7             8             9            10
                                    ----     -----------   -----------   -----------   -----------   -----------
Total Revenue                                $21,025,222   $22,461,792   $23,945,916   $25,575,785   $27,289,776

Margin % to Revenue                                53.0%         52.0%         52.0%         52.0%         52.0%

Operating Cash Flow                           11,143,368    11,680,132    12,451,876    13,299,408    14,190,684

Captal Expenditures:
              - Rebuild/Extensions               257,000       263,000       270,000       277,000       284,000
              - Recurring                        467,000       480,000       493,000       507,000       521,000
                                             -----------   -----------   -----------   -----------   -----------
                        Total                    724,000       743,000       763,000       784,000       805,000
                                             ===========   ===========   ===========   ===========   ===========
                                                       0
Net Cash Flow                                 10,419,368    10,937,132    11,688,876    12,515,408    13,385,684

 Present Value Factor @ 14.0%                    0.48643       0.42670       0.37429       0.32833       0.28801

PV Net Cash Flow                               5,068,328     4,666,829     4,375,084     4,109,167     3,855,178
                                             ===========   ===========   ===========   ===========   ===========

                                             Present Value of Net Cash Flows               $41,714,659
                                             Present Value of Residual                      25,955,381
                                                                                           -----------
                                                  Value Indication under Income Approach   $67,670,040
                                                                                           ===========
                                                         Value Indication (Rounded)        $67,670,000
                                                                                           ===========
                                                           Value Indication/EBU                 $2,021
                                                                                                ======
                                                         Cash Flow  Multiple - Projected           8.8
                                                                                                   ===

                                                                             Residual Value
                                                            ----------------------------------------------------
                                                            9x's Yr 11 Operating Cash Flow          $136,017,704
                                                             Less: Taxes (see Schedule) @ 29.3%       39,795,362
                                                                                                    ------------
                                                             After Tax Proceeds (end of year 10)      96,222,342
                                                                                                    ------------
                                                             Present Value @ 14.0%                   $25,955,381
                                                                                                    ============

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY        KANE REECE ASSOCIATES, INC.
HESPERIA REGION, CALIFORNIA         CATV SYSTEM VALUATION MODEL    EXHIBIT E-2A
VALUATION DATE:  DECEMBER 31, 1995
- -------------------------------------------------------------------------------

Growth Rate in Homes Passed               2.90% Thru Yr 5
Homes Passed @ 12/31/95                 28,280
Equivalent Billing Units @ 12/31/95     19,310   68.3%   EBU's/HP
Pay Units @ 12/31/95                     8,366   43.3%   Pay Units/EBU's
Operating Margin for 95 Yr.               50.0%  After reimbursable expenses.
Operating Margin for 94 Yr.               52.5%  After reimbursable expenses.
Weighted average discount rate            14.0%

                                   Year        1        2        3        4        5        6        7        8        9       10
                                   ----  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
            Basic Rev/EBU  (now $25.15)   $24.93   $25.90   $26.90   $28.00   $29.10   $30.30   $31.50   $32.80   $34.10   $35.50
                           Growth rate      -0.9%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
                       Kagan Projection   $24.58   $25.56   $26.57   $27.64   $28.74   $29.87   $31.07   $32.33   $33.62    n/a
                           Growth rate       6.5%     4.0%     4.0%     4.0%     4.0%     3.9%     4.0%     4.1%     4.0%

          Pay Rev/Pay Unit  (now $6.86)    $6.99    $6.99    $7.20    $7.20    $7.42    $7.42    $7.42    $7.42    $7.42    $7.42
                            Growth rate      1.9%       0%       3%       0%       3%       0%       0%       0%       0%       0%
                       Kagan Projection    $8.20    $8.12    $8.04    $7.96    $7.88    $7.80    $7.80    $7.80    $7.80    n/a
                           Growth rate      -1.1%    -1.0%    -1.0%    -1.0%    -1.0%    -1.0%     0.0%     0.0%     0.0%

           New Product Tier (now $1.48)    $1.66    $1.74    $1.83    $1.92    $2.02    $2.12    $2.22    $2.34    $2.45    $2.58
                            Growth rate     12.2%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

               Mini-Pay/EBU (now $0.03)    $0.03    $0.04    $0.05    $0.06    $0.07    $0.09    $0.11    $0.14    $0.18    $0.22
                            Growth rate      0.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%

       Pay-Per-View Rev/EBU (now $0.46)    $0.56    $0.70    $0.91    $1.09    $1.26    $1.44    $1.66    $1.83    $2.01    $2.21
                            Growth rate     21.7%    25.0%    30.0%    20.0%    15.0%    15.0%    15.0%    10.0%    10.0%    10.0%
                       Kagan Projection    $0.74    $1.01    $1.27    $1.65    $2.01    $2.36    $2.81    $3.25    $3.66    n/a
                           Growth rate      22.0%    36.5%    25.7%    29.9%    21.8%    17.4%    19.1%    15.7%    12.6%

              Equipment/EBU (now $1.63)    $1.65    $1.70    $1.75    $1.80    $1.86    $1.91    $1.97    $2.03    $2.09    $2.15
                            Growth rate      1.2%       3%       3%       3%       3%       3%       3%       3%       3%       3%

           Advertising/EBU  (now $0.76)    $1.02    $1.12    $1.23    $1.33    $1.44    $1.55    $1.66    $1.79    $1.92    $2.07
                            Growth rate     34.2%    10.0%    10.0%     8.0%     8.0%     7.5%     7.5%     7.5%     7.5%     7.5%
                       Kagan Projection    $2.00    $2.24    $2.49    $2.75    $3.08    $3.47    $3.87    $4.28    $4.69    n/a
                           Growth rate      14.0%    12.0%    11.2%    10.4%    12.0%    12.7%    11.5%    10.6%     9.6%

         Home Shopping/EBU (now $0.30)     $0.29    $0.36    $0.45    $0.57    $0.68    $0.82    $0.94    $1.08    $1.24    $1.43
                            Growth rate     -3.3%      25%      25%      25%      20%      20%      15%      15%      15%      15%

         Install/Service/EBU (now $.93)    $0.96    $1.01    $1.06    $1.11    $1.17    $1.23    $1.29    $1.35    $1.42    $1.49
                            Growth rate      3.2%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

Franchise Fee Pass-thru/EBU (now $0.29)    $0.29    $0.45    $0.67    $0.90    $1.15    $1.42    $1.71    $1.91    $2.00    $2.09
                            Growth rate      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a

      Late Fees & Other/EBU (now $0.54)    $0.53    $0.56    $0.58    $0.61    $0.64    $0.68    $0.71    $0.75    $0.78    $0.82
                            growth rate     -1.9%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

                Pay-to-EBU  (now 43.3%)     43.0%    44.0%    45.0%    46.0%    47.0%    48.0%    49.0%    50.0%    51.0%    52.0%
                       Kagan Projection     77.5%    78.5%    79.5%    80.0%    80.3%    80.5%    80.8%    81.0%    81.3%     n/a

                  Total Annual EBU Rev   $419.11  $439.89  $464.07  $488.48  $514.40  $541.34  $568.99  $596.62  $623.72  $652.99
                   monthly (now $34.11)   $34.93   $36.66   $38.67   $40.71   $42.87   $45.11   $47.42   $49.72   $51.98   $54.42
                        Compound growth      5.1%
                      Kagan Projection    $33.72   $35.22   $36.85   $38.70   $40.62   $42.60   $44.74   $46.91   $49.15
                        Compound growth      4.8%

- --------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY        KANE REECE ASSOCIATES, INC.     EXHIBIT E-2B
HESPERIA REGION, CALIFORNIA         CATVSYSTEM VALUATION MODEL
- --------------------------------------------------------------------------------

                           Year           1           2           3           4           5
                           ----  ----------  ----------  ---------- ----------- -----------
Homes Passed                         28,440      29,265      30,113      30,987      31,885

EBU Penetration                        68.6%       69.1%       69.6%       70.1%       70.6%
  Kagan Penetration Projection         67.5%       68.0%       68.3%       68.2%       67.7%

Equivalent Billing Units             19,501      20,213      20,950      21,712      22,501

Basic Revenue/EBU                    $24.93      $25.90      $26.90      $28.00      $29.10

Basic Revenue                     5,833,919   6,282,155   6,762,529   7,295,254   7,857,398
                                 ----------  ----------  ---------- ----------- -----------
Pay-to-Basic Ratio                     43.0%       44.0%       45.0%       46.0%       47.0%
Pay Units                             8,385       8,894       9,427       9,988      10,576

Pay Revenue/Pay Unit                  $6.99       $6.99       $7.20       $7.20       $7.42

Pay Revenue                         703,370     746,000     814,486     862,888     941,099
                                 ----------  ----------  ---------- ----------- -----------
New Product Tier/EBU                  $1.66       $1.74       $1.83       $1.92       $2.02

New Product Tier Revenue            388,460     422,772     460,091     500,678     544,818
                                 ----------  ----------  ---------- ----------- -----------
Mini-Pay Revenue/EBU                  $0.03       $0.04       $0.05       $0.06       $0.07

Mini-Pay Revenue/EBU                  7,020       9,096      11,784      15,266      19,776

Pay-Per-View Revenue/EBU              $0.56       $0.70       $0.91       $1.09       $1.26

Pay-Per-View Revenue                131,047     169,788     228,770     284,515     339,083
                                 ----------  ----------  ---------- ----------- -----------
Equipment Revenue/ EBU                $1.65       $1.70       $1.75       $1.80       $1.86

Equipment Revenue                   386,120     412,221     440,063     469,762     501,440
                                 ----------  ----------  ---------- ----------- -----------
Advertising Revenue/EBU               $1.02       $1.12       $1.23       $1.33       $1.44

Advertising Revenue/EBU             238,692     272,146     310,272     347,290     388,704
                                 ----------  ----------  ---------- ----------- -----------
Home Shopping/EBU                     $0.29       $0.36       $0.45       $0.57       $0.68

Home Shopping Revenue                67,863      87,926     113,913     147,574     183,525
                                 ----------  ----------  ---------- ----------- -----------
Installation Revenue/EBU              $0.96       $1.01       $1.06       $1.11       $1.17

Installation Revenue                224,652     244,495     266,077     289,549     315,075
                                 ----------  ----------  ---------- ----------- -----------
Franchise Fee Pass-thru Revenue/      $0.29       $0.45       $0.67       $0.90       $1.15

Franchise Fee Pass-thru Revenue      67,863     109,770     167,210     233,384     309,784
                                 ----------  ----------  ---------- ----------- -----------
Late Fees & Other Revenue/EBU         $0.53       $0.56       $0.58       $0.61       $0.64

Late Fees & Other Revenue           124,026     134,981     146,896     159,855     173,948
                                 ----------  ----------  ---------- ----------- -----------
                  Total Revenue  $8,173,033  $8,891,349  $9,722,091 $10,606,015 $11,574,650
                                 ==========  ==========  ========== =========== ===========


                           Year             6           7           8            9          10
                           ----   ----------- ----------- -----------  ----------- -----------
Homes Passed                           32,348      32,817      33,293       33,775      34,265

EBU Penetration                          71.1%       71.6%       72.1%        72.6%       73.1%
  Kagan Penetration Projection           67.1%       66.5%       65.9%        65.3%

Equivalent Billing Units               22,989      23,487      23,994       24,510      25,037

Basic Revenue/EBU                      $30.30      $31.50      $32.80       $34.10      $35.50

Basic Revenue                       8,358,854   8,877,924   9,443,877   10,029,645  10,665,804
                                  ----------- ----------- -----------  ----------- -----------
Pay-to-Basic Ratio                       48.0%       49.0%       50.0%        51.0%       52.0%
Pay Units                              11,035      11,508      11,997       12,500      13,019

Pay Revenue/Pay Unit                    $7.42       $7.42       $7.42        $7.42       $7.42

Pay Revenue                           981,967   1,024,115   1,067,574    1,112,380   1,158,565
                                  ----------- ----------- -----------  ----------- -----------
New Product Tier/EBU                    $2.12       $2.22       $2.34        $2.45       $2.58

New Product Tier Revenue              584,465     626,967     672,527      721,363     773,708
                                  ----------- ----------- -----------  ----------- -----------
Mini-Pay Revenue/EBU                    $0.09       $0.11       $0.14        $0.18       $0.22

Mini-Pay Revenue/EBU                   25,257      32,254      41,188       52,594      67,155
                                  ----------- ----------- -----------  ----------- -----------
Pay-Per-View Revenue/EBU                $1.44       $1.66       $1.83        $2.01       $2.21

Pay-Per-View Revenue                  398,403     468,077     526,000      591,062     664,140
                                  ----------- ----------- -----------  ----------- -----------
Equipment Revenue/ EBU                  $1.91       $1.97       $2.03        $2.09       $2.15

Equipment Revenue                     527,684     555,275     584,280      614,770     646,821
                                  ----------- ----------- -----------  ----------- -----------
Advertising Revenue/EBU                 $1.55       $1.66       $1.79        $1.92       $2.07

Advertising Revenue/EBU               426,919     468,868     514,914      565,455     620,927
                                  ----------- ----------- -----------  ----------- -----------
Home Shopping/EBU                       $0.82       $0.94       $1.08        $1.24       $1.43

Home Shopping Revenue                 225,006     264,356     310,572      364,851     428,595
                                  ----------- ----------- -----------  ----------- -----------
Installation Revenue/EBU                $1.23       $1.29       $1.35        $1.42       $1.49

Installation Revenue                  338,004     362,583     388,931      417,174     447,446
                                  ----------- ----------- -----------  ----------- -----------
Franchise Fee Pass-thru Revenue/        $1.42       $1.71       $1.91        $2.00       $2.09

Franchise Fee Pass-thru Revenue       391,728     483,022     550,583      587,984     628,808
                                  ----------- ----------- -----------  ----------- -----------
Late Fees & Other Revenue/EBU           $0.68       $0.71       $0.75        $0.78       $0.82

Late Fees & Other Revenue             186,606     200,176     214,722      230,315     247,027
                                  ----------- ----------- -----------  ----------- -----------
                  Total Revenue   $12,444,893 $13,363,618 $14,315,169  $15,287,591 $16,348,995
                                  =========== =========== ===========  =========== ===========

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY       KANE REECE ASSOCIATES, INC.     EXHIBIT E-2C
HESPERIA REGION, CALIFORNIA        CATV SYSTEM VALUATION MODEL
- -------------------------------------------------------------------------------


                              Year           1             2            3             4             5              6
                              ----           -             -            -             -             -              -
Total Revenue                       $8,173,033    $8,891,349   $9,722,091   $10,606,015   $11,574,650    $12,444,893

Margin % to Revenue                       52.2%         52.5%        53.0%         53.0%         52.0%          52.0%

Operating Cash Flow                  4,267,140     4,667,958    5,152,708     5,621,188     6,018,818      6,471,344

Captal Expenditures:
      - Rebuild/Extensions             384,000     2,102,000    3,876,000     3,898,000     2,168,000        320,000
      - Recurring                      548,000       375,000      386,000       399,000       412,000        369,000
                                       -------       -------      -------       -------       -------        -------
                Total                  932,000     2,477,000    4,262,000     4,297,000     2,580,000        689,000
                                       -------       -------      -------       -------       -------        -------

Net Cash Flow                        3,335,140     2,190,958      890,708     1,324,188     3,438,818      5,782,344

 Present Value Factor
   @ 14.0%                             0.93659       0.82157      0.72067       0.63217       0.55453        0.48643

PV Net Cash Flow                     3,123,645     1,800,018      641,909       837,110     1,906,941      2,812,725
                                     =========     =========      =======       =======     =========      =========



                                         7            8            9            10
                                         -            -            -            --
Total Revenue                  $13,363,618  $14,315,169  $15,287,591   $16,348,995

Margin % to Revenue                   52.0%        52.0%        52.0%         52.0%

Operating Cash Flow              6,949,081    7,443,888    7,949,547     8,501,477

Captal Expenditures:
      - Rebuild/Extensions         329,000      340,000      350,000       362,000
      - Recurring                  378,000      387,000      397,000       407,000
                                   -------      -------      -------       -------
                Total              707,000      727,000      747,000       769,000
                                   -------      -------      -------       -------

Net Cash Flow                    6,242,081    6,716,888    7,202,547     7,732,477

 Present Value Factor
   @ 14.0%                         0.42670      0.37429      0.32833       0.28801

PV Net Cash Flow                 2,663,471    2,514,095    2,364,803     2,227,012
                                 =========    =========    =========     =========


                                                                                          Residual Value
                                                                         -------------------------------------------------------
        Present Value of Net Cash Flows                 $20,891,729
        Present Value of Residual                        13,845,590
                                                         ----------
                                                                         8x's Yr 11 Operating Cash Flow                 $72,092,529
             Value Indication under Income Approach     $34,737,319       Less: Taxes (see Schedule)            28.8%    20,763,862
                                                        -----------                                                      ----------
                    Value Indication (Rounded)          $34,740,000       After Tax Proceeds (end of year 10)            51,328,667
                                                        -----------                                                      ----------
                      Value Indication/EBU                   $1,799       Present Value @ 14.0%                         $13,845,590
                                                             ------                                                     -----------
              Cash Flow Multiple - Project                      8.1
                                                                ---

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY         KANE REECE ASSOCIATES, INC.
SAN LUIS OBISPO REGION, CALIFORNIA   CATV SYSTEM VALUATION MODEL   EXHIBIT E-3A
VALUATION DATE:  DECEMBER 31, 1995
- -------------------------------------------------------------------------------


Growth Rate in Homes Passed                   0.60% Thru Yr 5
Homes Passed @ 12/31/95                     26,138
Equivalent Billing Units @ 12/31/95         15,973     61.1%   EBU's/HP
Pay Units @ 12/31/95                         3,733     23.4%   Pay Units/EBU's
Operating Margin for 95 Yr.                   40.8% After reimbursable expenses.
Operating Margin for 94 Yr.                   47.9% After reimbursable expenses.
Weighted average discount rate                14.0%

                                     Year      1        2        3        4        5        6        7        8        9       10
                                     ----      -        -        -        -        -        -        -        -        -       --
            Basic Rev/EBU  (now $22.33)   $23.48   $24.40   $25.40   $26.40   $27.50   $28.60   $29.70   $30.90   $32.10   $33.40
                           Growth rate       5.2%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
                       Kagan Projection   $24.58   $25.56   $26.57   $27.64   $28.74   $29.87   $31.07   $32.33   $33.62    n/a
                           Growth rate       6.5%     4.0%     4.0%     4.0%     4.0%     3.9%     4.0%     4.1%     4.0%

          Pay Rev/Pay Unit  (now $7.74)    $8.25    $8.25    $8.25    $8.25    $8.25    $8.25    $8.25    $8.25    $8.25    $8.25
                            Growth rate      6.6%       0%       0%       0%       0%       0%       0%       0%       0%       0%
                       Kagan Projection    $8.20    $8.12    $8.04    $7.96    $7.88    $7.80    $7.80    $7.80    $7.80    n/a
                           Growth rate      -1.1%    -1.0%    -1.0%    -1.0%    -1.0%    -1.0%     0.0%     0.0%     0.0%

           New Product Tier (now $0.93)    $1.03    $1.08    $1.30    $1.56    $1.87    $2.15    $2.36    $2.54    $2.67    $2.80
                            Growth rate     10.8%     5.0%    20.0%    20.0%    20.0%    15.0%    10.0%     7.5%     5.0%     5.0%

               Mini-Pay/EBU (now $0.00)    $0.00    $0.05    $0.06    $0.08    $0.10    $0.12    $0.15    $0.19    $0.24    $0.30
                            Growth rate      0.0%     n/a     25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%

       Pay-Per-View Rev/EBU (now $0.16)    $0.36    $0.45    $0.59    $0.70    $0.81    $0.93    $1.07    $1.17    $1.29    $1.42
                            Growth rate    125.0%    25.0%    30.0%    20.0%    15.0%    15.0%    15.0%    10.0%    10.0%    10.0%
                       Kagan Projection    $0.74    $1.01    $1.27    $1.65    $2.01    $2.36    $2.81    $3.25    $3.66    n/a
                           Growth rate      22.0%    36.5%    25.7%    29.9%    21.8%    17.4%    19.1%    15.7%    12.6%

             Equipment/ EBU (now $0.94)    $1.01    $1.04    $1.07    $1.10    $1.14    $1.17    $1.21    $1.24    $1.28    $1.32
                            Growth rate      7.4%       3%       3%       3%       3%       3%       3%       3%       3%       3%

           Advertising/EBU  (now $1.22)    $1.40    $1.54    $1.69    $1.83    $1.98    $2.12    $2.28    $2.45    $2.64    $2.84
                            Growth rate     14.8%    10.0%    10.0%     8.0%     8.0%     7.5%     7.5%     7.5%     7.5%     7.5%
                       Kagan Projection    $2.00    $2.24    $2.49    $2.75    $3.08    $3.47    $3.87    $4.28    $4.69    n/a
                           Growth rate      14.0%    12.0%    11.2%    10.4%    12.0%    12.7%    11.5%    10.6%     9.6%

         Home Shopping /EBU (now $0.42)    $0.28    $0.35    $0.44    $0.55    $0.66    $0.79    $0.91    $1.04    $1.20    $1.38
                            Growth rate    -33.3%      25%      25%      25%      20%      20%      15%      15%      15%      15%

         Install/Service/EBU (now $.34)    $0.35    $0.37    $0.39    $0.41    $0.43    $0.45    $0.47    $0.49    $0.52    $0.54
                            Growth rate      2.9%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

Franchise Fee Pass-thru/EBU (now $1.23)    $1.26    $1.32    $1.39    $1.47    $1.55    $1.63    $1.71    $1.79    $1.87    $1.96
                            Growth rate      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a

      Late Fees & Other/EBU (now $0.46)    $0.47    $0.49    $0.52    $0.54    $0.57    $0.60    $0.63    $0.66    $0.69    $0.73
                            growth rate      2.2%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

                Pay-to-EBU  (now 23.4%)     24.0%    25.0%    26.0%    27.0%    28.0%    29.0%    30.0%    31.0%    32.0%    33.0%
                       Kagan Projection     77.5%    78.5%    79.5%    80.0%    80.3%    80.5%    80.8%    81.0%    81.3%     n/a

                  Total Annual EBU Rev   $379.40  $397.84  $419.86  $442.32  $466.75  $491.39  $515.53  $540.56  $565.68  $592.94
                   monthly (now $29.90)   $31.62   $33.15   $34.99   $36.86   $38.90   $40.95   $42.96   $45.05   $47.14   $49.41
                        Compound growth      5.1%
                      Kagan Projection    $33.72   $35.22   $36.85   $38.70   $40.62   $42.60   $44.74   $46.91   $49.15
                        Compound growth      4.8%

- -----------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                      K A N E   R E E C E   A S S O C I A T E S,  I N C.                   EXHIBIT E-3B
SAN LUIS OBISPO REGION, CALIFORNIA                           CATV SYSTEM VALUATION MODEL
- -----------------------------------------------------------------------------------------------------------------------------------
                                      Year            1              2              3              4              5
                                      ----  -----------    -----------    -----------    -----------    -----------
Homes Passed                                     26,588         26,900         27,062         27,224         27,388

EBU Penetration                                   61.0%          61.5%          62.0%          62.5%          63.0%
  Kagan Penetration Projection                    67.5%          68.0%          68.3%          68.2%          67.7%

Equivalent Billing Units                         16,214         16,539         16,774         17,010         17,249

Basic Revenue/EBU                                $23.48         $24.40         $25.40         $26.40         $27.50

Basic Revenue                                 4,568,457      4,842,630      5,112,587      5,388,876      5,692,283
                                            -----------    -----------    -----------    -----------    -----------

Pay-to-Basic Ratio                                24.0%          25.0%          26.0%          27.0%          28.0%
Pay Units                                         3,891          4,135          4,361          4,593          4,830

Pay Revenue/Pay Unit                              $8.25          $8.25          $8.25          $8.25          $8.25

Pay Revenue                                     385,245        409,341        431,752        454,686        478,152
                                            -----------    -----------    -----------    -----------    -----------

New Product Tier/EBU                              $1.03          $1.08          $1.30          $1.56          $1.87

New Product Tier Revenue                        200,405        214,644        261,225        317,895        386,833
                                            -----------    -----------    -----------    -----------    -----------

Mini-Pay Revenue/EBU                              $0.00          $0.05          $0.06          $0.08          $0.10

Mini-Pay Revenue/EBU                                  0          9,923         12,580         15,947         20,214
                                            -----------    -----------    -----------    -----------    -----------

Pay-Per-View Revenue/EBU                          $0.36          $0.45          $0.59          $0.70          $0.81

Pay-Per-View Revenue                             70,044         89,311        117,751        143,295        167,105
                                            -----------    -----------    -----------    -----------    -----------

Equipment Revenue/EBU                             $1.01          $1.04          $1.07          $1.10          $1.14

Equipment Revenue                               196,514        206,467        215,676        225,282        235,301
                                            -----------    -----------    -----------    -----------    -----------

Advertising Revenue/EBU                           $1.40          $1.54          $1.69          $1.83          $1.98

Advertising Revenue/EBU                         272,395        305,641        340,973        373,449        408,992
                                            -----------    -----------    -----------    -----------    -----------

Home Shopping/EBU                                 $0.28          $0.35          $0.44          $0.55          $0.66

Home Shopping Revenue                            54,479         69,464         88,061        111,630        135,839
                                            -----------    -----------    -----------    -----------    -----------

Installation Revenue/EBU                          $0.35          $0.37          $0.39          $0.41          $0.43

Installation Revenue                             68,099         72,937         77,670         82,705         88,060
                                            -----------    -----------    -----------    -----------    -----------

Franchise Fee Pass-thru Revenue/EBU               $1.26          $1.32          $1.39          $1.47          $1.55

Franchise Fee Pass-thru Revenue                 244,553        261,578        279,971        299,108        320,065
                                            -----------    -----------    -----------    -----------    -----------

Late Fees & Other Revenue/EBU                     $0.47          $0.49          $0.52          $0.54          $0.57

Late Fees & Other Revenue                        91,447         97,944        104,300        111,061        118,252
                                            -----------    -----------    -----------    -----------    -----------

                       Total Revenue         $6,151,638     $6,579,880     $7,042,546     $7,523,935     $8,051,095
                                            ===========    ===========    ===========    ===========    ===========
                                Year                  6              7              8              9             10
                                ----        -----------    -----------    -----------    -----------    -----------
Homes Passed                                     27,470         27,552         27,635         27,718         27,801

EBU Penetration                                   63.5%          64.0%          64.5%          65.0%          65.5%
  Kagan Penetration Projection                    67.1%          66.5%          65.9%          65.3%

Equivalent Billing Units                         17,438         17,629         17,820         18,012         18,205

Basic Revenue/EBU                                $28.60         $29.70         $30.90         $32.10         $33.40

Basic Revenue                                 5,984,872      6,282,802      6,607,498      6,938,076      7,296,428
                                            -----------    -----------    -----------    -----------    -----------

Pay-to-Basic Ratio                                29.0%          30.0%          31.0%          32.0%          33.0%
Pay Units                                         5,057          5,289          5,524          5,764          6,008

Pay Revenue/Pay Unit                              $8.25          $8.25          $8.25          $8.25          $8.25

Pay Revenue                                     500,658        523,567        546,883        570,608        594,746
                                            -----------    -----------    -----------    -----------    -----------

New Product Tier/EBU                              $2.15          $2.36          $2.54          $2.67          $2.80

New Product Tier Revenue                        449,735        500,101        543,435        576,757        612,085
                                            -----------    -----------    -----------    -----------    -----------

Mini-Pay Revenue/EBU                              $0.12          $0.15          $0.19          $0.24          $0.30

Mini-Pay Revenue/EBU                             25,545         32,279         40,786         51,532         65,105
                                            -----------    -----------    -----------    -----------    -----------

Pay-Per-View Revenue/EBU                          $0.93          $1.07          $1.17          $1.29          $1.42

Pay-Per-View Revenue                            194,277        225,854        251,132        279,222        310,436
                                            -----------    -----------    -----------    -----------    -----------

Equipment Revenue/ EBU                            $1.17          $1.21          $1.24          $1.28          $1.32

Equipment Revenue                               245,017        255,118        265,620        276,537        287,886
                                            -----------    -----------    -----------    -----------    -----------

Advertising Revenue/EBU                           $2.12          $2.28          $2.45          $2.64          $2.84

Advertising Revenue/EBU                         444,486        483,031        524,886        570,333        619,679
                                            -----------    -----------    -----------    -----------    -----------

Home Shopping/EBU                                 $0.79          $0.91          $1.04          $1.20          $1.38

Home Shopping Revenue                           164,793        191,578        222,702        258,868        300,889
                                            -----------    -----------    -----------    -----------    -----------

Installation Revenue/EBU                          $0.45          $0.47          $0.49          $0.52          $0.54

Installation Revenue                             93,477         99,220        105,311        111,768        118,614
                                            -----------    -----------    -----------    -----------    -----------

Franchise Fee Pass-thru Revenue/EBU               $1.63          $1.71          $1.79          $1.87          $1.96

Franchise Fee Pass-thru Revenue                 340,655        361,289        382,936        405,049        429,117
                                            -----------    -----------    -----------    -----------    -----------

Late Fees & Other Revenue/EBU                     $0.60          $0.63          $0.66          $0.69          $0.73

Late Fees & Other Revenue                       125,526        133,239        141,417        150,088        159,282
                                            -----------    -----------    -----------    -----------    -----------

                       Total Revenue         $8,569,041     $9,088,078     $9,632,605    $10,188,838    $10,794,266
                                            ===========    ===========    ===========    ===========    ===========

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY         KANE REECE ASSOCIATES, INC.   EXHIBIT E-3c
SAN LUIS OBISPO REGION, CALIFORNIA    CATV SYSTEM VALUATION MODEL
- -------------------------------------------------------------------------------

                           Year           1            2            3             4             5
                           ----  ----------   ----------   ----------   -----------   -----------
Total Revenue                    $6,151,638   $6,579,880   $7,042,546    $7,523,935    $8,051,095

Margin % to Revenue                    45.0%        45.5%        46.0%         46.0%         46.0%

Operating Cash Flow               2,768,237    2,993,845    3,239,571     3,461,010     3,703,504

Capital Expenditures:
           - Rebuild/Extensions     747,000       88,000    1,396,000     1,451,000     1,509,000
           - Recurring              436,000      304,000      294,000       298,000       303,000
                                 ----------   ----------   ----------   -----------   -----------
                        Total     1,183,000      392,000    1,690,000     1,749,000     1,812,000
                                 ----------   ----------   ----------   -----------   -----------

Net Cash Flow                     1,585,237    2,601,845    1,549,571     1,712,010     1,891,504

 Present Value Factor @ 14.0%       0.93659      0.82157      0.72067       0.63217       0.55453

PV Net Cash Flow                  1,484,710    2,137,589    1,116,733     1,082,279     1,048,903
                                 ----------   ----------   ----------   -----------   -----------


                           Year           6            7            8             9            10
                           ----  ----------   ----------   ----------   -----------   -----------
Total Revenue                    $8,569,041   $9,088,078   $9,632,605   $10,188,838   $10,794,266

Margin % to Revenue                    46.0%        46.0%        46.0%         46.0%         46.0%

Operating Cash Flow               3,941,759    4,180,516    4,430,998     4,686,865     4,965,363

Capital Expenditures:
           - Rebuild/Extensions     126,000      127,000      128,000       129,000       130,000
           - Recurring              298,000      302,000      306,000       310,000       314,000
                                 ----------   ----------   ----------   -----------   -----------
                        Total       424,000      429,000      434,000       439,000       444,000
                                 ----------   ----------   ----------   -----------   -----------

Net Cash Flow                     3,517,759    3,751,516    3,996,998     4,247,865     4,521,363

 Present Value Factor @ 14.0%       0.48643      0.42670      0.37429       0.32833       0.28801

PV Net Cash Flow                  1,711,155    1,600,756    1,496,055     1,394,696     1,302,187
                                 ----------   ----------   ----------   -----------   -----------

                            Present Value of Net Cash Flows             $14,375,064
                            Present Value of Residual                     8,103,099
                                                                        -----------

                               Value Indication under Income Approach   $22,478,163
                                                                        -----------

                                           Value Indication (Rounded)   $22,480,000
                                                                        -----------

                                                Value Indication/EBU         $1,407
                                                                        -----------

                                      Cash Flow Multiple - Projected            8.1
                                                                        -----------


                                           Residual Value
                                           --------------

                        8x's Yr 11 Operating Cash Flow          $41,907,660
                         Less: Taxes (see Schedule) @   28.3%    11,867,679
                                                                -----------

                        After Tax Proceeds (end of year 10)      30,039,981
                                                                -----------

                        Present Value @ 14.0%                    $8,103,099
                                                                -----------

- --------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY        KANE REECE ASSOCIATES, INC.
TULARE REGION, CALIFORNIA           CATV SYSTEM VALUATION MODEL     EXHIBIT E-4A
VALUATION DATE:  DECEMBER 31, 1995
- --------------------------------------------------------------------------------

Growth Rate in Homes Passed                  1.94% Thru Yr 5
Homes Passed @ 12/31/95                    41,053
Equivalent Billing Units @ 12/31/95        15,563     37.9%   EBU's/HP
Pay Units @ 12/31/95                        7,110     45.7%   Pay Units/EBU's
Operating Margin for 95 Yr.                  45.1%  After reimbursable expenses.
Operating Margin for 94 Yr.                  45.3%  After reimbursable expenses.
Weighted average discount rate               14.0%

                                    Year        1        2        3        4        5        6        7        8        9       10
                                    ----  -------  -------  -------  -------  -------  -------  -------  -------  -------  --------
             Basic Rev/EBU  (now $21.34)   $21.99   $22.90   $23.80   $24.80   $25.80   $26.80   $27.90   $29.00   $30.20   $31.40
                            Growth rate       3.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
                        Kagan Projection   $24.58   $25.56   $26.57   $27.64   $28.74   $29.87   $31.07   $32.33   $33.62    n/a
                            Growth rate       6.5%     4.0%     4.0%     4.0%     4.0%     3.9%     4.0%     4.1%     4.0%

           Pay Rev/Pay Unit  (now $6.82)    $6.89    $6.89    $7.10    $7.10    $7.31    $7.31    $7.31    $7.31    $7.31    $7.31
                             Growth rate      1.0%       0%       3%       0%       3%       0%       0%       0%       0%       0%
                        Kagan Projection    $8.20    $8.12    $8.04    $7.96    $7.88    $7.80    $7.80    $7.80    $7.80    n/a
                            Growth rate      -1.1%    -1.0%    -1.0%    -1.0%    -1.0%    -1.0%     0.0%     0.0%     0.0%

            New Product Tier (now $2.43)    $2.63    $2.76    $2.90    $3.04    $3.20    $3.36    $3.52    $3.70    $3.89    $4.08
                             Growth rate      8.2%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

                Mini-Pay/EBU (now $0.00)    $0.00    $0.05    $0.06    $0.08    $0.10    $0.12    $0.15    $0.19    $0.24    $0.30
                             Growth rate      n/a      n/a     25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%

        Pay-Per-View Rev/EBU (now $0.46)    $0.65    $0.81    $1.06    $1.27    $1.46    $1.68    $1.93    $2.12    $2.33    $2.57
                             Growth rate     41.3%    25.0%    30.0%    20.0%    15.0%    15.0%    15.0%    10.0%    10.0%    10.0%
                        Kagan Projection    $0.74    $1.01    $1.27    $1.65    $2.01    $2.36    $2.81    $3.25    $3.66    n/a
                            Growth rate      22.0%    36.5%    25.7%    29.9%    21.8%    17.4%    19.1%    15.7%    12.6%

               Equipment/EBU (now $2.09)    $2.03    $2.09    $2.15    $2.22    $2.28    $2.35    $2.42    $2.50    $2.57    $2.65
                             Growth rate     -2.9%       3%       3%       3%       3%       3%       3%       3%       3%       3%

             Advertising/EBU (now $1.33)    $1.48    $1.63    $1.79    $1.93    $2.09    $2.25    $2.41    $2.59    $2.79    $3.00
                             Growth rate     11.3%    10.0%    10.0%     8.0%     8.0%     7.5%     7.5%     7.5%     7.5%     7.5%
                        Kagan Projection    $2.00    $2.24    $2.49    $2.75    $3.08    $3.47    $3.87    $4.28    $4.69    n/a
                            Growth rate      14.0%    12.0%    11.2%    10.4%    12.0%    12.7%    11.5%    10.6%     9.6%

           Home Shopping/EBU (now $0.15)    $0.14    $0.18    $0.22    $0.27    $0.33    $0.39    $0.45    $0.52    $0.60    $0.69
                             Growth rate     -6.7%      25%      25%      25%      20%      20%      15%      15%      15%      15%

          Install/Service/EBU (now $.62)    $0.64    $0.67    $0.71    $0.74    $0.78    $0.82    $0.86    $0.90    $0.95    $0.99
                             Growth rate      3.2%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

 Franchise Fee Pass-thru/EBU (now $1.28)    $1.38    $1.45    $1.52    $1.59    $1.67    $1.75    $1.83    $1.91    $1.99    $2.08
                             Growth rate      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a

       Late Fees & Other/EBU (now $1.53)    $1.75    $1.84    $1.93    $2.03    $2.13    $2.23    $2.35    $2.46    $2.59    $2.71
                             growth rate     14.4%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

                 Pay-to-EBU  (now 45.7%)     46.0%    47.0%    48.0%    49.0%    50.0%    50.0%    50.0%    50.0%    50.0%    50.0%
                        Kagan Projection     77.5%    78.5%    79.5%    80.0%    80.3%    80.5%    80.8%    81.0%    81.3%     n/a

                   Total Annual EBU Rev   $430.30  $451.35  $474.53  $497.45  $521.83  $544.78  $569.75  $594.57  $621.53  $649.49
                    monthly (now $34.42)   $35.86   $37.61   $39.54   $41.45   $43.49   $45.40   $47.48   $49.55   $51.79   $54.12
                         Compound growth      4.7%
                       Kagan Projection    $33.72   $35.22   $36.85   $38.70   $40.62   $42.60   $44.74   $46.91   $49.15
                         Compound growth      4.8%

- --------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY      KANE REECE ASSOCIATES, INC.       EXHIBIT E-4B
TULARE REGION, CALIFORNIA         CATV SYSTEM VALUATION MODEL
- --------------------------------------------------------------------------------

                                Year           1           2           3           4           5
                                ----  ----------  ----------  ----------  ----------  ----------
Homes Passed                              41,405      42,208      43,027      43,862      44,713

EBU Penetration                             38.4%       39.4%       40.4%       41.4%       42.4%
  Kagan Penetration Projection              67.5%       68.0%       68.3%       68.2%       67.7%

Equivalent Billing Units                  15,916      16,647      17,400      18,176      18,976

Basic Revenue/EBU                         $21.99      $22.90      $23.80      $24.80      $25.80

Basic Revenue                          4,199,914   4,574,555   4,969,461   5,409,253   5,874,969
                                      ----------  ----------  ----------  ----------  ----------
Pay-to-Basic Ratio                          46.0%       47.0%       48.0%       49.0%       50.0%
Pay Units                                  7,321       7,824       8,352       8,906       9,488

Pay Revenue/Pay Unit                       $6.89       $6.89       $7.10       $7.10       $7.31

Pay Revenue                              605,330     646,890     711,263     758,469     832,242
                                      ----------  ----------  ----------  ----------  ----------
New Product Tier/EBU                       $2.63       $2.76       $2.90       $3.04       $3.20

New Product Tier Revenue                 502,309     551,643     605,434     664,063     727,945
                                      ----------  ----------  ----------  ----------  ----------
Mini-Pay Revenue/EBU                       $0.00       $0.05       $0.06       $0.08       $0.10

Mini-Pay Revenue/EBU                           0       9,988      13,050      17,040      22,237

Pay-Per-View Revenue/EBU                   $0.65       $0.81       $1.06       $1.27       $1.46

Pay-Per-View Revenue                     124,145     162,307     220,546     276,461     331,919
                                      ----------  ----------  ----------  ----------  ----------
Equipment Revenue/ EBU                     $2.03       $2.09       $2.15       $2.22       $2.28

Equipment Revenue                        387,714     417,683     449,679     483,831     520,272
                                      ----------  ----------  ----------  ----------  ----------
Advertising Revenue/EBU                    $1.48       $1.63       $1.79       $1.93       $2.09

Advertising Revenue/EBU                  282,668     325,213     373,921     421,848     475,642
                                      ----------  ----------  ----------  ----------  ----------
Home Shopping/EBU                          $0.14       $0.18       $0.22       $0.27       $0.33

Home Shopping Revenue                     26,739      34,958      45,675      59,641      74,718
                                      ----------  ----------  ----------  ----------  ----------
Installation Revenue/EBU                   $0.64       $0.67       $0.71       $0.74       $0.78

Installation Revenue                     122,235     134,240     147,330     161,597     177,143
                                      ----------  ----------  ----------  ----------  ----------
Franchise Fee Pass-thru Revenue/EBU        $1.38       $1.45       $1.52       $1.59       $1.67

Franchise Fee Pass-thru Revenue          263,412     288,982     317,569     347,763     380,859
                                      ----------  ----------  ----------  ----------  ----------
Late Fees & Other Revenue/EBU              $1.75       $1.84       $1.93       $2.03       $2.13

Late Fees & Other Revenue                334,236     367,063     402,855     441,867     484,374
                                      ----------  ----------  ----------  ----------  ----------
                       Total Revenue  $6,848,701  $7,513,523  $8,256,782  $9,041,833  $9,902,321
                                      ==========  ==========  ==========  ==========  ==========

                                Year            6           7           8            9          10
                                ----  -----------  ----------  ----------  ----------- -----------
Homes Passed                               45,146      45,584      46,027       46,473      46,924

EBU Penetration                              43.4%       44.4%       45.4%        46.4%       47.4%
  Kagan Penetration Projection               67.1%       66.5%       65.9%        65.3%

Equivalent Billing Units                   19,612      20,258      20,914       21,582      22,261

Basic Revenue/EBU                          $26.80      $27.90      $29.00       $30.20      $31.40

Basic Revenue                           6,307,068   6,782,247   7,278,201    7,821,306   8,387,776
                                      ----------- ----------- -----------  ----------- -----------
Pay-to-Basic Ratio                           50.0%       50.0%       50.0%        50.0%       50.0%
Pay Units                                   9,806      10,129      10,457       10,791      11,130

Pay Revenue/Pay Unit                        $7.31       $7.31       $7.31        $7.31       $7.31

Pay Revenue                               860,115     888,450     917,254      946,534     976,295
                                      ----------- ----------- -----------  ----------- -----------
New Product Tier/EBU                        $3.36       $3.52       $3.70        $3.89       $4.08

New Product Tier Revenue                  789,942     856,763     928,767    1,006,335   1,089,875
                                      ----------- ----------- -----------  ----------- -----------
Mini-Pay Revenue/EBU                        $0.12       $0.15       $0.19        $0.24       $0.30

Mini-Pay Revenue/EBU                       28,728      37,093      47,869       61,747      79,610
                                      ----------- ----------- -----------  ----------- -----------
Pay-Per-View Revenue/EBU                    $1.68       $1.93       $2.12        $2.33       $2.57

Pay-Per-View Revenue                      394,490     468,609     532,182      604,087     685,388
                                      ----------- ----------- -----------  ----------- -----------
Equipment Revenue/ EBU                      $2.35       $2.42       $2.50        $2.57       $2.65

Equipment Revenue                         553,828     589,235     626,589      665,988     707,536
                                      ----------- ----------- -----------  ----------- -----------
Advertising Revenue/EBU                     $2.25       $2.41       $2.59        $2.79       $3.00

Advertising Revenue/EBU                   528,440     586,788     651,247      722,438     801,040
                                      ----------- ----------- -----------  ----------- -----------
Home Shopping/EBU                           $0.39       $0.45       $0.52        $0.60       $0.69

Home Shopping Revenue                      92,664     110,075     130,690      155,091     183,962
                                      ----------- ----------- -----------  ----------- -----------
Installation Revenue/EBU                    $0.82       $0.86       $0.90        $0.95       $0.99

Installation Revenue                      192,229     208,490     226,012      244,888     265,217
                                      ----------- ----------- -----------  ----------- -----------
Franchise Fee Pass-thru Revenue/EBU         $1.75       $1.83       $1.91        $1.99       $2.08

Franchise Fee Pass-thru Revenue           410,925     443,914     478,273      515,921     556,076
                                      ----------- ----------- -----------  ----------- -----------
Late Fees & Other Revenue/EBU               $2.23       $2.35       $2.46        $2.59       $2.71

Late Fees & Other Revenue                 525,627     570,090     618,001      669,614     725,202
                                      =========== =========== ===========  =========== ===========
                       Total Revenue  $10,684,057 $11,541,753 $12,435,085  $13,413,947 $14,457,977


- -----------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY               K A N E   R E E C E   A S S O C I A T E S,  I N C.                          EXHIBIT E-4c
TULARE REGION, CALIFORNIA                              CATV SYSTEM VALUATION MODEL
- -----------------------------------------------------------------------------------------------------------------------------------
                                Year            1            2            3            4            5
                                ----  -----------  -----------  -----------  -----------  -----------
Total Revenue                          $6,848,701   $7,513,523   $8,256,782   $9,041,833   $9,902,321

Margin % to Revenue                         45.0%        45.5%        46.0%        46.0%        46.0%

Operating Cash Flow                     3,081,916    3,418,653    3,798,120    4,159,243    4,555,068

Capital Expenditures:
  - Rebuild/Extensions                    196,000    1,824,000    3,433,000    3,445,000    1,860,000
  - Recurring                             337,000      366,000      377,000      388,000      401,000
                                      -----------  -----------  -----------  -----------  -----------
            Total                         533,000    2,190,000    3,810,000    3,833,000    2,261,000
                                      -----------  -----------  -----------  -----------  -----------

Net Cash Flow                           2,548,916    1,228,653      (11,880)     326,243    2,294,068

 Present Value Factor @ 14.0%             0.93659      0.82157      0.72067      0.63217      0.55453

PV Net Cash Flow                        2,387,278    1,009,420       (8,562)     206,241    1,272,139
                                      ===========  ===========  ===========  ===========  ===========
                                Year            6            7            8            9           10
                                ----  -----------  -----------  -----------  -----------  -----------
Total Revenue                         $10,684,057  $11,541,753  $12,435,085  $13,413,947  $14,457,977

Margin % to Revenue                         46.0%        46.0%        46.0%        46.0%        46.0%

Operating Cash Flow                     4,914,666    5,309,206    5,720,139    6,170,416    6,650,669

Capital Expenditures:
  - Rebuild/Extensions                    237,000      243,000      248,000      254,000      261,000
  - Recurring                             381,000      391,000      402,000      412,000      424,000
                                      -----------  -----------  -----------  -----------  -----------
            Total                         618,000      634,000      650,000      666,000      685,000
                                      -----------  -----------  -----------  -----------  -----------

Net Cash Flow                           4,296,666    4,675,206    5,070,139    5,504,416    5,965,669

 Present Value Factor @ 14.0%             0.48643      0.42670      0.37429      0.32833      0.28801

PV Net Cash Flow                        2,090,042    1,994,891    1,897,726    1,807,257    1,718,158
                                      ===========  ===========  ===========  ===========  ===========


Present Value of Net Cash Flows               $14,374,590                Residual Value
Present Value of Residual                      10,905,860                --------------
                                              -----------
                                                                8x's Yr 11 Operating Cash Flow         $56,929,729
     Value Indication under Income Approach   $25,280,450        Less: Taxes (see Schedule) @  29.0%    16,499,292
                                              -----------                                              -----------

            Value Indication (Rounded)        $25,280,000        After Tax Proceeds (end of year 10)    40,430,437
                                              -----------                                              -----------

              Value Indication/EBU                 $1,624        Present Value @ 14.0%                 $10,905,860
                                                   ------                                              -----------
            Cash Flow  Multiple - Projected           8.2
                                                      ---

- -----------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                      K A N E  R E E C E   A S S O C I A T E S,  I N C.
CENTRAL REGION, OREGON                                       CATV SYSTEM VALUATION MODEL                               EXHIBIT E-5A
VALUATION DATE:  DECEMBER 31, 1995
- -----------------------------------------------------------------------------------------------------------------------------------
Growth Rate in Homes Passed                   1.3% Thru Yr 5
Homes Passed @ 12/31/95                     26,355
Equivalent Billing Units @ 12/31/95         14,609     55.4%   EBU's/HP
Pay Units @ 12/31/95                         5,505     37.7%   Pay Units/EBU's
Operating Margin for 95 Yr.                  50.5%  After reimbursable expenses.
Operating Margin for 94 Yr.                  52.2%  After reimbursable expenses.
Weighted average discount rate               14.0%

                                     Year        1        2        3        4        5        6        7        8        9       10
                                     ----        -        -        -        -        -        -        -        -        -       --
              Basic Rev/EBU  (now $20.63)   $21.20   $22.00   $22.90   $23.80   $24.80   $25.80   $26.80   $27.90   $29.00   $30.20
                             Growth rate      2.8%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
                         Kagan Projection   $24.58   $25.56   $26.57   $27.64   $28.74   $29.87   $31.07   $32.33   $33.62      n/a
                             Growth rate      6.5%     4.0%     4.0%     4.0%     4.0%     3.9%     4.0%     4.1%     4.0%

            Pay Rev/Pay Unit  (now $8.06)    $6.98    $6.98    $7.19    $7.19    $7.41    $7.41    $7.63    $7.63    $7.86    $7.86
                              Growth rate   -12.2%       0%       3%       0%       3%       0%       3%       0%       3%       0%
                         Kagan Projection    $8.20    $8.12    $8.04    $7.96    $7.88    $7.80    $7.80    $7.80    $7.80      n/a
                             Growth rate     -1.1%    -1.0%    -1.0%    -1.0%    -1.0%    -1.0%     0.0%     0.0%     0.0%

             New Product Tier (now $2.75)    $3.29    $3.45    $3.63    $3.81    $4.00    $4.20    $4.41    $4.63    $4.86    $5.10
                              Growth rate    19.6%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

                 Mini-Pay/EBU (now $0.00)    $0.01    $0.01    $0.02    $0.02    $0.02    $0.03    $0.04    $0.05    $0.06    $0.07
                              Growth rate     n/a     25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%

         Pay-Per-View Rev/EBU (now $0.01)    $0.00    $0.00    $0.20    $0.24    $0.28    $0.32    $0.37    $0.42    $0.48    $0.56
                              Growth rate      n/a      n/a      n/a    20.0%    15.0%    15.0%    15.0%    15.0%    15.0%    15.0%
                         Kagan Projection    $0.74    $1.01    $1.27    $1.65    $2.01    $2.36    $2.81    $3.25    $3.66      n/a
                             Growth rate     22.0%    36.5%    25.7%    29.9%    21.8%    17.4%    19.1%    15.7%    12.6%

               Equipment/ EBU (now $0.32)    $0.31    $0.32    $0.33    $0.34    $0.35    $0.36    $0.37    $0.38    $0.39    $0.40
                              Growth rate    -3.1%       3%       3%       3%       3%       3%       3%       3%       3%       3%

              Advertising/EBU  (now $0.0)    $0.00    $0.00    $0.00    $0.50    $0.63    $0.78    $0.98    $1.22    $1.53    $1.91
                              Growth rate      n/a      n/a      n/a      n/a    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%
                         Kagan Projection    $2.00    $2.24    $2.49    $2.75    $3.08    $3.47    $3.87    $4.28    $4.69      n/a
                              Growth rate    14.0%    12.0%    11.2%    10.4%    12.0%    12.7%    11.5%    10.6%     9.6%

           Home Shopping /EBU (now $0.24)    $0.24    $0.30    $0.38    $0.47    $0.56    $0.68    $0.78    $0.89    $1.03    $1.18
                              Growth rate     0.0%      25%      25%      25%      20%      20%      15%      15%      15%      15%

           Install/Service/EBU (now $.73)    $0.77    $0.81    $0.85    $0.89    $0.94    $0.98    $1.03    $1.08    $1.14    $1.19
                              Growth rate     5.5%       5%       5%       5%       5%       5%       5%       5%       5%       5%

  Franchise Fee Pass-thru/EBU (now $0.16)    $0.16    $0.21    $0.32    $0.67    $1.23    $1.29    $1.36    $1.42    $1.50    $1.57
                              Growth rate      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a

        Late Fees & Other/EBU (now $0.44)    $0.46    $0.47    $0.48    $0.49    $0.50    $0.51    $0.52    $0.53    $0.54    $0.55
                              growth rate     4.5%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%

                  Pay-to-EBU  (now 37.7%)    39.0%    40.0%    41.0%    42.0%    43.0%    44.0%    45.0%    46.0%    47.0%    48.0%
                         Kagan Projection    77.5%    78.5%    79.5%    80.0%    80.3%    80.5%    80.8%    81.0%    81.3%      n/a

                     Total Annual EBU Rev  $349.94  $364.41  $384.47  $410.95  $437.85  $458.44  $480.87  $504.40  $530.55  $558.17
                     monthly (now $28.11)   $29.16   $30.37   $32.04   $34.25   $36.49   $38.20   $40.07   $42.03   $44.21   $46.51
                          Compound growth     5.3%
                         Kagan Projection   $33.72   $35.22   $36.85   $38.70   $40.62   $42.60   $44.74   $46.91   $49.15
                          Compound growth     4.8%

- -------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY       KANE REECE ASSOCIATES, INC.     EXHIBIT E-5b
CENTRAL REGION, OREGON             CATV SYSTEM VALUATION MODEL
- -------------------------------------------------------------------------------

                               Year           1           2           3           4             5
                               ----  ----------  ----------  ----------  ----------    ----------
Homes Passed                             26,482      26,826      27,175      27,528        27,886

EBU Penetration                            56.0%       56.5%       57.0%       57.5%         62.5%
  Kagan Penetration Projection             67.5%       68.0%       68.3%       68.2%         67.7%

Equivalent Billing Units                 14,825      15,152      15,485      15,824        17,429

Basic Revenue/EBU                        $21.20      $22.00      $22.90      $23.80        $24.80

Basic Revenue                         3,771,480   4,000,090   4,255,197   4,519,234     5,186,824
                                     ----------  ----------  ----------  ----------    ----------

Pay-to-Basic Ratio                         39.0%       40.0%       41.0%       42.0%         43.0%
Pay Units                                 5,782       6,061       6,349       6,646         7,494

Pay Revenue/Pay Unit                      $6.98       $6.98       $7.19       $7.19         $7.41

Pay Revenue                             484,279     507,648     547,723     573,363       665,960
                                     ----------  ----------  ----------  ----------    ----------

New Product Tier/EBU                      $3.29       $3.45       $3.63       $3.81         $4.00

New Product Tier Revenue                585,291     628,105     673,998     723,189       836,379
                                     ----------  ----------  ----------  ----------    ----------

Mini-Pay Revenue/EBU                      $0.01       $0.01       $0.02       $0.02         $0.02

Mini-Pay Revenue/EBU                      1,779       2,273       2,903       3,709         5,106
                                     ----------  ----------  ----------  ----------    ----------

Pay-Per-View Revenue/EBU                  $0.00       $0.00       $0.20       $0.24         $0.28

Pay-Per-View Revenue                          0           0      37,163      45,572        57,724
                                     ----------  ----------  ----------  ----------    ----------

Equipment Revenue/ EBU                    $0.31       $0.32       $0.33       $0.34         $0.35

Equipment Revenue                        55,149      58,056      61,111      64,322        72,973
                                     ----------  ----------  ----------  ----------    ----------

Advertising Revenue/EBU                   $0.00       $0.00       $0.00       $0.50         $0.63

Advertising Revenue/EBU                       0           0           0      94,942       130,716
                                     ----------  ----------  ----------  ----------    ----------

Home Shopping/EBU                         $0.24       $0.30       $0.38       $0.47         $0.56

Home Shopping Revenue                    42,696      54,547      69,681      89,008       117,645
                                     ----------  ----------  ----------  ----------    ----------

Installation Revenue/EBU                  $0.77       $0.81       $0.85       $0.89         $0.94

Installation Revenue                    136,983     147,003     157,744     169,257       195,748
                                     ----------  ----------  ----------  ----------    ----------

Franchise Fee Pass-thru Revenue/EBU       $0.16       $0.21       $0.32       $0.67         $1.23

Franchise Fee Pass-thru Revenue          28,377      38,381      58,944     127,506       258,062
                                     ----------  ----------  ----------  ----------    ----------

Late Fees & Other Revenue/EBU             $0.46       $0.47       $0.48       $0.49         $0.50

Late Fees & Other Revenue                81,834      85,311      88,929      92,693       104,138
                                     ----------  ----------  ----------  ----------    ----------
                     Total Revenue   $5,187,869  $5,521,414  $5,953,394  $6,502,794    $7,631,275
                                     ----------  ----------  ----------  ----------    ----------


                                          6           7           8            9            10
                                     ----------  ----------  ----------  ----------    ----------

Homes Passed                            28,067      28,250      28,433       28,618        28,804

EBU Penetration                           63.0%       63.5%       64.0%        64.5%         65.0%
  Kagan Penetration Projection            67.1%       66.5%       65.9%        65.3%

Equivalent Billing Units                17,682      17,939      18,197       18,459        18,723

Basic Revenue/EBU                       $25.80      $26.80      $27.90       $29.00        $30.20

Basic Revenue                        5,474,492   5,769,071   6,092,497    6,423,661     6,785,143
                                     ----------  ----------  ----------  ----------    ----------

Pay-to-Basic Ratio                        44.0%       45.0%       46.0%        47.0%         48.0%
Pay Units                                7,780       8,072       8,371        8,676         8,987

Pay Revenue/Pay Unit                     $7.41       $7.63       $7.63        $7.86         $7.86

Pay Revenue                            691,364     738,841     766,154      817,875       847,223
                                     ----------  ----------  ----------  ----------    ----------

New Product Tier/EBU                     $4.20       $4.41       $4.63        $4.86         $5.10

New Product Tier Revenue               890,977     949,080   1,010,909    1,076,701     1,146,705
                                     ----------  ----------  ----------  ----------    ----------

Mini-Pay Revenue/EBU                     $0.03       $0.04       $0.05        $0.06         $0.07

Mini-Pay Revenue/EBU                     6,476       8,212      10,413       13,203        16,739
                                     ----------  ----------  ----------  ----------    ----------

Pay-Per-View Revenue/EBU                 $0.32       $0.37       $0.42        $0.48         $0.56

Pay-Per-View Revenue                    67,349      78,573      91,663      106,926       124,724
                                     ----------  ----------  ----------  ----------    ----------

Equipment Revenue/ EBU                   $0.36       $0.37       $0.38        $0.39         $0.40

Equipment Revenue                       76,256      79,681      83,256       86,985        90,876
                                     ----------  ----------  ----------  ----------    ----------

Advertising Revenue/EBU                  $0.78       $0.98       $1.22        $1.53         $1.91

Advertising Revenue/EBU                165,773     210,219     266,564      337,991       428,531
                                     ----------  ----------  ----------  ----------    ----------

Home Shopping/EBU                        $0.68       $0.78       $0.89        $1.03         $1.18

Home Shopping Revenue                  143,228     167,099     194,935      227,396       265,245
                                     ----------  ----------  ----------  ----------    ----------

Installation Revenue/EBU                 $0.98       $1.03       $1.08        $1.14         $1.19

Installation Revenue                   208,527     222,125     236,596      251,994       268,378
                                     ----------  ----------  ----------  ----------    ----------

Franchise Fee Pass-thru Revenue/EBU      $1.29       $1.36       $1.42        $1.50         $1.57

Franchise Fee Pass-thru Revenue        274,127     291,704     310,393      331,174       353,398
                                     ----------  ----------  ----------  ----------    ----------

Late Fees & Other Revenue/EBU            $0.51       $0.52       $0.53        $0.54         $0.55

Late Fees & Other Revenue              107,766     111,514     115,385      119,383       123,513
                                     ----------  ----------  ----------  ----------    ----------

                     Total Revenue  $8,106,335  $8,626,119  $9,178,764   $9,793,288   $10,450,474
                                     ----------  ----------  ----------  ----------    ----------

FALCON CABLE SYSTEMS COMPANY                             KANE REECE ASSOCIATES, INC.               EXHIBIT E-5c
CENTRAL REGION, OREGON                                   CATV SYSTEM VALUATION MODEL


                                 Year             1             2             3             4             5
                                 ----             -             -             -             -             -
Total Revenue                            $5,187,869    $5,521,414    $5,953,394    $6,502,794    $7,631,275

Margin % to Revenue                           50.0%         50.0%         50.0%         51.0%         51.0%

Operating Cash Flow                       2,593,934     2,760,707     2,976,697     3,316,425     3,891,950

Capital Expenditures:
  - Rebuild/Extensions                      113,000       145,000     1,102,000       258,000       265,000
  - Recurring                               396,000       250,000       305,000       460,000       477,000
                                          ---------     ---------     ---------     ---------     ---------
       Total                                509,000       395,000     1,407,000       718,000       742,000

Net Cash Flow                             2,084,934     2,365,707     1,569,697     2,598,425     3,149,950

  Present Value Factor @ 14.0%              0.93659       0.82157       0.72067       0.63217       0.55453

  PV Net Cash Flow                        1,952,720     1,943,586     1,131,237     1,642,643     1,746,755
                                          ---------     ---------     ---------     ---------     ---------

                               Year              6             7             8              9            10
                               ----              -             -             -              -            --
Total Revenue                           $8,106,335    $8,626,119    $9,178,764     $9,793,288   $10,450,474

Margin % to Revenue                          51.0%         51.0%         51.0%          51.0%         51.0%

Operating Cash Flow                      4,134,231     4,399,321     4,681,170      4,994,577     5,329,742

Capital Expenditures:
  - Rebuild/Extensions                     186,000       189,000       192,000        196,000       199,000
  - Recurring                              310,000       264,000       319,000        274,000       330,000
                                         ---------     ---------     ---------      ---------     ---------
       Total                               496,000       453,000       511,000        470,000       529,000
                                         ---------     ---------     ---------      ---------     ---------

Net Cash Flow                            3,638,231     3,946,321     4,170,170      4,524,577     4,800,742

Present Value Factor @ 14.0%               0.48643       0.42670       0.37429        0.32833       0.28801

PV Net Cash Flow                         1,769,757     1,683,879     1,560,872      1,485,548     1,382,650
                                         ---------     ---------     ---------      ---------     ---------


Present Value of Net Cash Flows                 $16,299,646                    Residual Value
Present Value of Residual                         8,782,385   ------------------------------------------------------
                                                -----------   8x's Yr 11 Operating Cash Flow             $45,409,400
  Value Indication under Income Approach        $25,082,031   Less: Taxes (see Schedule) @ 28.3%          12,851,156
                                                -----------                                               ----------
    Value Indication (Rounded)                  $25,080,000    After Tax Proceeds (end of year 10)        32,558,244
                                                -----------                                               ----------
      Value Indication/EBU                           $1,717    Present Value @ 14.0%                      $8,782,385
                                                     ------                                               ----------
   Cash Flow  Multiple - Projected                      9.7
                                                        ---

FALCON CABLE SYSTEMS COMPANY            K A N E   R E E C E   A S S O C I A T E S,  I N C.
DALLAS REGION, OREGON                             CATV SYSTEM VALUATION MODEL                            EXHIBIT E-6a
VALUATION DATE:  DECEMBER 31, 1995


Growth Rate in Homes Passed                   2.1% Thru Yr 5
Homes Passed @ 12/31/95                     23,770
Equivalent Billing Units @ 12/31/95         17,736     74.6%   EBU's/HP
Pay Units @ 12/31/95                         7,139     40.3%   Pay Units/EBU's
Operating Margin for 95 Yr.                  52.1%  After reimbursable expenses & capitalization adjustments.
Operating Margin for 94 Yr.                  53.5%  After reimbursable expenses & capitalization adjustments.
Weighted average discount rate               14.0%

                                  Year         1        2        3        4        5        6        7        8        9       10
                                  ----         -        -        -        -        -        -        -        -        -       --
           Basic Rev/EBU  (now $21.10)    $21.47   $22.30   $23.20   $24.10   $25.10   $26.10   $27.10   $28.20   $29.30   $30.50
                           Growth rate      1.8%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
                      Kagan Projection    $24.58   $25.56   $26.57   $27.64   $28.74   $29.87   $31.07   $32.33   $33.62      n/a
                           Growth rate      6.5%     4.0%     4.0%     4.0%     4.0%     3.9%     4.0%     4.1%     4.0%

         Pay Rev/Pay Unit  (now $7.41)     $7.73    $7.73    $7.96    $7.96    $8.20    $8.20    $8.20    $8.20    $8.20    $8.20
                           Growth rate      4.3%       0%       3%       0%       3%       0%       0%       0%       0%       0%
                      Kagan Projection     $8.20    $8.12    $8.04    $7.96    $7.88    $7.80    $7.80    $7.80    $7.80      n/a
                           Growth rate     -1.1%    -1.0%    -1.0%    -1.0%    -1.0%    -1.0%     0.0%     0.0%     0.0%

          New Product Tier (now $1.83)     $2.06    $2.16    $2.27    $2.38    $2.50    $2.63    $2.76    $2.90    $3.04    $3.20
                           Growth rate     12.6%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

              Mini-Pay/EBU (now $0.04)     $0.06    $0.08    $0.09    $0.12    $0.15    $0.18    $0.23    $0.29    $0.36    $0.45
                           Growth rate       n/a    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%

      Pay-Per-View Rev/EBU (now $0.21)     $0.23    $0.28    $0.33    $0.40    $0.46    $0.53    $0.60    $0.70    $0.80    $0.92
                           Growth rate      9.5%    20.0%    20.0%    20.0%    15.0%    15.0%    15.0%    15.0%    15.0%    15.0%
                      Kagan Projection     $0.74    $1.01    $1.27    $1.65    $2.01    $2.36    $2.81    $3.25    $3.66      n/a
                           Growth rate     22.0%    36.5%    25.7%    29.9%    21.8%    17.4%    19.1%    15.7%    12.6%

            Equipment/EBU (now $0.35)      $0.34    $0.35    $0.36    $0.37    $0.38    $0.39    $0.41    $0.42    $0.43    $0.44
                           Growth rate     -2.9%       3%       3%       3%       3%       3%       3%       3%       3%       3%

           Advertising/EBU  (now $.91)     $1.06    $1.33    $1.66    $1.90    $2.19    $2.52    $2.77    $3.05    $3.35    $3.69
                           Growth rate     16.5%    25.0%    25.0%    15.0%    15.0%    15.0%    10.0%    10.0%    10.0%    10.0%
                      Kagan Projection     $2.00    $2.24    $2.49    $2.75    $3.08    $3.47    $3.87    $4.28    $4.69      n/a
                           Growth rate     14.0%    12.0%    11.2%    10.4%    12.0%    12.7%    11.5%    10.6%     9.6%

        Home Shopping/EBU (now $0.17)      $0.19    $0.24    $0.30    $0.37    $0.45    $0.53    $0.61    $0.71    $0.81    $0.93
                           Growth rate     11.8%      25%      25%      25%      20%      20%      15%      15%      15%      15%

        Install/Service/EBU (now $.52)     $0.58    $0.61    $0.64    $0.67    $0.70    $0.74    $0.78    $0.82    $0.86    $0.90
                           Growth rate     11.5%       5%       5%       5%       5%       5%       5%       5%       5%       5%

Franchise Fee Pass-thru/EBU (now $.04)     $0.04    $0.26    $0.37    $0.73    $1.31    $1.37    $1.43    $1.50    $1.57    $1.65
                           Growth rate       n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a

     Late Fees & Other/EBU (now $0.65)     $0.67    $0.68    $0.70    $0.71    $0.73    $0.74    $0.75    $0.77    $0.79    $0.80
                           growth rate      3.1%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%

               Pay-to-EBU  (now 40.3%)     40.5%    41.5%    42.5%    43.5%    44.5%    45.5%    46.5%    47.5%    48.5%    49.5%
                      Kagan Projection     77.5%    78.5%    79.5%    80.0%    80.3%    80.5%    80.8%    81.0%    81.3%      n/a

                  Total Annual EBU Rev   $357.97  $377.83  $399.59  $422.67  $451.39  $473.64  $495.17  $518.81  $543.43  $570.41
                  monthly (now $28.11)    $29.83   $31.49   $33.30   $35.22   $37.62   $39.47   $41.26   $43.23   $45.29   $47.53
                       Compound growth      5.3%
                      Kagan Projection    $33.72   $35.22   $36.85   $38.70   $40.62   $42.60   $44.74   $46.91   $49.15
                       Compound growth      4.8%

- --------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY       KANE REECE ASSOCIATES, INC.      EXHIBIT E-6b
DALLAS REGION, OREGON              CATV SYSTEM VALUATION MODEL
- --------------------------------------------------------------------------------

                                Year           1           2           3           4           5
                                ----  ----------  ----------  ----------  ----------  ----------
Homes Passed                              23,975      24,478      24,993      25,517      26,053

EBU Penetration                             74.7%       75.0%       75.0%       75.0%       75.0%
  Kagan Penetration Projection              67.5%       68.0%       68.3%       68.2%       67.7%

Equivalent Billing Units                  17,900      18,359      18,744      19,138      19,540

Basic Revenue/EBU                         $21.47      $22.30      $23.20      $24.10      $25.10

Basic Revenue                          4,611,756   4,912,830   5,218,439   5,534,717   5,885,425
                                      ----------  ----------  ----------  ----------  ----------

Pay-to-Basic Ratio                          40.5%       41.5%       42.5%       43.5%       44.5%
Pay Units                                  7,250       7,619       7,966       8,325       8,695

Pay Revenue/Pay Unit                       $7.73       $7.73       $7.96       $7.96       $8.20

Pay Revenue                              672,464     706,732     761,129     795,398     855,693
                                      ----------  ----------  ----------  ----------  ----------

New Product Tier/EBU                       $2.06       $2.16       $2.27       $2.38       $2.50

New Product Tier Revenue                 442,488     476,522     510,856     547,663     587,122
                                      ----------  ----------  ----------  ----------  ----------

Mini-Pay Revenue/EBU                       $0.06       $0.08       $0.09       $0.12       $0.15

Mini-Pay Revenue                          12,888      16,523      21,087      26,913      34,348
                                      ----------  ----------  ----------  ----------  ----------

Pay-Per-View Revenue/EBU                   $0.23       $0.28       $0.33       $0.40       $0.46

Pay-Per-View Revenue                      49,404      60,805      74,498      91,275     107,170
                                      ----------  ----------  ----------  ----------  ----------

Equipment Revenue/ EBU                     $0.34       $0.35       $0.36       $0.37       $0.38

Equipment Revenue                         73,032      77,151      81,135      85,324      89,729
                                      ----------  ----------  ----------  ----------  ----------

Advertising Revenue/EBU                    $1.06       $1.33       $1.66       $1.90       $2.19

Advertising Revenue                      227,688     291,906     372,545     437,423     513,601
                                      ----------  ----------  ----------  ----------  ----------

Home Shopping/EBU                          $0.19       $0.24       $0.30       $0.37       $0.45

Home Shopping Revenue                     40,812      52,323      66,777      85,224     104,416
                                      ----------  ----------  ----------  ----------  ----------

Installation Revenue/EBU                   $0.58       $0.61       $0.64       $0.67       $0.70

Installation Revenue                     124,584     134,167     143,833     154,196     165,306
                                      ----------  ----------  ----------  ----------  ----------

Franchise Fee Pass-thru Revenue/EBU        $0.04       $0.26       $0.37       $0.73       $1.31

Franchise Fee Pass-thru Revenue            8,592      56,969      83,068     167,615     307,329
                                      ----------  ----------  ----------  ----------  ----------

Late Fees & Other Revenue/EBU              $0.67       $0.68       $0.70       $0.71       $0.73

Late Fees & Other Revenue                143,916     150,557     156,793     163,288     170,051
                                      ----------  ----------  ----------  ----------  ----------
       Total Revenue                  $6,407,624  $6,936,484  $7,490,160  $8,089,035  $8,820,190
                                      ----------  ----------  ----------  ----------  ----------



                                               6           7            8            9           10
                                      ----------  ----------   ----------   ----------   ----------
Homes Passed                              26,327      26,603       26,883       27,165       27,450

EBU Penetration                             75.0%       75.0%        75.0%        75.0%        75.0%
  Kagan Penetration Projection              67.1%       66.5%        65.9%        65.3%

Equivalent Billing Units                  19,745      19,952       20,162       20,374       20,588

Basic Revenue/EBU                         $26.10      $27.10       $28.20       $29.30       $30.50

Basic Revenue                          6,184,163   6,488,526    6,822,792    7,163,363    7,535,039
                                      ----------  ----------   ----------   ----------   ----------

Pay-to-Basic Ratio                          45.5%       46.5%        47.5%        48.5%        49.5%
Pay Units                                  8,984       9,278        9,577        9,881       10,191

Pay Revenue/Pay Unit                       $8.20       $8.20        $8.20        $8.20        $8.20

Pay Revenue                              884,109     913,027      942,455      972,400    1,002,870
                                      ----------  ----------   ----------   ----------   ----------

New Product Tier/EBU                       $2.63       $2.76        $2.90        $3.04        $3.20

New Product Tier Revenue                 622,951     660,967      701,302      744,099      789,508
                                      ----------  ----------   ----------   ----------   ----------

Mini-Pay Revenue/EBU                       $0.18       $0.23        $0.29        $0.36        $0.45

Mini-Pay Revenue                          43,385      54,801       69,220       87,434      110,440
                                      ----------  ----------   ----------   ----------   ----------

Pay-Per-View Revenue/EBU                   $0.53       $0.60        $0.70        $0.80        $0.92

Pay-Per-View Revenue                     124,540     144,724      168,181      195,439      227,114
                                      ----------  ----------   ----------   ----------   ----------

Equipment Revenue/ EBU                     $0.39       $0.41        $0.42        $0.43        $0.44

Equipment Revenue                         93,391      97,203      101,170      105,299      109,597
                                      ----------  ----------   ----------   ----------   ----------

Advertising Revenue/EBU                    $2.52       $2.77        $3.05        $3.35        $3.69

Advertising Revenue                      596,843     663,420      737,425      819,685      911,121
                                      ----------  ----------   ----------   ----------   ----------

Home Shopping/EBU                          $0.53       $0.61        $0.71        $0.81        $0.93

Home Shopping Revenue                    126,615     147,137      170,984      198,696      230,900
                                      ----------  ----------   ----------   ----------   ----------

Installation Revenue/EBU                   $0.74       $0.78        $0.82        $0.86        $0.90

Installation Revenue                     175,394     186,097      197,454      209,504      222,289
                                      ----------  ----------   ----------   ----------   ----------

Franchise Fee Pass-thru Revenue/EBU        $1.37       $1.43        $1.50        $1.57        $1.65

Franchise Fee Pass-thru Revenue          325,411     343,357      363,079      383,854      406,666
                                      ----------  ----------   ----------   ----------   ----------

Late Fees & Other Revenue/EBU              $0.74       $0.75        $0.77        $0.79        $0.80

Late Fees & Other Revenue                175,273     180,656      186,204      191,922      197,816
                                      ----------  ----------   ----------   ----------   ----------

      Total Revenue                   $9,352,075  $9,879,915  $10,460,267  $11,071,696  $11,743,361
                                      ----------  ----------  -----------  -----------  -----------

FALCON CABLE SYSTEMS COMPANY      KANE REECE ASSOCIATES, INC.    EXHIBIT E-6c
DALLAS REGION, OREGON             CATV SYSTEM VALUATION MODEL



                               Year           1              2             3             4             5
Total Revenue                        $6,407,624     $6,936,484    $7,490,160    $8,089,035    $8,820,190

Margin % to Revenue                        52.0%          52.0%        51.0%          51.0 %        50.0%

Operating Cash Flow                   3,331,964      3,606,972     3,819,982     4,125,408     4,410,095

Capital Expenditures:
              - Rebuild/Extensions      930,000      2,441,000     2,542,000       271,000       280,000
              - Recurring               759,000        281,000       324,000       481,000       288,000
                                     ----------     ----------    ----------    ----------    ----------
                        Total         1,689,000      2,722,000     2,866,000       752,000       568,000
                                     ----------     ----------    ----------    ----------    ----------

Net Cash Flow                         1,642,964        884,972       953,982     3,373,408     3,842,095

 Present Value Factor @ 14.0%           0.93659        0.82157       0.72067       0.63217       0.55453

PV Net Cash Flow                      1,538,777        727,063       687,508     2,132,563     2,130,572
                                     ----------     ----------    ----------    ----------    ----------




                                                6             7               8              9            10
Total Revenue                          $9,352,075    $9,879,915     $10,460,267    $11,071,696   $11,743,361

Margin % to Revenue                          50.0%         50.0%           50.0%          50.0%         50.0%

Operating Cash Flow                     4,676,038     4,939,958       5,230,134      5,535,848     5,871,680

Capital Expenditures:
              - Rebuild/Extensions        194,000       198,000         202,000        207,000       211,000
              - Recurring                 309,000       264,000         318,000        273,000       328,000
                                       ----------    ----------     -----------    -----------   -----------
                        Total             503,000       462,000         520,000        480,000       539,000
                                       ----------    ----------     -----------    -----------   -----------

Net Cash Flow                           4,173,038     4,477,958       4,710,134      5,055,848     5,332,680

 Present Value Factor @ 14.0%             0.48643       0.42670         0.37429        0.32833       0.28801

PV Net Cash Flow                        2,029,905     1,910,726       1,762,978      1,659,980     1,535,852
                                       ----------    ----------     -----------    -----------   -----------









  Present Value of Net Cash Flows              $16,115,924                                 Residual Value
  Present Value of Residual                      9,619,639              -------------------------------------------------------
                                               -----------
                                                                        8x's Yr 11 Operating Cash Flow          $50,026,717
       Value Indication under Income Approach  $25,735,563              Less: Taxes (see Schedule) @  28.7%      14,364,586
                                               -----------                                                      -----------

              Value Indication (Rounded)       $25,740,000              After Tax Proceeds (end of year 10)      35,662,132
                                               -----------                                                       ----------

                Value Indication/EBU                $1,451              Present Value @ 14.0%                    $9,619,639
                                                    ------                                                       ----------

              Cash Flow  Multiple - Projected          7.7
                                                       ---

- --------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY          KANE REECE ASSOCIATES, INC.
COOS BAY/FLORENCE REGION, OREGON      CATV SYSTEM VALUATION MODEL   EXHIBIT E-7a
VALUATION DATE:  DECEMBER 31, 1995
- --------------------------------------------------------------------------------

Growth Rate in Homes Passed                     1.0% Thru Yr 5
Homes Passed @ 12/31/95                      31,489
Equivalent Billing Units @ 12/31/95          22,898     72.7%   EBU's/HP
Pay Units @ 12/31/95                          7,771     33.9%   Pay Units/EBU's
Operating Margin for 95 Yr.                    51.3%  After reimbursable expenses.
Operating Margin for 94 Yr.                    51.9%  After reimbursable expenses.
Weighted average discount rate                 14.0%

                                    Year        1        2        3        4        5        6        7        8        9       10
                                    ----  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
             Basic Rev/EBU  (now $21.89)   $22.75   $23.70   $24.60   $25.60   $26.60   $27.70   $28.80   $30.00   $31.20   $32.40
                            Growth rate       3.9%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
                        Kagan Projection   $24.58   $25.56   $26.57   $27.64   $28.74   $29.87   $31.07   $32.33   $33.62      n/a
                            Growth rate       6.5%     4.0%     4.0%     4.0%     4.0%     3.9%     4.0%     4.1%     4.0%

           Pay Rev/Pay Unit  (now $6.75)    $7.32    $7.54    $7.54    $7.77    $7.77    $8.00    $8.00    $8.00    $8.00    $8.00
                             Growth rate      8.4%     3.0%       0%       3%       0%       3%       0%       0%       0%       0%
                        Kagan Projection    $8.20    $8.12    $8.04    $7.96    $7.88    $7.80    $7.80    $7.80    $7.80      n/a
                            Growth rate      -1.1%    -1.0%    -1.0%    -1.0%    -1.0%    -1.0%     0.0%     0.0%     0.0%

            New Product Tier (now $2.63)    $2.75    $2.89    $3.03    $3.18    $3.34    $3.51    $3.69    $3.87    $4.06    $4.27
                             Growth rate      4.6%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%

                Mini-Pay/EBU (now $0.05)    $0.06    $0.08    $0.09    $0.12    $0.15    $0.18    $0.23    $0.29    $0.36    $0.45
                             Growth rate        0        0     25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%    25.0%

    Video Games & Activ./EBU (now $0.05)    $0.10    $0.15    $0.19    $0.23    $0.29    $0.37    $0.46    $0.57    $0.72    $0.89
                             Growth rate        1        1        0        0        0     25.0%    25.0%    25.0%    25.0%    25.0%

        Pay-Per-View Rev/EBU (now $0.51)    $0.62    $0.74    $0.89    $1.07    $1.23    $1.42    $1.63    $1.87    $2.15    $2.48
                             Growth rate     21.6%    20.0%    20.0%    20.0%    15.0%    15.0%    15.0%    15.0%    15.0%    15.0%
                        Kagan Projection    $0.74    $1.01    $1.27    $1.65    $2.01    $2.36    $2.81    $3.25    $3.66      n/a
                            Growth rate      22.0%    36.5%    25.7%    29.9%    21.8%    17.4%    19.1%    15.7%    12.6%

               Equipment/EBU (now $1.08)    $1.12    $1.15    $1.19    $1.22    $1.26    $1.30    $1.34    $1.38    $1.42    $1.46
                             Growth rate      3.7%       3%       3%       3%       3%       3%       3%       3%       3%       3%

            Advertising/EBU  (now $1.10)    $1.19    $1.37    $1.57    $1.81    $1.99    $2.19    $2.41    $2.65    $2.91    $3.21
                             Growth rate      8.2%    15.0%    15.0%    15.0%    10.0%    10.0%    10.0%    10.0%    10.0%    10.0%
                        Kagan Projection    $2.00    $2.24    $2.49    $2.75    $3.08    $3.47    $3.87    $4.28    $4.69      n/a
                            Growth rate      14.0%    12.0%    11.2%    10.4%    12.0%    12.7%    11.5%    10.6%     9.6%

          Home Shopping/EBU (now $0.45)     $0.35    $0.44    $0.55    $0.68    $0.82    $0.98    $1.13    $1.30    $1.50    $1.72
                             Growth rate    -22.2%      25%      25%      25%      20%      20%      15%      15%      15%      15%

          Install/Service/EBU (now $.78)    $0.81    $0.85    $0.89    $0.94    $0.98    $1.03    $1.09    $1.14    $1.20    $1.26
                             Growth rate      3.8%       5%       5%       5%       5%       5%       5%       5%       5%       5%

 Franchise Fee Pass-thru/EBU (now $0.49)    $0.56    $0.73    $0.77    $0.81    $0.84    $0.89    $0.93    $0.98    $1.03    $1.08
                             Growth rate      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a      n/a

       Late Fees & Other/EBU (now $0.67)    $0.55    $0.56    $0.57    $0.58    $0.60    $0.61    $0.62    $0.63    $0.64    $0.66
                             growth rate    -17.9%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%

                 Pay-to-EBU  (now 33.9%)     34.0%    35.0%    36.0%    37.0%    38.0%    39.0%    40.0%    41.0%    42.0%    43.0%
                        Kagan Projection     77.5%    78.5%    79.5%    80.0%    80.3%    80.5%    80.8%    81.0%    81.3%     n/a

                   Total Annual EBU Rev   $400.24  $423.57  $444.72  $469.50  $492.73  $519.57  $546.19  $575.54  $606.63  $639.75
                    monthly (now $31.47)   $33.35   $35.30   $37.06   $39.12   $41.06   $43.30   $45.52   $47.96   $50.55   $53.31
                         Compound growth      5.3%
                       Kagan Projection    $33.72   $35.22   $36.85   $38.70   $40.62   $42.60   $44.74   $46.91   $49.15
                         Compound growth      4.8%


FALCON CABLE SYSTEMS COMPANY                   K A N E   R E E C E   A S S O C I A T E S,  I N C.                       EXHIBIT E-7b
COOS BAY/FLORENCE REGION, OREGON                           CATV SYSTEM VALUATION MODEL

                               Year                1              2              3              4              5
Homes Passed                                  31,657         31,974         32,293         32,616         32,942

BU Penetration                                   73%            74%            74%            75%            75%
 Kagan Penetration Projection                    68%            68%            68%            68%            68%

Equivalent Billing Units                      23,090         23,501         23,897         24,299         24,707

Basic Revenue/EBU                             $22.75         $23.70         $24.60         $25.60         $26.60

Basic Revenue                              6,303,570      6,683,563      7,054,408      7,464,683      7,886,411

Pay-to-Basic Ratio                             34.0%          35.0%          36.0%          37.0%          38.0%
Pay Units                                      7,851          8,225          8,603          8,991          9,389

Pay Revenue/Pay Unit                           $7.32          $7.54          $7.54          $7.77          $7.77

Pay Revenue                                  689,597        744,177        778,352        837,835        874,917

New Product Tier/EBU                           $2.75          $2.89          $3.03          $3.18          $3.34

New Product Tier Revenue                     761,970        814,295        869,434        928,265        991,032

Mini-Pay Revenue/EBU                           $0.06          $0.08          $0.09          $0.12          $0.15

Mini-Pay Revenue/EBU                          16,625         21,151         26,884         34,171         43,430

Pay-Per-View Revenue/EBU                       $0.62          $0.74          $0.89          $1.07          $1.23

Pay-Per-View Revenue                         171,790        209,813        256,023        312,397        365,284

Equipment Revenue/ EBU                         $1.12          $1.15          $1.19          $1.22          $1.26

Equipment Revenue                            310,330        325,323        340,736        356,863        373,736

Advertising Revenue/EBU                        $1.19          $1.37          $1.57          $1.81          $1.99

Advertising Revenue/EBU                      329,725        385,926        451,303        527,730        590,243

Home Shopping/EBU                              $0.35          $0.44          $0.55          $0.68          $0.82

Home Shopping Revenue                         96,978        123,378        156,824        199,329        243,208

Installation Revenue/EBU                       $0.81          $0.85          $0.89          $0.94          $0.98

Installation Revenue                         224,435        239,847        256,088        273,416        291,904

Franchise Fee Pass-thru Revenue/EBU            $0.56          $0.73          $0.77          $0.81          $0.84

Franchise Fee Pass-thru Revenue              156,445        206,240        219,629        235,128        250,330

Late Fees & Other Revenue/EBU                  $0.55          $0.56          $0.57          $0.58          $0.60

Late Fees & Other Revenue                    152,394        158,206        164,092        170,190        176,507

                      Total Revenue       $9,213,858     $9,911,919    $10,573,775    $11,340,006    $12,087,001
                                          ----------     ----------    -----------    -----------    -----------



                               Year                 6              7              8               9             10
Homes Passed                                   33,107         33,273         33,439          33,606         33,774

EBU Penetration                                   76%            76%            77%             77%            78%
  Kagan Penetration Projection                    67%            67%            66%             65%

Equivalent Billing Units                       24,996         25,287         25,581          25,877         26,175

Basic Revenue/EBU                              $27.70         $28.80         $30.00          $31.20         $32.40

Basic Revenue                               8,308,627      8,739,261      9,209,104       9,688,266     10,176,853

Pay-to-Basic Ratio                              39.0%          40.0%          41.0%           42.0%          43.0%
Pay Units                                       9,748         10,115         10,488          10,868         11,255

Pay Revenue/Pay Unit                            $8.00          $8.00          $8.00           $8.00          $8.00

Pay Revenue                                   935,701        970,879      1,006,706       1,043,190      1,080,338

New Product Tier/EBU                            $3.51          $3.69          $3.87           $4.06          $4.27

New Product Tier Revenue                    1,052,758      1,118,280      1,187,829       1,261,649      1,340,000

Mini-Pay Revenue/EBU                            $0.18          $0.23          $0.29           $0.36          $0.45

Mini-Pay Revenue/EBU                           54,923         69,453         87,825         111,051        140,414

Pay-Per-View Revenue/EBU                        $1.42          $1.63          $1.87           $2.15          $2.48

Pay-Per-View Revenue                          424,992        494,437        575,205         669,139        778,379

Equipment Revenue/ EBU                          $1.30          $1.34          $1.38           $1.42          $1.46

Equipment Revenue                             389,452        405,811        422,839         440,562        459,009

Advertising Revenue/EBU                         $2.19          $2.41          $2.65           $2.91          $3.21

Advertising Revenue/EBU                       656,864        730,972        813,406         905,098      1,007,083

Home Shopping/EBU                               $0.98          $1.13          $1.30           $1.50          $1.72

Home Shopping Revenue                         295,264        343,511        399,625         464,885        540,780

Installation Revenue/EBU                        $1.03          $1.09          $1.14           $1.20          $1.26

Installation Revenue                          310,085        329,384        349,870         371,613        394,691

Franchise Fee Pass-thru Revenue/EBU             $0.89          $0.93          $0.98           $1.03          $1.08

Franchise Fee Pass-thru Revenue               266,411        282,715        300,719         319,974        340,661

Late Fees & Other Revenue/EBU                   $0.61          $0.62          $0.63           $0.64          $0.66

Late Fees & Other Revenue                     182,143        187,952        193,937         200,104        206,458

                      Total Revenue       $12,877,219    $13,672,655    $14,547,064     $15,475,531    $16,464,666
                                          -----------    -----------    -----------     -----------    -----------

- --------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY          KANE REECE ASSOCIATES, INC.   EXHIBIT E-7c
COOS BAY/FLORENCE REGION, OREGON      CATV SYSTEM VALUATION MODEL
- --------------------------------------------------------------------------------

                                Year               1              2              3             4             5
                                ----      ----------     ----------    -----------   -----------   -----------
Total Revenue                             $9,213,858     $9,911,919    $10,573,775   $11,340,006   $12,087,001

Margin % to Revenue                            52.0%          52.0%          51.0%         51.0%         51.0%

Operating Cash Flow                        4,791,206      5,154,198      5,392,625     5,783,403     6,164,371

Capital Expenditures:
              - Rebuild/Extensions           198,000      1,694,000      1,471,000     1,389,000       209,000
              - Recurring                    385,000        291,000        344,000       501,000       308,000
                                          ----------     ----------    -----------   -----------   -----------
                        Total                583,000      1,985,000      1,815,000     1,890,000       517,000

Net Cash Flow                              4,208,206      3,169,198      3,577,625     3,893,403     5,647,371

 Present Value Factor @ 14.0%                 0.9366         0.8216         0.7207        0.6322        0.5545

PV Net Cash Flow                           3,941,346      2,603,707      2,578,296     2,461,288     3,131,659
                                          ----------     ----------    -----------   -----------   -----------


                                Year                6             7           8              9             10
                                ----      -----------   -----------   ---------      ---------    -----------
Total Revenue                             $12,877,219   $13,672,655   $14,547,064    $15,475,531  $16,464,666

Margin % to Revenue                             51.0%         51.0%         51.0%          51.0%        51.0%

Operating Cash Flow                         6,567,382     6,973,054     7,419,002      7,892,521    8,396,980

Capital Expenditures:
              - Rebuild/Extensions            157,000       159,000       161,000        163,000      165,000
              - Recurring                     343,000       299,000       355,000        312,000      368,000
                                          -----------    -----------  -----------    -----------  -----------
                        Total                 500,000       458,000       516,000        475,000      533,000

Net Cash Flow                               6,067,382     6,515,054     6,903,002      7,417,521    7,863,980

 Present Value Factor @ 14.0%                  0.4864        0.4267        0.3743         0.3283       0.2880

PV Net Cash Flow                            2,951,377     2,779,947     2,583,757      2,435,384    2,264,886
                                          -----------   -----------   -----------    -----------  -----------


      Present Value of Net Cash Flows               $27,731,646                            Residual Value
      Present Value of Residual                      13,815,145             ---------------------------------------------------
                                                    -----------

                                                                            8x's Yr 11 Operating Cash Flow          $71,542,268
           Value Indication under Income Approach   $41,546,791              Less: Taxes (see Schedule) @  28.4%     20,326,468
                                                    -----------                                                     -----------

                  Value Indication (Rounded)        $41,550,000              After Tax Proceeds (end of year 10)     51,215,800
                                                    -----------                                                     -----------

                    Value Indication/EBU                 $1,815              Present Value @ 14.0%                  $13,815,145
                                                         ------                                                     -----------

                  Cash Flow  Multiple - Projected           8.7
                                                            ---

                                   EXHIBIT F
                   REGION EXCHANGE AND SALE SYSTEM VALUATION

FALCON CABLE SYSTEMS COMPANY                 OPERATING STATISICS    EXHIBIT F-1a
DALLAS REGION, OREGON (EXCHANGE SYSTEMS)     VALUATION DATE: DECEMBER 31, 1995.

                                    Homes Passed         Basic Subscribers
                                ---------------------------------------------  1995 EBU's   EBU                          Pay Units
                                1995    1994   % Chg.   1995    1994   % Chg.  FCC Method   Pene   Pay Units  Pay/EBUs  % Chg v. 94
                                ----    ----   ------   ----    ----   ------  ----------   ----   ---------  --------  -----------
Silverton                       2,951   2,927   0.8%    1,434   1,327    8.1%     1,464     49.6%      698      47.7%      -7.5%
Mt. Angel                         577     577   0.0%      276     270    2.2%       282     48.9%      158      56.0%       1.9%
Marion Cty. (Silverton)           286     286   0.0%       43      44   -2.3%        43     15.0%       45     104.7%       2.3%
                               ------  ------          -----   ------            ------              -----
    Subtotal                    3,814   3,790   0.6%    1,753   1,641    6.8%     1,789     46.9%      901      50.4%      -5.6%

Cannon Beach                    1,221   1,221   0.0%    1,109   1,082    2.5%     1,305    106.9%      433      33.2%     -12.2%
Clatsop Cty. (Cannon Beach)       250     250   0.0%      254     244    4.1%       260    103.9%       53      20.4%       0.0%
Bay City                          584     558   4.7%      458     473   -3.2%       458     78.4%      184      40.2%      -4.7%
Garibaldi                         573     573   0.0%      383     417   -8.2%       426     74.4%      168      39.4%      -6.1%
Rockaway Beach                  1,352   1,352   0.0%      873     836    4.4%       998     73.8%      390      39.1%      -4.2%
Tillamook Cty. (Nehalem)          522     522   0.0%      307     311   -1.3%       325     62.3%      125      38.5%       1.6%
Manzanita                         916     898   2.0%      537     521    3.1%       572     62.5%      116      20.3%     -12.8%
Nehalem                           300     292   2.7%      132     114   15.8%       132     44.0%       51      38.6%       6.3%
Wheeler                           219     207   5.8%       88      91   -3.3%       106     48.3%       27      25.5%     -46.0%
Tillamook Cty. (Nehalem)          260     260   0.0%      467     478   -2.3%       478    183.9%      169      35.3%      -9.6%
                               ------  ------          -----   ------            ------              -----
    Subtotal                    6,197   6,133   1.0%    4,608   4,567    0.9%     5,060     81.6%    1,716      33.9%      -8.0%

Tillamook                       1,425   1,425   0.0%    1,502   1,534   -2.1%     1,547    108.5%      526      34.0%     -20.4%
Tillamook Cty. (Tillamook)      1,800   1,800   0.0%      976     952    2.5%       987     54.8%      375      38.0%     -12.0%
    Subtotal                    3,225   3,225   0.0%    2,478   2,486   -0.3%     2,534     78.6%      901      35.6%     -17.1%

Netarts/Oceanside                 850     850   0.0%      830     829    0.1%       933    109.8%      177      19.0%     -10.2%

Brickyard Road                    475     475   0.0%      484     480    0.8%       508    106.9%      176      34.7%     -16.6%
                               ------  ------          -----   ------            ------              -----

    Total Dallas Exchange      14,561  14,473   0.6%   10,153  10,003    1.5%    10,823     74.3%    3,871      35.8%     -10.3%
                               ------  ------          -----   ------            ------              -----


                                     Plan Miles                                                                 Franchise
                      --------------------------------------    1995    Channel   Address-             -----------------------------
                      Aerial   UG   Total '95  1994   % Chg.  Density  Capacity    able    Rebuild*    Fee    Expiration  Life (Yrs)
                      ------   --   ---------  ----   ------  -------  --------  --------  --------    ---    ----------  ----------
Silverton             20.60   9.60    30.20    29.00   4.1%     98       37        Yes                   5%    Jan-2000      4.0
Mt. Angel              6.50   1.50     8.00     8.00   0.0%     72       37        Yes                   3%      Oct-95     (0.2)
Marion Cty.
  (Silverton)         13.80   0.50    14.30    14.30   0.0%     20       37        Yes                   5%      Aug-96      0.6
                      -----   ----    -----    -----
    Subtotal           40.9   11.6     52.5     51.3   2.3%     73

Cannon Beach          10.20   5.50    15.70    15.70   0.0%     78       34        Yes                   5%    Jul-2002      6.5
Clatsop Cty.
  (Cannon Beach)       5.60   4.00     9.60     9.60   0.0%     26       34        Yes
Bay City              11.30   0.50    11.80    11.30   4.4%     49       34        Yes                   3%    May-2000      4.4
Garibaldi              7.40   0.50     7.90     7.90   0.0%     73       34        Yes                   5%      Sep-97      1.7
Rockaway Beach        16.00   4.30    20.30    20.30   0.0%     67       34        Yes                   5%    Dec-2002      6.9
Tillamook Cty.
  (Nehalem)           24.00   1.80    25.80    25.80   0.0%     20       34        Yes
Manzanita              9.50   3.50    13.00    12.70   2.4%     70       34        Yes                   3%      Feb-97      1.1
Nehalem                3.10   0.70     3.80     3.60   5.6%     79       34        Yes     50%,50%/   3% Basic  Aug-2001     5.6
                                                                                            97,98
Wheeler                4.00   0.70     4.70     4.50   4.4%     47       34        Yes                   5%    Nov-2013     17.9
Tillamook Cty.
  (Nehalem)           11.00   6.30    17.30    17.30   0.0%     15       34        Yes
                      -----   ----    -----    -----
    Subtotal          102.1   27.8    129.9    128.7   0.9%     48

Tillamook             21.70   1.50    23.20    23.20   0.0%     61       29         No     50%,50%    5% Local    Dec-99      4.0
                                                                                            97,98
Tillamook Cty.
  (Tillamook)         50.70   5.60    56.30    56.30   0.0%     32       29         No
                      -----   ----    -----    -----
    Subtotal          72.40   7.10    79.50    79.50   0.0%     41

Netarts/Oceanside     15.00   2.00    17.00    17.00   0.0%     50       22         No     75%,25%/
                                                                                            95,96
Brickyard Road        24.00   1.00    25.00    25.00   0.0%     19       22         No     75%,25%/
                      -----   ----    -----    -----                                        95,96

    Total Dallas
      Exchange        254.4   49.5    303.9    301.5   0.8%     48
                      -----   ----    -----    -----

- ------------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                                       KANE REECE ASSOCIATES, INC.
DALLAS REGION, OREGON (EXCHANGE SYSTEMS)                           CATV SYSTEM VALUATION MODEL                          EXHIBIT F-1b
VALUATION DATE:  DECEMBER 31, 1995
- ------------------------------------------------------------------------------------------------------------------------------------

Growth Rate in Homes Passed                     2.1% Thru Yr 5
Homes Passed @ 12/31/95                      14,561
Equivalent Billing Units @ 12/31/95          10,823        74.3%   EBU's/HP
Pay Units @ 12/31/95                          3,871        35.8%   Pay Units/EBU's
Operating Margin for 95 Yr.                    52.1%  After reimbursable expenses & capitalization adjustments.
Operating Margin for 94 Yr.                    53.5%  After reimbursable expenses & capitalization adjustments.
Weighted average discount rate                 14.0%

                                   Year           1           2           3           4           5
                                   ----     -------     -------     -------     -------     -------
            Basic Rev/EBU  (now $21.10)      $21.47      $22.30      $23.20      $24.10      $25.10
                           Growth rate          1.8%        4.0%        4.0%        4.0%        4.0%
                       Kagan Projection      $24.58      $25.56      $26.57      $27.64      $28.74
                           Growth rate          6.5%        4.0%        4.0%        4.0%        4.0%

          Pay Rev/Pay Unit  (now $7.41)       $7.73       $7.73       $7.96       $7.96       $8.20
                            Growth rate         4.3%          0%          3%          0%          3%
                       Kagan Projection       $8.20       $8.12       $8.04       $7.96       $7.88
                           Growth rate         -1.1%       -1.0%       -1.0%       -1.0%       -1.0%

           New Product Tier (now $1.83)       $2.06       $2.16       $2.27       $2.38       $2.50
                            Growth rate        12.6%        5.0%        5.0%        5.0%        5.0%

               Mini-Pay/EBU (now $0.04)       $0.06       $0.08       $0.09       $0.12       $0.15
                            Growth rate         n/a        25.0%       25.0%       25.0%       25.0%

       Pay-Per-View Rev/EBU (now $0.21)       $0.23       $0.28       $0.33       $0.40       $0.46
                            Growth rate         9.5%       20.0%       20.0%       20.0%       15.0%
                       Kagan Projection       $0.74       $1.01       $1.27       $1.65       $2.01
                           Growth rate         22.0%       36.5%       25.7%       29.9%       21.8%

             Equipment/EBU (now $0.35)        $0.34       $0.35       $0.36       $0.37       $0.38
                            Growth rate        -2.9%          3%          3%          3%          3%

            Advertising/EBU  (now $.91)       $1.06       $1.33       $1.66       $1.90       $2.19
                            Growth rate        16.5%       25.0%       25.0%       15.0%       15.0%
                       Kagan Projection       $2.00       $2.24       $2.49       $2.75       $3.08
                           Growth rate         14.0%       12.0%       11.2%       10.4%       12.0%

         Home Shopping/EBU (now $0.17)        $0.19       $0.24       $0.30       $0.37       $0.45
                            Growth rate        11.8%         25%         25%         25%         20%

         Install/Service/EBU (now $.52)       $0.58       $0.61       $0.64       $0.67       $0.70
                            Growth rate        11.5%          5%          5%          5%          5%

 Franchise Fee Pass-thru/EBU (now $.04)       $0.04       $0.26       $0.37       $0.72       $1.30
                            Growth rate         n/a         n/a         n/a         n/a         n/a

      Late Fees & Other/EBU (now $0.65)       $0.67       $0.68       $0.70       $0.71       $0.73
                            growth rate         3.1%        2.0%        2.0%        2.0%        2.0%

                Pay-to-EBU  (now 35.8%)        36.0%       37.0%       38.0%       39.0%       40.0%
                       Kagan Projection        77.5%       78.5%       79.5%       80.0%       80.3%

                  Total Annual EBU Rev      $353.79     $373.62     $395.25     $418.28     $446.81
                   monthly (now $28.11)      $29.48      $31.14      $32.94      $34.86      $37.23
                        Compound growth         5.4%
                      Kagan Projection       $33.72      $35.22      $36.85      $38.70      $40.62
                        Compound growth         4.8%



                                   Year               6           7           8            9          10
                                   ----         -------     -------     -------      -------     -------
            Basic Rev/EBU  (now $21.10)          $26.10      $27.10      $28.20       $29.30      $30.50
                           Growth rate              4.0%        4.0%        4.0%         4.0%        4.0%
                       Kagan Projection          $29.87      $31.07      $32.33       $33.62     n/a
                           Growth rate              3.9%        4.0%        4.1%         4.0%

          Pay Rev/Pay Unit  (now $7.41)           $8.20       $8.20       $8.20        $8.20       $8.20
                            Growth rate               0%          0%          0%           0%          0%
                       Kagan Projection           $7.80       $7.80       $7.80        $7.80     n/a
                           Growth rate             -1.0%        0.0%        0.0%         0.0%

           New Product Tier (now $1.83)           $2.63       $2.76       $2.90        $3.04       $3.20
                            Growth rate             5.0%        5.0%        5.0%         5.0%        5.0%

               Mini-Pay/EBU (now $0.04)           $0.18       $0.23       $0.29        $0.36       $0.45
                            Growth rate            25.0%       25.0%       25.0%        25.0%       25.0%

       Pay-Per-View Rev/EBU (now $0.21)           $0.53       $0.60       $0.70        $0.80       $0.92
                            Growth rate            15.0%       15.0%       15.0%        15.0%       15.0%
                       Kagan Projection           $2.36       $2.81       $3.25        $3.66     n/a
                           Growth rate             17.4%       19.1%       15.7%        12.6%

             Equipment/EBU (now $0.35)            $0.39       $0.41       $0.42        $0.43       $0.44
                            Growth rate               3%          3%          3%           3%          3%

            Advertising/EBU  (now $.91)           $2.52       $2.77       $3.05        $3.35       $3.69
                            Growth rate            15.0%       10.0%       10.0%        10.0%       10.0%
                       Kagan Projection           $3.47       $3.87       $4.28        $4.69     n/a
                           Growth rate             12.7%       11.5%       10.6%         9.6%

         Home Shopping/EBU (now $0.17)            $0.53       $0.61       $0.71        $0.81       $0.93
                            Growth rate              20%         15%         15%          15%         15%

         Install/Service/EBU (now $.52)           $0.74       $0.78       $0.82        $0.86       $0.90
                            Growth rate               5%          5%          5%           5%          5%

 Franchise Fee Pass-thru/EBU (now $.04)           $1.36       $1.42       $1.49        $1.56       $1.63
                            Growth rate             n/a         n/a         n/a          n/a         n/a

      Late Fees & Other/EBU (now $0.65)           $0.74       $0.75       $0.77        $0.79       $0.80
                            growth rate             2.0%        2.0%        2.0%         2.0%        2.0%

                Pay-to-EBU  (now 35.8%)            41.0%       42.0%       43.0%        44.0%       45.0%
                       Kagan Projection            80.5%       80.8%       81.0%        81.3%        n/a

                  Total Annual EBU Rev          $469.06     $490.59     $514.23      $538.85     $565.83
                   monthly (now $28.11)          $39.09      $40.88      $42.85       $44.90      $47.15
                        Compound growth
                      Kagan Projection           $42.60      $44.74      $46.91       $49.15
                        Compound growth


- ------------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                                      KANE REECE ASSOCIATES, INC.                           EXHIBIT F-1c
DALLAS REGION, OREGON (EXCHANGE SYSTEMS)                          CATV SYSTEM VALUATION MODEL
- ------------------------------------------------------------------------------------------------------------------------------------

                               Year           1           2           3           4           5
                               ----  ----------  ----------  ----------  ----------  ----------
Homes Passed                             14,695      15,004      15,319      15,640      15,969

EBU Penetration                            75.0%       75.0%       75.0%       75.0%       75.0%
  Kagan Penetration Projection             67.5%       68.0%       68.3%       68.2%       67.7%

Equivalent Billing Units                 11,021      11,253      11,489      11,730      11,977

Basic Revenue/EBU                        $21.47      $22.30      $23.20      $24.10      $25.10

Basic Revenue                         2,839,515   3,011,222   3,198,538   3,392,395   3,607,354
                                     ----------  ----------  ----------  ----------  ----------
Pay-to-Basic Ratio                         36.0%       37.0%       38.0%       39.0%       40.0%
Pay Units                                 3,968       4,163       4,366       4,575       4,791

Pay Revenue/Pay Unit                      $7.73       $7.73       $7.96       $7.96       $8.20

Pay Revenue                             368,039     386,206     417,123     437,090     471,443
                                     ----------  ----------  ----------  ----------  ----------
New Product Tier/EBU                      $2.06       $2.16       $2.27       $2.38       $2.50

New Product Tier Revenue                272,445     292,075     313,119     335,679     359,865
                                     ----------  ----------  ----------  ----------  ----------
Mini-Pay Revenue/EBU                      $0.06       $0.08       $0.09       $0.12       $0.15

Mini-Pay Revenue                          7,935      10,127      12,925      16,496      21,053
                                     ----------  ----------  ----------  ----------  ----------
Pay-Per-View Revenue/EBU                  $0.23       $0.28       $0.33       $0.40       $0.46

Pay-Per-View Revenue                     30,419      37,269      45,662      55,945      65,688
                                     ----------  ----------  ----------  ----------  ----------
Equipment Revenue/ EBU                    $0.34       $0.35       $0.36       $0.37       $0.38

Equipment Revenue                        44,967      47,288      49,730      52,297      54,997
                                     ----------  ----------  ----------  ----------  ----------
Advertising Revenue/EBU                   $1.06       $1.33       $1.66       $1.90       $2.19

Advertising Revenue                     140,190     178,918     228,344     268,110     314,801
                                     ----------  ----------  ----------  ----------  ----------
Home Shopping/EBU                         $0.19       $0.24       $0.30       $0.37       $0.45

Home Shopping Revenue                    25,128      32,070      40,930      52,236      64,000
                                     ----------  ----------  ----------  ----------  ----------
Installation Revenue/EBU                  $0.58       $0.61       $0.64       $0.67       $0.70

Installation Revenue                     76,708      82,235      88,160      94,512     101,321
                                     ----------  ----------  ----------  ----------  ----------
Franchise Fee Pass-thru Revenue/EBU       $0.04       $0.26       $0.37       $0.72       $1.30

Franchise Fee Pass-thru Revenue           5,290      34,589      50,421     101,727     186,515
                                     ----------  ----------  ----------  ----------  ----------
Late Fees & Other Revenue/EBU             $0.67       $0.68       $0.70       $0.71       $0.73

Late Fees & Other Revenue                88,611      92,281      96,103     100,084     104,229
                                     ----------  ----------  ----------  ----------  ----------
                      Total Revenue  $3,899,248  $4,204,280  $4,541,055  $4,906,571  $5,351,267
                                     ----------  ----------  ----------  ----------  ----------


                               Year            6           7           8            9          10
                               ----   ----------  ----------  ----------   ----------  ----------
Homes Passed                              16,136      16,306      16,477       16,650      16,825

EBU Penetration                             75.0%       75.0%       75.0%        75.0%       75.0%
  Kagan Penetration Projection              67.1%       66.5%       65.9%        65.3%

Equivalent Billing Units                  12,102      12,229      12,358       12,488      12,619

Basic Revenue/EBU                         $26.10      $27.10      $28.20       $29.30      $30.50

Basic Revenue                          3,790,460   3,977,013   4,181,895    4,390,641   4,618,453
                                      ----------  ----------  ----------   ----------  ----------
Pay-to-Basic Ratio                          41.0%       42.0%       43.0%        44.0%       45.0%
Pay Units                                  4,962       5,136       5,314        5,495       5,678

Pay Revenue/Pay Unit                       $8.20       $8.20       $8.20        $8.20       $8.20

Pay Revenue                              488,303     505,465     522,933      540,713     558,809
                                      ----------  ----------  ----------   ----------  ----------
New Product Tier/EBU                       $2.63       $2.76       $2.90        $3.04       $3.20

New Product Tier Revenue                 381,826     405,127     429,849      456,081     483,913
                                      ----------  ----------  ----------   ----------  ----------
Mini-Pay Revenue/EBU                       $0.18       $0.23       $0.29        $0.36       $0.45

Mini-Pay Revenue                          26,592      33,589      42,427       53,591      67,692
                                      ----------  ----------  ----------   ----------  ----------
Pay-Per-View Revenue/EBU                   $0.53       $0.60       $0.70        $0.80       $0.92

Pay-Per-View Revenue                      76,334      88,706     103,083      119,790     139,205
                                      ----------  ----------  ----------   ----------  ----------
Equipment Revenue/ EBU                     $0.39       $0.41       $0.42        $0.43       $0.44

Equipment Revenue                         57,242      59,579      62,010       64,541      67,175
                                      ----------  ----------  ----------   ----------  ----------
Advertising Revenue/EBU                    $2.52       $2.77       $3.05        $3.35       $3.69

Advertising Revenue                      365,823     406,630     451,990      502,409     558,453
                                      ----------  ----------  ----------   ----------  ----------
Home Shopping/EBU                          $0.53       $0.61       $0.71        $0.81       $0.93

Home Shopping Revenue                     77,606      90,184     104,801      121,787     141,525
                                      ----------  ----------  ----------   ----------  ----------
Installation Revenue/EBU                   $0.74       $0.78       $0.82        $0.86       $0.90

Installation Revenue                     107,504     114,065     121,026      128,411     136,247
                                      ----------  ----------  ----------   ----------  ----------
Franchise Fee Pass-thru Revenue/EBU        $1.36       $1.42       $1.49        $1.56       $1.63

Franchise Fee Pass-thru Revenue          197,578     208,558     220,627      233,340     247,302
                                      ----------  ----------  ----------   ----------  ----------
Late Fees & Other Revenue/EBU              $0.74       $0.75       $0.77        $0.79       $0.80

Late Fees & Other Revenue                107,430     110,730     114,130      117,635     121,248
                                      ----------  ----------  ----------   ----------  ----------
                      Total Revenue   $5,676,699  $5,999,645  $6,354,772   $6,728,940  $7,140,023
                                      ----------  ----------  ----------   ----------  ----------

- --------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY        KANE REECE ASSOCIATES, INC.     EXHIBIT F-1d
DALLAS REGION, OREGON               CATV SYSTEM VALUATION MODEL
(EXCHANGE SYSTEMS)
- --------------------------------------------------------------------------------

                                Year           1           2                  3              4              5
                                ----  ----------      ----------     ----------     ----------     ----------
Total Revenue                         $3,899,248      $4,204,280     $4,541,055     $4,906,571     $5,351,267

Margin % to Revenue                        52.0%           52.0%          51.0%          51.0%          50.0%

Operating Cash Flow                    2,027,609       2,186,226      2,315,938      2,502,351      2,675,633

Capital Expenditures:
    - Rebuild/Extensions                 500,000       2,352,000      2,448,000         72,000         76,000
    - Recurring                          400,000         173,000        151,000        255,000        159,000
                                      ----------      ----------     ----------     ----------     ----------
              Total                      900,000       2,525,000      2,599,000        327,000        235,000
                                      ----------      ----------     ----------     ----------     ----------

Net Cash Flow                          1,127,609        (338,774)      (283,062)     2,175,351      2,440,633

 Present Value Factor @ 14.0%            0.93659         0.82157        0.72067        0.63217        0.55453

PV Net Cash Flow                       1,056,102        (278,326)      (203,995)     1,375,189      1,353,414
                                      ----------      ----------     ----------     ----------     ----------


                                Year           6               7               8             9            10
                                ----  ----------      ----------      ----------    ----------    ----------
Total Revenue                         $5,676,699      $5,999,645      $6,354,772    $6,728,940    $7,140,023

Margin % to Revenue                         50.0%           50.0%           50.0%         50.0%         50.0%

Operating Cash Flow                    2,838,349       2,999,823       3,177,386     3,364,470     3,570,012

Capital Expenditures:
    - Rebuild/Extensions                  40,000          41,000          43,000        45,000        47,000
    - Recurring                          167,000         145,000         151,000       151,000       179,000
                                      ----------      ----------     ----------     ----------     ----------
              Total                      207,000         186,000         194,000       196,000       226,000
                                      ----------      ----------     ----------     ----------     ----------

Net Cash Flow                          2,631,349       2,813,823       2,983,386     3,168,470     3,344,012

 Present Value Factor @ 14.0%            0.48643         0.42670         0.37429       0.32833       0.28801

PV Net Cash Flow                       1,279,976       1,200,647       1,116,665     1,040,299       963,101
                                      ----------      ----------      ----------    ----------    ----------


        Present Value of Net Cash Flows               $ 8,903,073                            Residual Value
        Present Value of Residual                       5,802,352             --------------------------------------------------
                                                      -----------
                                                                              8x's Yr 11 Operating Cash Flow         $30,416,498
             Value Indication under Income Approach   $14,705,426              Less: Taxes (see Schedule) @ 29.3%      8,905,894
                                                      -----------                                                    -----------

                    Value Indication (Rounded)        $14,710,000              After Tax Proceeds (end of year 10)    21,510,605
                                                      -----------                                                    -----------

                      Value Indication/EBU                 $1,359              Present Value @ 14.0%                  $5,802,352
                                                           ------                                                     ----------

                    Cash Flow  Multiple - Projected           7.3
                                                              ---

                                                    FALCON CABLE SYSTEMS COMPANY                                       EXHIBIT F-2
                                            COOS BAY/FLORENCE, OREGON (EXCHANGE SYSTEMS)
                                                        OPERATING STATISICS
                                                 VALUATION DATE:  DECEMBER 31, 1995


                                    Homes Passed            Basic Subscribers                                              Pay Units
                                  ---------------           -----------------        1995 EBU's   EBU                         % Chg
                                    1995     1994   % Chg.    1995    1994   % Chg.  FCC Method   Pene  Pay Units  Pay/EBUs   v. 94
                                    ----     ----   ------    ----    ----   ------  ----------   ----  ---------  --------   -----
Myrtle Point                       1,108    1,108    0.0%      726     745    -2.6%      741      66.9%     123     16.6%    -10.9%
Coos Cty. (Myrtle Point)              48       48    0.0%       48      54   -11.1%       48     100.0%       8     16.7%    -11.1%
Powers                               315      315    0.0%      201     212    -5.2%      209      66.5%      19      9.1%    -36.7%
Coos Cty. (Powers)                     4        4    0.0%        2       2     0.0%        2      50.0%       1     50.0%      0.0%
Coquille                           1,301    1,301    0.0%    1,418   1,443    -1.7%    1,449     111.4%     291     20.1%    -17.1%
Coos Cty. (Coquille)               1,012    1,012    0.0%      378     391    -3.3%      378      37.4%      82     21.7%    -12.8%
Bandon                             1,381    1,283    7.6%    1,099   1,044     5.3%    1,247      90.3%     359     28.8%     35.5%
Coos Cty. (Bandon)                   740      718    3.1%      450     455    -1.1%      465      62.8%     100     21.5%    -21.3%
                                  ------   ------            -----   -----             -----              -----
                  Total Coos Bay   5,909    5,789    2.1%    4,322   4,346    -0.6%    4,539      76.8%     983     21.7%     -3.2%

Florence                           4,286    4,113    4.2%    2,053   1,952     5.2%    2,253      52.6%     520     23.1%     -6.8%
Dunes City                           843      818    3.1%      465     478    -2.7%      543      64.4%     139     25.6%    -12.0%
Lane Cty. (Florence)               2,354    2,268    3.8%    1,233   1,171     5.3%    1,370      58.2%     295     21.5%    -20.9%
                                  ------   ------            -----   -----             -----
                  Total Florence   7,483    7,199    3.9%    3,751   3,601     4.2%    4,166      55.7%     954     22.9%    -12.4%

     Total Coos Bay/Flor Exchange 13,392   12,988    3.1%    8,073   7,947     1.6%    8,706      65.0%   1,937     22.2%     -7.9%
                                  ------   ------    ----    -----   -----     ----    -----      -----   -----     -----     -----

                                                  Plant Miles
                                   -----------------------------------------   1995    Channel  Address-
                                   Aerial     UG   Total '95   1994   % Chg.  Density  Capacity   able    Rebuild*
                                   ------     --   ---------   ----   ------  -------  --------   ----    --------
Myrtle Point                        13.81     2.08    15.89    15.89   0.0%    269.7     37       No
Coos Cty. (Myrtle Point)            11.72     0.00    11.72    11.72   0.0%      4.1     37       No
Powers                               5.00     1.00     6.00     6.00   0.0%     52.5     37       No      100%/97
Coos Cty. (Powers)                   0.53     0.00     0.53     0.53   0.0%      7.5     37       No
Coquille                            23.79     1.50    25.29    25.29   0.0%     51.4     61       No      100%/97
Coos Cty. (Coquille)                19.51     0.00    19.51    19.51   0.0%     51.9     61       No
Bandon                              15.51     9.07    24.58    24.17   1.7%     56.2     61       No      100%/97
Coos Cty. (Brandon)                 10.95     4.80    15.75    14.65   7.5%     47.0     61       No
                                   ------   ------  -------  -------            ----
                  Total Coos Bay   100.82   18.445  119.265  117.757   1.3%     49.5

Florence                            29.70    18.95    48.65    48.65   0.0%     88.1     62       Yes
Dunes City                          25.30     4.00    29.30    29.20   0.3%     28.8     62       Yes
Lane Cty. (Florence)                41.14    10.80    51.94    51.79   0.3%     45.3     62       Yes
                                   ------   ------  -------  -------
                  Total Florence    96.14    33.75   129.89   129.64   0.2%     57.6

     Total Coos Bay/Flor Exchange  196.96   52.195  249.155  247.397   0.7%     53.7
                                   ------   ------  -------  -------

                                                     Franchises
                                           ------------------------------
                                           Fee    Expiration   Life (Yrs)
                                           ---    ----------   ----------
Myrtle Point                                  5%   Jun-2001        5.4
Coos Cty. (Myrtle Point)
Powers                                        3%     Mar-96        0.2
Coos Cty. (Powers)
Coquille                                      5%     Jun-96        0.5
Coos Cty. (Coquille)
Bandon                                  3% Basic     Jun-94       (1.6)
Coos Cty. (Brandon)

                  Total Coos Bay

Florence                                       3%  Sep-2003        7.7
Dunes City                                     5%  Sep-2003        7.7
Lane Cty. (Florence)                           5%  Jun-2007       11.5

                  Total Florence

     Total Coos Bay/Flor Exchange

- ------------------------------------------------------------------------------------------------------------------------------------
FALCON CABLE SYSTEMS COMPANY                                    KANE REECE ASSOCIATES, INC.
COOS BAY/FLORENCE, OREGON (EXCHANGE SYSTEMS)                    CATV SYSTEM VALUATION MODEL                             EXHIBIT F-2b
VALUATION DATE:  DECEMBER 31, 1995
- ------------------------------------------------------------------------------------------------------------------------------------

Growth Rate in Homes Passed                    1.1% Thru Yr 5
Homes Passed @ 12/31/95                     13,392
Equivalent Billing Units @ 12/31/95          8,706        65.0%   EBU's/HP
Pay Units @ 12/31/95                         1,937        22.2%   Pay Units/EBU's
Operating Margin for 95 Yr.                   51.3%  After reimbursable expenses.
Operating Margin for 94 Yr.                   51.9%  After reimbursable expenses.
Weighted average discount rate                14.0%

                                  Year           1           2           3           4           5
                                  ----     -------     -------     -------     -------     -------
           Basic Rev/EBU  (now $22.56)      $23.43      $24.40      $25.40      $26.40      $27.50
                          Growth rate          3.9%        4.0%        4.0%        4.0%        4.0%
                      Kagan Projection      $24.58      $25.56      $26.57      $27.64      $28.74
                          Growth rate          6.5%        4.0%        4.0%        4.0%        4.0%

         Pay Rev/Pay Unit  (now $8.38)       $8.00       $7.40       $7.40       $7.03       $7.03
                           Growth rate        -4.5%       -7.5%          0%         -5%          0%
                      Kagan Projection       $8.20       $8.12       $8.04       $7.96       $7.88
                          Growth rate         -1.1%       -1.0%       -1.0%       -1.0%       -1.0%

          New Product Tier (now $2.05)       $2.15       $2.26       $2.37       $2.49       $2.61
                           Growth rate         4.9%        5.0%        5.0%        5.0%        5.0%

              Mini-Pay/EBU (now $0.00)       $0.00       $0.05       $0.06       $0.08       $0.10
                           Growth rate         n/a         n/a        25.0%       25.0%       25.0%

  Video Games & Activ./EBU (now $0.00)       $0.00       $0.00       $0.00       $0.00       $0.25
                           Growth rate         n/a         n/a         n/a         n/a         n/a

      Pay-Per-View Rev/EBU (now $0.27)       $0.30       $0.36       $0.43       $0.52       $0.60
                           Growth rate        11.1%       20.0%       20.0%       20.0%       15.0%
                      Kagan Projection       $0.74       $1.01       $1.27       $1.65       $2.01
                          Growth rate         22.0%       36.5%       25.7%       29.9%       21.8%

             Equipment/EBU (now $0.33)       $0.34       $0.35       $0.36       $0.54       $0.82
                           Growth rate         3.7%          3%          3%         50%         50%

          Advertising/EBU  (now $1.10)       $1.19       $1.37       $1.57       $1.81       $1.99
                           Growth rate         7.4%       15.0%       15.0%       15.0%       10.0%
                      Kagan Projection       $2.00       $2.24       $2.49       $2.75       $3.08
                          Growth rate         14.0%       12.0%       11.2%       10.4%       12.0%

         Home Shopping/EBU (now $0.45)       $0.35       $0.44       $0.55       $0.68       $0.82
                           Growth rate       -22.2%         25%         25%         25%         20%

        Install/Service/EBU (now $.63)       $0.81       $0.85       $0.89       $0.94       $0.98
                           Growth rate         3.8%          5%          5%          5%          5%

Franchise Fee Pass-thru/EBU (now $0.04)      $0.04       $0.20       $0.21       $0.40       $0.81
                           Growth rate         n/a         n/a         n/a         n/a         n/a

     Late Fees & Other/EBU (now $0.53)       $0.54       $0.55       $0.56       $0.57       $0.58
                           growth rate         1.9%        2.0%        2.0%        2.0%        2.0%

                Pay-to-EBU (now 22.2%)        23.0%       24.0%       25.0%       26.0%       30.0%
                      Kagan Projection        77.5%       78.5%       79.5%       80.0%       80.3%

                 Total Annual EBU Rev      $371.91     $391.26     $411.16     $435.13     $470.05
                  monthly (now $29.76)      $30.99      $32.61      $34.26      $36.26      $39.17
                       Compound growth         5.6%
                     Kagan Projection       $33.72      $35.22      $36.85      $38.70      $40.62
                       Compound growth         4.8%



                                  Year              6           7           8            9          10
                                  ----        -------     -------     -------      -------     -------
           Basic Rev/EBU  (now $22.56)         $28.60      $29.70      $30.90       $32.10      $33.40
                          Growth rate             4.0%        4.0%        4.0%         4.0%        4.0%
                      Kagan Projection         $29.87      $31.07      $32.33       $33.62         n/a
                          Growth rate             3.9%        4.0%        4.1%         4.0%

         Pay Rev/Pay Unit  (now $8.38)          $7.24       $7.24       $7.24        $7.24       $7.24
                           Growth rate              3%          0%          0%           0%          0%
                      Kagan Projection          $7.80       $7.80       $7.80        $7.80         n/a
                          Growth rate            -1.0%        0.0%        0.0%         0.0%

          New Product Tier (now $2.05)          $2.74       $2.88       $3.03        $3.18       $3.34
                           Growth rate            5.0%        5.0%        5.0%         5.0%        5.0%

              Mini-Pay/EBU (now $0.00)          $0.12       $0.15       $0.19        $0.24       $0.30
                           Growth rate           25.0%       25.0%       25.0%        25.0%       25.0%

  Video Games & Activ./EBU (now $0.00)          $0.31       $0.39       $0.49        $0.61       $0.76
                           Growth rate           25.0%       25.0%       25.0%        25.0%       25.0%

      Pay-Per-View Rev/EBU (now $0.27)          $0.69       $0.79       $0.91        $1.04       $1.20
                           Growth rate           15.0%       15.0%       15.0%        15.0%       15.0%
                      Kagan Projection          $2.36       $2.81       $3.25        $3.66         n/a
                          Growth rate            17.4%       19.1%       15.7%        12.6%

             Equipment/EBU (now $0.33)          $1.23       $1.26       $1.30        $1.34       $1.38
                           Growth rate             50%          3%          3%           3%          3%

           Advertising/EBU (now $1.10)          $2.19       $2.41       $2.65        $2.91       $3.21
                           Growth rate           10.0%       10.0%       10.0%        10.0%       10.0%
                      Kagan Projection          $3.47       $3.87       $4.28        $4.69         n/a
                          Growth rate            12.7%       11.5%       10.6%         9.6%

         Home Shopping/EBU (now $0.45)          $0.98       $1.13       $1.30        $1.50       $1.72
                           Growth rate             20%         15%         15%          15%         15%

        Install/Service/EBU (now $.63)          $1.03       $1.09       $1.14        $1.20       $1.26
                           Growth rate              5%          5%          5%           5%          5%

Franchise Fee Pass-thru/EBU (now $0.04)         $0.85       $0.89       $0.94        $0.98       $1.03
                           Growth rate            n/a         n/a         n/a          n/a         n/a

     Late Fees & Other/EBU (now $0.53)          $0.60       $0.61       $0.62        $0.63       $0.65
                           growth rate            2.0%        2.0%        2.0%         2.0%        2.0%

               Pay-to-EBU  (now 22.2%)           31.0%       32.0%       33.0%        34.0%       35.0%
                      Kagan Projection           80.5%       80.8%       81.0%        81.3%        n/a

                 Total Annual EBU Rev         $499.12     $523.45     $550.20      $578.33     $609.28
                  monthly (now $29.76)         $41.59      $43.62      $45.85       $48.19      $50.77
                       Compound growth
                     Kagan Projection          $42.60      $44.74      $46.91       $49.15
                       Compound growth

FALCON CABLE SYSTEMS COMPANY                        KANE REECE ASSOCIATES, INC.                              EXHIBIT F-2c
COOS BAY/FLORENCE, OREGON (EXCHANGE SYSTEMS)        CATV SYSTEM VALUATION MODEL
VALUATION DATE:  DECEMBER 31, 1995

                                Year           1           2           3            4           5
                                ----           -           -           -            -          --
Homes Passed                              13,466      13,614      13,764       13,915      14,068

EBU Penetration                               66%         67%         68%          69%         70%
  Kagan Penetration Projection                68%         68%         68%          68%         68%

Equivalent Billing Units                   8,887       9,121       9,359        9,601       9,848

Basic Revenue/EBU                         $23.43      $24.40      $25.40       $26.40      $27.50

Basic Revenue                          2,498,763   2,670,697   2,852,684    3,041,692   3,249,706

Pay-to-Basic Ratio                          23.0%       24.0%       25.0%        26.0%       30.0%
Pay Units                                  2,044       2,189       2,340        2,496       2,954

Pay Revenue/Pay Unit                       $8.00       $7.40       $7.40        $7.03       $7.03

Pay Revenue                              196,232     194,392     207,774      210,591     249,223

New Product Tier/EBU                       $2.15       $2.26       $2.37        $2.49       $2.61

New Product Tier Revenue                 229,293     247,094     266,218      286,759     308,821

Mini-Pay Revenue/EBU                       $0.00       $0.05       $0.06        $0.08       $0.10

Mini-Pay Revenue/EBU                           0       5,473       7,019        9,001      11,540

Pay-Per-View Revenue/EBU                   $0.30       $0.36       $0.43        $0.52       $0.60

Pay-Per-View Revenue                      31,994      39,404      48,518       59,728      70,449

Equipment Revenue/ EBU                     $0.34       $0.35       $0.36        $0.54       $0.82

Equipment Revenue                         36,495      38,579      40,773       62,742      96,527

Advertising Revenue/EBU                    $1.19       $1.37       $1.57        $1.81       $1.99

Advertising Revenue/EBU                  126,911     149,789     176,751      208,522     235,258

Home Shopping/EBU                          $0.35       $0.44       $0.55        $0.68       $0.82

Home Shopping Revenue                     37,327      47,886      61,420       78,761      96,937

Installation Revenue/EBU                   $0.81       $0.85       $0.89        $0.94       $0.98

Installation Revenue                      86,385      93,091     100,296      108,035     116,347

Franchise Fee Pass-thru Revenue/EBU        $0.04       $0.20       $0.21        $0.40       $0.81

Franchise Fee Pass-thru Revenue            4,266      22,112      23,615       45,927      95,395

Late Fees & Other Revenue/EBU              $0.54       $0.55       $0.56        $0.57       $0.58

Late Fees & Other Revenue                 57,590      60,288      63,098       66,025      69,073
                                      ----------  ----------  ----------   ----------  ----------
      Total Revenue                   $3,305,256  $3,568,804  $3,848,167   $4,177,783  $4,599,276
                                      ----------  ----------  ----------   ----------  ----------



                              Year             6           7           8            9          10
                              ----             -           -           -            -          --
Homes Passed                              14,145      14,223      14,301       14,380      14,459

EBU Penetration                               71%         72%         73%          74%         75%
  Kagan Penetration Projection                67%         67%         66%          65%

Equivalent Billing Units                  10,043      10,241      10,440       10,641      10,844

Basic Revenue/EBU                         $28.60      $29.70      $30.90       $32.10      $33.40

Basic Revenue                          3,446,830   3,649,778   3,871,158    4,099,005   4,346,418

Pay-to-Basic Ratio                          31.0%       32.0%       33.0%        34.0%       35.0%
Pay Units                                  3,113       3,277       3,445        3,618       3,796

Pay Revenue/Pay Unit                       $7.24       $7.24       $7.24        $7.24       $7.24

Pay Revenue                              270,525     284,743     299,357      314,373     329,796

New Product Tier/EBU                       $2.74       $2.88       $3.03        $3.18       $3.34

New Product Tier Revenue                 330,703     354,066     379,006      405,626     434,037

Mini-Pay Revenue/EBU                       $0.12       $0.15       $0.19        $0.24       $0.30

Mini-Pay Revenue/EBU                      14,712      18,751      23,895       30,445      38,782

Pay-Per-View Revenue/EBU                   $0.69       $0.79       $0.91        $1.04       $1.20

Pay-Per-View Revenue                      82,626      96,888     113,590      133,146     156,040

Equipment Revenue/ EBU                     $1.23       $1.26       $1.30        $1.34       $1.38

Equipment Revenue                        147,667     155,087     162,849      170,967     179,458

Advertising Revenue/EBU                    $2.19       $2.41       $2.65        $2.91       $3.21

Advertising Revenue/EBU                  263,924     296,025     331,966      372,201     417,236

Home Shopping/EBU                          $0.98       $1.13       $1.30        $1.50       $1.72

Home Shopping Revenue                    118,635     139,113     163,094      191,173     224,046

Installation Revenue/EBU                   $1.03       $1.09       $1.14        $1.20       $1.26

Installation Revenue                     124,591     133,392     142,788      152,817     163,521

Franchise Fee Pass-thru Revenue/EBU        $0.85       $0.89       $0.94        $0.98       $1.03

Franchise Fee Pass-thru Revenue          103,015     109,927     117,543      125,677     134,657

Late Fees & Other Revenue/EBU              $0.60       $0.61       $0.62        $0.63       $0.65

Late Fees & Other Revenue                 71,854      74,732      77,710       80,792      83,981
                                      ----------  ----------  ----------   ----------  ----------
      Total Revenue                   $4,975,082  $5,312,502  $5,682,957   $6,076,223  $6,507,973
                                      ----------  ----------  ----------   ----------  ----------

FALCON CABLE SYSTEMS COMPANY                        KANE REECE ASSOCIATES, INC.
COOS BAY/FLORENCE, OREGON (EXCHANGE SYSTEMS)                                                                           EXHIBIT F-2d
                                                    CATV SYSTEM VALUATION MODEL
VALUATION DATE:  DECEMBER 31, 1995

                             Year              1              2              3              4              5
                             ----              -              -              -              -              -
Total Revenue                         $3,305,256     $3,568,804     $3,848,167     $4,177,783     $4,599,276

Margin % to Revenue                        52.0%          52.0%          51.0%          51.0%          51.0%

Operating Cash Flow                    1,718,733      1,855,778      1,962,565      2,130,669      2,345,631

Capital Expenditures:
  - Rebuild/Extensions                    73,000      1,653,000         58,000         60,000         63,000
  - Recurring                            140,000        141,000        169,000        246,000        150,000
                                      ----------     ----------     ----------     ----------     ----------
       Total                             213,000      1,794,000        227,000        306,000        213,000

Net Cash Flow                          1,505,733         61,778      1,735,565      1,824,669      2,132,631

  Present Value Factor @ 14.0%            0.9366         0.8216         0.7207         0.6322         0.5545

PV Net Cash Flow                     1,410,248         50,755      1,250,774      1,153,499      1,182,616
                                      ----------     ----------     ----------     ----------     ----------

                             Year              6              7              8              9             10
Total Revenue                         $4,975,082     $5,312,502     $5,682,957     $6,076,223     $6,507,973

Margin % to Revenue                        51.0%          51.0%          51.0%          51.0%          51.0%

Operating Cash Flow                    2,537,292      2,709,376      2,898,308      3,098,874      3,319,066

Capital Expenditures:
  - Rebuild/Extensions                    33,000         34,000         35,000         36,000         38,000
  - Recurring                            168,000        146,000        173,000        151,000        179,000
                                      ----------     ----------     ----------     ----------     ----------
       Total                             201,000        180,000        208,000        187,000        217,000

Net Cash FLow                          2,336,292      2,529,376      2,690,308      2,911,874      3,102,066

  Present Value Factor @ 14.0%            0.4864         0.4267         0.3743         0.3283         0.2880

PV Net Cash Flow                     1,136,450      1,079,274      1,006,968        956,052        893,419
                                      ----------     ----------     ----------     ----------     ----------

Present Value of Net Cash Flows               $10,120,055                          Residual Value
Present Value of Residual                       5,439,880             ------------------------------------------------
                                              -----------
                                                                      8x's Yr 11 Operating Cash Flow        $28,278,445
  Value Indication under Income Approach      $15,559,935               Less: Taxes (see Schedule) @ 28.7%    8,111,605
                                              -----------                                                   -----------

    Value Indication (Rounded)                $15,560,000               After Tax Proceeds (end of year 10)  20,166,840
                                              -----------                                                   -----------

      Value Indication/EBU                         $1,787               Present Value @ 14.0%               $ 5,439,880
                                                   ------                                                   -----------

    Cash Flow Multiple - Projected                    9.1
                                                      ---

                        QUALIFICATIONS OF THE APPRAISERS

                     STATEMENT OF BACKGROUND AND EXPERIENCE


                             JOHN E. KANE CFA, ASA

John E. (Jack) Kane is a Principal and President of Kane Reece Associates, Inc., a Firm he co-founded in 1986.

Mr. Kane has personally conducted valuation and appraisal studies of real and personal property and intangible assets of media/communications businesses with aggregate values over $40 billion. He has served as a valuation and communications industry expert, providing advice, management consulting, testimony, and litigation support. The clients he serves number among the largest in the industry. Mr. Kane has been accepted as an expert in the media/communication industry in Federal Courts, U.S. Bankruptcy Courts, various trial courts, various administrative hearing boards, and the American Arbitration Association. He has spoken on valuation, industry, and tax issues at meetings of the National Cable Television Association, the Broadcast Cable Financial Management Association, the Cable Television Tax Professionals Institute, and the American Society of Appraisers.

Prior to his current position, Mr. Kane was Chief Operating Officer of Frazier, Gross & Kadlec, Inc., a Washington, DC communications consultancy and was Executive Vice President of Valuation Research Corporation in Princeton, New Jersey. While at these firms, he was responsible for all media/communications clients.

Mr. Kane has been actively involved in the communications industry for eighteen years, gaining experience as a Vice President of Group W Cable (formerly one of the largest cable television companies) where he was involved with acquisitions, divestitures, strategic planning, and capital investments. In that position, Mr. Kane was responsible for the analysis, approval, and monitoring of approximately $100 million of annual capital expenditures. Prior to Group W, Mr. Kane was Director of Financial Analysis for the RCA Corporation and later, Director of Corporate Planning for the RCA Communications Group. While at RCA, Mr. Kane was intimately involved in the start-up of RCA's domestic satellite communications business (RCA American Communications).

He received an undergraduate degree from Upsala College and an M.B.A. in Finance from St. Johns University where he was elected to the National Business Honor Society, Beta Gamma Sigma and the National Economics Honor Society, Omicron Delta Epsilon. Mr. Kane is a member of the Institute of Chartered Financial Analysts (CFA), as well as the New York Society of Security Analysts and the Association for Investment Management and Research. He or his Firm is also a member of the American Economic Association, National Cable Television Association, the Cable Television Tax Professionals Institute, National Association of Broadcasters, the Broadcast Cable Financial Management Association, the Personal Communications Industry Association, and International Licensing Industry Merchandisers' Association. He is an Accredited Senior Appraiser - Business Valuation of the American Society of Appraisers (ASA) and the Firm's representative to the ASA's Affiliate Firm Committee.

Mr. Kane and his Firm received the 1993 Presidents Award from the Cable Television Tax Professionals Institute.

Mr. Kane serves on the Executive Board of the Watchung Area Council of the Boy Scouts of America.




KANE REECE PROVIDES VALUATION, MANAGEMENT AND TECHNICAL CONSULTING TO THE MEDIA AND COMMUNICATIONS INDUSTRIES.

                     STATEMENT OF BACKGROUND AND EXPERIENCE


                           HENRY E. SHERMAN CFA, CPA

Henry E. Sherman is a Vice President of Kane Reece Associates, Inc. Mr. Sherman joined the Firm in June 1988.

Mr. Sherman is responsible for the analysis and evaluation of business operations for determining fair market value of closely held and thinly- traded public corporations, purchase price allocations, due diligence support, and solvency and fairness opinions. Mr. Sherman is experienced in valuing business interests and intangible and tangible assets in media oriented businesses such as cable television, broadcast radio and television, publishing, and telecommunications.

Prior to his current position, Mr. Sherman was a Senior Consultant of Standard Research Consultants in New York City. While at Standard Research, he was responsible for all solvency letters and fairness opinions. Previous to employment at Standard Research, Mr. Sherman was a Supervising Appraiser of Valuation Research Corporation where he had responsibility for clients in a broad range of industries.

Mr. Sherman has been involved in the industry for over sixteen years, beginning as Manager of Business Analysis of Group W Cable where he had responsibility in the areas of acquisitions, divestitures, and capital expenditure analysis. Mr. Sherman is also experienced in developing and implementing business and strategic plans.

Mr. Sherman received an undergraduate degree from Johnston College of the University of Redlands and an M.B.A. from the Bernard Baruch College of the City University of New York. Mr. Sherman is a member of The Institute of Chartered Financial Analysts (CFA), a Certified Public Accountant (CPA), a member of The American Institute of Certified Public Accountants, The New York State Society of Certified Public Accountants, a member of The New York Society of Security Analysts, a member of The American Bankruptcy Institute, and a candidate for Senior Member - Business Valuation of the American Society of Appraisers (ASA).




KANE REECE PROVIDES VALUATION, MANAGEMENT AND TECHNICAL CONSULTING TO THE MEDIA AND COMMUNICATIONS INDUSTRIES.

                                    APPENDIX
                           GLOSSARY OF CABLE TV TERMS

                       GLOSSARY OF CABLE TELEVISION TERMS

ACCESS CHANNELS -                              Channels set aside by the cable
                                               operator for use by the public,
                                               educational institutions,
                                               municipal government, or for
                                               lease on a non-discriminatory
                                               basis.

ACCESS TIME -                                  Total time required to locate,
                                               recover and display data
                                               on-screen after initiating
                                               command to do so, in other
                                               words, the time it takes to get
                                               from point A to point B in
                                               getting data from a computer.

ACTIVATED CHANNEL -                            A cable channel that is
                                               technically equipped to carry
                                               and deliver video programming.

ADDRESSABILITY
  (Addressable Converter) -                    The capability of transmitting
                                               video, audio, and/or data to
                                               specific locations or "addresses"
                                               on the cable system.  This
                                               requires an addressable converter
                                               which permits the cable
                                               operator to authorize the
                                               reception of programs
                                               according to subscribers' orders.

ADDRESSABLE -                                  Control of customers' home
                                               receiving equipment from the
                                               headend.

AERIAL PLANT -                                 Cable that is suspended in the
                                               air on telephone or electric
                                               utility poles.

ALPHANUMERIC KEYBOARD -                        Keyboard which allows
                                               communications with a
                                               computer in letters and numbers.

ALTERNATIVE ACCESS
PROVIDER -                                     A telecommunications provider,
                                               other than the local telephone
                                               company that provides a
                                               connection, between a customer's
                                               premises (usually a large
                                               business customer) to the point
                                               of presence of the long distance
                                               carrier, or portions thereof.

AML SYSTEM -                                   A microwave system that is used
                                               to distribute the signals of a
                                               cable system from the central
                                               headend to receive locations in
                                               the service area where the
                                               signals are placed on the
                                               coaxial distribution system.
                                               The frequency of operation is
                                               licensed by the FCC.

AMPLIFIER -                                    A device that boosts the
                                               strength of an electrical
                                               signal.  In a cable system,
                                               amplifiers are spaced at regular
                                               intervals throughout the system
                                               to keep signals picture-perfect
                                               no matter where you live.

ANTENNA -                                      A device designed to receive
                                               radio frequency signals.

ANTI-ALIASING -                                A manipulation of software that
                                               make combinations of diagonal or
                                               curved lines appear consistent
                                               in computer generated images.





                                      -A1-

ASCERTAINMENT -                                A survey of a community to
                                               determine local concerns, needs,
                                               and interests, especially in
                                               regard to cable programming.

AUTOMATED CHANNEL/
 PROGRAMMING -                                 A channel programmed with text
                                               or graphics utilizing a character
                                               generator.  Typical information
                                               includes news, weather, program
                                               guides, and bulletin boards.

BANDWIDTH -                                    Frequency spectrum used to
                                               transmit pictures, sounds or
                                               both.  The average television
                                               station uses a bandwidth of six
                                               million cycles per second (6
                                               megahertz).

BASIC SERVICE -                                The channels and services
                                               subscribers for their minimum
                                               monthly fee.  Basic fare
                                               normally includes broadcast
                                               stations, plus satellite signals
                                               (e.g. superstations) and access
                                               channels.

BAUD - The measure of data rates via modems. Common BAUD rates are 2400, 9600, and 14,000. At
                                               2,400 BAUD, a modem is
                                               transferred 2,400 bits per
                                               second.  It takes 10 bits to
                                               represent a BTYE in
                                               communications situations, so
                                               2,400 BAUD represents 240 bytes
                                               per second.

BIRD -                                         Colloquial for any
                                               communications satellite.

BIT -                                          The smallest unit of data in a
                                               computer, either a zero or a one.

BIT MAP -                                      The representation of a graphic
                                               image in terms of dots or pixels
                                               that create the image.

BROADBAND COMMUNICATIONS
 SYSTEM - Frequently used as a synonym for cable television. It can describe any system capable of delivering "wideband" channels and services.

BURST - In color TV terms, a reference point that appears in the vertical blanking interval; in computer terms, a program encoded in a digital audio tone.

BUS INTERFACE -                                Refers to a connection between a
                                               circuit or group of circuits
                                               providing an electronic pathway
                                               for two central processing
                                               input/output units.

BYTE - 8 bits make a byte. A byte is the standard unit of memory and processing in most personal computers.

CABLECASTING -                                 Production of programming on a
                                               private communications system,
                                               using coaxial cable as the means
                                               of transmission to paying
                                               subscribers.





                                      -A2-

CABLE READY TELEVISION
 SET -                                         A television set or a VCR that
                                               has the following attributes:
                                               an improved tuner that is more
                                               resistant to interference than
                                               traditional tuners, the ability
                                               to tune cable channels according
                                               to an FCC approved channel plan,
                                               and a special connector known as
                                               a "decoder interface connector"
                                               that allows the seamless
                                               connection of cable service to
                                               the cable ready set without the
                                               use of a traditional set-top box.
                                               If a device has all three of the
                                               above, it may be marketed as a
                                               "Cable Ready" device.

CABLE SYSTEM -                                 A communication system that
                                               distributes broadcast television
                                               signals, satellite signals,
                                               original programming, and other
                                               services by means of coaxial
                                               cable.  Also known as cable
                                               communications or Community
                                               Antenna Television (CATV).

CABLE TELEVISION -                             Communications system that
                                               distributes broadcast and
                                               non-broadcast signals, as well
                                               as multiplicity of satellite
                                               signals, original programming
                                               and other signals by means of a
                                               coaxial cable and/or optical
                                               fiber.

CARS (Cable Television
 Relay Services) -                             Terrestrial microwave frequency
                                               band used to relay television,
                                               FM radio, cablecasting and other
                                               band signals from the original
                                               reception site to the headend
                                               terminal for distribution over
                                               cable.

CASH FLOW -                                    Cash flow is operating income
                                               minus interest expense; and it
                                               basically indicates the amount
                                               of cash available before taxes,
                                               capital expenditures and debt
                                               retirement.  Due to its capital-
                                               intensive nature, the cable
                                               industry is considered a "cash
                                               flow" business since the
                                               depreciation allowance
                                               acceptable for tax purposes is a
                                               non-cash expenditure, and thus
                                               can generate funds available for
                                               use by the system.

CAV - Constant Angular Velocity; a videodisc playback mode in which a given disc rotates at a persistent speed, notwithstanding the position of the reading head or stylus.

CD-ROM XA -                                    Compact disc read-only memory
                                               extender architecture; a more
                                               sophisticated form of CD-ROM,
                                               permitting interleaving of sound
                                               and data for animation and sound
                                               synchronization.

CENTRAL OFFICE -                               A telecommunications facility
                                               where calls are switched.  It
                                               generally represents a
                                               10,000-line service area.

CG (Character Generator)-                      Device which electronically
                                               displays letters and numbers
                                               on the television screen.





                                      -A3-

CHANNEL -                                      A designated portion of the
                                               electromagnetic spectrum, 6 MHz
                                               wide, which carries a television
                                               signals.  (Audio and data
                                               signals occupy far less spectrum
                                               space.)

CHANNEL CAPACITY -                             Maximum number of channels that
                                               a cable system can carry
                                               simultaneously.

CHARACTER GENERATOR -                          A device which electronically
                                               displays letters and numerals
                                               on the TV screen.

CHERRY PICKING -                               Overbuilding economically
                                               desirable portions of a
                                               franchised community.

CHROMINANCE -                                  The color portion of a video
                                               signal that defines the
                                               luminance and hue of an
                                               on-screen image.

CIRC - Cross Interleaved Reed-Solomon Code; method of error detection and correction for CD audio discs.

CLI - Cumulative Leakage Index is defined as the basic signal leakage performance criteria as per FCC 76.611 with measurements (in microvolts/meter) made over a large percentage of the system.

CLOCK RATE -                                   The clock speed that
                                               synchronizes internal operations
                                               of a central processing chip.
                                               Clock rates range from 8 million
                                               cycles per second (in the
                                               original IBM-AT) up to 166
                                               million cycles per second (in
                                               the latest Intel processors).

CLV -                                          Constant Lineary Velocity;
                                               alternate format for video
                                               discs, allowing twice the
                                               playing time per side, although
                                               it can be read in linear playing
                                               time alone.

COAXIAL CABLE -                                Actual line of transmission for
                                               carrying television signals.
                                               Its principal conductor is
                                               either a pure copper or
                                               copper-coated wire, surrounded
                                               by insulation and then encased
                                               in aluminum.

COLLOCATION -                                  The circumstance whereby
                                               competitors to local telephone
                                               companies locate facilities at
                                               or close to the local telephone
                                               company central offices to
                                               facilitate their offering of an
                                               alternative means of delivering
                                               local telecommunications
                                               services.  A form of
                                               collocation, known as "virtual
                                               collocation", permits the
                                               achievement much of the
                                               functionality of physical
                                               collocation by technical means.
                                               This technique can be used where
                                               telephone companies decline to
                                               make physical collocation
                                               available.

COLOR DEPTH -                                  The number of colors displayed
                                               at any given pixel.  If the
                                               color is one bit deep, then the
                                               pixel can be black or white; if
                                               the color is 8 bits deep, then
                                               64





                                      -A4-
                                               colors can be displayed.  So
                                               called "True Color" is 32 bits
                                               deep and represent over 16
                                               million colors at any given
                                               pixel.

COMMON CARRIER -                               An entity that provides
                                               communication services to the
                                               public, at rates approved by
                                               state or federal authority, on a
                                               non-discriminatory basis, and
                                               exercises no control over the
                                               message content.

COMMUNICATIONS COMMON
 CARRIER -                                     General name for any medium which
                                               carries messages prepared by
                                               others for a fee and is
                                               required by law to offer its
                                               services on a non-discriminatory
                                               basis.  Common carriers are
                                               regulated by federal and state
                                               agencies and excercise no control
                                               over the message content carried.

COMMUNITY ANTENNA
 TELEVISION -                                  A system comprised of antennas,
                                               coaxial cables or other
                                               electrical conductors, and
                                               other electronic equipment used
                                               to receive and distribute radio
                                               and/or television signals,
                                               directly or indirectly,
                                               off-the-air, to subscribers
                                               for a fee.

COMPETITIVE ACCESS
 PROVIDER -                                    A telecommunications entity
                                               engaged in providing competitive
                                               access service.

CONDUIT -                                      Metal or plastic tubing that
                                               protects coaxial cable in
                                               underground installations and
                                               makes it possible to install
                                               additional cables for
                                               transmitting information.

CONVERTER -                                    Device that is attached between
                                               the television set and the cable
                                               system that can increase the
                                               number of channels available on
                                               the TV set, enabling it to
                                               accommodate the multiplicity of
                                               channels offered by cable TV.

CPU - Central processing unit; the "brain" that facilitates the functions of any computer.

CRAWL - The movement of a printed message from right to left or bottom to top of a television screen, usually while a picture is on screen.

CROSS-OWNERSHIP -                              Legal term for ownership of two
                                               or more kinds of communication
                                               outlets (radio, TV, newspaper)
                                               by the same individual or
                                               company in the same market.  The
                                               FCC prohibits companies from
                                               owning certain combinations of
                                               media within given markets to
                                               avoid monopoly situations.

CRT -                                          Cathode Ray Tube
                                               (television/computer screen).





                                      -A5-

CYCLE TIME -                                   Refers to time required for
                                               performance of particular
                                               functions; in the context of
                                               video games, refers to the
                                               relative responsiveness of a
                                               particular system or platform.

DATA PATH -                                    The number of data bits
                                               simultaneously processed
                                               internally in a central
                                               processor.  A 32-bit CPU has a
                                               data path that is twice as wide
                                               as a 16-bit CPU.

DATA RATES -                                   Data rates are a key concern in
                                               communications applications and
                                               CD-ROM applications.  Telephone
                                               engineers refer to bit rates and
                                               calculate the number of bits per
                                               second that can be transferred;
                                               so an ISDN "B-Channel" has a
                                               data rate of 64 kbps - which
                                               means 64 thousand bits per
                                               second.  A computer engineer
                                               might refer to this as 64
                                               kilo-BAUD.  The opportunity for
                                               confusion is great when talking
                                               about bit rates off a CD-ROM
                                               drive, which is often written as
                                               150 kbps.  While this looks like
                                               bits per second, it is actually
                                               Bytes per second!  The bit rate
                                               off a CD-ROM drive is about 1.2
                                               megabits per second!  The usual
                                               convention is to refer to bits
                                               with a "b" and bytes with a "B",
                                               but this is not always
                                               rigorously followed.

DBS (Direct Broadcasting
 Satellite) -                                  System in which signals are
                                               transmitted directly from a
                                               satellite to a home rooftop
                                               receiving dish (antenna).

DEDICATED CHANNEL -                            A cable channel designated
                                               exclusively for a specific
                                               purpose or type of programming.
                                               Examples include public access,
                                               educational use, or business
                                               data.

DEMOGRAPHICS -                                 Breakdown of television viewers
                                               by such factors as age, sex,
                                               income levels, education and
                                               race.  These figures are used in
                                               selling advertising time.

DESCRAMBLER -                                  Electronic circuit that restores
                                               a scrambled video signal to its
                                               standard form.

DIALING PARITY -                               The offering to all
                                               telecommunications providers
                                               the capability to provide
                                               service that includes the
                                               dialing by their customers of
                                               the same number of digits to
                                               complete calls.

DIGITAL COMPRESSION -                          An engineering technique for
                                               converting a cable television
                                               signal into a digital format (in
                                               which it can easily be stored
                                               and manipulated) which may then
                                               be processed so as to require a
                                               smaller portion of spectrum for
                                               its transmission.  It could
                                               allow many channels to be
                                               carried in the capacity
                                               currently needed for one signal.





                                      -A6-
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DIRECT BROADCASTING
 BY SATELLITE -                                A distribution system in which
                                               programming is transmitted
                                               directly via satellite to a
                                               receiving dish on an apartment
                                               building (multiple subscribers)
                                               or to an individual residence.

DISTANT SIGNALS -                              Television channel from another
                                               market imported and carried
                                               locally by a cable television
                                               system.

DISTRIBUTION CABLE -                           Cable branching off the trunk
                                               line and passing residences
                                               that may subscribe to cable
                                               services.

DISTRIBUTION SYSTEM -                          Part of a cable system
                                               consisting of trunk and feeder
                                               cables used to carry signals
                                               from headend to customer
                                               terminals.

DONGLE - Yes, it's a real part of multimedia jargon; it's a electronic device that controls access to a range of licensed applications.

DOWNLINK -                                     Reception of video and audio
                                               programming from satellites in
                                               orbit using dish antennas and
                                               electronic equipment.

DOWNSTREAM -                                   Flow of signals from the cable
                                               system headend through the
                                               distribution network to the
                                               customer.

DRIVE BAY -                                    The opening in a computer unit
                                               to hold a floppy drive, a hard
                                               drive, a tape drive or other
                                               device.

DROP CABLE -                                   The last piece of cable that
                                               connects the customer's home to
                                               the cable system.

DUAL CABLE -                                   Two independent distribution
                                               systems operating side-by side
                                               providing double the channel
                                               capacity of a single cable.
DVI -                                          Digital Video Interaction;
                                               enables compressing,
                                               decompressing and displaying
                                               digital graphics and full motion
                                               video with audio; works with
                                               CD-ROM, CD-I and hard or floppy
                                               discs.

EARTH STATION -                                Structure, referred to as a
                                               "dish", used for receiving
                                               and/or transmitting those
                                               electromagnetic signals coming
                                               from or going to a satellite.

EDC/ECC -                                      Stands for Error Detection
                                               Code/Error Correction Code;
                                               effective and complex means of
                                               discerning errors and correcting
                                               CD-ROM discs.

EDITING -                                      The process of combining various
                                               segments of master videotape
                                               into a new or altered program.





                                      -A7-

EDUCATIONAL ACCESS
 CHANNEL -                                     A channel on a cable system which
                                               is designated for exclusive use
                                               by educational entities.

EEPROM - A read-only memory program that can be erased electronically or a type of PROM, programmable read-only memory that can be erased with electric current.

EMERGENCY OVERRIDE -                           The capability to interrupt all
                                               channels of a cable system with
                                               an emergency message to
                                               subscribers.

EQUAL ACCESS -                                 The offering of access to local
                                               exchange facilities on a
                                               nondiscriminatory basis.

EXCLUSIVITY -                                  Contractual right to be the sole
                                               exhibition of a program in a
                                               particular area during a
                                               particular time.

FAT -                                          Nothing to do with dieting;
                                               stands for File Allocation
                                               Table; it's that part of a DOS
                                               system that keeps record of just
                                               where all those files are on a
                                               given disk.

FCC - Federal Communications Commission; the federal government's policy, licensing, and regulatory agency which governs communications within its jurisdiction.

FEEDER CABLE (or BRANCH) -                     An intermediate cable
                                               distribution line that
                                               connects housedrops to the
                                               main trunk line.

FEEDER LINE -                                  Cable distribution lines that
                                               connect the main trunk line
                                               or cable to the smaller drop
                                               cable.

FIBER OPTICS -                                 Very thin and pliable tubes of
                                               glass or plastic used to carry
                                               wide bands of frequencies.

FILTER - A circuit which allows signals of desired channels to pass through but blocks others. Used in trunk and feeder lines for special cable services, such as two-way operation and also as a method to secure service.

FM CABLE SERVICE -                             FM radio signals offered by a
                                               cable system (the cable must be
                                               connected to the customer's FM
                                               stereo receiver).

FM SERVICE - CABLE RADIO -                     Audio services provided by
                                               attaching cable to an FM
                                               converter.  Audio services can
                                               include radio stations,
                                               satellite audio, simulcasting of
                                               broadcast, satellite, or pay
                                               services, and special programs
                                               for the visually impaired such
                                               as radio reading services.





                                      -A8-

FOOTPRINT -                                    Term used to describe the
                                               geographic area which receives
                                               sufficient satellite signal
                                               strength for reception.

FORBEARANCE -                                  The practice whereby a
                                               regulatory agency, although
                                               possessing jurisdiction to
                                               regulate, declines to regulate,
                                               either entirely or to the extent
                                               permitted by law.  Forbearance
                                               has usually been based upon the
                                               conclusion that the presence of
                                               competition limits a regulated
                                               company's market power.

FRANCHISE -                                    Contractual agreement between a
                                               cable operator and a
                                               governmental body which defines
                                               the rights and responsibilities
                                               of each in the construction and
                                               operation of a cable system
                                               within a specified geographic
                                               area.  Under the Cable Act, a
                                               cable operation may not provide
                                               cable service without a
                                               franchise.

FRANCHISE FEE -                                Annual fee collected from cable
                                               operator by franchising
                                               authority.  Generally based on 2
                                               to 5 percent of cable operator's
                                               gross revenues.  Limited to 5%
                                               by Cable Act of 1984.

FRANCHISING AUTHORITY -                        Governmental body responsible
                                               for awarding a franchise,
                                               specifying the terms of a
                                               franchise, and regulating its
                                               operation.  While the franchise
                                               authority is usually a local
                                               city of county body, some areas
                                               are regulated exclusively on the
                                               state level.

FREQUENCY -                                    A measure of the number of times
                                               an electromagnetic signal
                                               repeats an identical cycle
                                               within a unit of time.  One
                                               hertz (Hz) is one cycle per
                                               second.  A Kilohertz (KHz) is
                                               1,000 cycles per second, a
                                               megahertz (MHz) is one million
                                               cycles per second, and a
                                               gigahertz (GHz) is one billion
                                               cycles per second.

GATEWAY -                                      A computer system that can
                                               transfer data between two
                                               normally incompatible
                                               applications or networks.  A
                                               gateway reformats data so that
                                               it is readable by the other
                                               network or applications.  In a
                                               functional sense, a gateway
                                               might convert data carried over
                                               a cable TV network to a format
                                               readable by the worldwide
                                               telephone network, or translate
                                               between data on an Ethernet
                                               local area network and the
                                               Internet.

GLASS MASTER -                                 Part of the disc making process;
                                               a highly polished glass disc,
                                               coated with photoresist and
                                               imprinted with the use of a
                                               laser beam.

GOVERNMENT ACCESS
 CHANNEL -                                     A channel on a cable system
                                               dedicated for use by local
                                               government.





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





GOVERNMENTAL
 CABLECASTING -                                An opportunity for government
                                               officials to disseminate
                                               information to their
                                               constituents via cable
                                               television.  This can be
                                               achieved for example, by the
                                               official periodically
                                               submitting 3/4 inch
                                               videocassettes to the cable
                                               operator, sending abridged
                                               newsletters for display on a
                                               system's alphanumeric channel
                                               or participating in interview
                                               programs on access channels.

GROSS RECEIPTS -                               Total revenue (as defined in the
                                               governing franchise agreement)
                                               derived from programming and
                                               services on a cable system.

HARDWARE -                                     Equipment involved in
                                               production, storage,
                                               distribution, or reception of
                                               electronic signals, such as the
                                               headend, the coaxial cable
                                               network, amplifiers, the
                                               television receiver and
                                               production equipment like
                                               cameras and videotape recorders.

HDTV - A television signal with greater detail and fidelity than the current TV systems used. The
                                               USA currently uses a system
                                               called NTSC; HDTV would provide
                                               a picture with twice the visual
                                               resolution as NTSC as well as
                                               CD-quality audio.

HEADEND -                                      Electronic control center of the
                                               cable system.  This is the site
                                               of the receiving antenna and the
                                               signal processing equipment
                                               essential to proper functioning
                                               of a cable system.

HIGH BAND -                                    Television broadcast channels
                                               seven through thirteen.

HIGH DEFINITION TELEVISION
 (HDTV) - Television transmission which increases the number of lines on the television screen so as to enhance picture resolution. Standards are currently under evaluation by the FCC.

HOMES PASSED -                                 The total number of homes which
                                               have the potential for being
                                               hooked up to the cable system.

HOUSEDROP -                                    The cable which connects the
                                               subscriber's set to the feeder
                                               (or branch) line of the cable
                                               system.  Also referred to as
                                               drop cable.

HUBS - Local distribution centers where signals are taken from a master feed, and transmitted over cable to customers.

HYPERMEDIA -                                   Refers to incorporation of other
                                               media in hypertext or the
                                               promotional pump-priming
                                               preceding every new wrinkle in
                                               media these days.





                                     -A10-

HYPERTEXT -                                    The format for the great
                                               interactive American novel;
                                               writing in non-linear style
                                               intended to allow the reader to
                                               select and arrange segments to
                                               determine plot.

INDEPENDENT -                                  Individually owned and operated
                                               cable television system, not
                                               affiliated with an MSO.

INSTITUTIONAL NETWORK -                        A network which is operated in
                                               conjunction with a cable TV
                                               system, which is designed to
                                               satisfy the needs of schools,
                                               businesses, or government.

INTERACTIVE CABLE -                            A cable system that can carry
                                               information both to and from
                                               subscribers.  Examples of uses
                                               include opinion polling,
                                               requests for pay-per-view,
                                               information retrieval, and video
                                               games. (See also TWO-WAY
                                               SYSTEM.)

INTERCONNECT -                                 Connection of two or more cable
                                               systems by microwave, fiber,
                                               coaxial cable, or satellite, so
                                               that programming or advertising
                                               may be exchanged, shared, or
                                               simultaneously viewed.

INTERCONNECTION -                              The practice of linking cable
                                               systems, usually with microwave,
                                               so that users of different cable
                                               systems can receive the same
                                               services simultaneously.

INTERDICTION -                                 A method of receiving TV signals
                                               by jamming unauthorized signals
                                               but having all other signals
                                               received in the clear.  Because
                                               the jamming is accomplished
                                               outside the home and does not
                                               require a set-top terminal in
                                               the home, interdiction is
                                               receiving more operator
                                               interest, especially in light of
                                               recent FCC actions encouraging
                                               more consumer friendly
                                               approaches.

INTEREXCHANGE CARRIER -                        A long distance carrier between
                                               serving areas of LATAs.

INTERLACED DISPLAY -                           A raster display is "interlaced"
                                               when the display screen skips
                                               every other line the first time
                                               through and then comes back to
                                               scan the alternate lines.
                                               Television screens are
                                               interlaced.  In computer
                                               applications, interlaced
                                               displays are thought to
                                               contribute to image flicker.

INTER-LATA -                                   The provision of
                                               telecommunications services
                                               between LATAs.  Pursuant to the
                                               AT&T Consent Decree, the RBOC's
                                               are prohibited from providing
                                               telecommunications services
                                               between LATAs.

INTRA-LATA -                                   The area within a LATA in which,
                                               pursuant to the AT&T Consent
                                               Decree, the RBOCs are permitted
                                               to offer local telephone
                                               service.





                                     -A11-

ISDN - Integrated Service Digital Network; a universal digital telecommunications standard developed to facilitate simultaneous transmission of high-bandwidth data, video and audio signals.

ITFS (Instructional
 Television Fixed Service) -                   An instructional broadcasting
                                               system where signals are
                                               distributed on a special
                                               microwave band to one or more
                                               fixed receiving points.

JANUS DISC -                                   Incidental allusion to the Roman
                                               god; CD-ROM that possess
                                               god-like capacity to incorporate
                                               data in two or more otherwise
                                               incompatible formats.

LASER ROT -                                    Degeneration of a laser disc
                                               resulting from contamination of
                                               raw material or improper process
                                               control.

LATA -                                         Local Access and Transport Area.

LAYERED ECC -                                  Layered Error Correction Code;
                                               means of preserving integrity of
                                               CD-ROM material; term refers to
                                               the fact that it is used on top
                                               of the CIRC error correction of
                                               CD audio discs.

LEASED CHANNELS -                              Any channels made available by
                                               the operator to potential
                                               programmers for a fee.

LINE EXTENSION AREA -                          Area outside the initial service
                                               area of a cable system where
                                               service will be provided after
                                               the area reaches a certain
                                               density.

LOCAL AREA NETWORK -                           Network within a building of
                                               office complex.

LOCAL EXCHANGE CARRIER
 (LEC) -                                       A local telephone company within
                                               a serving area or LATA.

LOCAL LOOP -                                   The set of facilities used by a
                                               telephone company to transport
                                               signals between a central
                                               office, roughly similar to a
                                               cable TV headend, and a customer
                                               location.  The LOCAL LOOP using
                                               twisted pair copper wire
                                               typically stretches a maximum of
                                               18,000 feet between CO and
                                               customer premises.
LOCAL ORIGINATION
 CHANNEL -                                     A channel that carries
                                               programming produced by a
                                               cable system for the community
                                               it serves. Unlike access
                                               channels, it is under the
                                               operator's exclusive control
                                               and may carry advertising.

LOCAL ORIGINATION
 PROGRAMMING -                                 Programming developed by an
                                               individual cable television
                                               system specifically for the
                                               community it serves.





                                     -A12-

LOCAL PROGRAMMING -                            All programming on a cable
                                               system that is originated
                                               locally.

LOCKOUT DEVICE OR
 LOCKBOX -                                     A mechanism designed to prevent
                                               the reception of specific
                                               programs.  Usually used to
                                               prevent reception of pay cable
                                               movies.

LOOP - A dedicated local information distribution service, using phone lines, cable or other technologies, usually between business machines or locations of an institution.

LOW BAND -                                     Television broadcast channels
                                               two through six.

MAGNETO OPTICAL -                              An information storage format
                                               magnetically sensitive at high
                                               temperatures only; a magneto
                                               optical disc can be erased or
                                               recorded over.

MATV (Master Antenna
 Television System) -                          A system that serves a
                                               concentration of television
                                               sets such as an apartment
                                               building, hotel, etc.,
                                               utilizing one antenna to pick
                                               up broadcast signals.

MICROWAVE -                                    One method of interconnecting a
                                               cable system with a series of
                                               high frequency receive and
                                               transmit antennas mounted on
                                               towers spaced up to 50 miles
                                               apart.

MIDBAND -                                      The part of the electromagnetic
                                               spectrum that lies between
                                               television channels 6 and 7,
                                               allocated by the FCC for
                                               aeronautical, maritime, and land
                                               mobile radio.  These frequencies
                                               can be used on cable systems
                                               with appropriate waivers, and
                                               may require converters for
                                               reception on home TV sets.

MMDS (Multichannel Multipoint
 Distribution Service) -                       Private service utilizing a
                                               very high frequency (2 GHz) to
                                               transmit multiple television
                                               signals (also called wireless
                                               cable).

MODULATOR                                      An electronic device that
                                               adjusts the level and frequency
                                               of TV channels to that desired.

MONITOR -                                      A device used to display a video
                                               signal.

MPEG -                                         Motion Picture Experts Group;
                                               the working committee operating
                                               under the auspices of the
                                               International Standards
                                               Organization to set standards
                                               for digital compression and
                                               decompression of motion
                                               video/audio.

MSO (Multiple System Operator) -               Company that owns and operates
                                               more than one cable television
                                               system.





                                     -A13-

MULTIMEDIA -                                   Literally, more than one medium
                                               simultaneously.  In popular
                                               usage, typically refers to
                                               graphics (with or without
                                               animation) accompanied by sound.
                                               Some computer-based
                                               encyclopedias claim to be
                                               multimedia because they use both
                                               text and still pictures,
                                               although this seems a weaker
                                               definition of the word.

MULTIPLEXING -                                 The potential transmission of
                                               several feeds of the same cable
                                               network with the same
                                               programming available at
                                               different times of the day.
                                               This is seen as one possible use
                                               of the additional channel
                                               capacity that may be made
                                               available by digital
                                               compression.  Multiplexing is
                                               also used by some cable networks
                                               to mean transmitting several
                                               slightly different versions of
                                               the network, for example several
                                               MTV channels carrying different
                                               genres of music.

MUST-CARRY CHANNEL -                           Local broadcast signals that are
                                               required to be carried over a
                                               cable system by the FCC.

NARROWCASTING -                                Delivery of programming that
                                               address a specific need or
                                               highly focused audience.

NCTA (National Cable
 Television Association) -                     The major trade association for
                                               the cable television industry.

NEAR VIDEO ON DEMAND (a.k.a.
  Near Movie on Demand) -                       An entertainment and information
                                               service that "broadcasts" a
                                               common set of programs to
                                               customers on a scheduled basis.
                                               At least initially, NVOD
                                               services are expected to focus
                                               on delivery of movies and other
                                               video entertainment.  NVOD
                                               typically features a schedule of
                                               popular movies and events,
                                               offered on a staggered-start
                                               basis (every 15 to 30 minutes,
                                               for example).  See VIDEO ON
                                               DEMAND.

NON-DUPLICATION RULES -                        Restrictions placed on cable
                                               television systems prohibiting
                                               them from importing distant
                                               programming that is
                                               simultaneously available
                                               locally.

NON-INTERLACED DISPLAY -                       Whenever a line on a raster
                                               display is scanned in order, the
                                               display is "non-interlaced".
                                               This presents a steadier,
                                               sharper image.

NONPROFIT ACCESS
 CORPORATION -                                 A corporation formed exclusively
                                               for the purpose of facilitating
                                               program production on access
                                               channels.  May be responsible for
                                               setting policies, administering
                                               grants, and/or promoting use of
                                               access facilities.





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





NUMBER PORTABILITY -                           A capability that permits
                                               telecommunications users to
                                               maintain the same telephone
                                               access number as they change
                                               telecommunications suppliers.

OFF-AIR -                                      Reception of a television signal
                                               that has been broadcast through
                                               the air.

OLE - Object linking and embedding; a specification enabling developers to readily integrate information drawn from different applications by extending graphical connections under
                                               Microsoft Windows, OS/2
                                               Presentation Manager and Apple
                                               Macintosh System 7.0.

OOP - Object-Oriented Programming; a programming method where each element is self-contained, including all data and instructions related to a particular object.

ORDINANCE -                                    Enabling legislation passed by a
                                               local government to establish
                                               guidelines for the franchising
                                               process.

ORIGINATION EQUIPMENT -                        A category of television
                                               equipment which includes, but is
                                               not limited to, cameras, film
                                               chains, videotape recorders,
                                               lighting, and remote location
                                               equipment.

OROM - Optical Read-Only Memory; a laser-encoded optical memory storage format for digital data storage.

PAY-CABLE -                                    Pay-TV delivered over cable,
                                               where subscribers pay an
                                               additional fee for programs such
                                               as first- run movies or sports
                                               events.

PAY-PER-VIEW -                                 Cable programming for which
                                               customers pay on a one-time
                                               basis (e.g., for prize fights,
                                               Broadway shows and movie
                                               premieres).

PAY PROGRAMMING -                              Movies, sports, and
                                               made-for-cable specials that are
                                               available to the cable customer
                                               for a charge in addition to the
                                               basic fee.

PEL - Abbreviation for a "Picture Element", used by television engineers to refer to the smallest display point on a screen.

PENETRATION -                                  Ratio of the number of cable
                                               customers (or pay-TV customers)
                                               to the total number of
                                               households passed by the system.

PERFORMANCE STANDARDS -                        Minimum technical criteria that
                                               a cable system must meet as
                                               defined by the FCC and/or a
                                               local ordinance.

PERSONAL COMMUNICATIONS
 SERVICES -                                    A new wireless communications
                                               service that allows users to
                                               communicate through the use
                                               of miniature





                                     -A15-
                                               hand held devices transmitted
                                               over radio waves.  The technology
                                               uses a network of transmission
                                               towers or "mini-cells" to relay
                                               the signal from one point to
                                               another.

PIRATING -                                     Illegal tapping of pay TV or
                                               cable TV signals.

PIXEL - Abbreviation for a "Picture Element", used by computer scientists. A pixel is the smallest dot on the screen that is managed by a screen display program. A VGA screen with 640 x 480 resolution displays over 300,000 pixels.

PLANT -                                        The hardware, buildings, and
                                               distribution system of a cable
                                               system.

POINT OF PRESENCE -                            The place at which, pursuant to
                                               the AT&T consent decree, a long
                                               distance carrier interconnects
                                               with a local telephone company.

POLE ATTACHMENT -                              Cable television hook-ups to
                                               telephone or electric utility
                                               poles.

POLE REARRANGEMENTS -                          The process of spacing utility
                                               lines and cable on a pole in a
                                               sequence regulated by the Public
                                               Utilities Commission or the
                                               utility.  This rearrangement
                                               often involves adding cross-arms
                                               or replacing the pole.

POLE RENTAL -                                  A fee paid to a utility company
                                               for the right to use its poles.

POLLING/OPINION POLLING -                      Using an interactive converter,
                                               the process whereby a cable
                                               subscriber may register a
                                               response to a request or a
                                               question posed on a cable
                                               program.

PULSE CODE MODULATION -                        Means of changing analog audio
                                               to a digital format by use of
                                               successive samples of materials
                                               to be copied.

PREMIUM SERVICES -                             Optional services that have
                                               charges above basic cable.  Can
                                               include pay cable for special
                                               types of programming, video
                                               games, text and/or interactive
                                               services.

PROGRAMMER -                                   Individual, organization, or
                                               company providing programs to
                                               cable systems.

PUBLIC ACCESS CHANNEL -                        A channel designated for use by
                                               the general public or nonprofit
                                               entities within a community on a
                                               nondiscriminatory basis, with no
                                               charges for channel time.

RAM - Random Access Memory; that portion of a computer's memory that read and writes data, representing the day-to-day capacity enabling most





                                     -A16-

                                               computer tasks, expressed in video
                                               game terms as VRAM (Video
                                               Random Access Memory).

RASTER DISPLAY -                               The standard television display
                                               in which the screen is scanned
                                               horizontally in interlaced lines
                                               from upper left to lower right.
                                               The standard television display
                                               is 525 lines.

REBUILD -                                      The systematic replacement of
                                               old cable plant -- to improve
                                               signal quality or increase
                                               channel capacity.

RESOLUTION -                                   The amount of detail in a
                                               picture.

RIEF -                                         Resource Interchange File
                                               Format; a multimedia
                                               specification, not tied to a
                                               particular platform, which
                                               permits assorted audio and video
                                               elements to be stored in common
                                               formats.

RISC -                                         Reduced Instruction Set
                                               Computing; RISC differs from
                                               CISC (Complex Instruction Set
                                               Computing) in that complex
                                               operations are defined in terms
                                               of a sequence of smaller,
                                               simpler operations.  The
                                               computer hardware in a RISC
                                               computer is designed to optimize
                                               the speed at which the simplest
                                               operations are performed and
                                               thus achieve overall high
                                               performance levels.  Direct
                                               comparisons between RISC and
                                               CISC based hardware are not easy
                                               to make, but each has its
                                               proponents and detractors.

SATELLITE (Domestic
 Communications) -                             Device located in geostationary
                                               orbit above the earth which
                                               receives transmissions from
                                               separate points and retransmits
                                               them to cable systems, DBS and
                                               others over a  wide area.

SATELLITE MASTER ANTENNA
 TELEVISION SYSTEM (SMATV) -                   Systems that serve a
                                               concentration of TV sets such
                                               as an apartment building, hotel,
                                               etc., utilizing one central
                                               antenna to pick up broadcast
                                               and/or satellite signals.

SATELLITE SERVICE -                            Any channel delivered to cable
                                               systems by a communications
                                               satellite.

SATURATED SYSTEM -                             Any cable system carrying up to
                                               its existing channel capacity.

SCRAMBLING -                                   A signal security technique for
                                               rendering a TV picture
                                               unviewable, while permitting
                                               full restoration with a properly
                                               authorized decoder or
                                               descrambler.

SCSI -                                         Small Computer Systems
                                               Interface, a standard way to
                                               connect external systems to a
                                               computer.  In general, CD-ROM
                                               drives are connected to
                                               computers





                                     -A17-
                                               through an SCSI (pronounced
                                               "scuzzy") interface card.

SECURITY SYSTEMS -                             General term encompassing fire
                                               alarms, smoke detectors,
                                               burglary devices, and other
                                               services aimed at protecting the
                                               welfare and property of
                                               subscribers and users.  Some use
                                               cable system from subscriber's
                                               home to police or fire
                                               departments.

SERVICE/TEST EQUIPMENT -                       A category of equipment which
                                               includes, but is not limited to,
                                               oscilloscopes, field strength
                                               meters, spectrum analyzers, and
                                               cable testing equipment.

SERVO                                          Electronic/mechanical machine
                                               using feedback to make precise
                                               starts and stops of the optical
                                               head; focuses the laser beam.

SET TOP BOX -                                  Any of several different
                                               electronic devices that may be
                                               used in a customer's home to
                                               enable services to be on that
                                               customer's television set.  If
                                               the "set top" device is for
                                               extended tuning of channels
                                               only, it is called a CONVERTER.
                                               It restores scrambled or
                                               otherwise protected signals, it
                                               is a DESCRAMBLER.

SHOP-AT-HOME -                                 Programs allowing customers to
                                               view products and/or order them
                                               by cable television, inlcuding
                                               catalogues, shopping shows, etc.

SIGNAL COMPRESSION                             A method of combining television
                                               signals so that a larger number
                                               of channels than usual can be
                                               transmitted over a fixed
                                               bandwidth.  A device to "expand"
                                               the wanted signal a the receive
                                               location is also required.

SIGNAL-TO-NOISE-RATIO -                        The ratio of the desired signal
                                               to the amount of noise
                                               (interference or degradation) in
                                               a picture.  The higher the S/N
                                               ratio, the better.

SMATV - Satellite master antenna television. Satellite dishes and aerial antennae erected on apartment buildings and multi-unit dwellings to receive and re-transmit satellite and off-the-air television signals to occupants of such buildings or dwellings.

SOFTWARE -                                     Materials used in programming
                                               such as films, slides, video
                                               tapes, or video discs, and the
                                               information they carry.  Also
                                               languages and formats used in
                                               computer programming.  Compare
                                               to hardware.

SPECIAL-EFFECTS
 GENERATOR -                                   A device used in the production
                                               of television programs that
                                               facilities transitions from one
                                               scene to another.





                                     -A18-

SPIN UP -                                      Getting up to speed, referring
                                               to the rotation rate of a CD-ROM
                                               that must be reached for the
                                               disc to be readable.

SPRITE - A graphic element defined on a plane in front of the background plane. Video games are optimized to use sprites;
                                               computer displays are optimized
                                               around bit-maps.

STOPWORD -                                     A word in the data base that is
                                               not included in the index.

STV (Subscription Television) -                Pay-TV delivered by UHF
                                               over-the-air.  Signals are
                                               scrambled and decoded at the
                                               subscriber's set by special
                                               receiver.

SUBSCRIBER -                                   Customer paying a monthly fee to
                                               cable system operators for the
                                               capability of receiving a
                                               diversity or programs and
                                               services.

SUPERSTATIONS -                                Broadcast stations whose signals
                                               are transmitted over satellite
                                               and available nationwide for
                                               distribution over cable systems.
                                               Examples include WGN-Chicago,
                                               WTBS-Atlanta, and WWOR-New York.

SUPERTRUNK -                                   Cable that carries several video
                                               signals between facilities of a
                                               cable system.

SYNDICATED EXCLUSIVITY -                       Requirement by which cable
                                               systems must blackout
                                               significant portions of their
                                               distant signals in order to
                                               protect syndicated programming
                                               which local television
                                               broadcasters had under an
                                               exclusive contract.  The FCC
                                               eliminated this requirement in
                                               1980 and reimposed it in 1990.

TAP -                                          The connection from the feeder
                                               cable to the subscriber
                                               housedrop.

TELECONFERENCING -                             A term for simultaneous sound
                                               hookup that allows individuals
                                               in two or more locations to meet
                                               with one another in a
                                               long-distance "conference" mode.
                                               Video conferencing includes
                                               pictures and sound.  Can be
                                               video one-way, audio two-way or
                                               two-way video.

TELETEXT -                                     One-way system of storing and
                                               displaying printed and graphic
                                               material on the home television
                                               screen.

TERMINAL -                                     Device that serves as interface
                                               between user and communication
                                               system, e.g. computer keyboard
                                               or a Fax machine.

TIERED PROGRAMMING -                           A group of programs for which
                                               the customer is charged a fee.
                                               For example, most cable systems
                                               offer a satellite programming
                                               tier.





                                     -A19-

TIERS - Levels of programming or services offered in packages or singly to cable subscribers.
                                               Usually progressive in price,
                                               quality and quantity of
                                               programs.  Compare to basic
                                               service.

TIME BASE CORRECTOR -                          An electronic device that
                                               corrects and stabilizes the
                                               video image during editing
                                               and/or cablecasting.  Local
                                               cable channels which are not
                                               equipped with time base
                                               correctors usually produce
                                               inferior picture quality.

TRANSLATOR -                                   Relay system that picks up
                                               distant television signals,
                                               converts the signals to another
                                               channel to avoid interference,
                                               and retransmits them into areas
                                               the original television station
                                               could not reach.

TRANSPONDER -                                  The part of a satellite that
                                               receives and transmits a signal.

TRUNKING -                                     Transporting signals from one
                                               point (an antenna site for
                                               instance) to another point (such
                                               as a headend), usually without
                                               serving customers directly.
                                               Trunking can be accomplished by
                                               using coaxial cable, fiber
                                               optics or microwave radio.

TRUNK LINE -                                   The major distribution cable
                                               used in cable television systems.

TWO-WAY SYSTEM -                               A cable system which can carry
                                               signals in both directions, from
                                               the headend to the subscriber
                                               and back to the headend.

TVRO - A television receive-only earth station which receives signals from satellites in geosynchronous orbit.

TV TRANSLATOR -                                A relay system that picks up
                                               distant broadcast television
                                               signals, converts the signals to
                                               another channel to avoid
                                               interference, and re-transmits
                                               them into areas the original
                                               station could not reach.

UNBUNDLING -                                   The separation and discrete
                                               offering of the components of
                                               the local telephone service.
                                               UNBUNDLING of network components
                                               facilitates the provision of
                                               "pieces" of the local network,
                                               such as local switching and
                                               transport, by telephone company
                                               competitors.
UNDERGROUND
 INSTALLATION -                                Method of installing cable
                                               underground as opposed to aerial
                                               suspension of cable on poles.





                                     -A20-

UPGRADE (or SYSTEM
 UPGRADE) -                                    Modification of cable plant or
                                               home terminal equipment
                                               (converters) to improve quality
                                               and/or increase channel capacity.

UPLINK - A satellite dish antenna and transmitter designed to send programming to a satellite for distribution.

UPSTREAM -                                     Flow of any information from the
                                               customer, through the cable
                                               system, to the headend.

UPWARD COMPATIBLE -                            The high-tech equipment of
                                               upwardly mobile; an entity that
                                               can be incorporated in a larger,
                                               or more sophisticated
                                               environment, such as software
                                               that can run on computer systems
                                               of expanded capacity.

VCR (Video Cassette Recorder) -                A machine used to record and
                                               playback images on magnetic
                                               tape, packaged in a cassette for
                                               storage, convenience and
                                               longevity.

VAPORWARE -                                    Word that connotes any
                                               multimedia product that is real
                                               only in the mind of its creator;
                                               related slang includes
                                               hyperware, indicating hardware
                                               that has not yet been delivered
                                               and slideware, something that
                                               only exits in slide
                                               presentations.

VIDEO DIALTONE -                               A means by which telephone
                                               companies may provide
                                               transmission facilities and for
                                               on-telco video programming as
                                               well as certain enhanced
                                               services to third party
                                               programmers.

VIDEO ON DEMAND -                              An entertainment and information
                                               service that allows customers to
                                               order programs from library of
                                               material at any time they
                                               desire.

WORD - Typically 2 or 4 bytes make up a "word". Word is not often used today, but in use it would refer to the size of the instruction a CPU is required to process.

WORM - Write Once Read Many; a permanent optical storage that permits the user to record information on a blank disc.

YELLOW BOOK -                                  The physical specification for
                                               any form of laser encoded
                                               optical memory storage medium
                                               (CD-ROM disc).





                                     -A21-